AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 1999
                                                   REGISTRATION NO. 333-79453
=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ---------------

                              AMENDMENT NO. 1
                                     TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                              ---------------

                     THE FIRST NATIONAL BANK OF ATLANTA
                 (Originator of the Trust described herein)
             (Exact name as specified in registrant's charter)

                     WACHOVIA CREDIT CARD MASTER TRUST
                          (Issuer of Certificates)


         UNITED STATES                   6025                 22-2716130
 (State or other jurisdiction      (Primary Standard         (IRS Employer
     of incorporation or        Industrial Classification    Identification
        organization)                 Code Number)               Number)

                               77 READ'S WAY
                        NEW CASTLE CORPORATE COMMONS
                         NEW CASTLE, DELAWARE 19720
                               (302) 323-2395
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            JOAN S. SUTTIN, ESQ.
                        WACHOVIA BANK CARD SERVICES
                            FOUR PIEDMONT CENTER
                             3565 PIEDMONT ROAD
                           ATLANTA, GEORGIA 30305
                               (404) 842-3883
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)


                                 COPIES TO:

      JOHN H. LOUGHRIDGE, JR., ESQ.            ANDREW M. FAULKNER, ESQ.
         WACHOVIA LEGAL DEPARTMENT               SKADDEN, ARPS, SLATE,
           100 N. MAIN STREET                     MEAGHER & FLOM LLP
    WINSTON-SALEM, NORTH CAROLINA 27150            919 THIRD AVENUE
             (336) 732-6375                       NEW YORK, NY 10022
                                                    (212) 735-3000



      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

        From time to time after this registration statement becomes effective as determined by market conditions.


If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |__|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |__|


                                CALCULATION OF REGISTRATION FEE
==========================================================================================
     TITLE OF                        PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
  SECURITIES TO     AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
  BE REGISTERED    REGISTERED (1)      CERTIFICATE (2)       PRICE (2)           FEE (3)
------------------------------------------------------------------------------------------
Asset Backed
Certificates      $2,000,000,000          100%            $2,000,000,000        $556,000
==========================================================================================

(1) INCLUDES AN INDETERMINATE AMOUNT OF SECURITIES THAT ARE TO BE OFFERED OR SOLD IN CONNECTION WITH MARKET-MAKING ACTIVITIES BY AFFILIATES OF THE REGISTRANT, INCLUDING WACHOVIA SECURITIES INC.
(2)   ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE.
(3)   $556 OF WHICH HAS PREVIOUSLY BEEN PAID.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

============================================================================


[FLAG]
The information in this prospectus is not complete and may be changed. We can not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                  SUBJECT TO COMPLETION, DATED JULY 12, 1999
           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED       , 1999

                                    $[      ]

                      WACHOVIA CREDIT CARD MASTER TRUST

           $_____ Class A Floating Rate Asset Backed Certificates,
                                Series 1999-_
           $_____ Class B Floating Rate Asset Backed Certificates,
                                Series 1999-_

     THE FIRST NATIONAL BANK OF ATLANTA D/B/A WACHOVIA BANK CARD SERVICES
                           Transferor and Servicer


                             CLASS A CERTIFICATES      CLASS B CERTIFICATES

Principal Amount                $[________]              $_________
Price                           $[________] (___%)       $_________ (___%)
Underwriting Discount           $[________] (___%)       $_________ (___%)
Proceeds to the Transferor      $[________] (___%)       $_________ (___%)
Certificate Rate                one-month LIBOR +        one-month LIBOR +
                                  ___% p.a.                ___% p.a.
Interest Payment Dates          monthly on the [  ]th    monthly on the [  ]th
First Interest Payment Date     [___________]            __________
Scheduled Principal Payment
  Date                          [___________]            __________

  THESE SECURITIES ARE INTERESTS IN WACHOVIA CREDIT CARD MASTER TRUST AND
   ARE BACKED ONLY BY THE ASSETS OF THE TRUST. NEITHER THESE SECURITIES
     NOR THE ASSETS OF THE TRUST ARE OBLIGATIONS OF THE FIRST NATIONAL
      BANK OF ATLANTA D/B/A WACHOVIA BANK CARD SERVICES OR ANY OF ITS
              AFFILIATES, OR OBLIGATIONS INSURED BY THE FDIC.


     THESE SECURITIES ARE HIGHLY STRUCTURED. BEFORE YOU PURCHASE THESE
      SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS.
        SEE "RISK FACTORS" BEGINNING ON PAGE S-8 IN THIS PROSPECTUS
                                SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS SUPPLEMENT AND THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities are offered subject to availability.



                           [Names of Underwriters]

       The date of this Prospectus Supplement is         , 1999



                              TABLE OF CONTENTS

                            PROSPECTUS SUPPLEMENT


WHERE TO FIND INFORMATION IN THESE DOCUMENTS............................S-3

SUMMARY OF TERMS........................................................S-4

STRUCTURAL SUMMARY......................................................S-5

RISK FACTORS............................................................S-8
  Potential Early Repayment or Delayed Payment
     due to Reduced Portfolio Yield.....................................S-8
  Allocations of Charged-Off Receivables Could
     Reduce Payments to Certificateholders.............................S-11
  Limited Ability to Resell Certificates...............................S-11
  Certain Liens Could Be Given Priority Over
    Your Securities....................................................S-12
  Insolvency or Bankruptcy of Wachovia Could
     Result in Accelerated, Delayed or Reduced
     Payments to Certificateholders....................................S-12
  Issuance of Additional Series by the Trust
    May Affect the Timing of Payments..................................S-13
  Individual Certificateholders Will Have
    Limited Control of Trust Actions...................................S-14

WACHOVIA'S CREDIT CARD PORTFOLIO.......................................S-15
  General..............................................................S-15
  Billing and Payments.................................................S-15
  Portfolio Acquisitions...............................................S-16
  Delinquency and Loss Experience......................................S-16
  Interchange..........................................................S-18

THE RECEIVABLES........................................................S-19

MATURITY CONSIDERATIONS................................................S-23
  Controlled Accumulation Period.......................................S-23
  Rapid Amortization Period............................................S-23
  Pay Out Events.......................................................S-24
  Payment Rates........................................................S-24

RECEIVABLE YIELD CONSIDERATIONS........................................S-25

WACHOVIA AND WACHOVIA CORPORATION......................................S-26

DESCRIPTION OF THE CERTIFICATES........................................S-26
  General..............................................................S-26
  Exchanges............................................................S-27
  Interest Payments....................................................S-27
  Principal Payments...................................................S-29
  Postponement of Controlled Accumulation Period.......................S-30
  Subordination of the Class B Certificates............................S-31
  Allocation Percentages...............................................S-31
  Reallocation of Cash Flows...........................................S-33
  Application of Collections...........................................S-34
  Shared Excess Finance Charge Collections.............................S-39
  Shared Principal Collections.........................................S-39
  Required Collateral Interest.........................................S-40
  Defaulted Receivables; Investor Charge-Offs..........................S-40
  Principal Funding Account............................................S-42
  Reserve Account......................................................S-42
  Pay Out Events.......................................................S-43
  Defeasance...........................................................S-44
  Servicing Compensation and Payment of Expenses.......................S-45
  Reports to Class A Certificateholders................................S-46

ERISA CONSIDERATIONS...................................................S-46
  Class A Certificates.................................................S-46
  Class B Certificates.................................................S-47
  Consultation with Counsel............................................S-47

UNDERWRITING...........................................................S-48

INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT...............................S-50



                 WHERE TO FIND INFORMATION IN THESE DOCUMENTS

      The attached prospectus provides general information about Wachovia Credit Card Master Trust, including terms and conditions that are generally applicable to the securities issued by the trust. The specific terms of Series 1999-_ are described in this supplement.

      This supplement begins with several introductory sections describing your series and Wachovia Credit Card Master Trust in abbreviated form:

      o Summary of Terms provides important amounts, dates and other terms of your series;

      o Structural Summary gives a brief introduction of the key structural features of your series and directions for locating further information; and

      o  Risk Factors describes risks that apply to your series.

      As you read through these sections, cross-references will direct you to more detailed descriptions in the attached prospectus and elsewhere in this supplement. You can also directly reference key topics by looking at the table of contents pages in this supplement and the attached prospectus.

      This supplement and the attached prospectus may be used by Wachovia Securities, Inc. and its successors in connection with offers and sales related to market-making transactions in the certificates offered by this supplement and the attached prospectus. Wachovia Securities, Inc. may act as principal or agent in those transactions. The sales will be made at varying prices related to prevailing market prices at the time of sale.


TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THE ATTACHED PROSPECTUS AND THIS SUPPLEMENT IN THEIR ENTIRETY.



                              SUMMARY OF TERMS


Transferor:                The First National Bank of Atlanta d/b/a Wachovia
                           Bank Card Services--"Wachovia" or the "Bank"

Servicer:                  Wachovia

Trustee:                   The Bank of New York (Delaware)

Pricing Date:              [          ]

Closing Date:              [          ]

Clearance and Settlement:  DTC/Cedelbank/Euroclear

Trust Assets:              receivables originated in VISA(R) and
                           MasterCard(R) accounts, including
                           recoveries on charged-off accounts


Series Structure:                     Amount      % of Total Series
   Class A                            $[   ]              [   ]%
   Class B                            $[   ]              [   ]%
   Collateral interest                $[   ]              [   ]%
Annual Servicing Fee:                  [   ]%


                                            CLASS A             CLASS B
                                       -----------------    -----------------
  Anticipated Ratings:*
  (Moody's/S&P/Fitch IBCA)                  [   ]                [   ]
  Credit Enhancement:                       [   ]                [   ]

  Interest Rate:                       one-month LIBOR +    one-month LIBOR +
                                           [  ]% p.a.         [   ]% p.a.
  Interest Accrual Method:             actual/360           actual/360
  Interest Payment Dates:               monthly [( th)]     monthly [( th)]
  First Interest Payment Date:              [   ]                [   ]
  Scheduled Payment Date:                   [   ]                [   ]
  Commencement of Accumulation
     Period (subject to adjustment):        [   ]                [   ]
  Stated Series Termination Date:           [   ]                [   ]
  CUSIP:                                    [   ]                [   ]

---------

* It is a condition to issuance that one of these ratings be obtained.



                             STRUCTURAL SUMMARY

      This summary briefly describes certain major structural components of Series 1999-_. To fully understand the terms of Series 1999-_, you will need to read both this supplement and the attached prospectus in their entirety.


THE SERIES 1999-_ CERTIFICATES

      Your certificates represent the right to a portion of collections on the underlying Trust assets. Your certificates will also be allocated a portion of losses on receivables, if any. Any collections of finance charges allocated to your series will be used to make interest payments, to pay a portion of the fees of Wachovia as servicer and to cover losses allocated to your series. Remaining collections of finance charges allocated to your series will be applied for the benefit of the holder of the collateral interest. Any principal collections allocated to your series in excess of the amount owed to certificates of your series on any distribution date will be shared with other series of certificates issued by Wachovia Credit Card Master Trust, retained in a trust account, or returned to Wachovia. In no case will you receive more than the principal and interest owed to you under the terms described in this supplement and the attached prospectus.

      For further information on allocations and payments, see "Description of the Certificates--Allocation Percentages " and "--Application of Collections" in this supplement and "Description of the Certificates--Investor Percentage and Transferor Percentage" and
"--Application of Collections" in the attached prospectus.

      Your certificates feature credit enhancement by means of the subordination of other interests, which is intended to protect you from losses and shortfalls in cash flow. Credit enhancement for your series is for your series' benefit only. Credit enhancement is provided to Class A by the following:

      o   subordination of Class B; and

      o   subordination of the collateral interest.

Credit enhancement is provided to Class B by the following:

      o   subordination of the collateral interest.

      The more subordinated interests will absorb any losses allocated to Series 1999-_ and make up any shortfalls in cash flow, before the more
senior interests are affected. On the closing date, there will be $[   ] of
Class B certificates and a $[   ] collateral interest, or together [   ]%
of the sum of the initial Class A invested amount, the initial Class B invested amount and the initial collateral interest amount. If the cash flow and any subordinated interest do not cover all losses allocated to Series 1999-_, your payments of interest and principal will be reduced and you may suffer a loss of principal.

      For a more detailed description of the subordination provisions of Series 1999-_, see "Description of the Certificates--Subordination of Class B Certificates," --"Reallocation of Cash Flows," "--Required Collateral Interest" and "--Defaulted Receivables; Investor Charge-Offs" in this supplement. For a discussion of losses, see "Description of the Certificates--Defaulted Receivables; Investor Charge-Offs" in this supplement. See "Risk Factors" in this supplement for more detailed discussions of the risks of investing in Series 1999-_.


WACHOVIA CREDIT CARD MASTER TRUST

      Your series is one of two series issued by Wachovia Credit Card Master Trust which are expected to be outstanding as of the closing date. Wachovia Credit Card Master Trust is maintained by the trustee, for the benefit of:

      o   certificateholders of Series 1999-_;

      o certificateholders of other series issued by Wachovia Credit Card Master Trust;

      o providers of credit enhancements for Series 1999-_ and other series issued by Wachovia Credit Card Master Trust; and

      o   Wachovia.

      For a summary of the terms of the previously issued series, see "Annex I: Other Series."

      Each series has a claim to a fixed dollar amount of Wachovia Credit Card Master Trust's assets, regardless of the total amount of receivables in the Trust at any time. Wachovia holds the remaining claim to Wachovia Credit Card Master Trust's assets, which fluctuates with the total amount of receivables in the Trust. Wachovia, as the holder of that amount, has the right to purchase the outstanding Series 1999-_ certificates at any time when the outstanding amount of the Series 1999-_ certificateholders' interest in the Wachovia Credit Card Master Trust is less than or equal to 5% of the original amount of that interest. The purchase price for these outstanding Series 1999-_ certificates will be equal to the outstanding amount plus accrued and unpaid interest on the certificates through the last day of the period on which the repurchase occurs.

      For more information on Wachovia Credit Card Master Trust's assets, see "Wachovia's Credit Card Portfolio" and "The Receivables" in this supplement and "Wachovia's Credit Card Activities" and "The Receivables" in the attached prospectus.


SCHEDULED PRINCIPAL PAYMENTS AND POTENTIAL LATER PAYMENTS

      Wachovia Credit Card Master Trust expects to pay the entire principal amount of Class A in one payment on [ ] and the entire principal amount of Class B in one payment on [ ]. In order to accumulate the funds to pay Class A on its scheduled payment date, the Trust will accumulate principal collections in a principal funding account. The Trust will deposit funds into the principal funding account on each "transfer date." The Trust will deposit funds into the principal funding account during a "controlled accumulation period." The length of the controlled accumulation period may be as long as twelve months, but will be shortened if Wachovia expects that a shorter period will suffice for the accumulation of the Class A amount.

      If Class A is not fully repaid on the scheduled payment date, Class A will begin to amortize by means of monthly payments of all principal collections allocated to Series 1999-_ until it is fully repaid.

      After Class A is fully repaid, the Trust will use principal collections allocated to Series 1999-_ to repay Class B. If Class B is not fully repaid on its scheduled payment date, Class B will begin to amortize by means of monthly payments of all monthly principal collections allocated to Series 1999-_ after Class A is fully repaid.

      For more information on scheduled principal payments and the controlled accumulation period, see "Maturity Considerations" and "Description of the Certificates--Principal Payments," "--Postponement of Controlled Accumulation Period" and "--Application of Collections" in this supplement and "Maturity Considerations" and "Description of the Certificates--Principal Payments" in the attached prospectus.

      Prior to the commencement of an accumulation or amortization period for Series 1999-_, principal collections will be paid to Wachovia, retained in a trust account or shared with other series that are amortizing or in an accumulation period.


MINIMUM YIELD ON THE RECEIVABLES; POSSIBLE EARLY PRINCIPAL REPAYMENT OF SERIES 1999-_

      Class A or Class B may be repaid earlier than its scheduled principal payment date if collections on the underlying receivables, together with other amounts available for payment to certificateholders, are too low. The minimum amount that must be available for payment to Series 1999-_ in any month, referred to as the "base rate," is the sum of the Class A interest rate, the Class B interest rate, the collateral interest rate, and the investor servicing fee, divided by the investor interest. If the average Trust portfolio yield, net of losses allocated to your series, for any three consecutive months is less than the average base rate for the same three consecutive months, a "pay out event" will occur with respect to Series 1999-_, the Trust will commence a rapid amortization of Series 1999-_, and holders of Series 1999-_ certificates will receive principal payments earlier than their scheduled principal payment date.

      Series 1999-_ is also subject to several other pay out events, which could cause Series 1999-_ to amortize, and which are summarized under the headings "Maturity Considerations" and "Description of the Certificates--Pay Out Events" in this supplement. If Series 1999-_ begins to amortize, Class A will receive monthly payments of principal until it is fully repaid; Class B will then receive monthly payments of principal until it is fully repaid. In that event, your certificates may be repaid prior to the scheduled payment date.

      The final payment of principal and interest will be made no later than [ ], which is the Series 1999-_ Termination Date.

      For more information on pay out events, the portfolio yield and base rate, early principal payment and rapid amortization, see "Maturity Considerations," "Description of the Certificates--Principal Payments" and "--Pay Out Events" in this supplement and "Description of the Certificates--Principal Payments" and "--Final Payment of Principal; Termination" in the attached prospectus.


TAX STATUS OF CLASS A AND CLASS B

      Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to Wachovia, is of the opinion that under existing law the Class A and Class B certificates will be characterized as debt for U.S. federal income tax purposes.

      The Transferor, the Servicer, the holders of the Class A certificates and the Class B certificates and the owners of such certificates will agree to treat the Class A certificates as debt for federal, state, local and foreign income and franchise tax purposes.

      For further information regarding the application of U.S. federal income tax laws, see "Certain U.S. Federal Income Tax Consequences" in the attached prospectus.


ERISA CONSIDERATIONS

Class A Certificates: The underwriters anticipate that the Class A certificates will be held by at least 100 independent persons. Wachovia expects the other requirements will be met so that the Class A certificates will be considered "publicly-offered securities." If so, subject to important considerations described under "ERISA Considerations" in this supplement and "Employee Benefit Plan Considerations" in the attached prospectus, the Class A certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Class B Certificates: It is not anticipated that the Class B certificates will meet the criteria for treatment as "publicly-offered securities." As a result, pension plans and other investors subject to ERISA may not acquire Class B certificates. Prohibited investors include:

      o   "employee benefit plans" as defined in section 3(3) of ERISA.

      o any "plan" as defined in section 4975 of the U.S. Internal Revenue Code; and

      o any entity whose underlying assets may be deemed to include "plan assets" under ERISA by reason of any such plan's investment in the entity, including insurance company general accounts.

By purchasing any Class B certificates, you certify that you are not within any of those categories.

      For further information regarding the application of ERISA, see "ERISA Considerations" in this supplement and "Employee Benefit Plan Considerations" in the attached prospectus.


MAILING ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES

      The mailing address of The First National Bank of Atlanta is 77 Read's Way, New Castle Corporate Commons, New Castle, Delaware 19720 and the telephone number is (302) 323-2395.


                                 RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the asset backed certificates described herein.


POTENTIAL EARLY REPAYMENT
OR DELAYED PAYMENT DUE TO
REDUCED PORTFOLIO YIELD        If the average trust portfolio yield, net of
                               losses allocated to your series, for any three consecutive months is less than the average base rate for the same three consecutive months, a "pay out event" will occur with respect to Series 1999-_ and the Trust will commence a rapid amortization of Series 1999-_, and holders of Series 1999-_ certificates will receive principal payments earlier than the scheduled principal payment date. Moreover, if principal collections on receivables allocated to other series are available for application to a rapid amortization of any outstanding securities, the period during which that rapid amortization occurs may be substantially shortened. Because of the potential for early repayment if collections on the receivables fall below the minimum amount, any circumstances that tend to reduce collections may increase the risk of early repayment of Series 1999-_.

                               Conversely, any reduction in collections may cause the period during which collections are accumulated in the principal funding account for payment of Class A to be longer than otherwise would have been the case.

                               The following factors could result in
                               circumstances that tend to reduce
                               collections:

                               WACHOVIA MAY CHANGE THE TERMS AND CONDITIONS
                               OF THE ACCOUNTS

                               Wachovia will transfer receivables to the Wachovia Credit Card Master Trust arising under specified credit card accounts, but Wachovia will continue to own those accounts. As the owner of those accounts, Wachovia retains the right to change various terms and conditions of those accounts, including finance charges and other fees it charges and the required minimum monthly payment. Wachovia may change the terms of the accounts to maintain its competitive position in the credit card industry. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the amount of collections on those receivables, or otherwise alter payment patterns.

                               Wachovia has agreed that it will not change the terms of the accounts or its policies relating to the operation of its credit card business, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs, unless it reasonably believes such a change would not result in a pay out event for any series and takes the same action on its other substantially similar accounts, to the extent permitted by those accounts.

                               As Servicer, Wachovia is also required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts.

                               WACHOVIA MAY ADD ACCOUNTS TO THE TRUST
                               PORTFOLIO

                               In addition to the accounts already
                               designated for Wachovia Credit Card Master
                               Trust, Wachovia is permitted to designate additional accounts for the Trust portfolio and to transfer the receivables in those accounts to the Trust. Wachovia may designate certain accounts and add to the Trust the receivables in those accounts or may designate that receivables in certain eligible accounts will automatically be added to the Trust, subject to certain limitations. Any new accounts and receivables may have different terms and conditions than the accounts and receivables already in the Trust--such as higher or lower fees or interest rates, or longer or shorter principal payment terms. Credit card accounts purchased by Wachovia may be included as additional accounts if certain conditions are satisfied. Credit card accounts purchased by Wachovia will have been originated using the account originator's underwriting criteria, not those of Wachovia. The account originator's underwriting criteria may be more or less stringent than those of Wachovia. Additionally, additional credit card accounts may have been originated by Wachovia using credit criteria which is different from those which were applied by Wachovia to the current credit card accounts. The new accounts and receivables may produce higher or lower collections or charge-offs over time than the accounts and receivables already in the Trust and could tend to reduce the amount of collections allocated to Series 1999-_.

                               Also, if Wachovia's percentage interest in the accounts of the Trust falls to 5% or less, Wachovia will be required to maintain that level by designating additional accounts for the Trust portfolio and transferring the receivables in those accounts to the Trust. If Wachovia is required to add accounts to the Trust, it may not have any accounts available to be added to the Trust. If Wachovia fails to add accounts when required, a "pay out event" will occur and you could receive payment of principal sooner than expected. See "Description of the Certificates--Addition of Trust Assets" in the attached prospectus.

                               CERTIFICATE AND RECEIVABLES INTEREST RATE
                               RESET TERMS MAY DIFFER

                               Finance charges on the accounts in the
                               Wachovia Credit Card Master Trust may accrue at a fixed rate or a variable rate above a designated prime rate or other designated index. The certificate rate of your certificate is based on LIBOR. Changes in LIBOR might not be reflected in the prime rate or the designated index, resulting in a higher or lower spread, or difference, between the amount of collections of finance charge receivables on the accounts and the amounts of interest payable on Series 1999-_ and other amounts required to be funded out of collections of finance charge receivables. With respect to accounts in the Trust that accrue finance charges at a fixed rate, if LIBOR increases, the amount of interest on your certificate and other amounts required to be funded out of collections of finance charge receivables will increase, while the amount of collections of finance charge receivables on those accounts will remain the same until the rates on the accounts are reset.

                               A decrease in the spread between collections of finance charge receivables and interest payments on your certificate could increase the risk of early repayment.

                               CHANGES TO CONSUMER PROTECTION LAWS MAY
                               IMPEDE WACHOVIA'S COLLECTION EFFORTS

                               Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables. The U.S. Congress or state or local legislatures could pass legislation limiting the finance charges and fees that may be charged on credit card accounts. The impact could be a reduction of the portfolio yield which could result in a pay out event. See "Description of the Certificates--Pay Out Events" in this supplement and "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in the attached prospectus.

                               Receivables that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligors on those receivables. Wachovia makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the Trust portfolio. Subject to certain conditions described under "Description of the
                               Certificates--Representations and
                               Warranties" in the attached prospectus,
                               Wachovia must accept reassignment of each receivable that does not comply in all material respects with all requirements of applicable law. However, we do not anticipate that the trustee under the pooling and servicing agreement will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time Wachovia has to correct the violation, is that Wachovia must accept reassignment of the receivables affected by the violation, subject to certain conditions described under "Description of the
                               Certificates--Representations and
                               Warranties" in the attached prospectus. See also "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in the attached prospectus.

                               If a cardholder sought protection under
                               federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "Description of the Certificates--Defaulted Receivables; Investor Charge-Offs" in this supplement and "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in the attached prospectus.

                               SLOWER GENERATION OF RECEIVABLES COULD
                               REDUCE COLLECTIONS

                               The receivables transferred to the Wachovia
                               Credit Card Master Trust may be paid at any time. We cannot assure the creation of additional receivables in those accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated by the accounts in the Trust could result in reduced collections. See "Maturity Considerations" in this supplement and in the attached prospectus.

ALLOCATIONS OF CHARGED-OFF
RECEIVABLES COULD REDUCE
PAYMENTS TO
CERTIFICATEHOLDERS             Wachovia anticipates that it will write off
                               as uncollectible some portion of the
                               receivables arising in accounts in the trust portfolio. Each class of Series 1999-_ will be allocated a portion of those charged-off receivables. See "Description of the
                               Certificates--Allocation Percentages" and
                               "Wachovia's Credit Card
                               Portfolio--Delinquency and Loss Experience" in this supplement. If the amount of charged-off receivables allocated to any class of certificates exceeds the amount of other funds available for reimbursement of those charge-offs (which could occur if the limited amount of credit enhancement for those certificates is reduced to zero), the holders of those certificates may not receive the full amount of principal and interest due to them. See "Description of the Certificates--Reallocation of Cash
                               Flows," "--Application of Collections" and
                               "--Defaulted Receivables; Investor
                               Charge-Offs" in this supplement.

LIMITED ABILITY TO RESELL
CERTIFICATES                   The underwriters may assist in resales of
                               Class A certificates but they are not
                               required to do so. A secondary market for any such securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

CERTAIN LIENS COULD BE
GIVEN PRIORITY OVER YOUR
SECURITIES                     Wachovia accounts for the transfer of the
                               receivables to the Trust as a sale. However, a court could conclude that Wachovia still owns the receivables and that the Trust holds only a security interest. Wachovia will take steps to give the trustee a "first priority perfected security interest" in the receivables. If Wachovia became insolvent and the Federal Deposit Insurance
                               Corporation were appointed conservator or receiver of Wachovia, the FDIC's administrative expenses might be paid from the receivables before the Trust received any payments on the receivables. If a court concludes that the transfer to the Trust is only a grant of a security interest in the receivables, certain liens on Wachovia's property arising before new receivables come into existence may get paid before the Trust's interest in those receivables. Those liens include a tax or government lien or other liens permitted under the law without the consent of Wachovia. See "Certain Legal
                               Aspects of the Receivables--Transfer of
                               Receivables" and "Description of the
                               Certificates--Representations and
                               Warranties" in the attached prospectus.

INSOLVENCY OR BANKRUPTCY OF
WACHOVIA COULD RESULT IN
ACCELERATED, DELAYED OR
REDUCED PAYMENTS TO
CERTIFICATEHOLDERS             Under the Federal Deposit Insurance Act, as
                               amended by the Financial Institutions
                               Reform, Recovery and Enforcement Act of
                               1989, if Wachovia becomes insolvent and the FDIC is appointed conservator or receiver of Wachovia, the FDIC could--

                               o require The Bank of New York (Delaware), as trustee for the Trust, to go through an administrative claims procedure under which the FDIC could have up to 180 days to determine the Trustee's right to payments collected on the receivables in the Trust;

                               o   request a stay of up to 90 days of any
                                   judicial action or proceeding involving
                                   Wachovia; or

                               o   repudiate the pooling and servicing
                                   agreement establishing the Trust up to
                                   180 days following the date of
                                   receivership and limit the Trust's
                                   resulting claim to "actual direct
                                   compensatory damages" measured as of the date of receivership.

                               If the FDIC were to take any of these
                               actions, your payments of outstanding
                               principal and interest could be delayed and possibly reduced. In this regard, among other possibilities, it is likely that the FDIC would not pay you the interest accrued from the date of receivership to the date of repudiation or payment. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in the attached prospectus.

                               If a conservator or receiver were appointed for Wachovia, then a "pay out event" could occur for all outstanding series. Under the terms of the pooling and servicing agreement, new principal receivables would not be transferred to the Trust and, if Series 1999-_ remains outstanding, the trustee would sell the receivables allocated to a series unless holders of more than 50% of the invested amount of the series or, if the series has more than one class, each class of the series gave the trustee other instructions. The Trust would terminate earlier than was planned if each series did not vote to continue the Trust. You could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full. The conservator or receiver may nonetheless have the power--

                               o   regardless of the terms of the pooling
                                   and servicing agreement, (a) to prevent
                                   the beginning of a rapid amortization
                                   period, (b) to prevent the early sale of the receivables and termination of the Trust or (c) to require new principal receivables to continue being transferred to the Trust; or

                               o   regardless of the instructions of the
                                   certificateholders, (a) to require the
                                   early sale of the Trust's receivables,
                                   (b) to require termination of the Trust
                                   and retirement of the Trust's
                                   certificates (including Series 1999-_)
                                   or (c) to prohibit the continued
                                   transfer of principal receivables to the Trust.

                               The FDIC as conservator or receiver would also have the power to repudiate or refuse to perform any obligations of Wachovia, including any obligations of Wachovia as servicer, and to request a stay of up to 90 days of any judicial action or proceeding involving Wachovia. In addition, if Wachovia, as servicer, defaults on its obligations under the pooling and servicing agreement solely because the FDIC is appointed conservator or receiver for Wachovia, the FDIC might have the power to prevent the trustee or the certificateholders from appointing a new servicer under the pooling and servicing agreement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in the attached prospectus.

ISSUANCE OF ADDITIONAL
SERIES BY THE TRUST MAY
AFFECT THE TIMING OF
PAYMENTS Wachovia Credit Card Master Trust, as a master trust, may issue series of certificates from time to time. The Trust may issue additional series with terms that are different from your series without the prior review or consent of any certificateholders. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series.

                               However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series. See
                               "Description of the Certificates--Exchanges" in the attached prospectus.

INDIVIDUAL CERTIFICATEHOLDERS
WILL HAVE LIMITED CONTROL OF
TRUST ACTIONS                  Certificateholders of any series or any
                               class within a series may need the consent or approval of a specified percentage of the invested amount of other series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after Wachovia, as servicer, defaults on its obligations under the pooling and servicing agreement, to amend the pooling and servicing agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of
                               Wachovia's representations and warranties.
                               The interests of the certificateholders of any such series may not coincide with yours, making it more difficult for any particular certificateholder to achieve the desired results from such vote.

CLASS B BEARS ADDITIONAL
CREDIT RISK                    Because Class B is subordinated to Class A,
                               principal payments to Class B will not begin until Class A is repaid in full. Also, if collections of finance charge receivables allocated to Series 1999-__ are insufficient to cover amounts due to Class A, the invested amount for Class B may be reduced.
                               This would reduce the amount of the
                               collections of finance charge receivables available to Class B in future periods and could cause a possible delay or reduction in principal and interest payments on Class B.
                               If the receivables are sold, the net
                               proceeds of that sale available to pay
                               principal would be paid first to Class A and any remaining net proceeds would be paid to Class B. See "Description of the
                               Certificates--Subordination of the Class B
                               Certificates" in this supplement.


                      WACHOVIA'S CREDIT CARD PORTFOLIO

   Capitalized terms are defined in the attached prospectus or in this supplement. Definitions are indicated by boldface type. Both the attached prospectus and this supplement contain an index of terms listing the page numbers where definitions can be found.


GENERAL

   The receivables (the "RECEIVABLES") conveyed to Wachovia Credit Card Master Trust ("TRUST I") by Wachovia pursuant to the pooling and servicing agreement (as the same may be amended from time to time, the "POOLING AND SERVICING AGREEMENT"), between The First National Bank of Atlanta d/b/a Wachovia Bank Card Services ("WACHOVIA" or the "BANK") as transferor (in such capacity, the "TRANSFEROR") and as servicer of the Receivables (in such capacity, the "SERVICER"), and The Bank of New York (Delaware), as trustee (the "Trustee"), as supplemented by the supplement relating to the Certificates (the "SERIES 1999-_ SUPPLEMENT") (the term "AGREEMENT," unless the context requires otherwise, refers to the Pooling and Servicing Agreement as supplemented by the Series 1999-_ Supplement) have been or will be generated from transactions made by holders of selected MasterCard(R) and VISA(R) credit card accounts, including premium accounts and standard accounts, from the Bank Portfolio. Each Class A Floating Rate Asset Backed Certificate, Series 1999-_ (collectively, the "CLASS A CERTIFICATES"), each Class B Floating Rate Asset Backed Certificate, Series 1999-_ (collectively, the "CLASS B CERTIFICATES" and, together with the Class A Certificates, the "OFFERED CERTIFICATES") and the interest in the collateral (the "COLLATERAL INTEREST" and, together with the Offered Certificates, the "INVESTOR CERTIFICATES") will represent the right to receive certain payments from the Trust. As used in this prospectus supplement, the term "CLASS A CERTIFICATEHOLDERS" refers to holders of the Class A Certificates, the term "CLASS B CERTIFICATEHOLDERS" refers to holders of the Class B Certificates, the term "COLLATERAL INTEREST HOLDERS" refers to the holders of the Collateral Interest and the "INVESTOR CERTIFICATEHOLDERS" refers to the Class A Certificateholders, Class B Certificateholders and Collateral Interest Holders.

   Certain MasterCard and VISA credit card accounts (the "ACCOUNTS") represent only a portion of the entire portfolio of consumer revolving credit loans arising in the VISA and MasterCard accounts currently owned by Wachovia (such portfolio, excluding the Wells Portfolio (as defined below), the "BANK PORTFOLIO"). Additional Accounts may include Accounts originated after the date of this offering and which are selected using eligibility criteria different from those used in selecting the Accounts presently included in the Trust.

   Wachovia is a member of VISA and MasterCard International. VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of those credit cards are processed through the VISA and MasterCard International authorization and settlement systems. If either system were to materially curtail its activities, or if Wachovia were to cease being a member of VISA or MasterCard International, for any reason, an Early Amortization Event, as such term is defined in the related Series 1999-_ Supplement, could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur. The VISA and MasterCard accounts, the receivables in which have been conveyed to the Trust, include both standard and premium VISA and MasterCard accounts.

   The VISA and MasterCard credit cards may be used to purchase merchandise and services and to obtain cash advances. A cash advance is made when a credit card account is used to obtain cash from a financial institution or automated teller machine, which may be located at a financial institution, supermarket or other business establishment. Amounts due with respect to both purchases and cash advances will be included in the Receivables.


BILLING AND PAYMENTS

   Wachovia, using Wachovia Operational Services Corporation ("WOSC") as its service bureau, generates and mails to cardholders monthly statements summarizing account activity and processes cardholder monthly payments. Customers generally receive a 20-day grace period on purchases. Currently, cardholders must make a minimum monthly payment at least equal to the greater of (i)1/48th of the statement balance plus past due amounts and
(ii) a stated minimum payment (generally $10) plus past due amounts. Certain eligible cardholders are given the option periodically to take a payment deferral. The finance charges on purchases assessed monthly are calculated by multiplying the account's average daily purchase balance by the applicable monthly periodic rate. Finance charges are calculated on purchases from the date of the purchase or the first day of the billing cycle in which the purchase is posted to the account, whichever is later. Monthly periodic finance charges are not assessed in most circumstances on purchases if all balances shown in the billing statement are paid by the due date, which is generally 20 days after the billing date. Finance charges are calculated on cash advances (including balance transfers) from the date of the transaction. Currently, Wachovia generally treats the date of the cash advance check as the transaction date for the check. Wachovia offers fixed rate and variable rate credit card accounts. Generally, fixed annual percentage rates range from 14.98% to 17.98%, and variable rates range from prime to prime plus 9.9% per annum. Wachovia also offers temporary promotional rates and, under certain circumstances, the periodic finance charges on a limited number of accounts may be less than those assessed by Wachovia generally. In addition, certain delinquent accounts may be priced at higher rates up to the greater of 22.99% per annum or prime plus 14.99% per annum.

   Wachovia assesses annual membership fees (generally ranging from $15 to $98) on certain accounts, although under various marketing programs these fees may be waived or rebated. For most credit card accounts, Wachovia also assesses late and over limit charges (generally $29) and returned check charges (generally $29). Wachovia generally assesses a cash advance fee, typically 4% of the cash advance amount with a $5 minimum.


PORTFOLIO ACQUISITIONS

   The Bank merged with Jefferson Bankshares, Inc., headquartered in Charlottesville, Virginia, and Central Fidelity Banks, Inc., headquartered in Richmond, Virginia (the "VIRGINIA BANKS") on October 31, 1997 and December 15, 1997, respectively. In connection with these mergers, Wachovia purchased from Jefferson Bankshares, Inc. approximately $16 million of credit card receivables and from Central Fidelity Banks, Inc. approximately $749 million of credit card receivables (collectively, the "VIRGINIA PORTFOLIOS"). On September 4, 1998, Wachovia purchased $269 million of credit card receivables from Wells Fargo & Co. (the "WELLS PORTFOLIO"). None of the accounts in the Virginia Portfolios or the Wells Portfolio has been designated to have its receivables included in the Trust I Portfolio. Such accounts were originated using criteria different from those which were applied in originating the Accounts designated on the initial Cut Off Date. Consequently, there can be no assurance that Additional Accounts designated in the future from such accounts, if any, will be of the same credit quality as previously designated Accounts. Additionally, it is possible that if receivables arising in accounts in the Virginia Portfolios and/or the Wells Portfolio were added to the Trust I Portfolio, subject to satisfaction of the Rating Agency Condition (as defined herein), the quality of the Trust I Portfolio may change.


DELINQUENCY AND LOSS EXPERIENCE

   An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement. Efforts to collect contractually delinquent credit card receivables are currently made by Wachovia's Account Management Department. Collection activities include statement messages, telephone calls and formal collection letters. Wachovia utilizes an automated collection system in conjunction with a power dialing system to gain efficiencies and productivity in the collection effort of the past due accounts. The automated collection system appends a behavioral scoring model on accounts five days or more past due and prioritizes the accounts for initial contact with the objective of contacting the highest risk and balance accounts first. This information is then downloaded into the power dialing system which sorts the accounts into the appropriate time zone and dials the delinquent accounts in order of priority. Representatives are automatically linked to the cardholder's account information and voice line when contact is established.

   Accounts are worked continually at each stage of delinquency through the 120 day past due level. As an account enters the 120 day delinquency level, it is classified as a potential charge-off. Accounts failing to make a payment during the 120 day cycle are written off on or prior to becoming 150 days past due. Managers may defer a charge-off of an account for another month, pending continued payment activity or other special circumstances. Departmental manager approval is required on all exceptions to charge-off. Accounts of cardholders in bankruptcy are generally charged-off in the month following the receipt of notification of the bankruptcy. On February 10, 1999, the Federal Financial Institutions Examination Council ("FFIEC") adopted a revised Uniform Retail Credit Classification and Account Management Policy (the "FFIEC UNIFORM POLICY") that provides that open end retail loans, such as credit card receivables, that become past due 180 days should be charged off by the end of the month in which the loan becomes 180 days past due. The Bank is currently reviewing plans to implement a change in its charge-off policy to conform it to the FFIEC Uniform Policy.

   The following tables set forth the delinquency and loss experience for each of the periods shown for the Accounts selected from the Bank Portfolio. The Bank Portfolio's delinquency and loss experience is comprised of segments which may, when taken individually, have delinquency and loss characteristics different from those of the overall Bank Portfolio of credit card accounts. As of _______, 1999 the Receivables in the Trust I Portfolio represented approximately [ %] of the Bank Portfolio. Because the Trust I Portfolio is only a portion of the Bank Portfolio, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio set forth below.


                                                  DELINQUENCY EXPERIENCE
                                                      BANK PORTFOLIO


                                                                            AS OF DECEMBER 31,
                                           -------------------------------------------------------------------------------------
                  AS OF _______ 1999(1)             1998(1)                        1997(1)                      1996(1)
                 ------------------------  ---------------------------  ---------------------------  ---------------------------
                              PERCENTAGE                    PERCENTAGE                  PERCENTAGE                   PERCENTAGE
                               OF TOTAL                      OF TOTAL                    OF TOTAL                     OF TOTAL
                 RECEIVABLES  RECEIVABLES    RECEIVABLES   RECEIVABLES    RECEIVABLES   RECEIVABLES    RECEIVABLES   RECEIVABLES
                 -----------  -----------  --------------  -----------  --------------  -----------  --------------  -----------
Receivables
Outstanding(2).                            $6,189,588,274    100.00%    $5,591,770,800     100.00%   $5,407,813,397    100.00%
                 ===========  ===========  ==============  ===========  ==============  ===========  ==============  ===========

Receivables
Delinquent:
  30-59 Days..                             $   82,356,495      1.33%    $   66,278,826       1.18%   $   53,823,867      1.00%
  60-89 Days..                                 44,694,277      0.72         35,537,859       0.64        27,222,566      0.50
  90 or More
    Days......                                 56,883,834      0.92         47,315,115       0.85        35,415,459      0.65
                 -----------  -----------  --------------  -----------  --------------  -----------  --------------  -----------
      TOTAL...                             $  183,934,606      2.97%    $  149,131,800       2.67%   $  116,461,892      2.15%
                 ===========  ===========  ==============  ===========  ==============  ===========  ==============  ===========

--------------
(1) Figures shown include the Virginia Portfolios for the 1998 year end and do not include the Wells Portfolio.
(2) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown.


                                      LOSS EXPERIENCE
                                       BANK PORTFOLIO


                                                          YEAR ENDED DECEMBER 31,
                                              ------------------------------------------------
                              ___ MONTHS
                              ENDED ____ __,
                                  1999(1)         1998(1)          1997(1)          1996(1)
                              --------------  --------------   --------------   --------------
Average Receivables
  Outstanding(2)............. $[          ]   $5,885,303,622   $5,398,461,407   $4,818,808,813
Total Gross Charge-Offs(3)... $[          ]   $  292,516,163   $  224,571,000   $  171,897,000
Recoveries................... $[          ]   $   28,103,721   $   23,184,000   $   18,273,000
Total Net Charge-Offs as a
  Percentage of Average
  Receivables Outstanding....  [          ]%           4.49%            3.73%            3.19%

---------
(1) Figures shown include the Virginia Portfolios from March 20, 1998 and do not include the Wells Portfolio.
(2) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(3) Total Gross Charge-Offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods and customer disputes.


INTERCHANGE

      The Transferor will be required, pursuant to the terms of the Agreement, to transfer to Trust I a percentage of the Interchange (as defined in the attached prospectus) attributed to cardholder charges for goods and services in the Accounts. Interchange arising under the Accounts will be allocated to Series 1999-_ on the basis of the percentage equivalent of the ratio which the amount of the Floating Investor Percentage of cardholder charges for goods and services in the Accounts bears to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by Wachovia, as reasonably estimated by the Transferor. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections of Finance Charge Receivables, making required monthly payments, and calculating the Portfolio Yield. Under the circumstances described herein, Interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" in this supplement and "Wachovia's Credit Card Activities--Interchange" in the attached prospectus.


                                THE RECEIVABLES

      The Receivables conveyed to Trust I arise in Accounts selected from the Bank Portfolio (the "TRUST I PORTFOLIO") on the basis of criteria set forth in the Agreement as applied on the Cut Off Date with respect to the original Accounts and, with respect to Additional Accounts, as of the date the Account is selected to have its receivables added to the Trust (the "ADDITION CUT OFF DATE"). Pursuant to the Agreement, the Transferor has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and Automatic Additional Accounts and to transfer to Trust I all Receivables of such Additional Accounts and Automatic Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. Any Automatic Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date of their creation. The Transferor will be required to designate Additional Accounts, to the extent available, (a) to maintain the Transferor Amount (including the principal amount on deposit in the Excess Funding Account) so that the Transferor Amount at the end of each calendar month (the "MONTHLY PERIOD") equals or exceeds the Minimum Transferor Amount and (b) to maintain, for so long as certificates of any Series (including Series 1999-_) remain outstanding, the sum of (i) the aggregate amount of Principal Receivables and (ii) the principal amount on deposit in the Excess Funding Account equal to or greater than the Minimum Aggregate Principal Receivables. "MINIMUM TRANSFEROR AMOUNT" means 5% of the sum of (i) the average Principal Receivables for the preceding Monthly Period and (ii) the average principal amount on deposit in the Excess Funding Account for such period; provided, however, that the Transferor may reduce the Minimum Transferor Amount to not less than 2% of the sum of (i) the average Principal Receivables for such period and (ii) the average principal amount on deposit in the Excess Funding Account and any other account specified from time to time pursuant to the Agreement or any Series Supplement for such period upon satisfaction of the Rating Agency Condition and certain other conditions to be set forth in the Agreement. "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of collections of Principal Receivables for each Series then outstanding; provided, however, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. Further, pursuant to the Agreement, the Transferor will have the right (subject to certain limitations and conditions) to designate certain Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of Trust I, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Cut Off Date plus any Additional Accounts designated by the Transferor on any Addition Cut Off Date and Automatic Additional Accounts minus any Removed Accounts. As of the Cut Off Date, with respect to the original Accounts, as of the Addition Cut Off Date with respect to Receivables in Additional Accounts and, as of the related date of their conveyance to Trust I with respect to Automatic Additional Accounts , and on the date any new Receivables are created, the Transferor will represent and warrant to Trust I that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates--Representations and Warranties" in the prospectus.

      The Receivables in the Trust I Portfolio, as of the _______, 1999
included $[    ] of Principal Receivables and $[    ] of Finance Charge
Receivables. The Accounts had an average Principal Receivable balance of
$[  ] and an average credit limit of $[   ]. The percentage of the
aggregate total Receivable balance to the aggregate total credit limit was
[   ]%. The average age of the Accounts was approximately [   ] months. As
of the _______, 1999 cardholders whose Accounts are included in the Trust I Portfolio had billing addresses in all [50] states, the District of Columbia and other United States territories and possessions. As of
_______, 1999 [    ]% of the Accounts were standard accounts and [   ]%
were premium accounts, and the aggregate total Receivable balances of standard accounts and premium accounts, as a percentage of the aggregate
total Receivables, were [     ]% and [     ]%, respectively.

      The following tables summarize the Trust I Portfolio by various criteria as of _______, 1999. Because the future composition of the Trust I Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust I Portfolio at any subsequent time.


                              COMPOSITION BY ACCOUNT BALANCE
                                     TRUST I PORTFOLIO

                                               PERCENTAGE OF                   PERCENTAGE
                                  NUMBER OF    TOTAL NUMBER                     OF TOTAL
ACCOUNT BALANCE RANGE             ACCOUNTS      OF ACCOUNTS     RECEIVABLES    RECEIVABLES
---------------------            ----------   --------------    -----------   ------------
Credit Balance.................                           %       $                      %
No Balance.....................
$.01-$1,499.99.................
$1,500.00-$2,999.99............
$3,000.00-$4,499.99............
$4,500.00-$9,999.99............
$10,000.00 or More.............
                                 ----------   --------------    -----------   ------------
  TOTAL........................                           %       $                     %
                                 ==========   ==============    ===========   ============


                                  COMPOSITION BY CREDIT LIMIT
                                        TRUST I PORTFOLIO

                                               PERCENTAGE OF                   PERCENTAGE
                                  NUMBER OF    TOTAL NUMBER                     OF TOTAL
CREDIT LIMIT RANGE                ACCOUNTS      OF ACCOUNTS     RECEIVABLES    RECEIVABLES
------------------               ----------   --------------    -----------   ------------
Less than or equal to $1,500...                           %      $                      %
$1,501-$3,000..................
$3,001-$4,500..................
$4,501-$10,000.................
$10,001 or More................
                                 ----------   --------------    -----------   ------------
  TOTAL........................                           %      $                      %
                                 ==========   ==============    ===========   ============


                          COMPOSITION BY PERIOD OF DELINQUENCY
                                    TRUST I PORTFOLIO

PERIOD OF DELINQUENCY                          PERCENTAGE OF                   PERCENTAGE
(DAYS CONTRACTUALLY               NUMBER OF    TOTAL NUMBER                     OF TOTAL
DELINQUENT)                       ACCOUNTS      OF ACCOUNTS     RECEIVABLES    RECEIVABLES
---------------------            ----------   --------------    -----------   ------------
Not Delinquent.................                           %       $                     %
6 to 30 Days...................
31 to 60 Days..................
61 to 90 Days..................
91 to 120 Days.................
121 to 150 Days................
Over 150 Days..................
                                 ----------   --------------    -----------   ------------
  TOTAL........................                           %      $                      %
                                 ==========   ==============    ===========   ============


                               COMPOSITION BY ACCOUNT AGE
                                    TRUST I PORTFOLIO

                                               PERCENTAGE OF                   PERCENTAGE
                                  NUMBER OF    TOTAL NUMBER                     OF TOTAL
ACCOUNT AGE                       ACCOUNTS      OF ACCOUNTS     RECEIVABLES    RECEIVABLES
-----------                      ----------   --------------    -----------   ------------
Not More than 24 Months..                                 %       $                    %
Over 24 Months to 48 Months....
Over 48 Months to 60 Months....
Over 60 Months.................
                                 ----------   --------------    -----------   ------------
  TOTAL........................                           %      $                      %
                                 ==========   ==============    ===========   ============



                  GEOGRAPHIC DISTRIBUTION OF ACCOUNTS IN THE
                               TRUST I PORTFOLIO

                                               PERCENTAGE OF                   PERCENTAGE
                                  NUMBER OF    TOTAL NUMBER                     OF TOTAL
STATE                              ACCOUNTS      OF ACCOUNTS     RECEIVABLES    RECEIVABLES
-----                             ----------   --------------    -----------   ------------
Alabama........................                            %      $                     %
Alaska.........................
Arizona........................
Arkansas.......................
California.....................
Colorado.......................
Connecticut....................
Delaware.......................
Florida........................
Georgia........................
Hawaii.........................
Idaho..........................
Illinois.......................
Indiana........................
Iowa...........................
Kansas.........................
Kentucky.......................
Louisiana......................
Maine..........................
Maryland.......................
Massachusetts..................
Michigan.......................
Minnesota......................
Mississippi....................
Missouri.......................
Montana........................
Nebraska.......................
Nevada.........................
New Hampshire..................
New Jersey.....................
New Mexico.....................
New York.......................
North Carolina.................
North Dakota...................
Ohio...........................
Oklahoma.......................
Oregon.........................
Pennsylvania...................
Rhode Island...................
South Carolina.................
South Dakota...................
Tennessee......................
Texas..........................
Utah...........................
Vermont........................
Virginia.......................
Washington.....................
West Virginia..................
Wisconsin......................
Wyoming........................
District of Columbia...........
Other..........................
                                 ----------   --------------    -----------   ------------
  TOTAL........................                           %      $                      %
                                 ==========   ==============    ===========   ============



                            MATURITY CONSIDERATIONS

   The Agreement provides that Class A Certificateholders will not receive payments of principal until the[ ] Distribution Date (the "CLASS A SCHEDULED PAYMENT DATE"), or earlier in the event of a Pay Out Event, which results in the commencement of the Rapid Amortization Period. The Agreement also provides that Class B Certificateholders will not receive payments of principal until the [ ] Distribution Date (the "CLASS B SCHEDULED PAYMENT DATE"), or earlier in the event of a Pay Out Event (as defined below), which results in the commencement of the Rapid Amortization Period (in the latter case, only after the Class A Investor Interest (as defined herein) has been paid in full). The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.


CONTROLLED ACCUMULATION PERIOD

   On each Transfer Date during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the applicable "CONTROLLED DEPOSIT AMOUNT" for such Monthly Period, which is equal to the sum of the Controlled Accumulation Amount for such Monthly Period and the Accumulation Shortfall, if any, for such Monthly Period and (c) the Class A Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account (the "PRINCIPAL FUNDING ACCOUNT") established by the Servicer until the principal amount on deposit in the Principal Funding Account (the "PRINCIPAL FUNDING ACCOUNT BALANCE") equals the Class A Investor Interest. After the Class A Investor Interest has been paid in full, or following the first Transfer Date upon which the Principal Funding Account Balance has increased to the amount of the Class A Investor Interest, Available Investor Principal Collections, to the extent required, will be distributed to the Class B Certificateholders on each Distribution Date beginning, during the Controlled Accumulation Period, on the Class B Scheduled Payment Date, until the earlier of the date the Class B Investor Interest (as defined herein) has been paid in full and the Series 1999-_ Termination Date. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each Transfer Date until the earlier of the date the Collateral Interest has been paid in full and the Series 1999-_ Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest on the Class A Scheduled Payment Date. After the payment of the Class A Investor Interest in full, Available Investor Principal Collections are expected to be available to pay the Class B Investor Interest on the Class B Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence.


RAPID AMORTIZATION PERIOD

   If a Pay Out Event occurs, the "RAPID AMORTIZATION PERIOD" will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Distribution Date in the month following the commencement of the Rapid Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Certificateholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of the date on which the Class A Certificates have been paid in full and the Series 1999-_ Termination Date. After the Class A Certificates have been paid in full and if the Series 1999-_ Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificates on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 1999-_ Termination Date.


PAY OUT EVENTS

   A "PAY OUT EVENT" occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Class A Certificateholders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor, (c) certain insolvency or bankruptcy events involving the Transferor or any holder of an interest in the Transferor Certificate (including the Transferor Participation), (d) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate that is less than the average of the Base Rates for such period, (e) Trust I becoming subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (f) the failure of the Transferor to convey Receivables arising under Additional Accounts or Participations to Trust I when required by the Agreement, (g) the occurrence of a Servicer Default which would have a material adverse effect on the Class A Certificateholders, (h) insufficient monies in the Distribution Account to pay the Class A Investor Interest or the Class B Investor Interest in full on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, or (i) the Transferor becomes unable for any reason to transfer Receivables to Trust I in accordance with the provisions of the Agreement. See "Description of the Certificates--Pay Out Events" in this supplement. The term "BASE RATE" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest, each for the related Interest Period, and the Investor Servicing Fee for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period. The term "PORTFOLIO YIELD" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of collections of Finance Charge Receivables (including recoveries on charged-off Receivables), Principal Funding Investment Proceeds and certain other investment earnings and amounts withdrawn from the Reserve Account deposited into the Finance Charge Account and allocable to Series 1999-_ for such Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.


PAYMENT RATES

   The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.


                       CARDHOLDER MONTHLY PAYMENT RATES
                                BANK PORTFOLIO

                                       YEAR ENDED DECEMBER  31,
                                     -----------------------------
                        __MONTHS
                        ENDED ___,
                         1999(1)     1998(1)   1997(1)    1996(1)
                        ---------    -------   -------    -------
Lowest Month..........  [     ]%     10.62%    10.01%       9.78%
Highest Month.........  [     ]%     12.55%    11.72%      11.53%
Monthly Average.......  [     ]%     11.22%    11.07%      10.67%

---------
(1) Figures shown include the Virginia Portfolios from March 20, 1998 and do not include the Wells Portfolio.

   Currently, cardholders must make a monthly minimum payment equal to the greater of (i) 1/48th of the statement balance plus past due amounts and
(ii) a stated minimum payment (generally $10) plus past due amounts. There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust I Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Class A Certificates could be significantly reduced or increased. Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months. As described in this supplement under "Description of the Certificates--Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively. See "Maturity Considerations" in this supplement


                        RECEIVABLE YIELD CONSIDERATIONS

   The gross revenues from finance charges and fees billed to accounts in the Bank Portfolio for each of the three calendar years contained in the period ended December 31, [ ] as well as the[ ] months in the period ended _______, 1999 year are set forth in the following table. The historical yield figures in the following table are calculated on an accrual basis. Collections of Receivables included in Trust I will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the Transferor believes that during the three calendar years contained in the period ended December 31, [ ] and the [ ] months in the period ended _______, 1999, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges.


                                        BANK PORTFOLIO YIELD


                                  ___ MONTHS                  YEAR ENDED DECEMBER 31,
                                  ENDED _____   ------------------------------------------------
                                   1999(1)        1998(1)          1997(1)          1996(1)
                                  ------------  --------------   --------------   --------------
Average Receivables
  Outstanding(2)................  $[      ]     $5,885,303,622   $5,398,461,407   $4,818,808,813
Total Finance Charges...........  $[      ]     $  971,637,089   $  855,676,589   $  718,469,769
Total Finance Charges as a
  Percentage of Average
  Receivables Outstanding.......   [      ]%            16.51%           15.85%           14.91%

-------------
(1) Figures shown include the Virginia Portfolios from March 20, 1998 and do not include the Wells Portfolio.
(2) Average Receivables Outstanding is the average of the monthly receivable balance during the period indicated.

   The revenue for the Bank Portfolio of credit card accounts shown in the above table is comprised of monthly periodic finance charges, credit card fees and Interchange. These revenues vary for each account based on the type and volume of activity for each account. Because the Trust I Portfolio is only a portion of the Bank Portfolio, actual yield with respect to Receivables may be different from that set forth above for the Bank Portfolio. See "Wachovia's Credit Card Portfolio" in this supplement and "Wachovia's Credit Card Activities" in the attached prospectus.


                      WACHOVIA AND WACHOVIA CORPORATION

   Wachovia, a wholly-owned subsidiary of the Corporation, is a national banking association located in New Castle, Delaware, which conducts nationwide consumer lending programs principally comprised of credit card related activities. WBNA, a wholly-owned subsidiary of the Corporation, is a national banking association located in Winston-Salem, North Carolina. The Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, maintaining dual headquarters in Atlanta,
Georgia and Winston-Salem, North Carolina. As of [     ], Wachovia had
assets of $[     ] and shareholder's equity of $[    ]. As of [    ], WBNA
had assets of $[   ] and shareholder's equity of $[     ]. As of [    ],
the Corporation had assets of $[    ] and shareholders' equity of $[    ].


                       DESCRIPTION OF THE CERTIFICATES

   The Offered Certificates will be issued pursuant to the Agreement and the Series 1999-_ Supplement. Pursuant to the Agreement, the Transferor and the Trustee may execute further series supplements in order to issue additional Series. The following summary of the Offered Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 1999-_ Supplement. See "Description of the Certificates" in the attached prospectus for additional information concerning the Offered Certificates and the Agreement.


GENERAL

   The Class A Certificates will represent the right to receive certain payments from the assets of Trust I, including the right to the applicable allocation percentage of all cardholder payments on the Receivables in Trust I to the extent necessary to pay principal and interest on the Class A Certificates. Trust I's assets will be allocated among the Class A Certificateholders (the "CLASS A INVESTOR INTEREST"), the Class B Certificateholders (the "CLASS B INVESTOR INTEREST"), the Collateral Interest Holder (the Collateral Interest together with the Class A Investor Interest and the Class B Investor Interest, the "INVESTOR INTEREST"), the interest of the holders of other undivided interests in Trust I issued pursuant to the Agreement and applicable Series Supplements and the interest of the Transferor (the "TRANSFEROR INTEREST"), as described below. The Class B Certificates and the Collateral Interest in the initial amount of $[ ] (which amount represents [ ]% of the amount of the initial Investor Interest) constitute Credit Enhancement for the Class A Certificates. Allocations will be made to the Collateral Interest, and the Collateral Interest Holder will have voting and certain other rights, as if the Collateral Interest were a subordinated class of certificates. The Transferor Interest will represent the right to the assets of Trust I not allocated to the Class A Investor Interest, the Class B Investor Interest, the Collateral Interest or the holders of other undivided interests in Trust I. The principal amount of the Transferor Interest (the "TRANSFEROR AMOUNT") will fluctuate as the amount of Receivables in Trust I changes from time to time.

   Each Class A Certificate represents the right to receive interest at the Class A Certificate Rate on the principal amount of the Class A Certificates for the related Interest Period and payments of principal on the Class A Scheduled Payment Date or, to the extent of the Class A Investor Interest, on each Distribution Date during the Rapid Amortization Period, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class A Investor Interest and certain other available amounts. Each Class B Certificate represents the right to receive payments of interest at the applicable Class B Certificate Rate on the principal amount of the Class B Certificates for the related Interest Period, and payments of principal on the Class B Scheduled Payment Date or, to the extent of the Class B Investor Interest, on each Distribution Date during the Rapid Amortization Period after the Class A Certificates have been paid in full, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class B Investor Interest and certain other available amounts. Amounts payable to the Class A Certificateholders may be paid from collections of Finance Charge Receivables and Principal Receivables, Excess Spread, funds on deposit in the Principal Funding Account and the Reserve Account and certain investment earnings thereon, Reallocated Principal Collections (as defined herein) and Shared Principal Collections (as defined herein) and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). Amounts payable to the Class B Certificateholders may be paid from collections of Finance Charge Receivables and Principal Receivables, Excess Spread, Reallocated Collateral Principal Collections and Shared Principal Collections and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). Payments of interest and principal will be made, to the extent of funds available therefor, on each Distribution Date on which such amounts are due to Class A Certificateholders in whose names the Class A Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each, a "RECORD DATE").

   The Transferor initially will own the Transferor Certificate. WBNA will own a participation interest (initially 95%, but subject to change) in the Transferor Certificate (the "TRANSFEROR PARTICIPATION"). The Transferor Certificate will represent the right to receive certain payments from the assets of Trust I, including the right to a percentage (the "TRANSFEROR PERCENTAGE") of all cardholder payments on the Receivables in Trust I equal to 100% minus the sum of the applicable Investor Percentages for all Series of certificates then outstanding. The Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth in the Agreement. See "Description of the Certificates--Certain Matters Regarding the Transferor and the Servicer" in the attached prospectus.

   The Class A Certificates initially will be represented by certificates registered in the name of Cede, as nominee of DTC. Unless and until Definitive Class A Certificates are issued, all references herein to actions by Class A Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants and all references herein to distributions, notices, reports and statements to Class A Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates for distribution to Certificate Owners in accordance with DTC procedures. Class A Certificateholders may hold their Class A Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Class A Certificates. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective Depositories which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. See "Description of the Certificates--General," "--Book-Entry Registration" and "--Definitive Certificates" in the attached prospectus.


EXCHANGES

   The Transferor Certificate is transferable only as provided in the Agreement. The Agreement also provides that the holder of the Transferor Certificate may tender the Transferor Certificate to the Trustee in exchange for one or more new Series and a reissued Transferor Certificate as described under "Description of the Certificates--Exchanges" in the attached prospectus.


INTEREST PAYMENTS

   Interest will accrue on the Class A Certificates at the Class A Certificate Rate and on the Class B Certificates at the Class B Certificate
Rate from [     ] (the "CLOSING DATE"). Interest will be distributed to
Class A Certificateholders on [    ] and on the [    ]th day of each month
thereafter or, if such [    ]th day is not a business day, the next
succeeding business day (each, a "DISTRIBUTION DATE") in an amount equal to
(i) with respect to the Class A Certificates, the product of (a) the actual number of days in the related Interest Period divided by 360 and (b) the Class A Certificate Rate and (c) the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, an amount equal to the sum of (i) the product of
(a) the outstanding principal amount of the Class A Certificates and (b)
[    ] divided by 360 and (c) the Class A Certificate Rate determined on
[    ] and (ii) the product of (a) the outstanding principal amount of the
Class A Certificates and (b) [   ] divided by 360 and (c) the Class A
Certificate Rate determined on [    ]) and (ii) with respect to the Class B
Certificates, the product of (a) the actual number of days in the related Interest Period divided by 360 and (b) the Class B Certificate Rate and (c) the outstanding principal balance of the Class B certificates as of the preceding Record Date (or in the case of the first Distribution Date, an amount equal to the sum of (i) the product of (a) the outstanding principal
amount of the Class B Certificates and (b) [   ] divided by 360 and (c) the
Class B Certificate Rate determined on [   ] and (ii) the product of (a)
the outstanding principal amount of the Class B Certificates and (b) [   ]
divided by 360 and (c) the Class B Certificate Rate determined on [   ]).
Interest due on the Class A Certificates and the Class B Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the applicable Certificate Rate plus 2% per annum (such amount with respect to the Class A Certificates, the "CLASS A ADDITIONAL INTEREST," and such amount with respect to the Class B Certificates, the "CLASS B ADDITIONAL INTEREST"). Additional Interest shall accrue on the same basis as interest on the Class A Certificates, and shall accrue from the Distribution Date on which such overdue interest first became due, to but excluding the Distribution Date on which such Additional Interest is paid. Interest payments on the Class A Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period, and to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread, Excess Finance Charge Collections from other Series and Reallocated Principal Collections (to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be paid from Class B Available Funds for the related Monthly Period, and to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread, Excess Finance Charge Collections from other Series and Reallocated Collateral Principal Collections (to the extent available) remaining after certain other payments have been made with respect to the Class A Certificates. The "INTEREST PERIOD" with respect to any Distribution Date will be the period from the previous Distribution Date through the day preceding such Distribution Date, except that the initial Interest Period will be the period from the Closing Date through the day preceding the initial Distribution Date.

   "CLASS A AVAILABLE FUNDS" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1999-_ Supplement with respect to such Transfer Date. "CLASS B AVAILABLE FUNDS" means, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange). If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class A Certificate Rate in effect with respect to the related Interest Period and (c) the Principal Funding Account Balance as of the Record Date preceding such Transfer Date, a draw shall be made in the amount of such difference (the "RESERVE ACCOUNT DRAW") from the Reserve Account, to the extent of funds on deposit therein.

   The Class A Certificates will bear interest at the rate of [   ]% above
LIBOR determined as set forth below from the Closing Date through [   ],
from [    ] through [    ], and with respect to each Interest Period
thereafter (the "CLASS A CERTIFICATE RATE"). The Class B Certificates will
bear interest at the rate of [    ]% above LIBOR determined as set forth
below from the Closing Date through [    ], from [     ] through [    ] and
with respect to each Interest Period thereafter (the "CLASS B CERTIFICATE
RATE").

   The Trustee will determine two business days prior to the Closing Date
for the period from the Closing Date through [    ], on [    ] for the
period from [    ] through [    ], and for each Interest Period thereafter,
on the second business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR DETERMINATION DATE"). For purposes of calculating LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market. "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate.
If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period. "TELERATE PAGE 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "REFERENCE BANKS" means four major banks in the London interbank market selected by the Servicer.

   The Class A Certificate Rate applicable to the current and immediately preceding Interest Period may be obtained by telephoning the Trustee at
(212) 815-5368. Interest on the Class A Certificates will be calculated on the basis of the actual number of days in the Interest Period and a 360-day year.


PRINCIPAL PAYMENTS

   The aggregate principal amount of the Class A Investor Interest and the Class B Investor Interest will, except as otherwise provided herein, remain
fixed at $[   ] and $[   ], respectively. The Class A Investor Interest
will decline in certain circumstances if the Default Amounts allocated to the Class A Certificates exceed funds allocable thereto as described herein and the Class B Investor Interest and the Collateral Interest are zero. The Class B Investor Interest will decline in certain circumstances as a result of (a) the reallocation of collections of Principal Receivables otherwise allocable to the Class B Investor Interest to fund certain payments in respect of the Class A Certificates and (b) the allocation to the Class B Investor Interest of certain Default Amounts, including such amounts otherwise allocable to the Class A Investor Interest when the Collateral Interest is zero. During the Controlled Accumulation Period, for the sole purpose of allocating collections of Finance Charge Receivables and Default Amounts with respect to each Monthly Period, an amount equal to the amount on deposit in the Principal Funding Account from time to time will be subtracted from the Class A Investor Interest (as so reduced, the "CLASS A ADJUSTED INVESTOR INTEREST" and together with the Class B Investor Interest and the Collateral Interest, the "ADJUSTED INVESTOR INTEREST").

   On each Transfer Date relating to the period from and including the Closing Date and ending at the commencement of the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period (the "REVOLVING PERIOD"), collections of Principal Receivables allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections, paid to the holder of the Transferor Certificate, deposited into the Excess Funding Account or paid to the Collateral Interest Holder, and will not be available to Class A Certificateholders.

   On each Transfer Date relating to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date. After the Class A Investor Interest has been paid in full, on each Transfer Date during the Controlled Accumulation Period, amounts equal to the lesser of (a) Available Investor Principal Collections with respect to such Transfer Date and (b) the Class B Investor Interest will be deposited in the Distribution Account for distribution to the Class B Certificateholders until the Class B Investor Interest has been paid in full. Such amounts in the Distribution Account will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date. During the Controlled Accumulation Period until the final principal payment to the Class B Certificateholders, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will be treated as Shared Principal Collections, paid to the holder of the Transferor Certificate, deposited into the Excess Funding Account or paid to the Collateral Interest Holder, and will not be available to Class A Certificateholders. "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) collections of Principal Receivables received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amounts (as defined herein), plus (b) any Shared Principal Collections with respect to other Series that are allocated to Series 1999-_. On each Distribution Date during the Rapid Amortization Period, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earlier of the date the Class A Certificates are paid in full and the Series 1999-_ Termination Date. The "SERIES 1999-_ TERMINATION DATE" is the earliest to occur of (a) the Distribution Date on which Investor Interest is paid in full, (b) the [ ] Distribution Date and (c) the Trust Termination Date. After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive on each Distribution Date during the Rapid Amortization Period Available Investor Principal Collections until the earlier of the date the Class B Certificates are paid in full and the Series 1999-_ Termination Date. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date (other than the Transfer Date prior to the Series 1999-_ Termination Date) and on the Series 1999-_ Termination Date, Available Investor Principal Collections until the earlier of the date the Collateral Interest is paid in full and the Series 1999-_ Termination Date. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.


POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

   Upon written notice to the Trustee, the Transferor may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Transferor may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the [ ] Determination Date and on each Determination Date thereafter, until the Controlled Accumulation Period begins, the Servicer will determine the "ACCUMULATION PERIOD LENGTH," which is the number of whole months expected to be required to fund the Principal Funding Account up to the initial outstanding principal amount of the Class A Certificates no later than the Class A Scheduled Payment Date, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will not be determined to be less than one month.


SUBORDINATION OF THE CLASS B CERTIFICATES

   The Class B Investor Interest will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. No principal will be paid to the Class B Certificateholders until the Class A Investor Interest is paid in full.

   If collections of Finance Charge Receivables allocable to the Class A Investor Interest for any Monthly Period are insufficient to pay Class A Monthly Interest, any overdue Class A Monthly Interest (with default interest thereon), the Class A Investor Default Amount for such Monthly Period, and the Class A Servicing Fee and any overdue Class A Servicing Fee for such Monthly Period, then Excess Spread will be applied to fund the amount of such deficiency. If Excess Spread available with respect to such Monthly Period is less than the Class A Required Amount, Reallocated Principal Collections will be applied to fund the remaining Class A Required Amount and the Collateral Interest will be reduced until the Collateral Interest is equal to zero and then the Class B Investor Interest will be reduced by the amount of Reallocated Class B Principal Collections so used.

   If Reallocated Principal Collections available with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount and the Collateral Interest is reduced to zero, then a portion of the Class B Investor Interest equal to such insufficiency (but not in excess of the lesser of the Class A Investor Default Amount for such Monthly Period and the Class B Investor Interest) will be allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest, and the Class B Investor Interest will be reduced by the amount so allocated. Such reductions of the Class B Investor Interest will thereafter be reimbursed and the Class B Investor Interest increased on each Distribution Date by the amount, if any, of Excess Spread for such Distribution Date allocated and available for such purpose. See "--Application of Collections--Excess Spread" and "--Reallocated Principal Collections" herein.


ALLOCATION PERCENTAGES

   Pursuant to the Agreement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the Transferor Interest, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Default Amounts with respect to such Monthly Period.

   Collections of Finance Charge Receivables and Default Amounts at any time and collections of Principal Receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "FLOATING INVESTOR PERCENTAGE" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the initial Investor Interest) and the denominator of which is the greater of (x) the sum of (A) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the aggregate amount of Principal Receivables as of the opening of business on the Closing Date) and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such day and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which Additional Accounts are added on a specified date (an "ADDITION DATE") or in which Accounts are removed on a specified date (a "REMOVAL DATE"), the amount in clause (x)(A) above shall be (i) the aggregate amount of Principal Receivables in Trust I as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in Trust I as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from Trust I on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated between the Class A Certificateholders, Class B Certificateholders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "CLASS A FLOATING ALLOCATION" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "CLASS B FLOATING ALLOCATION" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "COLLATERAL FLOATING ALLOCATION" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

   Collections of Principal Receivables during the Controlled Accumulation Period and Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "FIXED INVESTOR PERCENTAGE" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (x) the sum of (A) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such day and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs, the amount in clause (x)(A) above shall be (i) the aggregate amount of Principal Receivables in Trust I as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in Trust I at the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from Trust I on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "CLASS A FIXED ALLOCATION" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "CLASS B FIXED ALLOCATION" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "COLLATERAL FIXED ALLOCATION" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

   "CLASS A INVESTOR INTEREST" for any date means an amount equal to (a) the aggregate initial principal amount of the Class A Certificates, minus
(b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates preceding such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

   "CLASS B INVESTOR INTEREST" for any date means an amount equal to (a) the aggregate initial principal amount of the Class B Certificates, minus
(b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge Offs," plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

   "COLLATERAL INTEREST" for any date means an amount equal to (a) the Initial Collateral Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus
(c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the aggregate amount by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge-Offs," plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Collateral Interest may not be reduced below zero.


REALLOCATION OF CASH FLOWS

   With respect to each Transfer Date, the Servicer will determine the amount (the "CLASS A REQUIRED AMOUNT"), which will be equal to the amount, if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, (b) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread allocated to Series 1999-_ and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class A Required Amount first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread, are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest was not reduced on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interests in Trust I. See "--Defaulted Receivables; Investor Charge-Offs."

   With respect to each Transfer Date, the Servicer will determine the amount (the "CLASS B REQUIRED AMOUNT"; together with the Class A Required Amount, the "REQUIRED AMOUNTS"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, and (ii) the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread allocated to Series 1999-_ not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Collateral Interest), and the Class B Certificateholders will bear directly the credit and other risks associated with their interests in Trust I. See "--Defaulted Receivables; Investor Charge-Offs." Reductions of the Class A Investor Interest or Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread available for such purposes on each Transfer Date. See "--Application of Collections--Excess Spread." When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest shall be reimbursed until reimbursed in full in a similar manner.

   "REALLOCATED CLASS B PRINCIPAL COLLECTIONS" for any Monthly Period means collections of Principal Receivables allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date. "REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS" for any Monthly Period means collections of Principal Receivables allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for the related Transfer Date. "REALLOCATED PRINCIPAL COLLECTIONS" for any Monthly Period means the sum of (a) the Reallocated Class B Principal Collections for such Monthly Period, if any, and (b) the Reallocated Collateral Principal Collections for such Monthly Period, if any.


APPLICATION OF COLLECTIONS

   AllocatioExcept as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as Wachovia remains the Servicer under the Agreement and (a) (i) the Servicer provides to the Trustee a letter of credit or other credit enhancement covering the risk of collection of the Servicer acceptable to each Rating Agency and (ii) the Transferor shall not have received a notice from any Rating Agency that reliance on such letter of credit or other credit enhancement would result in the lowering of such Rating Agency's then-existing rating of any Series then outstanding or (b) the Servicer or the Corporation has and maintains a certificate of deposit or commercial paper rating of P-1 by Moody's and of A-1 by Standard & Poor's or makes other arrangements satisfactory to each Rating Agency rating any Series then outstanding, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "TRANSFER DATE") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

   With respect to the Class A Certificates and Class B Certificates and any Monthly Period, and notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Class A Certificateholders, Class B Certificateholders or to the Collateral Interest Holder and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

   Payment of Interest, Fees and Other Items. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the Finance Charge Account in the following manner:

      (a) On each Transfer Date, an amount equal to the Class A Available Funds will be distributed in the following priority:

         (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class A Certificateholders on such Distribution Date;

         (ii) an amount equal to the Class A Servicing Fee for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

         (iii) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account for such Transfer Date; and

         (iv) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

      (b) On each Transfer Date, an amount equal to the Class B Available Funds will be distributed in the following priority:

         (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class B Certificateholders on such Distribution Date;

         (ii) an amount equal to the Class B Servicing Fee for the related Monthly Period, plus the amount of any overdue Class B Servicing Fee, will be paid to the Servicer; and

         (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

      (c) On each Transfer Date, an amount equal to the Collateral Available Funds will be distributed in the following priority:

         (i) if Wachovia or The Bank of New York (Delaware) is no longer the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer; and

         (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

   "CLASS A MONTHLY INTEREST" with respect to any Distribution Date will equal the product of (i) the Class A Certificate Rate for the related Interest Period, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class A Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A Certificates at the applicable Class A Certificate Rate for the
period from the Closing Date through [     ].

   "CLASS B MONTHLY INTEREST" with respect to any Distribution Date will equal the product of (i) the Class B Certificate Rate for the related Interest Period, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class B Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B Certificates at the applicable Class B Certificate Rate for the
period from the Closing Date through [    ].

   "COLLATERAL AVAILABLE FUNDS" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

   "EXCESS SPREAD" means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a) (iv), clause (b)
(iii) and clause (c) (ii) above. To the extent such amounts are insufficient to make the distributions required by subparagraphs (a) through (j) below under "--Excess Spread," Excess Spread shall also be deemed to include any Excess Finance Charge Collections allocable to other Series available to Series 1999-_ in accordance with the Agreement.

   Excess Spread. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the related Monthly Period, to make the following distributions in the following priority:

      (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread, such Excess Spread shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a) (i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (a) (ii) above under "--Payment of Interest, Fees and Other Items" and third to pay amounts due with respect to such Transfer Date pursuant to clause (a) (iii) above under "--Payment of Interest, Fees and Other Items";

      (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Transfer Date of certain other amounts applied for that purpose) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

      (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b) (i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (b) (ii) above under "--Payment of Interest, Fees and Other Items" and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

      (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

      (e) an amount equal to the Collateral Monthly Interest for such Transfer Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Transfer Date, will be distributed to the Collateral Interest Holder for distribution in accordance with the loan agreement to be dated the Closing Date, among the Trustee, the Transferor, the Servicer, the Collateral Interest Holders and the agent acting on their behalf (the "LOAN AGREEMENT");

      (f) if Wachovia or The Bank of New York (Delaware) is the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer;

      (g) an amount equal to the aggregate Collateral Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

      (h) an amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

      (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;

      (j) an amount equal to the aggregate of any other amounts then due to the Collateral Interest Holder pursuant to the Loan Agreement or otherwise required to be applied in accordance with the Loan Agreement will be distributed for application in accordance with the Loan Agreement; and

      (k) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (j) above, first will be treated as "EXCESS FINANCE CHARGE COLLECTIONS" to be applied to cover shortfalls, if any, with respect to amounts payable from collections of Finance Charge Receivables with respect to other Series in accordance with the Agreement, and then the balance, if any, remaining after such sharing will be paid to the holder of the Transferor Certificate.

   "COLLATERAL MONTHLY INTEREST" with respect to any Transfer Date will equal the product of (a) an amount equal to LIBOR plus [ ]% per annum, or such lesser amount as may be designated in the Loan Agreement (the "COLLATERAL RATE"), (b) the actual number of days in the related Interest Period divided by 360 and (c) the Collateral Interest as of the related Record Date or, with respect to the first Transfer Date, the Initial Collateral Interest.

   Payments of Principal. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Principal Account in the following manner:

      (a) on each Transfer Date with respect to the Revolving Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

         (i) an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan Agreement; and

         (ii) the balance will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" herein and in the attached prospectus;

      (b) on each Transfer Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

         (i) an amount equal to Class A Monthly Principal will be deposited in the Principal Funding Account (during the Controlled Accumulation Period) or distributed to the Class A Certificateholders (during the Rapid Amortization Period); and

         (ii) for each Transfer Date after the Class A Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the Class B Monthly Principal for such Transfer Date will be distributed to the Class B Certificateholders;

      (c) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period in which a reduction in the Required Collateral Interest has occurred, Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal will be applied to reduce the Collateral Interest until the sum of the Collateral Interest equals the Required Collateral Interest; and

      (d) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) and (c) above, if any, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" herein and in the attached prospectus.

   "CLASS A MONTHLY PRINCIPAL" with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, and on or prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.

   "CLASS B MONTHLY PRINCIPAL" with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, after the Class A Certificates have been paid in full (after taking into account payments to be made on the related Distribution Date), will equal the lesser of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Investor Interest for such Transfer Date.

   "COLLATERAL MONTHLY PRINCIPAL" means (a) with respect to any Transfer Date relating to the Revolving Period an amount equal to the lesser of (i) the excess, if any, of the sum of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period or Rapid Amortization Period an amount equal to the lesser of (i) the excess, if any, of the sum of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the excess, if any, of
(A) the Available Investor Principal Collections on such Transfer Date over
(B) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

   "CONTROLLED ACCUMULATION AMOUNT" means (a) for any Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full
of the Class A Investor Interest, $[    ]; provided, however, that if the
commencement of the Controlled Accumulation Period is delayed as described above under "--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Agreement based on the principal payment rates for the Accounts and on the investor interest of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Controlled Accumulation Period, (b) for any Transfer Date with respect to the Controlled Accumulation Period after the payment in full of the Class A Investor Interest and prior to the payment in full of the Class B Investor Interest, an amount equal to the Class B Investor Interest on such Transfer Date and (c) for any Transfer Date with respect to the Controlled Accumulation Period after the payment in full of the Class B Investor Interest, an amount equal to the Collateral Interest on such Transfer Date.

   "ACCUMULATION SHORTFALL" means (a) on the first Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount distributed from the Principal Account as Class A Monthly Principal for such Transfer Date and (b) on each subsequent Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent Transfer Date plus any Accumulation Shortfall for the prior Transfer Date over the amount distributed from the Principal Account as Class A Monthly Principal for such subsequent Transfer Date.


SHARED EXCESS FINANCE CHARGE COLLECTIONS

   To the extent that collections of Finance Charge Receivables allocated to the Investor Interest (and any other amounts that are to be treated as collections of Finance Charge Receivables allocated to the Investor Interest) are not needed to make payments in respect of the Investor Interest as described above under "--Application of Collections--Payment of Interest, Fees and Other Items" and "--Excess Spread," such Excess Finance Charge Collections will be applied to make payments in respect of other Series entitled to share therein in accordance with the Agreement. In addition, Excess Finance Charge Collections with respect to certain other Series, to the extent not required to make payments in respect of such Series, may be applied to cover shortfalls in amounts payable from Excess Spread as described above under "--Application of Collections--Excess Spread" (as well as shortfalls experienced by other Series).


SHARED PRINCIPAL COLLECTIONS

   Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account or the Distribution Account, and during the Rapid Amortization Period, payments to the Class A Certificateholders and Class B Certificateholders and then under certain circumstances payments to the Collateral Interest Holder. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Class A Certificateholders and Class B Certificateholders and any similar amount remaining for any other Series ("SHARED PRINCIPAL COLLECTIONS"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series entitled thereto which have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series ("PRINCIPAL Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holder of the Transferor Certificate or, under certain circumstances, deposited into the Excess Funding Account.


REQUIRED COLLATERAL INTEREST

   The "REQUIRED COLLATERAL INTEREST" means (i) initially $[ ] (the "INITIAL COLLATERAL INTEREST") and (ii) thereafter on each Transfer Date, an amount equal to [ ]% of the sum of (x) the Class A Adjusted Investor Interest and the Class B Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and
(y) the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $[ ]; provided, however, (1) that if certain reductions in the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the sum of the unpaid principal amount of the Class A Certificates and the Class B Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

   "RATING AGENCY CONDITION" means the notification in writing by each Rating Agency that a proposed action will not result in such Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or Class with respect to which it is a Rating Agency.

   With respect to any Transfer Date, if the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread, if available, will be allocated to increase the Collateral Interest to the extent of certain unreimbursed reductions thereof. Any of such Excess Spread not required to be so allocated or deposited into the Reserve Account with respect to any Transfer Date will be applied in accordance with the Loan Agreement. See "--Application of Collections--Excess Spread."


DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

   On or before each Transfer Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "INVESTOR DEFAULT AMOUNT" means, for any Monthly Period, the product of (a) the Floating Investor Percentage with respect to such Monthly Period and
(b) the aggregate amount of Receivables in Defaulted Accounts (the "DEFAULT AMOUNT") for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "CLASS A INVESTOR DEFAULT AMOUNT") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "CLASS B INVESTOR DEFAULT AMOUNT") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder (the "COLLATERAL DEFAULT AMOUNT") on each Transfer Date in an amount equal to the product of the Collateral Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

   On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such Transfer Date (a "CLASS A INVESTOR CHARGE-OFF"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose as described under "--Application of Collections--Excess Spread."

   On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess, but not more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not more than the Class B Investor Default Amount for such Transfer Date (a "CLASS B INVESTOR CHARGE-OFF"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread."

   On each Transfer Date, if the Collateral Default Amount for such Transfer Date exceeds the amount of Excess Spread which is allocated and available to fund such amount as described under "--Application of Collections--Excess Spread," the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "COLLATERAL CHARGE-OFF"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread."


PRINCIPAL FUNDING ACCOUNT

   Pursuant to the Series 1999-_ Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Class A Certificateholders (the "PRINCIPAL FUNDING ACCOUNT"). During the Controlled Accumulation Period, the Trustee, at the direction of the Servicer, will transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to Series 1999-_ from the Principal Account to the Principal Funding Account as described under "--Application of Collections." Such collections will be retained in the Principal Funding Account and ultimately used to pay principal of the Class A Certificates on the Class A Scheduled Payment Date or the first Distribution Date with respect to the Rapid Amortization Period, whichever occurs earlier.

   Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "PRINCIPAL FUNDING INVESTMENT PROCEEDS") will be applied on each Transfer Date as Class A Available Funds.


RESERVE ACCOUNT

   Pursuant to the Series 1999-_ Supplement, the Trustee will establish and maintain with a Qualified Institution a segregated trust account held for the benefit of the Class A Certificateholders (the "RESERVE ACCOUNT"). The Reserve Account is established to assist with the subsequent distribution of interest on the Class A Certificates during the Controlled Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Class A Certificates (to the extent described above under "--Application of Collections--Excess Spread") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "RESERVE ACCOUNT FUNDING DATE" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as the Servicer may determine. The "REQUIRED RESERVE ACCOUNT AMOUNT" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) [ ]% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Transferor; provided, however, that if such designation is of a lesser amount, the Transferor shall have provided the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1999-_. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

   Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

   On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and included in collections of Finance Charge Receivables to be applied to the payment of the Class A Monthly Interest for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Reserve Account Draw with respect to such Transfer Date; provided, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "AVAILABLE RESERVE ACCOUNT AMOUNT") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer
Date) and the Required Reserve Account Amount for such Transfer Date.

   The Reserve Account will be terminated upon the earlier to occur of (a) the termination of Trust I pursuant to the Pooling and Servicing Agreement and (b) if the Controlled Accumulation Period has not commenced, the first Transfer Date with respect to the Rapid Amortization Period or, if the Controlled Accumulation Period has commenced, the earlier to occur of (i) the first Transfer Date with respect to the Rapid Amortization Period and
(ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Class A Certificateholders.


PAY OUT EVENTS

   As described above, the Revolving Period will continue through [ ] (unless such date is postponed as described under "--Postponement of Controlled Accumulation Period"), unless a Pay Out Event occurs prior to such date. A "PAY OUT EVENT" refers to any of the following events:

      (a) failure on the part of the Transferor (i) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period which shall not exceed five days) or (ii) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Agreement or the Series 1999-_ Supplement, which failure has a material adverse effect on the Investor Certificateholders (which determination shall be made without regard to the existence of the Collateral Interest) and which continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the Investor Certificateholders (which determination shall be made without regard to the existence of the Collateral Interest) for such period;

      (b) any representation or warranty made by the Transferor in the Agreement or the Series 1999-_ Supplement, or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Investor Certificateholders are materially and adversely affected (which determination shall be made without regard to the existence of the Collateral Interest) and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this clause (b) shall not be deemed to occur thereunder if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Agreement;

      (c) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the average of the Base Rates for such period;

      (d) a failure by the Transferor to convey Receivables arising under Additional Accounts, or Participations, to Trust I when required by the Agreement;

      (e) any Servicer Default occurs which would have a material adverse effect on the Investor Certificateholders;

      (f) insufficient moneys in the Distribution Account to pay the Class A Investor Interest on the Class A Scheduled Payment Date or the Class B Investor Interest on the Class B Scheduled Payment Date;

      (g) certain events of insolvency, conservatorship, receivership or bankruptcy relating to the Transferor or any holder of an interest in the Transferor Certificate (including the Transferor Participation);

      (h) the Transferor becomes unable for any reason to transfer Receivables to Trust I in accordance with the provisions of the Agreement; or

      (i) Trust I becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

   In the case of any event described in clause (a), (b) or (e) above, a Pay Out Event will be deemed to have occurred with respect to the Investor Certificates only if, after any applicable grace period, either the Trustee or Investor Certificateholders evidencing undivided interests aggregating more than 50% of the Investor Interest, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Investor Certificateholders) declare that a Pay Out Event has occurred with respect to the Investor Certificates as of the date of such notice. In the case of any event described in clause (g), (h) or (i), a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (c), (d) or (f), a Pay Out Event with respect to only the Investor Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Investor Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. In such event, distributions of principal to the Class A Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the Monthly Period preceding the month in which the Class A Scheduled Payment Date occurs, Class A Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Class A Certificates. See "Description of the Certificates--Pay Out Events" in the attached prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the Transferor.


DEFEASANCE

   On the date that the following conditions shall have been satisfied: (i) the Transferor shall have deposited (x) in the Principal Funding Account an amount equal to the sum of the outstanding principal balance of the Class A Certificates, the Class B Certificates and the Collateral Interest which amount shall be invested in Permitted Investments and (y) in the Reserve Account an amount equal to or greater than the amount of interest to accrue on the Class A Certificates, the Class B Certificates and the Collateral Interest, as estimated by the Transferor, for the period from the date of the deposit to the Principal Funding Account through the expected final payment date for the Collateral Interest; (ii) the Transferor shall have delivered to the Trustee an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended and an opinion of counsel to the effect that following such deposit none of Trust I, the Reserve Account or the Principal Funding Account will be deemed to be an association (or publicly traded partnership) taxable as a corporation; (iii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not constitute a Pay Out Event or any event that, with the giving of notice or the lapse of time, would cause a Pay Out Event to occur; and (iv) the Rating Agency Condition will be satisfied with respect to such event; then, the Class A Certificates will no longer be entitled to the security interest of Trust I in the Receivables and, except those set forth in clause (i) above, other Trust assets, and the percentages applicable to the allocation to the Investor Certificates of collections on Principal Receivables and Finance Charge Receivables and Defaulted Accounts will be reduced to zero.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The share of the Servicing Fee (as defined herein) allocable to the Investor Interest with respect to any Transfer Date (the "INVESTOR SERVICING FEE") shall be equal to one-twelfth of the product of (a) [ ]% and (b) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date. On each Transfer Date, but only if Wachovia or The Bank of New York (Delaware) is the Servicer, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account will be withdrawn from the Finance Charge Account and paid to the Servicer in payment of a portion of the Investor Servicing Fee with respect to such Monthly Period. The "SERVICER INTERCHANGE" for any Monthly Period for which Wachovia or The Bank of New York (Delaware) is the Servicer will be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Adjusted Investor Interest, as of the last day of such Monthly Period and (ii) [ ]%. In the case of any insufficiency of Servicer Interchange on deposit in the Finance Charge Account, a portion of the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall Trust I, the Trustee or the Investor Certificateholders be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

   The share of the Investor Servicing Fee allocable to the Class A Certificateholders with respect to any Transfer Date (the "CLASS A SERVICING FEE") shall be equal to one-twelfth of the product of (a) the Class A Floating Allocation, (b) [ ]%, or if Wachovia or The Bank of New York (Delaware) is not the Servicer, [ ]% (the "NET SERVICING FEE RATE") and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date. The share of the Investor Servicing Fee allocable to the Class B Certificateholders with respect to any Transfer Date (the "CLASS B SERVICING FEE") shall be equal to one-twelfth of the product of (a) the Class B Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date. The share of the Investor Servicing Fee allocable to the Collateral Interest Holder with respect to any Transfer Date (the "COLLATERAL INTEREST SERVICING FEE"; together with the Class A Servicing Fee and Class B Servicing Fee, the "SERVICING FEE") shall be equal to one-twelfth of the product of (a) the Collateral Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date. The remainder of the Servicing Fee shall be paid by the holder of the Transferor Certificate or other Series (as provided in the related Series Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid. In no event shall Trust I, the Trustee or the Investor Certificateholders be liable for the share of the Servicing Fee to be paid out of Servicer Interchange. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections."

   The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by Trust I or the Investor Certificateholders other than Federal, state and local income and franchise taxes, if any, of Trust I.


REPORTS TO CLASS A CERTIFICATEHOLDERS

   On each Transfer Date, the Trustee will forward to each Class A Certificateholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Certificates--Reports to Certificateholders" in the attached prospectus. In addition, such statement will include (a) the amount, if any, withdrawn from the Principal Funding Account for such Transfer Date, and (b) the Collateral Interest, if any, for such Transfer Date.


                             ERISA CONSIDERATIONS

   Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans (collectively, "PLANS") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "PARTIES IN INTEREST") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.


CLASS A CERTIFICATES

   A violation of the prohibited transaction rules could occur if the Class A Certificates were to be purchased with assets of any Plan if the Transferor, the Trustee, any underwriters of such Series or any of their affiliates were a Party in Interest with respect to such Plan, unless a statutory, regulatory or administrative exemption is available or an exception applies under a regulation (the "PLAN ASSET REGULATION") issued by the Department of Labor ("DOL"). The Transferor, the Trustee, any underwriters of a Series and their affiliates are likely to be Parties in Interest with respect to many Plans. Before purchasing the Class A Certificates, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Transferor, the Trustee, any underwriters of such Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below and in the attached prospectus.

   Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Class A Certificates will represent beneficial interests in Trust I, and despite the agreement of the Transferor and the Certificate Owners to treat the Class A Certificates as debt instruments, the Class A Certificates are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of Trust I are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and Section 4975 of the Code, unless the exception for "publicly-offered securities" is applicable as described in the attached prospectus. The Underwriters anticipate that the Class A Certificates will be held by at least 100 independent persons. Wachovia expects the other requirements will be met so that the Class A certificates will be considered, "publicly-offered securities" as described in the attached prospectus. No restrictions will be imposed on the transfer of the Class A Certificates. It is expected that the Class A Certificates will be held by at least 100 or more investors who were independent of the issuer and of one another ("INDEPENDENT INVESTORS") at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. The Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

   If the foregoing exception under the Plan Asset Regulation were not satisfied, transactions involving Trust I and Parties in Interest with respect to a Plan that purchases or holds Class A Certificates might be prohibited under Section 406 of ERISA and/or Section 4975 of the Code and result in excise tax and other liabilities under ERISA and Section 4975 of the Code unless an exemption were available. The five DOL class exemptions described in the attached prospectus may not provide relief for all transactions involving the assets of the Trust even if they would otherwise apply to the purchase of a Class A Certificate by a Plan.


CLASS B CERTIFICATES

   The Underwriter currently does not expect that the Class B Certificates will be held by at least 100 Independent Investors and, therefore, does not expect that such Class B Certificates will qualify as "publicly-offered securities" under the regulation referred to in the preceding paragraph. Accordingly, the Class B Certificates may not be acquired or held by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Code, or (c) any entity whose underlying assets include "plan assets" under the regulation by reason of any such plan's investment in the entity. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not and will not be subject to the foregoing limitation.


CONSULTATION WITH COUNSEL

   In light of the foregoing, fiduciaries or other persons contemplating purchasing the Class A Certificates on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Class A Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules.

   Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Class A Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed in this prospectus supplement.


                                 UNDERWRITING

   Subject to the terms and conditions set forth in the Underwriting Agreement dated [ ] (the "UNDERWRITING AGREEMENT") between Wachovia and the underwriters named below (the "UNDERWRITERS"), Wachovia has agreed to sell to the Underwriters and the Underwriters have agreed to purchase, the principal amount of the Offered Certificates offered hereby if any of the Offered Certificates are purchased.


                                                 PRINCIPAL      PRINCIPAL
                                                 AMOUNT OF      AMOUNT OF
                                                  CLASS A        CLASS B
    UNDERWRITERS                                CERTIFICATES   CERTIFICATES
                                                ------------   ------------
[                  ]..........................  $              $
[                  ]..........................
[                  ]..........................
[                  ]..........................
[                  ]..........................
                                                 -----------   ------------
Total..........................................  $              $
                                                 ===========   ============


   The price to public, Underwriters' discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class A
Certificates and the Class B Certificates, shall be as follows:

                                                                Underwriting
                                                    Price to    discount and
                                                     public     commissions
                                                    ---------   ------------
Class A Certificates..........................             %           %
Class B Certificates..........................             %           %


   After the offering is completed, Wachovia will receive the proceeds, after deduction of the underwriting and other expenses, listed below:


                                        Proceeds to Transferor
                            Proceeds    (as % of the principal   Underwriting
                              to           amount of the         discounts and
                           Transferor   Class A Certificates)    commissions
                           ----------   ----------------------   -------------
Class A Certificates.......$                              %      $
Class B Certificates.......$                              %      $


   After the public offering, the public offering price and other selling terms may be changed by the Underwriters. Additional offering expenses are estimated to be $________.

   The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Offered Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the Offered Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Offered Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Offered Certificates to be higher than it would otherwise be in the absence of such transactions. Neither the Transferor nor the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

   The Transferor has been advised by each Underwriter that it proposes initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [ ]% of the principal amount of the Class A Certificates. Each Underwriter may allow, and such dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class A Certificates to certain brokers and dealers. The Transferor has been advised by each Underwriter that it proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [ ]% of the principal amount of the Class B Certificates. Each Underwriter may allow, and such dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class B Certificates to certain brokers and dealers.

   Each Underwriter has represented and agreed that (a) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and other applicable laws and regulations with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom and (c) if the Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

   The Transferor will indemnify each Underwriter against certain liabilities, including liabilities under the Securities Act or contribute to payments the Underwriter may be required to make in respect thereof. Each Underwriter has agreed to reimburse the Transferor for certain expenses incurred in connection with the issuance and distribution of the Offered Certificates.

   In the ordinary course of business, each Underwriter and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Transferor, its affiliates and the Trust. In addition, each Underwriter may from time to time take positions in the Offered Certificates and other certificates issued by the Trust.

   Wachovia Securities, Inc. ("WSI") is an affiliate of the Transferor. Any obligations of WSI are the sole obligations of WSI and do not create any obligations on the part of any of its affiliates.

   WSI may from time to time purchase or acquire a position in the Offered Certificates and may, at its option, hold or resell such Offered Certificates. WSI expects to offer and sell previously issued Offered Certificates in the course of its business as a broker-dealer. WSI may act as a principal or agent in such transactions. This supplement and the attached prospectus may be used by WSI and its successors in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.



                   INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Accounts...............................................................S-15
Accumulation Period Length.............................................S-30
Accumulation Shortfall.................................................S-39
Addition Cut-Off Date..................................................S-19
Addition Date..........................................................S-31
Adjusted Investor Interest.............................................S-29
Agreement..............................................................S-15
Available Investor Principal Collections...............................S-30
Available Reserve Account Amount.......................................S-43
Bank...................................................................S-15
Bank Portfolio.........................................................S-15
Base Rate..............................................................S-24
Class A Additional Interest............................................S-28
Class A Adjusted Investor Interest.....................................S-29
Class A Available Funds................................................S-28
Class A Certificate Rate...............................................S-28
Class A Certificateholders.............................................S-15
Class A Certificates...................................................S-15
Class A Fixed Allocation...............................................S-32
Class A Floating Allocation............................................S-32
Class A Investor Charge-Off............................................S-41
Class A Investor Default Amount........................................S-40
Class A Investor Interest........................................S-26, S-32
Class A Monthly Interest...............................................S-36
Class A Monthly Principal..............................................S-38
Class A Required Amount................................................S-33
Class A Scheduled Payment Date.........................................S-23
Class A Servicing Fee..................................................S-45
Class B Additional Interest............................................S-28
Class B Available Funds................................................S-28
Class B Certificate Rate...............................................S-28
Class B Certificateholders.............................................S-15
Class B Certificates...................................................S-15
Class B Fixed Allocation...............................................S-32
Class B Floating Allocation............................................S-32
Class B Investor Charge-Off............................................S-41
Class B Investor Default Amount........................................S-41
Class B Investor Interest........................................S-26, S-33
Class B Monthly Interest...............................................S-36
Class B Monthly Principal..............................................S-38
Class B Required Amount................................................S-34
Class B Scheduled Payment Date.........................................S-23
Class B Servicing Fee..................................................S-45
Closing Date...........................................................S-27
Collateral Available Funds.............................................S-36
Collateral Default Amount..............................................S-41
Collateral Fixed Allocation............................................S-32
Collateral Floating Allocation.........................................S-32
Collateral Interest..............................................S-15, S-33
Collateral Interest Holders............................................S-15
Collateral Interest Servicing Fee......................................S-45
Collateral Monthly Interest............................................S-37
Collateral Monthly Principal...........................................S-39
Collateral Rate........................................................S-37
Controlled Accumulation Amount.........................................S-39
Controlled Deposit Amount..............................................S-23
Default Amount.........................................................S-40
Distribution Date......................................................S-28
DOL....................................................................S-46
ERISA..................................................................S-46
Excess Finance Charge Collections......................................S-37
Excess Spread..........................................................S-36
FFIEC..................................................................S-17
FFIEC Uniform Policy...................................................S-17
Floating Investor Percentage...........................................S-31
Independent Investors..................................................S-46
Initial Collateral Interest............................................S-40
Interest Period........................................................S-28
Investor Certificateholders............................................S-15
Investor Certificates..................................................S-15
Investor Default Amount................................................S-40
Investor Interest......................................................S-26
Investor Servicing Fee.................................................S-45
LIBOR..................................................................S-29
LIBOR Determination Date...............................................S-29
Loan Agreement.........................................................S-37
Minimum Aggregate Principal Receivables................................S-19
Minimum Transferor Amount..............................................S-19
Monthly Period.........................................................S-19
Net Servicing Fee Rate.................................................S-45
Offered Certificates...................................................S-15
Parties in Interest....................................................S-46
Pay Out Event....................................................S-24, S-43
Plan Asset Regulation..................................................S-46
Plans..................................................................S-46
Pooling and Servicing Agreement........................................S-15
Portfolio Yield........................................................S-24
Principal Funding Account..............................................S-42
Principal Funding Account Balance......................................S-23
Principal Funding Investment Proceeds..................................S-42
Principal Shortfalls...................................................S-40
Rapid Amortization Period..............................................S-23
Rating Agency Condition................................................S-40
Reallocated Class B Principal Collections..............................S-34
Reallocated Collateral Principal Collections...........................S-34
Reallocated Principal Collections......................................S-34
Receivables............................................................S-15
Record Date............................................................S-27
Reference Banks........................................................S-29
Removal Date...........................................................S-31
Required Collateral Interest...........................................S-40
Required Reserve Account Amount........................................S-42
Reserve Account........................................................S-42
Reserve Account Draw...................................................S-28
Reserve Account Funding Date...........................................S-42
Revolving Period.......................................................S-29
Series 1999-1 Supplement...............................................S-15
Series 1999-1 Termination Date.........................................S-30
Servicer...............................................................S-15
Servicer Interchange...................................................S-45
Servicing Fee..........................................................S-45
Shared Principal Collections...........................................S-40
Telerate Page 3750.....................................................S-29
Transfer Date..........................................................S-35
Transferor.............................................................S-15
Transferor Interest....................................................S-26
Transferor Participation...............................................S-27
Transferor Percentage..................................................S-27
Trust I................................................................S-15
Trust I Portfolio......................................................S-19
Trustee................................................................S-15
Underwriters...........................................................S-48
Underwriting Agreement.................................................S-48
Virginia Banks.........................................................S-16
Virginia Portfolios....................................................S-16
Wachovia...............................................................S-15
WCM....................................................................S-49
Wells Portfolio........................................................S-16
WOSC...................................................................S-15





                                                                   ANNEX I

                                 OTHER SERIES

   The Trust has previously issued two other Series that the Transferor anticipates will remain outstanding on the Closing Date. The table below sets forth the principal characteristics of such Series: Series 1995-1 and Series 1999-1. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (336) 732-7729. The Servicer will provide, without charge, to any prospective purchaser of the Offered Certificates, a copy of the Disclosure Documents for any previous publicly issued Series.


SERIES 1995-1

1. CLASS A CERTIFICATES
     INITIAL INVESTED AMOUNT..................  $446,250,000
     CERTIFICATE RATE.........................  ONE MONTH LIBOR + 0.170%
     CONTROLLED ACCUMULATION AMOUNT
       (SUBJECT TO ADJUSTMENT)................  $37,187,500
     COMMENCEMENT OF CONTROLLED ACCUMULATION
        PERIOD (SUBJECT TO ADJUSTMENT)........  SEPTEMBER 30, 1999
     ANNUAL SERVICING FEE PERCENTAGE..........  2.0%
     INITIAL COLLATERAL INVESTED AMOUNT.......  $10,000,000
     OTHER ENHANCEMENT........................  CASH COLLATERAL ACCOUNT AND
                                                SUBORDINATION OF CLASS B
                                                CERTIFICATES AND COLLATERAL
                                                INTEREST
     EXPECTED FINAL PAYMENT DATE..............  OCTOBER 2000
     SCHEDULED SERIES TERMINATION DATE........  MARCH 2003
     SERIES ISSUANCE DATE.....................  OCTOBER 17, 1995

2. CLASS B CERTIFICATES
     INITIAL INVESTED AMOUNT..................  $26,250,000
     CERTIFICATE RATE.........................  ONE MONTH LIBOR + 0.275%
     ANNUAL SERVICING FEE PERCENTAGE..........  SAME AS ABOVE FOR CLASS A
                                                CERTIFICATES
     INITIAL COLLATERAL INVESTED AMOUNT.......  SAME AS ABOVE FOR CLASS A
                                                CERTIFICATES
     OTHER ENHANCEMENT........................  CASH COLLATERAL ACCOUNT AND
                                                SUBORDINATION OF THE
                                                COLLATERAL INTEREST
     EXPECTED FINAL PAYMENT DATE..............  NOVEMBER 2000
     SCHEDULED SERIES TERMINATION DATE........  SAME AS ABOVE FOR CLASS A
                                                CERTIFICATES
     SERIES ISSUANCE DATE.....................  SAME AS ABOVE FOR CLASS A
                                                CERTIFICATES


SERIES 1999-1

1. CLASS A CERTIFICATES
     INITIAL INVESTED AMOUNT..................  $775,000,000
     CERTIFICATE RATE.........................  ONE MONTH LIBOR + 0.15%
     CONTROLLED ACCUMULATION AMOUNT
       (SUBJECT TO ADJUSTMENT)................  $64,583,333.33
     COMMENCEMENT OF CONTROLLED ACCUMULATION
       PERIOD (SUBJECT TO ADJUSTMENT).........  FEBRUARY 28, 2003
     ANNUAL SERVICING FEE PERCENTAGE..........  2.0%
     INITIAL COLLATERAL INTEREST..............  $67,169,550
     OTHER ENHANCEMENT........................  SUBORDINATION OF CLASS B
                                                CERTIFICATES AND
                                                COLLATERAL INTEREST
     SCHEDULED PAYMENT DATE...................  MARCH 2004
     STATED SERIES TERMINATION DATE...........  AUGUST 2006
     SERIES ISSUANCE DATE.....................  MARCH 24, 1999

2. CLASS B CERTIFICATES
     INITIAL INVESTED AMOUNT................... $53,757,250
     CERTIFICATE RATE.......................... ONE MONTH LIBOR + 0.40%
     ANNUAL SERVICING FEE PERCENTAGE........... SAME AS ABOVE FOR CLASS A
                                                CERTIFICATES
     INITIAL COLLATERAL INTEREST............... SAME AS ABOVE FOR CLASS A
                                                CERTIFICATES
     OTHER ENHANCEMENT......................... SUBORDINATION OF THE
                                                COLLATERAL INTEREST
     SCHEDULED PAYMENT DATE.................... APRIL 2004
     STATED SERIES TERMINATION DATE............ AUGUST 2006
     SERIES ISSUANCE DATE...................... MARCH 24, 1999






[BOX]
A certificate is not a deposit and neither the certificates nor the underlying accounts or receiv ables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other gov ernmental agency.

The certificates will represent interests in the trust only and will not represent interests in or obligations of The First National Bank of Atlanta d/b/a Wachovia Bank Card Services, the servicer or any of its affiliates.

This prospectus may be used to offer and sell any series of certif icates only if accompanied by the prospectus supplement for that series.


[FLAG]
The information in this prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.
 This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


SUBJECT TO COMPLETION, DATED JULY 12, 1999

Prospectus

WACHOVIA CREDIT CARD MASTER TRUST
Issuer

THE FIRST NATIONAL BANK OF ATLANTA D/B/A WACHOVIA BANK
CARD SERVICES
Transferor and Servicer

ASSET BACKED CERTIFICATES


THE TRUST--

o may periodically issue asset backed certificates in one or more series with one or more classes; and

o   will own--
    o receivables in a portfolio of consumer revolving credit card accounts;
    o payments due on those receivables; and o other property described in this prospectus and in the prospectus supplement.

THE CERTIFICATES--

o will represent interests in a trust and will be paid only from the assets of the trust;

o offered by this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

o   may have one or more forms of enhancement; and

o will be issued as part of a designated series which may include one or more classes of certificates and enhancement.

THE CERTIFICATEHOLDERS--

o will receive interest and principal payments from a varying percentage of credit card account collections.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is       , 1999




                             TABLE OF CONTENTS

                                 PROSPECTUS



IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
   PROSPECTUS AND THE PROSPECTUS SUPPLEMENT................................3

THE TRUSTS.................................................................4

WACHOVIA'S CREDIT CARD ACTIVITIES..........................................4
  General..................................................................4
  Acquisition and Use of Credit Card Accounts..............................4
  Description of Wachovia Operational Services Corporation ................5
  Interchange..............................................................5
  Recoveries...............................................................5

THE RECEIVABLES............................................................6

MATURITY CONSIDERATIONS....................................................6

USE OF PROCEEDS............................................................7

WACHOVIA AND WACHOVIA CORPORATION..........................................7
  General..................................................................7
  Year 2000 Compliance.....................................................7

DESCRIPTION OF THE CERTIFICATES............................................8
  General..................................................................9
  Book-Entry Registration.................................................10
  Definitive Certificates.................................................13
  Interest Payments.......................................................13
  Principal Payments......................................................14
  Controlled Amortization Period..........................................14
  Principal Amortization Period...........................................14
  Controlled Accumulation Period..........................................15
  Rapid Accumulation Period...............................................15
  Rapid Amortization Period...............................................15
  Transfer and Assignment of Receivables..................................16
  Exchanges...............................................................16
  Representations and Warranties..........................................17
  Addition of Trust Assets................................................19
  Removal of Accounts.....................................................20
  Collection and Other Servicing Procedures...............................20
  Discount Option.........................................................21
  Trust Accounts..........................................................21
  Funding Period..........................................................21
  Investor Percentage and Transferor Percentage...........................22
  Application of Collections..............................................22
  Shared Excess Finance Charge Collections................................23
  Excess Funding Account..................................................24
  Shared Principal Collections............................................24
  Paired Series ..........................................................24
  Defaulted Receivables; Rebates and Fraudulent Charges;
    Investor Charge-Offs..................................................24
  Defeasance..............................................................25
  Final Payment of Principal; Termination.................................25
  Pay Out Events..........................................................26
  Servicing Compensation and Payment of Expenses..........................26
  Certain Matters Regarding the Transferor and the Servicer...............27
  Servicer Default........................................................28
  Reports to Certificateholders...........................................28
  Evidence as to Compliance...............................................29
  Amendments..............................................................29
  List of Certificateholders..............................................30
  The Trustee.............................................................30

CREDIT ENHANCEMENT........................................................30
  General.................................................................30
  Subordination...........................................................31
  Cash Collateral Guaranty or Account.....................................31
  Collateral Interest.....................................................31
  Letter of Credit........................................................32
  Surety Bond or Insurance Policy.........................................32
  Spread Account..........................................................32
  Reserve Account.........................................................32

CERTIFICATE RATINGS.......................................................32

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES..................................33
  Transfer of Receivables.................................................33
  Certain Matters Relating to Receivership................................33
  Consumer Protection Laws................................................34
  Industry Litigation.....................................................35

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES..............................35
  General.................................................................35
  Characterization of the Certificates as Indebtedness....................36
  Taxation of Interest Income of Certificateholders.......................36
  Sale or Other Disposition of a Certificate..............................37
  Tax Characterization of the Trust.......................................37
  FASIT Legislation.......................................................38
  Foreign Investors.......................................................39

STATE AND LOCAL TAXATION..................................................40

EMPLOYEE BENEFIT PLAN CONSIDERATIONS......................................40

PLAN OF DISTRIBUTION......................................................42

LEGAL MATTERS.............................................................42

REPORTS TO CERTIFICATEHOLDERS.............................................43

WHERE YOU CAN FIND MORE INFORMATION.......................................43

INDEX OF TERMS FOR PROSPECTUS.............................................44

ANNEX I:  GLOBAL CLEARANCE, SETTLEMENT AND TAX
  DOCUMENTATION PROCEDURES...............................................A-1
  Initial Settlement.....................................................A-1
  Secondary Market Trading...............................................A-1
  Certain U.S. Federal Income Tax Documentation Requirements.............A-2




                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                        PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

   We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the prospectus supplement, which will describe the specific terms of your series of certificates, including:

   o  the timing and amount of interest and principal payments;
   o  information about the receivables;
   o  information about credit enhancement for each offered class;
   o  credit ratings; and
   o  the method for selling the certificates.

   WHENEVER INFORMATION IN THE PROSPECTUS SUPPLEMENT IS MORE SPECIFIC THAN THE INFORMATION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

   You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

   We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The preceding table of contents and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

   You can find a listing of the pages where capitalized terms are defined under the caption "Index of Terms for Prospectus" beginning on page 44 in this prospectus.

                            --------------------


                                 THE TRUSTS

   The Wachovia Credit Card Master Trust ("TRUST I") has been formed in accordance with the laws of the State of Delaware pursuant to a pooling and servicing agreement (the "POOLING AND SERVICING AGREEMENT") between The First National Bank of Atlanta d/b/a Wachovia Bank Card Services ("WACHOVIA" or the "BANK"), as transferor (in such capacity, the "TRANSFEROR") and servicer (in such capacity, the "SERVICER"), and The Bank of New York (Delaware), as trustee. Additional Trusts (each such Trust, a "NEW TRUST") may be formed from time to time, each pursuant to a pooling and servicing agreement (each such agreement, a "NEW AGREEMENT," and each New Agreement and the Pooling and Servicing Agreement, an "AGREEMENT") to be entered into between the Bank, as transferor and servicer, and a trustee to be identified in the Prospectus Supplement relating to the Series of Certificates representing interests in such Trust (each trustee under an Agreement, a "TRUSTEE"). Trust I and each New Trust will be created as a master trust under which one or more Series will be issued pursuant to a series supplement to the related Agreement (a "SERIES SUPPLEMENT"). A Series issued by a Trust may be offered pursuant to this Prospectus, or may be offered pursuant to another disclosure document in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Each Prospectus Supplement identifies the related Trust and all Series previously issued by such Trust.

   No Trust will engage in any business activity other than as described herein and in the related supplement to this Prospectus (the "PROSPECTUS SUPPLEMENT"). Each Trust will hold the Receivables, issue asset backed certificates (the "CERTIFICATES") evidencing an undivided interest in the assets of a Wachovia Credit Card Master Trust (each, a "Trust") which may be issued from time to time in one or more series (each, a "SERIES") which will consist of one or more classes of Certificates (each, a "CLASS") and the related Transferor Certificate, make payments thereon and engage in related activities (including, with respect to any Series, obtaining any Enhancement (as defined herein) and entering into an Enhancement agreement relating thereto). As a consequence, no Trust is expected to have any need for additional capital resources other than the assets of such Trust and there is no reasonable potential for such need to develop. Furthermore, no such additional capital resources will be available.


                     WACHOVIA'S CREDIT CARD ACTIVITIES

GENERAL

   With respect to each Series of Certificates, the Receivables conveyed or to be conveyed to a Trust by the Bank pursuant to the related Agreement have been or will be generated from transactions made by holders of selected MasterCard(R) and VISA(R)(1) credit card accounts (the "ACCOUNTS"), including premium accounts and standard accounts, from the portfolio of accounts owned by the Bank (the "BANK PORTFOLIO"). Generally, both premium and standard accounts undergo the same credit analysis, but premium accounts generally carry higher credit limits and offer a wider variety of services to the cardholders. The Bank currently services the Bank Portfolio in the manner described in the related Prospectus Supplement. Certain data processing and administrative functions associated with the servicing of the Bank Portfolio are performed on behalf of the Bank by Wachovia Operational Services Corporation. See "--Description of Wachovia
Operational Services Corporation."
------------
(1) MasterCard(R) and VISA(R) are registered trademarks of MasterCard International Incorporated and VISA USA Incorporated, respectively.


ACQUISITION AND USE OF CREDIT CARD ACCOUNTS

   Wachovia primarily relies on nationally targeted direct marketing in the acquisition of new credit card accounts. Normally marketing campaigns are based on product pricing and targeted individuals that are more likely to be revolvers as opposed to convenience users. Wachovia also targets existing customer base of the Wachovia Bank, N.A. ("WBNA") in the states in which WBNA operates through branch promotions and cross-selling campaigns.

   Credit applications are processed by an automated application processing system that utilizes credit scorecards and specific credit policy rules and fraud detection criteria. Those applications that are not decisioned by the automated application processing system are reviewed by a Wachovia credit analyst who makes a credit and limit assignment decision based on a review of (i) the information contained in the application, (ii) a credit report obtained through an independent credit reporting agency, and (iii) an analysis of the applicant's capacity to repay. For some programs, Wachovia uses a pre-screening method to acquire new accounts. These applications are also processed by an automated application processing system that utilizes a credit report obtained through an independent credit reporting agency and specific credit policy rules and fraud detection criteria. Those pre-screened applications that are not decisioned by the automated application processing system are reviewed by a Wachovia credit analyst who makes a credit and limit assignment decision based on a review of (i) the information contained in the application, (ii) the credit report obtained through an independent credit reporting agency, and (iii) an analysis of the applicant's capacity to repay. Certain applications, selected on the basis of management reports, are independently reviewed by loan administration officials to ensure quality and consistency.

   Credit card accounts that have been purchased by the Transferor were originally opened using criteria established by institutions other than Wachovia and may not have been subject to the same level of credit review as accounts originally established by Wachovia. From time to time the Transferor may add to the Trust receivables from portfolios of credit card accounts purchased by the Transferor from other credit card issuers.

   Each cardholder is subject to an agreement with Wachovia governing the terms and conditions of the related MasterCard or VISA account. Pursuant to each such agreement, Wachovia reserves the right, upon advance notice to the cardholders, to add or to change any terms, conditions, services or features of its MasterCard or VISA accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that Wachovia may apply such changes, when applicable, to current outstanding balances as well as to future transactions. The cardholder can avoid certain changes in terms by giving timely written notification to Wachovia and by not using the account.

   A cardholder may use the credit card for two types of transactions: purchases and cash advances. Cardholders make purchases when using the credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine ("ATM"). Cardholders may use special cash advance checks issued by Wachovia to draw against their MasterCard or VISA credit lines. Cardholders may also draw against their credit lines issued by Wachovia by transferring balances owed to other creditors to such accounts.

   The Bank has made portfolio acquisitions in the past and such acquisitions are possible in the future. See "Wachovia and Wachovia Corporation--General." Prior to acquiring a portfolio, the Bank reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution, but individual accounts are not requalified by the Bank. There can be no assurance that accounts so acquired were originated in a manner consistent with the Bank's policies or that the underwriting and qualification of such accounts conformed to any given standards. Such accounts and any accounts acquired in the future may become Additional Accounts provided that, at such time, they constitute Eligible Accounts (as defined herein). See "The Receivables," "Description of the Certificates--Transfer and Assignment of Receivables" and "--Representations and Warranties."

DESCRIPTION OF WACHOVIA OPERATIONAL SERVICES CORPORATION

   Credit card processing services performed by Wachovia Operational Services Corporation ("WOSC"), a wholly-owned subsidiary of the Corporation, include data processing and network services. WOSC's data network provides an interface to MasterCard International Incorporated and VISA USA, Inc. for performing authorizations and funds transfers.

INTERCHANGE

   Creditors participating in the VISA and MasterCard associations receive Interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. "INTERCHANGE" consists of certain fees received by the Bank from VISA and MasterCard as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. The Transferor may be required, as described in the related Prospectus Supplement, to transfer to a Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the related Accounts. If so required to be transferred, Interchange arising under the Accounts will be allocated to the related Certificates of any Series in the manner provided in the related Prospectus Supplement, and, unless otherwise provided in the related Prospectus Supplement, will be treated as collections of Finance Charge Receivables (as defined herein) and will be used to pay required monthly payments including interest on the related Series of Certificates, and, in some cases, to pay all or a portion of the Servicing Fee (as defined herein) to the Servicer.

RECOVERIES

   The Transferor and the Servicer will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust all amounts received by the Transferor or the Servicer with respect to Receivables in Defaulted Accounts, including amounts received by the Transferor or the Servicer from the purchaser or transferee with respect to the sale or other disposition of Receivables in Defaulted Accounts ("RECOVERIES"). In the event of any such sale or other disposition of Receivables, Recoveries will not include amounts received by the purchaser or transferee of such Receivables but will be limited to amounts received by the Transferor or the Servicer from the purchaser or transferee.


                               THE RECEIVABLES

   The assets of Trust I and each New Trust will include receivables (the "RECEIVABLES") conveyed to each such Trust arising in Accounts selected from the Bank Portfolio (the "TRUST PORTFOLIO") on the basis of criteria set forth in the related Agreement as applied on the relevant date (the "CUT OFF DATE") specified in the related Prospectus Supplement and, with respect to Additional Accounts (as defined herein), as of the related date of their selection to be added to the Trust (the "ADDITION CUT OFF DATE"). The Receivables will consist of amounts charged by cardholders for goods and services and cash advances (the "PRINCIPAL RECEIVABLES"), plus the related periodic finance charges and amounts charged to the Accounts in respect of certain credit card fees (the "FINANCE CHARGE RECEIVABLES"); provided, however, that if the Transferor exercises the Discount Option (as defined herein) with respect to a Trust, an amount equal to the product of the Discount Percentage (as defined herein) and the amount of Receivables arising in the related Accounts on and after the date such option is exercised that otherwise would be Principal Receivables will be treated as Finance Charge Receivables. See "Description of the Certificates--Discount Option." In addition, if so specified in the related Prospectus Supplement, certain amounts of Interchange attributed to cardholder charges for goods and services in the Accounts may be allocated to the Certificates of a Series or any Class thereof and treated as collections of Finance Charge Receivables for purposes of such Series or Class thereof or may be applied in some other manner as described in the related Prospectus Supplement. See "Wachovia's Credit Card Activities--Interchange."

   During the term of each Trust, all new Receivables arising in the Accounts relating to such Trust will be transferred automatically to such Trust by the Transferor. The total amount of Receivables in any Trust will fluctuate from day to day, because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day. It will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose.

   The Transferor will have the right (subject to certain limitations and conditions set forth in the related Agreement), and in some circumstances, such as the maintenance of the Transferor Amount at a specified minimum level (the "MINIMUM TRANSFEROR AMOUNT"), will be obligated, to designate from time to time "ADDITIONAL ACCOUNTS" and to transfer to the related Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created, or to transfer Participations in lieu of such Receivables or in addition thereto. Any Additional Accounts designated pursuant to an Agreement must be Eligible Accounts as of the date the Transferor designates such accounts to be included as Additional Accounts. The Transferor will also have the right to designate Eligible Accounts to be included automatically as Accounts upon their creation ("AUTOMATIC ADDITIONAL ACCOUNTS"), subject to certain limitations set forth in the Agreement. The Transferor may discontinue the inclusion of Automatic Additional Accounts at any time, at its sole discretion. Furthermore, pursuant to each Agreement, the Transferor has the right (subject to certain limitations and conditions) to designate certain Accounts as Removed Accounts and to require the Trustee to reconvey all receivables in such Accounts (the "REMOVED ACCOUNTS") to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of each Trust, the related Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the relevant Cut Off Date, plus any Additional Accounts and Automatic Additional Accounts minus any Removed Accounts. With respect to each Series of Certificates, the Transferor will represent and warrant to the related Trust that, as of the date the Receivables are selected to be added to the Trust or as of the date of creation of new Receivables, such Receivables meet certain eligibility requirements. See "Description of the Certificates--Representations and Warranties," "--Addition of Trust Assets" and "--Removal of Accounts."

   The Prospectus Supplement relating to each Series of Certificates will provide certain information about the related Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.


                           MATURITY CONSIDERATIONS

   For each Series, following the Revolving Period (as defined herein), collections of Principal Receivables are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date (as defined herein) during the amortization period (the "CONTROLLED AMORTIZATION PERIOD") or the Principal Amortization Period (as defined herein), or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during an Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement specifies when the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period.


                              USE OF PROCEEDS

   Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes or for such other purpose specified in the Prospectus Supplement.


                     WACHOVIA AND WACHOVIA CORPORATION

GENERAL

   Wachovia, a wholly-owned subsidiary of Wachovia Corporation (the "CORPORATION"), is a national banking association located in New Castle, Delaware which conducts nationwide consumer lending programs principally comprised of credit card related activities. WBNA, a wholly-owned subsidiary of the Corporation, is a national banking association located in Winston-Salem, North Carolina. The principal executive offices of the Bank are located at New Castle, Delaware, telephone number (302) 323-2395. The Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, maintaining dual headquarters in Atlanta, Georgia and Winston-Salem, North Carolina. The Prospectus Supplement for each Series of Certificates contains additional information, including financial information, relating to Wachovia, Wachovia's credit card activities, WBNA and the Corporation.

YEAR 2000 COMPLIANCE

   The change in date to the year 2000 from 1999 will cause data recognition problems in computers, software and facility operations dependent on computer chip devices due to programming standards that historically limited data date fields to two digits. In late 1995, the Corporation initiated a formal evaluation of Year 2000 issues, establishing in the early months of 1996 a full-time project team to assess and address both internal and external risks associated with the change in date event. The project team is in the latter stages of completing a Year 2000 readiness plan consisting of five phases: problem awareness; identification of affected systems, functions and facilities; conversion or replacement of identified areas to Year 2000 compliant standards; testing; and implementation.

   The Corporation's readiness plan encompasses both information technology systems and computer chip embedded functions, such as those operating facilities including elevators, security systems and building heating and cooling. In 1996, the Corporation completed its awareness and identification phases, extending and completing the processes in 1997 and 1998 for recent merger partners. As of March 31, 1999, virtually all of the Corporation's information technology systems, including all of those designated as mission critical, had been converted, tested and implemented. While regulatory guidelines require conversion only of mission critical systems, the Corporation's approach has been to address all of its information technology systems. For computer chip embedded functions, the Corporation has replaced and tested noncompliant functions essential to business operations.

   In-house testing of internal and external mission critical systems was 100 percent complete as of March 31, 1999. Testing of the Corporation's entire application portfolio was 96 percent complete as of the same date. Management expects to finish testing of its remaining systems by April 30, 1999. Testing is done in both a 21st century and 20th century date environment before systems are returned to production to ensure data accuracy and consistency. All exceptions to testing results are resolved before further testing is permitted. Management has chosen to implement converted systems back into production as systems are tested to permit greater flexibility in the event of future system flaws or failures. The percentage of systems implemented, therefore, closely approximates the percentage tested.

   The Corporation also is working to address Year 2000 readiness on the part of external entities, particularly critical vendors and significant credit customers. Identification and monitoring of external entities began in 1996 and includes surveys with follow-up reviews and contacts. Substantially all of the Corporation's vendors have responded to management's surveys regarding Year 2000 readiness, with approximately 81 percent indicating that they are compliant as of March 31, 1999. The project team is continuing to monitor the progress of remaining noncompliant vendors as well as the status of large corporate borrowers identified as potentially at risk. The Corporation began external entity testing in 1998 and has continued this testing in 1999. All external entity testing is on schedule to be completed on June 30, 1999.

   Management estimates that total Year 2000 project costs will be approximately $80 million, with $72 million having been spent through March 31, 1999 including $6 million in the first quarter of 1999. The
Corporation's remaining Year 2000 project costs are not expected to have a material impact on the Corporation's results of operations, liquidity or capital resources.

   The Corporation faces a number of risks related to the year 2000 date change event including project management risks, legal risks and financial risks. Project management risks refer primarily to the failure to adequately assess Year 2000 planning and resource needs, resulting in under- or over-allotment of resources assigned to complete the project work, missed deadlines and estimation errors. Legal risks include the failure to meet contractual service agreements, leading to possible punitive actions including those of a regulatory nature. Financial risks concern the possibility of lost revenues, asset quality deterioration or even business failure. The Corporation conducted a project management risk assessment in early 1997 and is in the process of addressing its legal and financial risks.

   Management of the date change event entails additional risks separate from those of project management. Major risks associated with the date change event include a shutdown of voice and data communication systems due to failure by switching systems, satellites or telephone companies; excessive cash withdrawal activity; cash couriers delayed or not available; ATM failures; problems with international accounts or offices, including inaccurate or delayed information or inaccessibility to account data; and government offices or facilities not opening or operating.

   The Corporation has identified 60 risks associated with the date change event and has completed development of formal contingency plans for each major risk. Management views contingency planning as part of an overall strategy for managing the date change event and post-event risks and considers pre-implementation mitigating actions as critical components to successful contingency planning. In the event of a voice and data communication system shutdown, contingency plans include deploying cellular and field phones to communicate between established command posts. To reduce expected cash withdrawal demands while simultaneously preparing for higher fund withdrawal activity, the Corporation is sponsoring public awareness programs on appropriate cash reserve levels, applying for increased borrowing limits from the Federal Reserve, and broadening its regular liquidity management reviews. Standing agreements with cash courier services are being reviewed to identify and resolve potential courier service problems prior to the date change event.

   To minimize ATM failures, the Corporation has upgraded its entire network of ATMs, including their primary and backup computer processors. Alternate cash access plans include using existing communication channels to direct customers to working ATMs in the event of localized ATM failures and extending branch office hours where needed. To reduce potential problems in international offices, the Corporation has converted and tested the information systems of its Sao Paulo, Brazil office, and will complete testing for its London, England office by April 30. Separate contingency plans have been developed by each foreign office to assist independent operations. In addition to its contingency planning, management has mapped all information systems to its core business processes as part of its pre-implementation mitigating action plan. This will enable the Corporation to identify affected business processes should data information problems occur during the changeover to calendar year 2000 and in the time period immediately following.

   The Corporation believes the actions it is taking should reduce the risks posed by Year 2000 challenges to its own systems. Management recognizes, however, that unforeseen circumstances could arise both within its own systems and with the systems of external entities and can give no assurances that, if such circumstances arose, they would not adversely affect the Corporation's Year 2000 compliance efforts. Further, management cannot determine the impact that any adverse effect might have on the Corporation's operations, financial position or cash flows.


                       DESCRIPTION OF THE CERTIFICATES

   The Certificates will be issued in Series. Each Series will represent an interest in the specified Trust other than the interests represented by any other Series of Certificates issued by such Trust (which may include Series offered pursuant to this Prospectus) and the Transferor Certificate. Each Series will be issued pursuant to an Agreement entered into by the Bank and the Trustee named in the related Prospectus Supplement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, and a Series Supplement to the Agreement. The Prospectus Supplement for each Series describes any provisions of the particular Agreement relating to such Series which may differ materially from the Agreement filed as an exhibit to the Registration Statement. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Agreement and Series Supplement.


GENERAL

   Each Series of Certificates will represent an undivided interest in the assets of the related Trust, including the right to the applicable Investor Percentage of all cardholder payments on the Receivables in such Trust. Each Certificate of a Series will represent the right to receive payments of (i) interest at the specified rate or rates per annum (each, a "CERTIFICATE RATE"), which may be a fixed, floating or other type of rate and (ii) principal during the Controlled Amortization Period, the Principal Amortization Period, or, under certain limited circumstances, the Rapid Amortization Period (each, as defined herein, an "AMORTIZATION PERIOD"), or on Scheduled Payment Dates (as defined herein), in which case such Series will have a Controlled Accumulation Period and, under certain limited circumstances if so specified in the related Prospectus Supplement, a Rapid Accumulation Period (each, an "ACCUMULATION PERIOD"), as well as, under certain limited circumstances, a Rapid Amortization Period, all as specified in the related Prospectus Supplement.

   The Investor Interest for each Series of Certificates on any date will be equal to the initial Investor Interest as of the related Closing Date for such Series (increased by the principal balance of any Certificates of such Series issued after the Closing Date for such Series) minus the amount of principal paid to the related Certificateholders prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Certificates prior to such date. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Investor Interest may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

   Each Series of Certificates will consist of one or more Classes, one or more of which may be senior Certificates ("SENIOR CERTIFICATES") and one or more of which may be subordinated Certificates ("SUBORDINATED CERTIFICATES"). Each Class of a Series may evidence the right to receive a specified portion of each distribution of principal or interest or both. The Certificates of a Class may also differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, priority of payments, payment dates, maturity, interest rates, interest rate computation and availability and form of Enhancement (as defined herein).

   The Certificateholders of each Series will have the right to receive (but only to the extent needed to make required payments under the related Agreement and the related Series Supplement and subject to any reallocation of collections if the related Series Supplement so provides) varying percentages of the collections of Finance Charge Receivables and Principal Receivables for each month and will be allocated a varying percentage of the amount of Receivables in Accounts which were written off as uncollectible by the Servicer ("DEFAULTED ACCOUNTS") for such month (each such percentage, an "INVESTOR PERCENTAGE"). The related Prospectus Supplement specifies the Investor Percentages that apply with respect to the allocation of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period (as defined herein), any Amortization Period and any Accumulation Period, as applicable. If the Certificates of a Series offered hereby include more than one Class of Certificates, the assets of the related Trust allocable to the Certificates of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement. See "--Investor Percentage and Transferor Percentage."

   For each Series of Certificates, payments of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement to holders of Certificates in whose names the Certificates were registered ("CERTIFICATEHOLDERS") on the record dates (each, a "RECORD DATE") specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

   For each Series of Certificates, the Transferor initially will own the Transferor Certificate. The Transferor Certificate will represent the undivided interest in each Trust not represented by the Certificates issued and outstanding under such Trust or the rights, if any, of any Credit Enhancement Providers to receive payments from each Trust. The holder of the Transferor Certificate will have the right to a percentage (the "TRANSFEROR PERCENTAGE") of all cardholder payments from the Receivables in the Trust. If provided in the related Agreement, the Transferor Certificate may be transferred in whole or in part subject to the limitations and conditions set forth therein. The ability to transfer the Transferor Certificate or an interest therein is intended to allow the Transferor to assign a portion of its interest in a Trust and property of such Trust (including the Receivables) to another entity. The Transferor intends to transfer an interest in the Transferor Certificate only to its affiliates in privately negotiated transactions pursuant to a contract between the Transferor and any such affiliate. Certificateholders will not incur any costs, direct or indirect, associated with any such transfer. On the initial Closing Date for Trust I, the Transferor sold a participation interest in the Trust I Transferor Certificate (the "TRANSFEROR PARTICIPATION") to its affiliate, WBNA, a wholly-owned subsidiary of the Corporation. Such interest represents the right to receive 95% of the amounts payable to the Transferor as holder of the Transferor Certificate. See "--Certain Matters Regarding the Transferor and the Servicer."

   The assets of each Trust will be allocated among the Certificateholders of each Series of such Trust and the holder of the Transferor Certificate of such Trust and, in certain circumstances, the related Credit Enhancement Provider. With respect to a Trust, the aggregate principal amount of the interest of the Certificateholders of a Series in such Trust is referred to herein as the "INVESTOR INTEREST" and is based on the aggregate amount of the Principal Receivables in such Trust allocated to such Series. If specified in any Prospectus Supplement, the term Investor Interest with respect to the related Series includes the Collateral Interest with respect to such Series. The aggregate principal amount of the interest represented by the Transferor Certificate in a Trust is referred to herein as the "TRANSFEROR AMOUNT" and is based on the sum of the aggregate amount of Principal Receivables in such Trust not allocated to the Certificateholders or any Credit Enhancement Provider with respect to such Trust and the principal amount, if any, on deposit in the Excess Funding Account for such Trust.

   Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period, the amount of the Investor Interest with respect to each Series of Certificates will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs." The amount of Principal Receivables in each Trust, however, will vary each day as new Principal Receivables are created and others are paid. The amount of the Transferor Amount will fluctuate each day, to reflect the changes in the amount of the Principal Receivables in the Trust (and amounts, if any, on deposit in the Excess Funding Account). When a Series is amortizing, the Investor Interest of such Series will decline as customer payments of Principal Receivables are collected and distributed to or accumulated for distribution to the Certificateholders. As a result, the Transferor Amount will generally increase to reflect reductions in the Investor Interest for such Series and will also change to reflect the variations in the amount of Principal Receivables in the related Trust. The Transferor Amount in each Trust may also be reduced as the result of an Exchange. See "--Exchanges."

   Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "DEPOSITORY"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

   If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

   Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates in book-entry form, Certificateholders may hold their Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe) which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

   Cede, as nominee for DTC, will hold the global Certificates. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositories (collectively, the "DEPOSITORIES") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT "). DTC holds securities that its participating organizations ("DTC PARTICIPANTS") deposit with DTC. DTC also facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its DTC Participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"). The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission (the "SEC").

   DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the year 2000. This could result in the inability of these systems to properly process transactions with dates in the year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems as the same relate to the timely payment of distributions (including principal and interest payments) to security holders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

   In addition, DTC is contacting (and will continue to contact) third party vendors that provide services to DTC to determine the extent of their year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

   The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The Transferor makes no representations as to the accuracy or completeness of such information.

   Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedelbank Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Customers and Euroclear Participants may not deliver instructions directly to the Depositories.

   Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Customer or Euroclear Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Customer or a Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

   Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest on the Certificates from the Trustee through DTC Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to DTC Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only Certificateholders of Certificates in book-entry form will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through DTC Participants who in turn will exercise the rights of Certificateholders through DTC.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

   Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more DTC Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Investor Interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

   Cedelbank, societe anonyme ("CEDELBANK") is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("CEDELBANK CUSTOMERS") and facilitates the clearance and settlement of securities transactions between Cedelbank Customers through electronic book-entry changes in accounts of Cedelbank Customers, thereby eliminating the need for physical movement of securities. Transactions may be settled in Cedelbank in any of 36 currencies, including United States dollars. Cedelbank provides to its Cedelbank Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Cedelbank has established an electronic bridge with Morgan Guaranty Trust as the Operator of the Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Cedelbank and MGT/EOC. Cedelbank currently accepts over 110,000 securities issues on its books. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks. Cedelbank Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Cedelbank Customers in the United States are limited to securities brokers and dealers and banks. Currently, Cedelbank has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Customer, either directly or indirectly.

   The Euroclear System (the "EUROCLEAR SYSTEM") was created in 1968 to hold securities for participants of the Euroclear System ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York's Brussels, Belgium office (the "EUROCLEAR OPERATOR" or "EUROCLEAR"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions with respect to Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain U.S. Federal Income Tax Consequences." Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedelbank Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

   Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC and Euroclear and Cedelbank Customers, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

   Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued as definitive certificates in fully registered, certificated form ("DEFINITIVE Certificates") to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or
(iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for reregistration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("HOLDERS").

   Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement.
Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee or, if such Holder holds more than an aggregate principal amount of such Definitive Certificates specified in the related Series Supplement, by wire transfer to such Holder's account. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distribution.

   Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

INTEREST PAYMENTS

   Interest on each Series of Certificates or Class thereof for each accrual period (each, an "INTEREST PERIOD") specified in the related Prospectus Supplement will be distributed in the amounts and on the dates (which may be monthly, quarterly, semi-annually or otherwise as specified in the related Prospectus Supplement) (each, a "DISTRIBUTION DATE") specified in the related Prospectus Supplement. Interest will accrue on the applicable Investor Interest at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on each Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "MONTHLY PERIOD"), as described in the related Prospectus Supplement, and may be funded from certain investment earnings on funds in certain accounts of the related Trust and from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "INTEREST FUNDING ACCOUNT") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates describes the amounts and sources of interest payments to be made; the Certificate Rate for each Class thereof; for a Series or Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined and any limitations on any such Certificate Rate.

PRINCIPAL PAYMENTS

   Except in the circumstances specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the related Closing Date and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period or Principal Amortization Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the related Prospectus Supplement (the "PRINCIPAL COMMENCEMENT DATE"), and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event or, if so specified in the Prospectus Supplement, following the Rapid Accumulation Period, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement. During an Accumulation Period, principal will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the expected date specified in, or determined in the manner specified in, the related Prospectus Supplement (the "SCHEDULED PAYMENT DATE") in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to such Series or Class, in certain circumstances from amounts on deposit in the Excess Funding Account and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement describes the manner, timing and priority of payments of principal to Certificateholders of each Class.

   Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or investment contract or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal payment guaranty or other similar arrangement specified in the related Prospectus Supplement.

CONTROLLED AMORTIZATION PERIOD

If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "CONTROLLED AMORTIZATION PERIOD") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in scheduled amounts to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed on any Distribution Date during the Controlled Amortization Period will be limited to an amount (the "CONTROLLED DISTRIBUTION AMOUNT") equal to an amount specified in the related Prospectus Supplement (the "CONTROLLED AMORTIZATION AMOUNT") plus any existing deficit Controlled Amortization Amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Controlled Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest (as defined herein), if any, with respect to such Series and (c) the Series Termination Date (as defined herein) with respect to such Series.

PRINCIPAL AMORTIZATION PERIOD

   If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "PRINCIPAL AMORTIZATION PERIOD") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. If a Series has more than one Class of Certificates, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Principal Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Series Termination Date with respect to such Series.

CONTROLLED ACCUMULATION PERIOD

   If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an accumulation period (the "CONTROLLED ACCUMULATION PERIOD") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on the business day immediately prior to each Distribution Date or other business day specified in the related Prospectus Supplement (each, a "TRANSFER DATE") in a trust account established for the benefit of the Certificateholders of such Series or Class (a "PRINCIPAL FUNDING ACCOUNT") and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account on any Transfer Date will be limited to an amount (the "CONTROLLED DEPOSIT AMOUNT") equal to an amount specified in the related Prospectus Supplement (the "CONTROLLED ACCUMULATION AMOUNT") plus any deficit Controlled Accumulation Amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. The Controlled Accumulation Period will commence at the close of business on a date specified in or determined in the manner specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Series Termination Date with respect to such Series.

   Funds on deposit in any Principal Funding Account may be invested in Permitted Investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum rate of return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates. In order to enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a Series of Certificates, such Series or any Class thereof may be subject to a principal payment guaranty or other similar arrangement.

RAPID ACCUMULATION PERIOD

   If so specified and under the conditions set forth in the Prospectus Supplement relating to a Series having a Controlled Accumulation Period, during the period from the day on which a Pay Out Event has occurred until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Series Termination Date (the "RAPID ACCUMULATION PERIOD"), collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on each Transfer Date in the Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account during the Rapid Accumulation Period will not be limited to the Controlled Deposit Amount. The Rapid Accumulation Period is intended to result in the fastest possible accumulation of funds available to make principal distributions to Certificateholders of a Series following a Pay Out Event with respect to such Series in order to better assure the repayment of principal to such Certificateholders. The term "PAY OUT EVENT" with respect to a Series of Certificates issued by a Trust means any of the events identified as such in the related Prospectus Supplement and any of the following: (a) certain events of insolvency, receivership or bankruptcy relating to the Transferor and any other holder of an interest in the Transferor Certificate (including any Transferor Participation), (b) the Transferor being unable for any reason to transfer Receivables to such Trust in accordance with the provisions of the related Agreement or (c) such Trust becoming subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended. See "--Pay Out Events" for a discussion of the events which might lead to commencement of a Rapid Accumulation Period.

   During the Rapid Accumulation Period, funds on deposit in any Principal Funding Account may be invested in Permitted Investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates or make other payments as specified in the related Prospectus Supplement. In order to enhance the likelihood of payment in full of principal at the end of the Rapid Accumulation Period with respect to a Series of Certificates, such Series or any Class thereof may be subject to a principal payment guaranty or other similar arrangement.

RAPID AMORTIZATION PERIOD

   During the period from the day on which a Pay Out Event has occurred with respect to a Series or, if so specified in the Prospectus Supplement relating to a Series with a Controlled Accumulation Period, from such time specified in the related Prospectus Supplement after a Pay Out Event has occurred and the Rapid Accumulation Period has commenced, to the earlier of
(a) the date on which the Investor Interest of the Certificates of such Series and the Collateral Interest or the Enhancement Invested Amount (as defined herein), if any, with respect to such Series have been paid in full and (b) the Series Termination Date (the "RAPID AMORTIZATION PERIOD"), collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Certificateholders of such Series and, in certain circumstances, to the Credit Enhancement Provider (as defined herein), monthly on each Distribution Date with respect to such Series in the manner and order of priority set forth in the related Prospectus Supplement. During the Rapid Amortization Period with respect to a Series, distributions of principal will not be limited by any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series or any Class thereof will be paid to the Certificateholders of such Series or Class on the first Distribution Date in the Rapid Amortization Period. The Rapid Amortization Period is intended to result in the fastest possible distribution of principal to Certificateholders of a Series following a Pay Out Event with respect to such Series in order to better assure the repayment of principal to such Certificateholders. See "--Pay Out Events" for a discussion of the events which might lead to commencement of a Rapid Amortization Period.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

   With respect to Trust I and with respect to any New Trust, the Transferor will transfer and assign at the time of formation of each such Trust all of its right, title and interest in and to the Receivables in the related Accounts and all Receivables thereafter created in such Accounts, except for the interest of the Transferor as holder of the Transferor Certificate.

   In connection with each transfer of Receivables to a Trust, the Transferor will indicate in its computer files that the related Receivables have been conveyed to such Trust. In addition, the Transferor will provide to the Trustee, with respect to Trust I and each New Trust, computer files or microfiche lists, containing a true and complete list showing each related Account, identified by account number and by total outstanding balance on the date of transfer. The Transferor will not deliver to the related Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer are not and will not be segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the Receivables to a Trust, but the computer records of the Transferor are and will be required to be marked to evidence such transfer. The Transferor will file with respect to Trust I and each New Trust Uniform Commercial Code financing statements with respect to the Receivables meeting the requirements of Delaware state law. See "Certain Legal Aspects of the Receivables--Transferor of Receivables."

EXCHANGES

   For each Series of Certificates, the related Agreement will provide for the related Trustee to issue two types of certificates: (i) one or more Series of Certificates that are transferable and have the characteristics described below and (ii) a certificate (the "TRANSFEROR CERTIFICATE") that evidences the Transferor's interest in the related Trust (the "TRANSFEROR INTEREST"), which initially will be held by the Transferor and will be transferable only as provided in the related Agreement. The related Agreement will also provide that, pursuant to any one or more Series Supplements, the holder of the Transferor Certificate may tender such Transferor Certificate, or the Transferor Certificate and the Certificates evidencing any Series of Certificates issued by such Trust, to the related Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Transferor Certificate (any such tender, an "EXCHANGE"). This exchange feature permits the creation of new Series to be issued from an already existing trust. Pursuant to each Agreement, the holder of the Transferor Certificate may define, with respect to any newly issued Series, all Principal Terms of such new Series. Upon the issuance of an additional Series of Certificates, none of the Transferor, the Servicer, the Trustee or the related Trust will be required or will intend to obtain the consent of any Certificateholder of any other Series previously issued by such Trust. However, as a condition of an Exchange, the holder of the Transferor Certificate will deliver to the Trustee written confirmation that the Exchange will not result in the reduction or withdrawal by any Rating Agency of its rating of any outstanding Series. The Transferor may offer any Series under a prospectus or other disclosure document (a "DISCLOSURE DOCUMENT") in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

   The holder of the Transferor Certificate may perform Exchanges and define Principal Terms such that each Series issued under a Trust has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization or accumulation periods while other Series are not. Moreover, each Series may have the benefit of a Credit Enhancement which is available only to such Series. Under the related Agreement, the Trustee shall hold any such form of Credit Enhancement only on behalf of the Series to which it relates. The holder of the Transferor Certificate may deliver a different form of Credit Enhancement agreement with respect to any Series. The holder of the Transferor Certificate may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular Class within such Series). The holder of the Transferor Certificate will also have the option under the related Agreement to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased by the Transferor or remarketed to other investors. There will be no limit to the number of Exchanges that may be performed under a related Agreement.

   An Exchange may only occur upon the satisfaction of certain conditions provided in the related Agreement. Under each Agreement, the holder of the Transferor Certificate may perform an Exchange by notifying the Trustee at least five days in advance of the date upon which the Exchange is to occur stating the Series to be issued on the date of the Exchange and, with respect to each such Series (and, if applicable, each Class thereof): (i) its initial principal amount (or method for calculating such amount), (ii) its certificate rate (or method of calculating such rate) and (iii) the "Credit Enhancement Provider," if any, which is expected to provide support with respect to it. Each Agreement will provide that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to it of the following, among others, (i) a Series Supplement specifying the principal terms of such Series (the "PRINCIPAL TERMS"), (ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the certificates of such Series will be characterized as indebtedness for Federal income tax purposes and (b) an opinion of counsel to the effect that, for federal income tax purposes, (1) such issuance will not adversely affect the Federal income tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (2) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes and (3) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder (an opinion of counsel with respect to any matter to the effect referred to in clause (b) with respect to any action is referred to herein as a "TAX OPINION"), (iii) if required by the related Series Supplement, the form of Credit Enhancement, (iv) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement executed by the Transferor and the issuer of the Credit Enhancement, (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (vi) an officer's certificate of the Transferor to the effect that after giving effect to the Exchange the Transferor would not be required to add Additional Accounts pursuant to the related Agreement and the Transferor Amount would be at least equal to the Minimum Transferor Amount and (vii) the existing Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged. Upon satisfaction of such conditions, the Trustee will cancel the existing Transferor Certificate and the certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Transferor Certificate.

REPRESENTATIONS AND WARRANTIES

   The Transferor will make in the Agreement and each New Agreement certain representations and warranties to the Trust to the effect that, among other things, (a) as of the Closing Date, the Transferor was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the related Agreement and (b) as of the relevant Cut Off Date (or as of the date of the designation of Additional Accounts or the creation of Automatic Additional Accounts), each Account was an Eligible Account (as defined below). If so provided in the related Prospectus Supplement, if (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the related Trustee or to the Transferor and the related Trustee by the Certificateholders holding more than 50% of the Investor Interest of the related Series, and (ii) as a result the interests of the Certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period, then the Trustee or Certificateholders holding more than 50% of the Investor Interest may give notice to the Transferor (and to the related Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period.

   The Transferor will make in the Agreement and each New Agreement representations and warranties to the related Trust relating to the Receivables in such Trust to the effect, among other things, that (a) as of the Closing Date of the initial Series of Certificates issued by such Trust, each of the Receivables then existing is an Eligible Receivable (as defined below) and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee, of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that as a result of such breach, the Receivables in the related Accounts are charged off as uncollectible, the Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, the Transferor shall accept reassignment of each Principal Receivable as to which such breach relates (an "INELIGIBLE RECEIVABLE") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Amount. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be a negative number, on the date of reassignment of such Ineligible Receivable the Transferor shall make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders. Certificateholders will not incur any costs, direct or indirect, related to any such reassignment to the Transferor.

   The Transferor will make in the Agreement and each New Agreement representations and warranties to the related Trust to the effect, among other things, that as of the Closing Date of the initial Series of Certificates issued by such Trust (a) the related Agreement will constitute a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Trust under the Agreement will constitute either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the Holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate Investor Interest of all Series outstanding under such Trust may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment will be equal to the Investor Interest and Enhancement Invested Amount, if any, for each Series outstanding under such Trust on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal to such Certificateholders or such holders of the Enhancement Invested Amount or the Collateral Interest, if any, on such Distribution Date, plus an amount equal to all accrued and the unpaid interest less the amount, if any, previously allocated for payment of such interest on such Distribution Date. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the Investor Interest and the Enhancement Invested Amount, if any, for each such Series required to be repurchased and will be distributed upon presentation and surrender of the Certificates for each such Series. The obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Trustee or Certificateholders. The Certificateholders will not incur any costs, direct or indirect, related to the reassignment of the Trust Portfolio to the Transferor.

   An "ELIGIBLE ACCOUNT" means, as of the relevant Cut Off Date (or, with respect to Additional Accounts, as of the relevant Addition Cut Off Date, or with respect to Automatic Additional Accounts, as of their date of creation), each Account owned by the Transferor (a) which was in existence and maintained with the Transferor, (b) which is payable in United States dollars, (c) the customer of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions, (d) which has not been classified by the Transferor as cancelled, counterfeit, deleted, fraudulent, stolen or lost and (e) which has either been originated by the Transferor or acquired by the Transferor from other institutions. Under the Agreement and each New Agreement, the definition of Eligible Account may be changed by amendment to such Agreement without the consent of the related Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the related Trust.

   An "ELIGIBLE RECEIVABLE" means each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the Transferor, (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation, the Transferor or the related Trust had good and marketable title free and clear of all liens and security interests arising under or through the Transferor (other than certain tax liens for taxes not then due or which the Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy-related exceptions) and (f) which constitutes an "account" under
Article 9 of the Uniform Commercial Code as then in effect in the State of Delaware.

   Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Trustee will not make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before October 31 of each year (or such other date specified in the related Prospectus Supplement) an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

ADDITION OF TRUST ASSETS

   As described above under "The Receivables," the Transferor will have the right to designate for each Trust, from time to time, additional eligible revolving credit card accounts to be included as Accounts (the "ADDITIONAL ACCOUNTS") with respect to such Trust. In addition, the Transferor will be required to designate Additional Accounts under the circumstances and in the amounts specified in the related Prospectus Supplement. The Transferor will convey to the related Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. This feature permits the Transferor to increase the amount of Principal Receivables in a Trust over the amount that would otherwise be included, thereby permitting the issuance of additional Series or avoiding the occurrence of certain Pay Out Events with respect to existing Series. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature.

   Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by the Transferor using credit criteria different from those which were applied by the Transferor to the initial Accounts or may have been acquired by the Transferor from an institution which may have had different credit criteria.

   In addition to or in lieu of Additional Accounts, the Transferor under the Agreement and each New Agreement will be permitted to add to the related Trust participations representing undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts and collections thereon ("PARTICIPATIONS"). Each Participation must (a) have been (i) previously registered under the Securities Act or (ii) held for the holding period required under Rule 144(k) under the Securities Act and (b) be acquired in a bona fide secondary market transaction and not from the Transferor or an affiliate thereof, in each case to the extent required by the Securities Act. Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (a "PARTICIPATION AGREEMENT") which entitles the Certificateholder to receive percentages of collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the Participation Agreement and may be different from those specified herein. The rights and remedies of the related Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the related Participation Agreement. The Agreement and each New Agreement may be amended to permit the addition of a Participation in a Trust without the consent of the related Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the related Trust.

   A conveyance by the Transferor to a Trust of Receivables in Additional Accounts or Participations is subject to the following conditions, among others: (i) the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts or Participations will be included, which notice shall specify the approximate aggregate amount of the Receivables or interests therein to be transferred; (ii) the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Certificateholders) as provided in the Agreement relating to such Additional Accounts or Participations (the "ASSIGNMENT") and, the Transferor shall have delivered to the Trustee a computer file or microfiche list, dated the date of such Assignment, containing a true and complete list of such Additional Accounts or Participations; (iii) the Transferor shall represent and warrant that (x) each Additional Account is, as of the Addition Cut Off Date", an Eligible Account, and each Receivable in such Additional Account is, as of the Addition Cut Off Date, an Eligible Receivable, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio, and (z) as of the Addition Date, the Transferor is not insolvent; (iv) the Transferor shall deliver certain opinions of counsel with respect to the transfer of the Receivables in the Additional Accounts or the Participations to the Trust; and (v) under certain circumstances with respect to Additional Accounts, and in all cases with respect to Participations, each Rating Agency then rating any Series of Certificates outstanding under such Trust shall have consented to the addition of such Additional Accounts or Participations.

   The Transferor may from time to time, at its sole discretion, designate Eligible Accounts to be included as Accounts ("AUTOMATIC ADDITIONAL ACCOUNTS"), subject to the limitations specified in this paragraph and in the applicable Agreement. Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts shall not either (i) with respect to any three consecutive Monthly Periods, exceed 15% of the number of Accounts as of the end of the ninth Monthly Period preceding the commencement of such three Monthly Periods (or, the Cut Off Date, whichever is later) and (ii) with respect to any twelve Monthly Periods, exceed 20% of the number of Accounts as of the first day of such twelve Monthly Periods (or, the Cut Off Date, whichever is later) (the "AGGREGATE ADDITION LIMIT"). On a semi-annual basis, or more frequently if required by any Rating Agency, the Transferor shall have delivered to the Trustee, each Rating Agency and certain providers of Credit Enhancement an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding three-month period confirming the validity and perfection of the transfer of the Receivables of such Automatic Additional Accounts. Such opinion of counsel shall be provided by outside counsel. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Bank to designate Automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing or affected Accounts are removed from the Trust. The Transferor may discontinue the inclusion of Automatic Additional Accounts at any time, at its sole discretion.

   In addition to the periodic reports otherwise required to be filed by the Servicer with the SEC pursuant to the Exchange Act, the Servicer intends to file, on behalf of each Trust, a Report on Form 8-K with respect to any addition to a Trust of Receivables in Additional Accounts or Participations that would have a material effect on the composition of the assets of such Trust.

REMOVAL OF ACCOUNTS

   Subject to the conditions set forth in the next succeeding sentence, the Transferor may, but shall not be obligated to, designate from time to time certain Accounts to be Removed Accounts, all Receivables in which shall be subject to deletion and removal from the related Trust. This feature is intended to permit the Transferor to obtain unencumbered ownership of Receivables not needed to support any Series of Certificates. Certificateholders will not incur any cost, direct or indirect, as a result of the exercise of this feature. The Transferor will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur; (ii) the Transferor shall have delivered to the related Trustee for execution a written assignment and a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (iii) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the holders of any Series of Certificates outstanding under such Trust were utilized in selecting the Removed Accounts to be removed from such Trust;
(iv) the Transferor shall have received notice from each such Rating Agency that such proposed removal will not result in a downgrade of its then current rating for any such Series; (v) the Principal Receivables of the Removed Accounts shall not equal or exceed the percentage specified in the related Prospectus Supplement of the aggregate amount of the Principal Receivables in such Trust at such time; provided, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal or approximately equal the initial Investor Interest or Full Investor Interest, as applicable, of such Series; (vi) such other conditions as are specified in the related Prospectus Supplement; and (vii) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (vi) above. Notwithstanding the above, the Transferor will be permitted to designate as a Removed Account without the consent of the related Trustee, Certificateholders or Rating Agencies any Account that has a zero balance and which the Transferor will remove from its computer file.

COLLECTION AND OTHER SERVICING PROCEDURES

   For each Series of Certificates, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer will be required to maintain or cause to be maintained fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time. Except in circumstances specified in the related Prospectus Supplement, the Servicer will deposit all collections of Receivables in an account required to be established for such purpose by the related Agreement (the "COLLECTION ACCOUNT"). All amounts deposited in the Collection Account with respect to a Trust will be allocated by the Servicer between amounts collected on Principal Receivables and amounts collected on Finance Charge Receivables.


DISCOUNT OPTION

   The Transferor may at any time designate a specified fixed or variable percentage as specified in the related Prospectus Supplement (the "DISCOUNT PERCENTAGE") of the amount of Receivables arising in the Accounts with respect to the related Trust on and after the date such option is exercised (the "DISCOUNT OPTION") that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. Such designation will become effective upon satisfaction of the requirements set forth in the related Agreement, including written confirmation by each Rating Agency in writing of its then current rating on each outstanding Series of the related Trust. On the date of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement. Such feature is intended to permit the Transferor to increase the portfolio yield and thereby decrease the risk of the occurrence of a Pay Out Event. Certificateholders will not incur any cost, direct or indirect, as a result of the exercise of this feature.

TRUST ACCOUNTS

   The related Trustee will establish and maintain in the name of the Trust two separate accounts in a segregated trust account, a "FINANCE CHARGE ACCOUNT" and a "PRINCIPAL ACCOUNT," for the benefit of the Certificateholders of all related Series, including any Series offered pursuant to this Prospectus. Each Agreement will provide that the Trustee shall have the power to establish series accounts in Series Supplements, including an Interest Funding Account, a Principal Funding Account, a Pre-Funding Account or such other account specified in the related Series Supplement, each of which series accounts shall be held for the benefit of the Certificateholders of the related Series and for the purposes set forth in the related Prospectus Supplement. The Trustee will also establish a "DISTRIBUTION ACCOUNT," which shall be a non-interest bearing segregated demand deposit account established with a Qualified Institution other than the Transferor. The Servicer will establish and maintain, in the name of the Trust, for the benefit of Certificateholders of all Series issued thereby including any Series offered pursuant to this Prospectus, a Collection Account, which will be a non-interest bearing segregated account established and maintained with the Servicer or with a "QUALIFIED INSTITUTION," defined as a depository institution or trust company, which may include the related Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a short-term unsecured debt rating of P-1 by Moody's Investors Service, Inc. ("MOODY'S") and of A-l+ by Standard & Poor's Ratings Services ("STANDARD & POOR'S"), or a depository institution, which may include the Trustee, which is acceptable to the Rating Agency. The Servicer will also establish and maintain, with respect to each Trust, the Excess Funding Account, as more fully described herein. Funds in the Principal Account and the Finance Charge Account for each Trust will be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have the highest rating from Moody's and Standard & Poor's, (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) certain repurchase agreements transacted with either (a) an entity subject to the United States federal bankruptcy code or (b) a financial institution insured by the FDIC or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. and (vi) any other investment if the Rating Agency confirms in writing that such investment will not adversely affect its then current rating or ratings of the Certificates, provided that such investment will not cause the Trust to be treated as an investment company within the meaning of the Investment Company Act of 1940, as amended (such investments, "PERMITTED INVESTMENTS"). Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor, or used for another purpose if specified in the related Prospectus Supplement. Funds in any other series account established by a Series Supplement may be invested in Permitted Investments or otherwise as provided in the related Prospectus Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Agreement. The Trustee will be the paying agent and will have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

FUNDING PERIOD

   The Prospectus Supplement relating to a Series of Certificates may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or Accumulation Period with respect to such Series (the "FUNDING PERIOD"), which period is expected to be less than a year, the aggregate amount of Principal Receivables in the related Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "PRE-FUNDING AMOUNT") will be held in a trust account established with the related Trustee for the benefit of Certificateholders of such Series (the "PRE-FUNDING ACCOUNT") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Investor Interests of other Series issued by the related Trust. The Pre-Funded Amount may be up to 100% of the principal amount of the Certificates of a Series. The related Prospectus Supplement specifies the initial Investor Interest on the Closing Date with respect to such a Series, the aggregate principal amount of the Certificates of such Series (the "FULL INVESTOR INTEREST") and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Principal Receivables are added to the related Trust or as the Investor Interests of other Series of the related Trust are reduced. See "--Addition of Trust Assets." This feature is intended to permit the Transferor to issue a new Series of Certificates at an opportune time, if the Investor Interest of existing Series are expected to be reduced or additional Principal Receivables are expected to be included in a Trust at a subsequent time. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature. If the Investor Interest does not equal the Full Investor Interest by the end of the Funding Period, Certificateholders of the affected Series will receive principal repayments prior to the expected date of receipt. Any designation of Additional Accounts (or Participations) or Automatic Additional Accounts during the Funding Period will be subject to the same conditions and protections applicable at any other time.

   During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the holder of the Transferor Certificate to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement. Such payment will reduce the aggregate principal amount of such Certificates. In addition, if so specified in the related Prospectus Supplement, a prepayment premium or penalty or similar amount may be payable to the Certificateholders of such Series.

   Monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments and, if so specified in the related Prospectus Supplement, will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Finance Charge Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

   For each Trust, the Servicer will allocate between the Investor Interest of each Series issued by such Trust (and between each Class of each Series) and the Transferor Interest, and, in certain circumstances, the interest of certain Credit Enhancement Providers, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Transferor Percentage, and, in certain circumstances, the percentage interest of certain providers of Enhancement (the "CREDIT ENHANCEMENT PERCENTAGE") with respect to such Series. The Prospectus Supplement relating to a Series specifies the Investor Percentage and, if applicable, the Credit Enhancement Percentage (or the method of calculating such percentages) with respect to the allocations of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. In addition, for each Series of Certificates having more than one Class, the related Prospectus Supplement specifies the method of allocation between each Class.

   The Transferor Percentage will, in all cases, be equal to 100% minus the aggregate Investor Percentages and, if applicable, the Credit Enhancement Percentages, for all Series then outstanding.

APPLICATION OF COLLECTIONS

   Except as otherwise provided below, the Servicer will deposit into the Collection Account for the related Trust no later than the second business day (or such other day specified in the related Prospectus Supplement) following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as the Bank or an affiliate thereof remains the Servicer under the related Agreement, and (a) the Servicer provides to the Trustee a letter of credit or other credit support acceptable to each Rating Agency or (b) the Servicer or the Corporation has and maintains a certificate of deposit or commercial paper rating of P-1 by Moody's and of A-1 by Standard & Poor's, then the Servicer may make such deposits and payments on a monthly or other periodic basis on the Transfer Date in an amount equal to the net amount of such deposits and payments which would have been made.

   Notwithstanding anything in the related Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit collections from the Collection Account into the Finance Charge Account, the Principal Account or any series account established by a related Series Supplement up to the required amount to be deposited into any such account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the provider of Enhancement and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

   The Servicer will withdraw the following amounts from the Collection Account for application as indicated:

         (a) an amount equal to the Transferor Percentage of the aggregate amount of such deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid or held for payment to the holder of the Transferor Certificate (or, in certain limited circumstances, deposited in the Excess Funding Account);

         (b) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into the Finance Charge Account for allocation and distribution as described in the related Prospectus Supplement;

         (c) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be paid or held for payment to the holder of the Transferor Certificate, provided that if after giving effect to the inclusion in the related Trust of all Receivables on or prior to such date of processing and the application of payments referred to in paragraph (a) above the Transferor Amount is less than the Minimum Transferor Amount, the excess will be deposited in the Excess Funding Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the related Trust;

         (d) during the Controlled Amortization Period, Controlled Accumulation Period or Rapid Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the related Prospectus Supplement will be deposited in the Principal Account or Principal Funding Account, as applicable, for allocation and distribution to Certificateholders as described in the related Prospectus Supplement, provided that if collections of Principal Receivables exceed the principal payments that may be allocated or distributed to Certificateholders, the amount of such excess will be paid to the holder of the Transferor Certificate until the Transferor Amount is reduced to the Minimum Transferor Amount, and thereafter will be deposited in the Excess Funding Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the related Trust; and

         (e) during the Principal Amortization Period, if applicable, and the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal
    Receivables will be deposited into the Principal Account for application and distribution as provided in the related Prospectus Supplement.

      In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

      Any Series offered hereby may be included in a group of Series (a "GROUP"). The Prospectus Supplement relating to a Series specifies whether such Series will be included in a Group and identifies any previously issued Series included in such Group. If so specified in the related Prospectus Supplement, the Certificateholders of a Series within a Group or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series or Class thereof within such Group to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class. With respect to any Series, "EXCESS FINANCE CHARGE COLLECTIONS" for any Monthly Period will equal the excess of collections of Finance Charge Receivables, and certain other amounts allocated to the Investor Interest of such Series or Class over the sum of (i) interest accrued for the current month ("MONTHLY INTEREST") and overdue Monthly Interest on the Certificates of such Series or Class (together with, if applicable, interest on overdue Monthly Interest at the rate specified in the related Prospectus Supplement, ("ADDITIONAL INTEREST")), (ii) accrued and unpaid Investor Servicing Fees with respect to such Series or Class payable from collections of Finance Charge Receivables, (iii) the Investor Default Amount with respect to such Series or Class, (iv) unreimbursed Investor Charge-Offs with respect to such Series or Class and (v) other amounts specified in the related Prospectus Supplement. The term "INVESTOR SERVICING FEE" for any Series of Certificates or Class thereof means the Servicing Fee allocable to the Investor Interest with respect to such Series or Class, as specified in the related Prospectus Supplement. The term "INVESTOR DEFAULT AMOUNT" means, for any Monthly Period and for any Series or Class thereof, the aggregate amount of the applicable Investor Percentage of Receivables in Defaulted Accounts. The term "INVESTOR CHARGE-OFF" means, for any Monthly Period and for any Series or Class thereof, the amount by which (a) the related Monthly Interest and overdue Monthly Interest (together with, if applicable, Additional Interest), accrued and unpaid Investor Servicing Fees payable from collections of Finance Charge Receivables, the Investor Default Amount and any required fees exceeds (b) amounts available to pay such amounts out of collections of Finance Charge Receivables, available Credit Enhancement amounts, if any, and other sources specified in the related Prospectus Supplement, but not more than such Investor Default Amount. This feature permits amounts that would otherwise be payable to the holder of the Transferor Certificate to be used for the benefit of Series of Certificates that would otherwise experience shortfalls in amounts payable from collections of Finance Charge Receivables or from Credit Enhancement. See "--Application of Collections" and "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

EXCESS FUNDING ACCOUNT

      If on any date the Transferor Amount would be less than the Minimum Transferor Amount (after giving effect to any addition of Principal Receivables to the applicable Trust) if the Servicer were to distribute to the holder of the Transferor Certificate any collections of Principal Receivables that otherwise would be distributed to the holder of the Transferor Certificate, the Servicer will not distribute such amounts, but shall instead deposit such funds in a segregated account established and maintained by the Servicer, in the name of the Trust, for the benefit of Certificateholders of all Series issued by such Trust, with the Servicer or with a Qualified Institution (the "EXCESS FUNDING ACCOUNT"). Funds on deposit in the Excess Funding Account will be withdrawn and paid to the holder of the Transferor Certificate on any date to the extent that the Transferor Amount exceeds the Minimum Transferor Amount on such date; provided, however, that if a Controlled Accumulation Period, Controlled Amortization Period, Principal Amortization Period, Rapid Amortization Period or Rapid Accumulation Period commences with respect to any Series in a Group entitled to the benefits of Shared Principal Collections, any funds on deposit in the Excess Funding Account not released to the holder of the Transferor Certificate will be treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series, if the Series Supplement with respect to such Series so provides. This feature is intended to avoid or forestall the occurrence of a Pay Out Event (and thus certain unexpected prepayments of the Certificates) at a time when adequate Principal Receivables are not being generated in the Accounts in a Trust by retaining collections of Principal Receivables in the Trust for the benefit of Certificateholders. Certificateholders will not incur any costs, direct or indirect, as a result of the inclusion of this feature.

      Funds on deposit in the Excess Funding Account will be invested by the Trustee, at the direction of the Servicer, in Permitted Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Excess Funding Account during any Monthly Period will be withdrawn from the Excess Funding Account and treated as collections of Finance Charge Receivables with respect to such Monthly Period for the applicable Trust.

SHARED PRINCIPAL COLLECTIONS

      If so specified in the related Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections will constitute "SHARED PRINCIPAL COLLECTIONS" and will be applied to cover principal payments due to or for the benefit of Certificateholders of other Series. If so specified in the related Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated. This feature permits amounts that would otherwise be payable to the holder of the Transferor Certificate to be used for the benefit of Series of Certificates that would otherwise experience a shortfall or delay in the payment of principal thereon.

PAIRED SERIES

      If specified in the Prospectus Supplement relating to a Series, such Series may be paired with another Series (each, a "PAIRED SERIES") , such that a reduction in the Investor Interest of one such Series results in an increase in the Investor Interest of the other such Series. The effects of this feature are discussed in the related Prospectus Supplements of the Paired Series.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

      For each Series of Certificates, on the business day preceding each Transfer Date (the "DETERMINATION DATE"), the Servicer will calculate the aggregate Investor Default Amount for the preceding Monthly Period, which will be equal to the aggregate amount of the Investor Percentage of Receivables in Defaulted Accounts; that is, Accounts which in such Monthly Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Monthly Period may be paid from other amounts, including collections in the Finance Charge Account or from Credit Enhancement, and applied to pay principal to Certificateholders or the holder of the Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the holders of Senior Certificates to make up any Investor Default Amount allocable to such holders of Senior Certificates.

      With respect to each Series of Certificates, the Investor Interest with respect to such Series will be reduced by the amount of Investor Charge-Offs for any Monthly Period. Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Finance Charge Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Investor Interest with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement describes the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Investor Interests of the several Classes.

      If the Servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the Transferor Amount in the related Trust will be reduced, on a net basis, by the amount of the adjustment. In addition, the Transferor Amount in such Trust will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge. Furthermore, in the event that the exclusion of such Receivables from the calculation of the Transferor Amount at such time would cause the Transferor Amount to be less than the Minimum Transferor Amount, the Transferor shall be required to pay an amount equal to such deficiency into the Excess Funding Account.

DEFEASANCE

      If so specified in the Prospectus Supplement relating to a Series, the Transferor may terminate its substantive obligations in respect of such Series or the related Trust by depositing with the Trustee, from amounts representing, or acquired with, collections of Receivables, money or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on such Series or all outstanding Series of Certificates of such Trust, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to any Credit Enhancement Provider with respect to such Series or all outstanding Series, as the case may be, if such action would not result in a Pay Out Event for any Series. Prior to its first exercise of its right to substitute money or Permitted Investments for Receivables, the Transferor will deliver to the Trustee (i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the related Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and (ii) a Tax Opinion.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

      With respect to each Series, the Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the total Investor Interest of such Series and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the initial Investor Interest (or such other amount specified in the related Prospectus Supplement), if certain conditions set forth in the related Agreement are met. The repurchase price will be equal to the total Investor Interest of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs.

      The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement specifies the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "SERIES TERMINATION DATE"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Investor Interest is greater than zero on the Series Termination Date, the Trustee or Servicer may be required to sell or cause to be sold certain Receivables in the manner provided in the related Agreement and Series Supplement and to pay the net proceeds of such sale and any collections on the Receivables, in an amount at least equal to the sum of the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series plus accrued interest due thereon.

      Unless the Servicer and the holder of the Transferor Certificate instruct the Trustee otherwise, each Trust will terminate on the earlier of
(a) the day after the Distribution Date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each Series outstanding is zero, (b) October 26, 2045, or
(c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event, immediately following such sale, disposition or liquidation (such date, the "TRUST TERMINATION DATE"). Upon the termination of each Trust and the surrender of the Transferor Certificate, the Trustee shall convey to the holder of the Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust.

PAY OUT EVENTS

      Unless otherwise specified in the related Prospectus Supplement, with respect to each Series and any Class thereof, no principal will be payable to Certificateholders until the Principal Commencement Date or the Scheduled Payment Date with respect to such Series or Class. The "REVOLVING PERIOD," beginning on the date of issuance of the related Series (the "CLOSING DATE") and ending with the commencement of an Amortization Period or an Accumulation Period, will continue through the date specified in the related Prospectus Supplement unless a Pay Out Event occurs prior to such date. A Pay Out Event occurs with respect to all Series issued by a Trust upon the occurrence of any of the following events:

         (a) certain events of insolvency, receivership or bankruptcy relating to the Transferor or any holder of an interest in the Transferor Certificate, as defined in the Agreement (an "INSOLVENCY Event") (including the Transferor Participation);

         (b) the Transferor is unable for any reason to transfer
    Receivables to such Trust in accordance with the provisions of the related Agreement; or

         (c) such Trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of a Controlled Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

      In addition to the consequences of a Pay Out Event discussed above, unless otherwise specified in the related Prospectus Supplement, if an Insolvency Event occurs with respect to the Transferor or any holder of an interest in the Transferor Certificate (including the Transferor Participation), on the day of such event (the "APPOINTMENT DATE") the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. If such event occurs while any of the Series 1995-1 Certificates remain outstanding, within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 50% of the Investor Interest of each Series (or if any Series has more than one Class, of each Class, and any holder of the Transferor Certificate (including any Transferor Participation) with respect to which the Insolvency Event has not occurred, each provider of Enhancement, if any, and any other person entitled to give such instructions pursuant to any Series Supplement) issued and outstanding, the Trustee will sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. If the Trustee is instructed not to liquidate the Receivables as described in the preceding sentence, the Trustee will retain the Receivables and apply collections thereon in accordance with the Agreement; provided, however, that the Trustee shall nevertheless liquidate any remaining Receivables no later than three years after the Appointment Date. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied as specified above in "--Application of Collections" and in the related Prospectus Supplement.

      If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period or, if applicable with respect to a Series as specified in the related Prospectus Supplement, a Rapid Accumulation Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      For each Series of Certificates, the Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of the fee payable at the times and in the amounts specified in the related Prospectus Supplement (the "SERVICING FEE"). The Investor Servicing Fee will be funded from collections of Finance Charge Receivables allocated to the Investor Interest and will be paid each month, or on such other specified periodic basis, from amounts so allocated and on deposit in the Finance Charge Account (which, if so specified in the related Prospectus Supplement, may include all or a portion of the Interchange arising from the Accounts) or, in certain limited circumstances, from amounts available from Enhancement and other sources, if any. The remainder of the Servicing Fee for each Trust will be allocable to the Transferor Interest, the Investor Interests of any other Series issued by such Trust and the interest represented by the Collateral Interest or the Enhancement Invested Amount, if any, with respect to such Series, as described in the related Prospectus Supplement. Neither the Trust nor the Certificateholders will have any obligation to pay the portion of the Servicing Fee allocable to the Transferor Interest.

      The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the related Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

      With respect to each Series of Certificates, the Servicer may not resign from its obligations and duties under the related Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the related Agreement (the Bank, or any such successor servicer, is referred to herein as the "SERVICER"). The Bank, as initial Servicer, intends to delegate some of its servicing duties to WOSC; however, such delegation will not relieve it of its obligation to perform such duties in accordance with the related Agreement.

      The Agreement and each New Agreement will provide that the Servicer will indemnify the related Trust and Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible, or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection with the Agreement to any taxing authority.

      In addition, the Agreement and each New Agreement will provide that, subject to certain exceptions, the Transferor and any holder of an interest in the Transferor Certificate (including any Transferor Participation) will indemnify an injured party for any losses, claims, damages or liabilities (other than those incurred by a Certificateholder as an investor in the Certificates) arising out of or based upon the arrangement created by the Agreement as though the Agreement created a partnership under the Delaware Uniform Partnership Law in which the Transferor and any such holder of an interest in the Transferor Certificate (including any Transferor Participation) are general partners.

      The Agreement and each New Agreement will provide that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the related Trust, Trustee, Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Transferor, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement and each New Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

      The Agreement and each New Agreement will provide that, in addition to Exchanges, if applicable, the Transferor may transfer its interest in all or a portion of the Transferor Certificate, provided that prior to any such transfer (a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a lowering of its then-existing rating of the Certificates of each outstanding Series rated by it and (b) the Trustee receives a Tax Opinion.

      Any person into which, in accordance with each Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer will, upon compliance with the applicable provisions of the Agreement, be the successor to the Transferor or the Servicer, as the case may be, under the Agreement.

SERVICER DEFAULT

      In the event of any Servicer Default (as defined below), either the Trustee or Certificateholders representing undivided interests aggregating more than 50% of the Investor Interests for all Series of Certificates of the related Trust, by written notice to the Servicer (and to the Trustee if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "SERVICE TRANSFER"). The rights and interest of the Transferor under the related Agreement and in the Transferor Interest will not be affected by such termination. The related Trustee shall as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

      "SERVICER DEFAULT" under any Agreement refers to any of the following events:

       (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under the related Agreement or any Series Supplement (or within the applicable grace period, which shall not exceed 10 business days);

       (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the Certificateholders of any Series issued and outstanding under such Trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders; or the delegation by the Servicer of its duties under the Agreement, except as specifically permitted thereunder;

       (c) Any representation, warranty or certification made by the Servicer in the Agreement, or in any certificate delivered pursuant to the Agreement, proves to have been incorrect when made which has a material adverse effect on the Certificateholders of any Series issued and outstanding under such Trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders;

       (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer; or

       (e) such other event specified in the related Prospectus Supplement.

      Unless otherwise stated in the related Prospectus Supplement, notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement, and the Servicer shall provide the Trustee, any provider of Enhancement, the Transferor and the holders of Certificates of each Series issued and outstanding under the related Trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

      In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

      Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, on each Distribution Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, the Trustee as the paying agent (the "PAYING AGENT") will forward to each Certificateholder of record a statement prepared by the Servicer setting forth, among other things: (a) the total amount distributed, (b) the amount of the distribution on such Distribution Date allocable to principal on the Certificates, (c) the amount of such distribution allocable to interest on the Certificates, (d) the amount of collections of Principal Receivables processed during the preceding month or months since the last Distribution Date and allocated in respect of the Certificates, (e) the aggregate amount of Principal Receivables, the Investor Interest and the Investor Interest as a percentage of the aggregate amount of the Principal Receivables in the Trust as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (f) the aggregate outstanding balance of Accounts which are 30-59, 60-89 and 90 or more days delinquent (or a similar classification of delinquency) as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (g) the aggregate Investor Default Amount for the preceding Monthly Period or Periods since the last Distribution Date, (h) the amount of Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date and the amount of reimbursements of previous Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date, (i) the amount of the Investor Servicing Fee for the preceding Monthly Period or Periods since the last Distribution Date, (j) the amount available under any Enhancement and Credit Enhancement, if any, as of the close of business on such Distribution Date, (k) the "pool factor" as of the end of the related Record Date (consisting of a seven-digit decimal expressing the ratio of the Investor Interest to the initial Investor Interest), (1) the aggregate amount of collections on Finance Charge Receivables and annual membership fees processed during the preceding Monthly Period or Periods since the last Distribution Date, (m) the portfolio yield for the preceding Monthly Period or Periods since the last Distribution Date, and (n) certain information relating to the floating or variable Certificate Rates, if applicable, for the Monthly Period or Periods ending on such Distribution Date. In the case of a Series of Certificates having more than one Class, the statements forwarded to Certificateholders will provide information as to each Class of Certificates, as appropriate.

      On or before January 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.

EVIDENCE AS TO COMPLIANCE

      The Agreement and each New Agreement will provide that on or before October 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Servicer will cause a firm of independent certified public accountants to furnish a report to the effect that such accounting firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of the Accounts and that, on the basis of such examination, such firm is of the opinion that, assuming the accuracy of reports by the Servicer's third party agents, the system of internal accounting controls in effect on the date of such statement relating to servicing procedures performed by the Servicer, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the sections of the related Agreement during the period covered by such report (which shall be the period from October 1 (or for the initial period, the relevant Closing Date) of the preceding calendar year to and including September 30 of such calendar year), except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

      The Agreement and each New Agreement will provide for delivery to the Trustee on or before October 31 of each calendar year or such other date as specified in the related Prospectus Supplement, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed its obligations under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

AMENDMENTS

      Each Agreement and any Series Supplement may be amended by the Transferor, the Servicer and the related Trustee, without the consent of Certificateholders of any Series then outstanding, for any purpose, provided that (i) the Transferor delivers to the Trustee a certificate of an authorized officer of the Transferor to the effect that such amendment will not adversely affect in any material respect the interest of such Certificateholders, (ii) the Transferor delivers a Tax Opinion to the Trustee and (iii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the related Trust by any Rating Agency. Such an amendment may be entered into in order to comply with or obtain the benefits of certain recent and future tax legislation (such as legislation creating FASITs), as described below under "Certain U.S. Federal Income Tax Consequences--FASIT Legislation."

      Each Agreement and the related Series Supplement may be amended by the Transferor, the Servicer and the related Trustee with the consent of the holders of Certificates evidencing undivided interests aggregating not less than 662/3% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interests for all Series of the related Trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or the related Series Supplement or of modifying in any manner the rights of Certificateholders of any outstanding Series of the Trust. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related Series or any Series, (b) change the definition of or the manner of calculating the interest of any Certificateholder of such Series or any Certificateholder of any other Series issued by the Trust or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of the related Series and Certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Series Supplement and any amendments regarding the addition or removal of Receivables or Participations from the Trust will not be considered an amendment requiring Certificateholder consent under the provisions of the related Agreement and any Series Supplement.

LIST OF CERTIFICATEHOLDERS

      With respect to each Series of Certificates, upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. See "--Book-Entry Registration" and "--Definitive Certificates" above.

THE TRUSTEE

      The Prospectus Supplement for each Series specifies the Trustee under the related Agreement. The Transferor, the Servicer and their respective affiliates may, from time to time, enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

      The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.


                              CREDIT ENHANCEMENT

GENERAL

      For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of a cash collateral guaranty or account, a collateral interest, a letter of credit, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross-support features or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein. The term "ENHANCEMENT" means, with respect to any Series or Class thereof, any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of the Certificateholders of such Series or Class. The term "CREDIT ENHANCEMENT" means, with respect to any Series or Class thereof, any cash collateral guaranty or account, collateral interest, letter of credit, surety bond, insurance policy, spread account, reserve account or other similar arrangement for the benefit of the Certificateholders of such Series or Class. Credit Enhancement may also take the form of subordination of one or more Classes of a Series to any other Class or Classes of a Series or a cross-support feature which requires collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series.

      Unless otherwise specified in the related Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

      If Credit Enhancement is provided with respect to a Series, the related Prospectus Supplement includes a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and
(d) any material provision of any agreement relating to such Credit Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to any provider of Credit Enhancement (a "CREDIT ENHANCEMENT PROVIDER"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Credit Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancement Provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "ENHANCEMENT INVESTED AMOUNT").

SUBORDINATION

      If so specified in the related Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Credit Enhancement. The related Prospectus Supplement also sets forth any applicable information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Receivables otherwise distributable to holders of a subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement specifies the manner and conditions for applying such a cross-support feature.

CASH COLLATERAL GUARANTY OR ACCOUNT

      If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "CASH COLLATERAL GUARANTY") secured by the deposit of cash or certain permitted investments in an account (the "CASH COLLATERAL ACCOUNT") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement sets forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

COLLATERAL INTEREST

      If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "COLLATERAL INTEREST") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the related Prospectus Supplement which will be increased (i) to the extent the Transferor elects, subject to certain conditions specified in such Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Interest to decrease the Collateral Interest,
(ii) to the extent collections of Principal Receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in such Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in such Prospectus Supplement. The total amount of the Credit Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement sets forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Certificates and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

LETTER OF CREDIT

      If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Credit Enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

      The maximum liability of the issuer of the letter of credit under such letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial Investor Interest of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

SURETY BOND OR INSURANCE POLICY

      If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

      If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "SPREAD ACCOUNT") intended to assist with subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

RESERVE ACCOUNT

      If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof or any Enhancement related thereto will be provided by the establishment of a reserve account (the "RESERVE ACCOUNT"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guaranty, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof or such other amount owing on any Enhancement thereto in the manner provided in the related Prospectus Supplement.


                             CERTIFICATE RATINGS

      Any rating of the Certificates by a Rating Agency will indicate:

      o its view on the likelihood that Certificateholders will receive required interest and principal payments; and
      o its evaluation of the Receivables and the availability of any Enhancement for the Certificates.

      Among the things a rating will not indicate are:

      o the likelihood that principal payments will be made on a scheduled payment date;
      o     the likelihood that a Pay Out Event will occur;
      o the likelihood that a United States withholding tax will be imposed on non-U.S. Certificateholders;
      o     the marketability of the Certificates;
      o     the market price of the Certificates; or
      o whether the Certificates are an appropriate investment for any purchaser.

      A rating will not be a recommendation to buy, sell or hold the Certificates. A rating may be lowered or withdrawn at any time by a Rating Agency.

      The Transferor will request a rating of the Certificates offered by this Prospectus and the related Prospectus Supplement from at least one Rating Agency. It will be a condition to the issuance of the Certificates of each Series or Class offered pursuant to this Prospectus and the related Prospectus Supplement (including each Series that includes a Pre-Funding Account) that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization (each such rating agency selected by the Transferor to rate any Series, a "RATING AGENCY"). The rating or ratings applicable to the Certificates of each Series or Class offered hereby will be set forth in the related Prospectus Supplement. Rating agencies other than those requested could assign a rating to the Certificates and such a rating could be lower than any rating assigned by a Rating Agency chosen by the Transferor.


                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

      The Transferor will represent and warrant in the Agreement and each New Agreement that the transfer of Receivables by it to the related Trust is either a valid transfer and assignment to such Trust of all right, title and interest of the Transferor in and to the related Receivables, except for the interest of the Transferor as holder of the Transferor Certificate, or the grant to the Trust of a security interest in such Receivables. The Transferor also will represent and warrant in the Agreement and each New Agreement that, in the event the transfer of Receivables by the Transferor to the related Trust is deemed to create a security interest under the Uniform Commercial Code, as in effect in the State of Delaware (the "UCC"), there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of such Trust on and after their creation, except for certain tax and other governmental liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates--Representations and Warranties."

      The Transferor will represent as to Receivables to be conveyed that the Receivables are "accounts" for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the related Trust. Financing statements covering the Receivables have been and will be filed with the appropriate governmental authority to protect the interests of the related Trust in the Receivables.

      There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after a Closing Date could have an interest in such Receivables with priority over such Trust's interest. Under the Agreement and each New Agreement, however, the Transferor will represent and warrant that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as receiver of the Transferor, certain administrative expenses of the receiver may also have priority over the interest of the Trust in such Receivable.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

      The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers that the Federal Deposit Insurance Corporation ("FDIC") could exercise if it were appointed as conservator or receiver of the Transferor or the Servicer. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, the Transferor or the Servicer.

      To the extent that (i) the Transferor granted a security interest in the Receivables to the Trust, (ii) the interest was validly perfected before the Transferor's insolvency, (iii) the interest was not taken or granted in contemplation of the Transferor's insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, (iv) the Agreement is continuously a record of the Bank, and (v) the Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and that the Trustee is the secured party and is not an insider or affiliate of the Transferor, such valid perfected security interest of the Trustee should be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Transferor and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of the Transferor. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable or were to require the Trustee to establish its right to those payments by submitting to and completing the statutory administrative claims procedure established under FIRREA or the FDIC as conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA does not define the term "actual direct compensatory damages." The FDIC has stated that a claim for "actual direct compensatory damages" is limited to such damages determined as of the date of appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation or disaffirmation for up to 180 days following such appointment, investors may not have a claim for interest accrued during this 180 day period. On December 18, 1998, the FDIC proposed a statement of policy regarding the treatment of asset-backed securitization transactions in the event of conservatorship or receivership. In addition, in one case involving the repudiation by the Resolution Trust Corporation of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event the FDIC repudiated the Transferor's obligations under the Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment.

      The Agreement provides that, upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Transferor, the Transferor will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding. Pursuant to the Agreement, newly created Principal Receivables would not be transferred to the Trust on and after any such appointment or voluntary liquidation, and the Trustee would proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of certificates representing undivided interests aggregating more than 50% of the investor interest of each outstanding Series (or with respect to each Series with two or more Classes, 50% of each Class), or unless otherwise required by the FDIC as receiver or conservator of the Transferor. Under the Agreement, the proceeds from the sale of the Receivables allocable to the Certificates would be treated as collections of the Receivables and would be distributed to the Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the FDIC as conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. See "Description of the Certificates--Pay Out Events."

      If, upon the insolvency of the Servicer, the Servicer were to be placed into conservatorship or receivership, the FDIC as conservator or receiver would have the power to repudiate and refuse to perform any obligations, including servicing obligations, of the Servicer under the Agreement or any other contract, and to request a stay of up to 90 days of any judicial action or proceeding involving the Servicer. In the event of a Servicer Default, if the FDIC were appointed as conservator or receiver for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the FDIC may have the power to prevent a transfer of servicing to a successor Servicer or to appoint a successor Servicer chosen by the FDIC.

      In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied, 114 S. Ct. 554 (1993) ("OCTAGON"), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If the Transferor were to be placed into receivership and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel has advised the Transferor that the facts of the Octagon case are distinguishable from those in the sale transactions between the Transferor and the Trust and that the reasoning of the Octagon case appears to be inconsistent with established precedent and the UCC. In addition, because the Transferor, the Trust and the transactions governed by the Agreement do not have any particular link to the 10th Circuit, it is unlikely that the Transferor would be subject to a receivership proceeding in the 10th Circuit. Accordingly, the Octagon case should not be binding precedent on a court in a receivership proceeding.

CONSUMER PROTECTION LAWS

      The relationship of the cardholder and credit card issuer is extensively regulated by Federal and state consumer protection laws. With respect to credit cards issued by the Bank, the most significant of these laws include the Federal Truth in Lending Act, Equal Credit Opportunity Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act and Electronic Funds Transfer Act. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Federal legislation requires credit card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods, balance calculation methods, and other features associated with their credit card accounts. Cardholders are entitled under current law to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to have billing errors resolved promptly.

      The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor covenants in the Agreement to accept the transfer of all Receivables in an Account if any Receivable in such Account has not been created in compliance with the requirements of such laws. The Bank has also agreed in the Agreement to indemnify the Trust for, among other things, any liability arising from such violations. See "Description of the Certificates--Representations and Warranties."

      Various proposed laws and amendments to existing laws have from time to time been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry, certain of which would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts that would be substantially below the rates of the finance charges and fees the Bank currently assesses on its accounts. In particular, on May 5, 1999 an amendment to the Federal Truth-in-Lending Act was passed by the House of Representatives as a part of the bankruptcy reform bill and referred to the Senate. This amendment, among other things, requires (i) disclosure as to the time it would take a consumer to repay a balance in the consumer makes only the minimum payments, (ii) disclosure as to when any introductory rate will expire, as well as the rate that will then apply and (iii) disclose in internet based solicitations identical to that contained in direct mail solicitations. In addition, on May 4, 1999, President Clinton proposed similar legislation to require additional disclosure in credit cards bills and solicitations.

      The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the Accounts. If such portfolio yield is reduced, a Pay Out Event may occur and the Rapid Amortization Period would commence.

      The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty to 6% per annum. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such stay.

      Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible when the applicable Enhancement is equal to zero. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor
Charge-Offs."

INDUSTRY LITIGATION

      In October 1998, the United States Department of Justice (the "DOJ") filed an antitrust lawsuit in federal court in New York City against VISA U.S.A., Inc., VISA International Inc. (together, "VISA") and MasterCard International Incorporated ("MASTERCARD INTERNATIONAL") alleging that the two credit card associations restrain competition and limit consumer choice. The DOJ in such lawsuit challenges, among other things, the control of both VISA and MasterCard International by the same set of banks, the ability of banks to issue both MasterCard and VISA cards as well as the rules adopted by the two associations prohibiting members from offering credit cards of certain competitors. In public statements, both VISA and MasterCard International have contested the DOJ's allegations. The Bank is unable to predict the effect of such lawsuit on the Bank's credit card business. A final adverse decision against VISA and MasterCard International, or a similar settlement with the DOJ by the two associations, could result in changes in the current associations and the Bank's ability to issue both MasterCard and VISA cards as well as cards of certain other competitors.


                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following discussion, summarizing certain anticipated U.S. Federal income tax aspects of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under the U.S. Federal income tax laws (for example, banks and life insurance companies). Each prospective Certificate Owner is urged to consult its own tax advisor in determining the Federal, state, local and foreign income and any other tax consequence of the purchase, ownership and disposition of a Certificate.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

      Unless otherwise specified in the related Prospectus Supplement, special tax counsel to the Bank ("SPECIAL TAX COUNSEL") will, upon issuance of a Series of Certificates, advise the Bank based on the assumptions and qualifications set forth in the opinion that the Certificates of such Series that are offered pursuant to a Prospectus Supplement (the "OFFERED CERTIFICATES;" and for purposes of this section "Certain U.S. Federal Income Tax Consequences," the term "CERTIFICATE OWNER" refers to a holder of a beneficial interest in an Offered Certificate) will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.

      The Transferor expresses in the Agreement its intent that for Federal, state and local income or franchise tax purposes, the Offered Certificates of each Series will be indebtedness secured by the Receivables. The Transferor agrees and each Certificateholder and Certificate Owner, by acquiring an interest in an Offered Certificate, agrees or will be deemed to agree to treat the Offered Certificates of such Series as indebtedness for Federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreement, the Transferor expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a secured loan.

      In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Unless otherwise set forth in a Prospectus Supplement, it is expected that, as set forth in its opinion, Special Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Unless otherwise specified in a Prospectus Supplement, it is expected that Special Tax Counsel will advise that the rationale of those cases will not apply to the transaction evidenced by a Series of Certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Offered Certificates of such Series as debt for Federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

      President Clinton's Fiscal Year 2000 Budget Proposal includes a provision that would preclude a corporate taxpayer (but not the IRS) from taking any position that the Federal income tax treatment of a transaction is different from that dictated by its "form" if a "tax indifferent person" has a direct or indirect interest in such transaction, unless the taxpayer discloses the inconsistent position on its tax return. The statutory language of the provision has not been drafted, and accordingly it is unclear to what extent, if any, the provision would apply to the Certificates. As drafted, however, the provision would apply only to transactions entered into after the date of first "committee" action in Congress.

TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

      As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will advise the Bank that the Offered Certificates will constitute indebtedness for Federal income tax purposes, and accordingly, interest thereon will be includible in income by Certificate Owners as ordinary income in accordance with their respective methods of tax accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

      While it is not anticipated that the Offered Certificates will be issued at a greater than de minimis discount, under applicable Treasury regulations (the "REGULATIONS") the Offered Certificates may nevertheless be deemed to have been issued with original issue discount ("OID"). This could be the case, for example, if interest payments for a Series are not treated as "qualified stated interest" because the IRS determines that (i) no reasonable legal remedies exist to compel timely payment and (ii) the Offered Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Applicable regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored. Although this provision does not directly apply to the Offered Certificates (because they have no actual default provisions) the Transferor intends to take the position that, because nonpayment can occur only as a result of events beyond its control (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency. Based on the foregoing, and on the fact that generally interest will accrue on the Offered Certificates at a "qualified floating rate," the Transferor intends to take the position that interest payments on the Offered Certificates constitute qualified stated interest. If, however, interest payments for a Series were not classified as "qualified stated interest," all of the taxable income to be recognized with respect to the Offered Certificates would be includible in income as OID but would not be includible again when the interest is actually received.

      If the Offered Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Regulations, the following rules will apply. The excess of the "stated redemption price at maturity" of an Offered Certificate over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public) will constitute OID. A Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "PREPAYABLE INSTRUMENT"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to a Class of Certificates (which is unlikely, but not entirely free from doubt), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Certificate Owner should consult its own tax advisor regarding the impact to it of the OID rules if the Offered Certificates are issued with OID. Under the Regulations, a holder of a Certificate issued with de minimis OID must include such OID in income proportionately as principal payments are made on a Class of Certificates.

      A Certificate Owner who purchases an Offered Certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

      A Certificate Owner who purchases an Offered Certificate for an amount in excess of the sum of all amounts payable on such Certificate after the purchase date other than payment of qualified stated interest (the "REMAINING REDEMPTION AMOUNT") shall be considered to have purchased the Certificate at a premium. Such Certificate Owner may generally elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the Certificate.

      A Certificate Owner who purchases an Offered Certificate that was issued with OID for an amount less than or equal to the Remaining Redemption Amount but in excess of the Certificate adjusted issue price (any such excess being "ACQUISITION PREMIUM") generally is permitted to reduce the daily portion of OID otherwise includible in such Certificate Owner's taxable income.

SALE OR OTHER DISPOSITION OF A CERTIFICATE

      In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Offered Certificate (which is equal, in general, to the purchase price of the Certificate increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the Offered Certificate was held as a capital asset and provided, further, that if the rules applicable to Prepayable Instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

TAX CHARACTERIZATION OF THE TRUST

      The Agreement permits the issuance of Classes of Certificates that are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. Accordingly, a Trust could be characterized either as (i) a security device to hold Receivables securing the repayment of the Certificates of all Series or (ii) a partnership in which the Transferor and holders of certain Classes of Certificates are partners, and which has issued debt represented by other Classes of Certificates (including, unless otherwise specified in a Series Supplement, the Offered Certificates). In connection with the issuance of Certificates of any Series, Special Tax Counsel will render an opinion to the Bank, based on the assumptions and qualifications set forth therein, that under then current law, the issuance of the Certificates of such Series will not cause the applicable Trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation. The assumptions and qualifications set forth in such opinion will include the qualification that the opinion is limited to the issuance of the Certificates of such Series by such Trust and an assumption that any secondary transactions entered into with respect to any Class of Certificates (such as the deposit of Certificates into a second trust and the issuance of securities out of that trust) will not adversely affect the Federal income tax status of such Trust.

      The opinion of Special Tax Counsel with respect to Offered Certificates and a Trust will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus and a Prospectus Supplement constitutes a sale of the Receivables (or an interest therein) to the Certificate Owners of one or more Series or Classes and that the proper classification of the legal relationship between the Bank and some or all of the Certificate Owners or Certificateholders of one or more Series resulting from the transaction is that of a partnership or a publicly traded partnership taxable as a corporation. The Transferor currently does not intend to comply with the Federal income tax reporting requirements that would apply if any Classes of Certificates were treated as interests in a partnership (unless, as is permitted by the Agreement, an interest in the applicable Trust which is issued or sold is intended to be classified as an interest in a partnership).

      If a Trust were treated in whole or in part as a partnership in which some or all Certificate Owners of one or more Series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradeable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Transferor has taken and intends to take measures designed to reduce the risk that a Trust could be classified as a publicly traded partnership taxable as a corporation by reason of trading of interests in such Trust other than the Offered Certificates and other certificates with respect to which an opinion is rendered that such certificates constitute debt for Federal income tax purposes. However, there can be no assurance that a Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Transferor.

      If a transaction were treated as creating a partnership between the Transferor and the Certificate Owners of one or more Series, the partnership itself would not be subject to Federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificate Owners of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, if the partnership were a publicly traded partnership that qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner.

      If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, a Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Class that is treated as indebtedness. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

FASIT LEGISLATION

      Certain provisions of the Code provide for the creation of a new type of entity for Federal income tax purposes, the "financial asset securitization investment trust" ("FASIT"). However, although these provisions were effective September 1, 1997, many technical issues concerning FASITs must be addressed by Treasury regulations which have not yet been issued. Although transition rules permit an entity in existence on August 31, 1997, to elect FASIT status, at the present time it is not clear how outstanding interests of such an entity would be treated subsequent to such an election. An Agreement may be amended in accordance with the provisions thereof to provide that the Transferor may cause a FASIT election to be made for the related Trust if the Transferor delivers to the Trustee an opinion of counsel to the effect that, for Federal income tax purposes, (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the applicable Trust will not be deemed to be a publicly traded partnership taxable as a corporation and
(iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or such Trust.

FOREIGN INVESTORS

      As set forth above, it is expected that Special Tax Counsel will render an opinion, upon issuance, that the Offered Certificates will be treated as debt for U.S. Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons ("FOREIGN INVESTORS") if the Offered Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

      Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (x) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States or (y) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and, in addition (i) the non-U.S. Certificate Owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Transferor entitled to vote (or of a profits or capital interest of a trust characterized as a partnership), (ii) the non-U.S. Certificate Owner is not a controlled foreign corporation that is related to the Transferor (or a trust treated as a partnership) through stock ownership, (iii) the non-U.S. Certificate Owner is not a bank receiving interest described in Code
Section 881(c)(3)(A), (iv) such interest is not contingent interest described in Code Section 871(h)(4), and (v) the non-U.S. Certificate Owner does not bear certain relationships to any holder of the Transferor Certificate other than the Transferor or any holder of the Certificates of any Series not properly characterized as debt. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. person and providing such Certificate Owner's name and address, (ii) IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the Certificate Owner or such owner's agent, claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person.

      On October 6, 1997, the Department of the Treasury issued new regulations (the "NEW REGULATIONS") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described in the second preceding paragraph are satisfied.

      If the interests of the Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a Certificateholder that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S.
Federal income tax liability.

      If a Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.


                           STATE AND LOCAL TAXATION

      The Trustee is located in the State of Delaware and servicing of the Receivables will take place in Delaware. Unless otherwise specified in the Prospectus Supplement, Special Tax Counsel will render its opinion that the Offered Certificates will be treated as indebtedness for Delaware income tax purposes and Certificate Owners not otherwise subject to taxation in Delaware will not become subject to taxation in Delaware solely because of any such Certificate Owner's ownership of an Offered Certificate. Assuming that the Trust is not subject to Federal income taxes at the entity level, the Trust will not be subject to Delaware income tax at the entity level.

      THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS THE APPLICABILITY OF STATE TAX LAWS OTHER THAN THE TREATMENT OF THE OFFERED CERTIFICATES AND THE CERTIFICATE OWNERS UNDER THE LAWS OF DELAWARE AND MAY NOT BE APPLICABLE DEPENDING UPON A PARTICULAR CERTIFICATE OWNER'S TAX SITUATION. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING STATE AND LOCAL TAX TREATMENT OF THE TRUST AND THE CERTIFICATES OF ANY SERIES, AND THE CONSEQUENCES OF PURCHASE, OWNERSHIP OR DISPOSITION OF THE CERTIFICATES OF ANY SERIES UNDER ANY STATE OR LOCAL TAX LAW.


                     EMPLOYEE BENEFIT PLAN CONSIDERATIONS

      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

      Plan fiduciaries must determine whether the acquisition and holding of the Certificates of a Series and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Certificates of a Series are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

      Pursuant to a regulation (the "PLAN ASSET REGULATION") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account ("IRA") (collectively referred to as "BENEFIT PLANS"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates of a Series, the Trust could be deemed to hold plan assets unless one of the exceptions under the Plan Asset Regulation is applicable to the Trust.

      The Plan Asset Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates of a Series are equity interests, the Plan Asset Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and
(iii) either (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Plan Asset Regulation provides that if a Benefit Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Benefit Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that equity participation by "benefit plan investors" is not "significant" or that another exception applies.

      Under the Plan Asset Regulation, equity participation in an entity by "benefit plan investors" is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity (other than a publicly-offered class of equity), 25% or more of the value of any class of equity interests in the entity (other than a publicly-offered class) is held by "benefit plan investors." For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such person) is disregarded. The term "benefit plan investor" is defined in the Plan Asset Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA,
(b) any plan described in Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

      Unless otherwise specified in the related Prospectus Supplement, it is anticipated that interests in the Certificates of a Series will meet the criteria of publicly-offered securities as set forth above. Unless otherwise specified in the related Prospectus Supplement, the underwriters expect (although no assurances can be given) that interests in each Class of Certificates of each Series offered hereby will be held by at least 100 independent investors at the conclusion of the offering for such Series; there are no restrictions imposed on the transfer of interests in the Certificates of such Series; and interests in the Certificates of such Series will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

      If interests in the Certificates of a Series fail to meet the criteria of publicly-offered securities or investment by benefit plan investors becomes significant and the Trust's assets are deemed to include assets of Benefit Plans that are Certificateholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code. In addition, the Transferor or any underwriter of such Series may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Certificates by such plan could constitute a prohibited transaction. Such transferors may now be subject to certain statutory or administrative exemptions from the penalties normally associated with prohibited transactions. Five class exemptions issued by the DOL that could apply in such event are DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

      IN LIGHT OF THE FOREGOING, FIDUCIARIES OF A BENEFIT PLAN CONSIDERING THE PURCHASE OF INTERESTS IN CERTIFICATES OF ANY SERIES SHOULD CONSULT THEIR OWN COUNSEL AS TO WHETHER THE ASSETS OF THE TRUST WHICH ARE REPRESENTED BY SUCH INTERESTS WOULD BE CONSIDERED PLAN ASSETS, AND WHETHER, UNDER THE GENERAL FIDUCIARY STANDARDS OF INVESTMENT PRUDENCE AND DIVERSIFICATION, AN INVESTMENT IN CERTIFICATES OF ANY SERIES IS APPROPRIATE FOR THE BENEFIT PLAN TAKING INTO ACCOUNT THE OVERALL INVESTMENT POLICY OF THE BENEFIT PLAN AND THE COMPOSITION OF THE BENEFIT PLAN'S INVESTMENT PORTFOLIO. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules and whether all conditions for such exemptive relief would be satisfied.

      In particular, insurance companies considering the purchase of Certificates of any Series should consult their own employee benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993) ("JOHN HANCOCK") and the applicability of PTE 95-60. In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances; however, PTE 95-60 may exempt some or all of the transactions that could occur as the result of the acquisition and holding of the Certificates of a Series by an insurance company general account from the penalties normally associated with prohibited transactions. Accordingly, investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the Certificates of any Series.

      In addition, insurance companies considering the purchase of Certificates using assets of a general account should consult their own employee benefits counsel or other appropriate counsel with respect to the effect of the Small Business Job Protection Act of 1996, which added a new
Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL is required to issue final regulations (the "GENERAL ACCOUNT REGULATIONS") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or Federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Benefit Plan. The DOL has recently issued proposed regulations under
Section 401(c). It should be noted that if the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The plan asset status of insurance company separate accounts is unaffected by new
Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Benefit Plan invested in a separate account. Plan investors considering the purchase of Certificates of any Series on behalf of an insurance company general account should consult their legal advisors regarding the effect of the General Account Regulations on such purchase.


                             PLAN OF DISTRIBUTION

      The Transferor may sell Certificates (i) through underwriters or dealers, (ii) directly to one or more purchasers or (iii) through agents. The related Prospectus Supplement in respect of a Series offered hereby sets forth the terms of the offering of such Certificates, including the name or names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers. Only underwriters so named in such Prospectus Supplement shall be deemed to be underwriters in connection with the Certificates offered thereby.

      Subject to the terms and conditions set forth in an underwriting agreement (an "UNDERWRITING AGREEMENT") to be entered into with respect to each series of Certificates, the Transferor will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Transferor, the principal amount of Certificates set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the related Prospectus Supplement).

      In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

      Each Underwriting Agreement will provide that the Transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.


                                LEGAL MATTERS

      Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by Richards, Layton & Finger, Wilmington, Delaware. Certain legal matters relating to the issuance of the Certificates will be passed upon by Richards, Layton & Finger. Martin I. Lubaroff, a member of Richards, Layton & Finger, is a member of the Board of Directors of The First National Bank of Atlanta and owns 100 shares of the Corporation's common stock. Certain other legal matters relating to the issuance of the Certificates and certain legal matters relating to the Federal tax consequences of the issuance of the Certificates will be passed upon for the Transferor by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, special counsel to the Transferor. Certain legal matters relating to the issuance of the Certificates will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.


                         REPORTS TO CERTIFICATEHOLDERS

      Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("CEDE") as nominee of The Depository Trust Company ("DTC") and registered holder of the related Certificates, pursuant to the Agreement. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor does not intend to send any financial reports of the Bank to Certificateholders or to the owners of beneficial interests in the Certificates (the "CERTIFICATE OWNERS"). The Servicer will file with the SEC such periodic reports with respect to the Trust as are required under the Exchange Act and the rules and regulations of the SEC thereunder.


                      WHERE YOU CAN FIND MORE INFORMATION

      We filed a registration statement relating to the Certificates with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

      The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

      You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at
(800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

      The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the related Prospectus Supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the Trust until we terminate our offering of the Certificates.

      As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Investor Relations, Wachovia Corporation, 100 North Main Street, Winston-Salem, North Carolina 27150-3099, telephone number (336) 732-6520.


                        INDEX OF TERMS FOR PROSPECTUS

Accounts...................................................................4
Accumulation Period........................................................9
acquisition premium.......................................................37
Addition Cut-Off Date......................................................6
Addition Date.............................................................19
Additional Accounts....................................................6, 19
Additional Interest.......................................................23
Aggregate Addition Limit..................................................20
Agreement..................................................................4
Amortization Period........................................................9
Appointment Date..........................................................26
Assignment................................................................19
ATM........................................................................5
Automatic Additional Accounts..........................................6, 20
Bank.......................................................................4
Bank Portfolio.............................................................4
Benefit Plans.............................................................40
Cash Collateral Account...................................................31
Cash Collateral Guaranty..................................................31
Cede......................................................................43
Cedelbank.................................................................12
Cedelbank Customers.......................................................12
Certificate Owner.........................................................36
Certificate Owners........................................................43
Certificate Rate...........................................................9
Certificateholders.........................................................9
Certificates...............................................................4
Class......................................................................4
Closing Date..............................................................26
Code......................................................................35
Collateral Interest.......................................................31
Collection Account........................................................20
Controlled Accumulation Amount............................................15
Controlled Accumulation Period............................................15
Controlled Amortization Amount............................................14
Controlled Amortization Period.........................................6, 14
Controlled Deposit Amount.................................................15
Controlled Distribution Amount............................................14
Cooperative...............................................................12
Corporation................................................................7
Credit Enhancement........................................................30
Credit Enhancement Percentage.............................................22
Credit Enhancement Provider...............................................31
Cut-Off Date...............................................................6
Defaulted Accounts.........................................................9
Definitive Certificates...................................................13
Depositories..............................................................10
Depository................................................................10
Determination Date........................................................24
Disclosure Document.......................................................16
Discount Option...........................................................21
Discount Percentage.......................................................21
Distribution Account......................................................21
Distribution Date.........................................................13
DOJ.......................................................................35
DOL.......................................................................40
DTC.......................................................................43
DTC Participants..........................................................10
Eligible Account..........................................................18
Eligible Receivable.......................................................18
Enhancement...............................................................30
Enhancement Invested Amount...............................................31
ERISA.....................................................................40
Euroclear.................................................................12
Euroclear Operator........................................................12
Euroclear Participants....................................................12
Euroclear System..........................................................12
Excess Finance Charge Collections.........................................23
Excess Funding Account....................................................24
Exchange..................................................................16
Exchange Act..............................................................10
FASIT.....................................................................38
FDIA......................................................................33
FDIC......................................................................33
Finance Charge Account....................................................21
Finance Charge Receivables.................................................6
FIRREA....................................................................33
Foreign Investors.........................................................39
Full Investor Interest....................................................22
Funding Period............................................................21
General Account Regulations...............................................42
Global Securities........................................................A-1
Group.....................................................................23
Holders...................................................................13
Indirect Participants.....................................................10
Ineligible Receivable.....................................................17
Insolvency Event..........................................................26
Interchange................................................................5
Interest Funding Account..................................................13
Interest Period...........................................................13
Investor Charge-Off.......................................................23
Investor Default Amount...................................................23
Investor Interest..........................................................9
Investor Percentage........................................................9
Investor Servicing Fee....................................................23
IRA.......................................................................40
IRS.......................................................................36
John Hancock..............................................................41
MasterCard International..................................................35
MGT/EOC...................................................................12
Minimum Transferor Amount..................................................6
Monthly Interest..........................................................23
Monthly Period............................................................13
Moody's...................................................................21
New Agreement..............................................................4
New Regulations...........................................................39
New Trust..................................................................4
Octagon...................................................................34
Offered Certificates......................................................36
OID.......................................................................36
Paired Series.............................................................24
Participation Agreement...................................................19
Participations............................................................19
Pay Out Event.............................................................15
Paying Agent..............................................................28
Permitted Investments.....................................................21
Plan Asset Regulation.....................................................40
Pre-Funding Account.......................................................21
Pre-Funding Amount........................................................21
Prepayable Instrument.....................................................37
Principal Account.........................................................21
Principal Amortization Period.............................................14
Principal Commencement Date...............................................14
Principal Funding Account.................................................15
Principal Receivables......................................................6
Principal Terms...........................................................17
Prospectus Supplement......................................................4
PTE.......................................................................41
Qualified Institution.....................................................21
Rapid Accumulation Period.................................................15
Rapid Amortization Period.................................................16
Rating Agency.............................................................33
Receivables................................................................6
Record Date................................................................9
Recoveries.................................................................5
Regulations...............................................................36
Remaining Redemption Amount...............................................37
Removed Accounts...........................................................6
Reserve Account...........................................................32
Revolving Period..........................................................26
Scheduled Payment Date....................................................14
SEC.......................................................................10
Securities Act.............................................................4
Senior Certificates........................................................9
Series................................................................4, A-1
Series Supplement..........................................................4
Series Termination Date...................................................25
Service Transfer..........................................................28
Servicer...............................................................4, 27
Servicer Default..........................................................28
Servicing Fee.............................................................26
Shared Principal Collections..............................................24
Special Tax Counsel.......................................................36
Spread Account............................................................32
Standard & Poor's.........................................................21
Subordinated Certificates..................................................9
Tax Opinion...............................................................17
Terms and Conditions......................................................12
Transfer Date.............................................................15
Transferor.................................................................4
Transferor Amount.........................................................10
Transferor Certificate....................................................16
Transferor Interest.......................................................16
Transferor Participation...................................................9
Transferor Percentage......................................................9
Trust......................................................................4
Trust I....................................................................4
Trust Portfolio............................................................6
Trust Termination Date....................................................25
Trustee....................................................................4
U.S. Person..............................................................A-3
UCC.......................................................................33
Underwriting Agreement....................................................42
VISA......................................................................35
Wachovia...................................................................4
WBNA....................................................................4, 9
WOSC.......................................................................5




                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Wachovia Credit Card Master Trust Asset Backed Certificates (the "GLOBAL SECURITIES") to be issued in series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their customers or participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

      Trading Between Cedelbank Customers and/or Euroclear Participants. Secondary market trading between Cedelbank Customers or Euroclear
Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading Between DTC Seller and Cedelbank or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Customer or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

      Cedelbank Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Customer's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depository for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading Between Cedelbank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedelbank Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depository, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC
    Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

       (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Customer or Euroclear Participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for Non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

      Exemption for Non-U.S. Persons with Effectively Connected Income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form
W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.



------------------------------------------------------------------------------



                                 $[      ]

                      WACHOVIA CREDIT CARD MASTER TRUST

           $______ Class A Floating Rate Asset Backed Certificates,
                               Series 1999 -__

           $______ Class B Floating Rate Asset Backed Certificates,
                               Series 1999 -__

     THE FIRST NATIONAL BANK OF ATLANTA D/B/A WACHOVIA BANK CARD SERVICES
                           Transferor and Servicer



                            PROSPECTUS SUPPLEMENT

                               [     ], [   ]


                           [Names of Underwriters]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A Certificates and the Class B Certificates with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will deliver a prospectus supplement and
prospectus until [     ].


------------------------------------------------------------------------------




                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


      Registration Fee.....................................$  556,000.00
      Printing and Engraving...............................    40,000.00
      Trustee's Fees.......................................     4,500.00
      Legal Fees and Expenses..............................   140,000.00
      Blue Sky Fees and Expenses...........................    15,000.00
      Accountants' Fees and Expenses.......................    20,000.00
      Rating Agency Fees...................................   335,000.00
      Miscellaneous Fees...................................    10,000.00

               Total....................................... 1,120,500.00
-------------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article Tenth of the Articles of Association of the registrant provides as follows:

      Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or they shall be made a party by reason of this being or having been a director, officer of employee of the Association, or of any firm, corporation or organization which he served in any such capacity at the request of the Association: Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of duties to the Association: And, provided, further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of directors not parties to the same action, suit or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of the rights to which such person, his heirs, executors of administrators, may be entitled as a matter of law.

      The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers or employees.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

(a) Exhibits
           1.1 --   Form of Underwriting Agreement.*
           3.1 --   Articles of Association.*
           3.2 --   By-Laws.*
           4.1 --   Amended and Restated Pooling and Servicing Agreement.
           4.2 --   Form of Series Supplement (including form of
                    Certificate).
           5.1 --   Opinion of Richards, Layton & Finger with respect to
                    legality.
           8.1 --   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                    with respect to tax matters.
           23.1--   Consent of Richards, Layton & Finger (included in
                    opinion filed as Exhibit 5.1).
           23.2--   Consent of Skadden, Arps, Slate, Meagher & Flom
                    (included in opinion filed as Exhibit 8.1).
           24.1--   Power of Attorney.**


* Incorporated herein by reference to Registration Statement on Form S-3 (File No. 33-95714) of The First National Bank of Atlanta.

**  Previously filed.

(b) Financial Statements

      All financial statements, schedules and historical financial information have been omitted as they are not applicable.


ITEM 17.  UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      (f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




                                 SIGNATURES

           PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WINSTON-SALEM, STATE OF NORTH CAROLINA, ON JULY 8, 1999.


                             THE FIRST NATIONAL BANK OF ATLANTA
                             as originator of the Trusts and registrant

                             By: /s/ John H. Loughridge, Jr., Esq.
                                ---------------------------------------
                                John H. Loughridge, Jr., Esq.


            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 8, 1999 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

          Signature                           Title
          ---------                           -----
  /s/ Charles M. Hegarty*           President and Director (Principal
-------------------------------     Executive Officer)
     (Charles M. Hegarty)

  /s/ Donald K. Truslow*            Controller (Principal Financial Officer
-------------------------------     and Principal Accounting Officer)
     (Donald K. Truslow)

  /s/ Beverly B. Wells*             Chairman and Director
-------------------------------
     (Beverly B. Wells)

  /s/ J. Peirce Anderson, Esq.*     Director
-------------------------------
     (J. Peirce Anderson, Esq.)

  /s/ John E.F. Corson*             Director
-------------------------------
     (John E.F. Corson)

  /s/ Martin I. Lubaroff, Esq.*     Director
-------------------------------
     (Martin I. Lubaroff, Esq.)

  /s/ Richard G. McCauley, Esq.*    Director
--------------------------------
     (Richard G. McCauley, Esq.)

-----------------
* The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to the Registration Statement on behalf of each of the above-indicated officers and directors of the registrant pursuant to the previously filed power of attorney signed by such officers and directors.

                                     By: /s/ John H. Loughridge, Jr., Esq.
                                        ----------------------------------
                                        John H. Loughridge, Jr., Esq.
                                        Attorney-in-fact



                               EXHIBITS INDEX

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------
1.1            Form of Underwriting Agreement.*
3.1            Articles of Association.*
3.2            By-Laws.*
4.1            Amended and Restated Pooling and Servicing Agreement.
4.2            Form of Series Supplement
               (including form of Certificate).
5.1            Opinion of Richards, Layton & Finger with respect to
               legality.
8.1            Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with
               respect to tax matters.
23.1           Consent of Richards, Layton & Finger (included in opinion
               filed as Exhibit 5.1).
23.2           Consent of Skadden, Arps, Slate, Meagher & Flom (included in opinion filed as Exhibit 8.1).
24.1           Power of Attorney.**

------------
* Incorporated herein by reference to Registration Statement on Form S-3 (File No. 33-95714) of The First National Bank of Atlanta.

**  Previously filed.





                                                             Exhibit 4.1


                     THE FIRST NATIONAL BANK OF ATLANTA
                          Transferor and Servicer

                                    and

                      THE BANK OF NEW YORK (DELAWARE)

                                  Trustee

                    on behalf of the Certificateholders

                  of the Wachovia Credit Card Master Trust


                           ---------------------


                            AMENDED AND RESTATED
                      POOLING AND SERVICING AGREEMENT

                          Dated as of June 4, 1999




                             TABLE OF CONTENTS

                                                                  Page

ARTICLE I

      DEFINITIONS...................................................1
      Section 1.1  Definitions......................................1
      Section 1.2  Other Definitional Provisions...................26

ARTICLE II

      CONVEYANCE OF RECEIVABLES;
      ISSUANCE OF CERTIFICATES.....................................28
      Section 2.1  Conveyance of Receivables.......................28
      Section 2.2  Acceptance by Trustee...........................30
      Section 2.3  Representations and Warranties
                     of the Transferor.............................31
      Section 2.4  Representations and Warranties of the
                     Transferor Relating to the Agreement
                     and the Receivables...........................33
      Section 2.5  Covenants of the Transferor.....................41
      Section 2.6  Addition of Accounts............................44
      Section 2.7  Removal of Accounts.............................49
      Section 2.8  Discount Option.................................51

ARTICLE III

      ADMINISTRATION AND SERVICING
      OF RECEIVABLES...............................................53
      Section 3.1  Acceptance of Appointment and Other
                     Matters Relating to the Servicer..............53
      Section 3.2  Servicing Compensation..........................56
      Section 3.3  Representations and Warranties of the
                     Servicer......................................56
      Section 3.4  Reports and Records for the Trustee.............58
      Section 3.5  Annual Servicer's Certificate...................59
      Section 3.6  Annual Independent Accountants'
                     Servicing Report..............................60
      Section 3.7  Tax Treatment...................................61
      Section 3.8  Notices to the Transferor.......................62
      Section 3.9  Reports to the Commission.......................62

ARTICLE IV

      RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
      AND APPLICATION OF COLLECTIONS...............................63
      Section 4.1  Rights of Certificateholders....................63
      Section 4.2  Establishment of Accounts.......................63
      Section 4.3  Collections and Allocations.....................67

ARTICLE V

      [ARTICLE V IS RESERVED AND SHALL
      BE SPECIFIED IN ANY SUPPLEMENT
      WITH RESPECT TO ANY SERIES]..................................71

ARTICLE VI

      THE CERTIFICATES.............................................72
      Section 6.1  The Certificates................................72
      Section 6.2  Authentication of Certificates..................73
      Section 6.3  Registration of Transfer and Exchange
                     of Certificates...............................73
      Section 6.4  Mutilated, Destroyed, Lost or Stolen
                     Certificates..................................77
      Section 6.5  Persons Deemed Owners...........................78
      Section 6.6  Appointment of Paying Agent.....................79
      Section 6.7  Access to List of Certificateholders'
                     Names and Addresses...........................80
      Section 6.8  Authenticating Agent............................81
      Section 6.9  Tender of Transferor Certificate................83
      Section 6.10 Book-Entry Certificates.........................86
      Section 6.11 Notices to Clearing Agency. ....................87
      Section 6.12 Definitive Certificates.........................87
      Section 6.13 Global Certificate; Euro-Certificate
                     Exchange Date.................................88
      Section 6.14 Meetings of Certificateholders..................89

ARTICLE VII

      OTHER MATTERS RELATING
      TO THE TRANSFEROR............................................90
      Section 7.1  Liability of the Transferor.....................90
      Section 7.2  Merger or Consolidation of, or
                     Assumption of the Obligations of, the
                     Transferor....................................90
      Section 7.3  Limitation on Liability.........................91
      Section 7.4  Liabilities.....................................92

ARTICLE VIII

      OTHER MATTERS RELATING
      TO THE SERVICER..............................................94
      Section 8.1  Liability of the Servicer.......................94
      Section 8.2  Merger or Consolidation of, or
                     Assumption of the Obligations of,
                     the Servicer..................................94
      Section 8.3  Limitation on Liability of the
                     Servicer and Others...........................95
      Section 8.4  Servicer Indemnification of the Trust
                     and the Trustee...............................96
      Section 8.5  The Servicer Not to Resign......................96
      Section 8.6  Access to Certain Documentation and
                     Information Regarding the Receivables.........97
      Section 8.7  Delegation of Duties............................97
      Section 8.8  Examination of Records..........................98

ARTICLE IX

      PAY OUT EVENTS...............................................99
      Section 9.1  Pay Out Events..................................99
      Section 9.2  Additional Rights Upon the Occurrence
                     of Certain Events............................100

ARTICLE X

      SERVICER DEFAULTS...........................................102
      Section 10.1 Servicer Defaults..............................102
      Section 10.2 Trustee to Act; Appointment of Successor.......105
      Section 10.3 Notification to Certificateholders.............107
      Section 10.4 Waiver of Past Defaults........................108

ARTICLE XI

      THE TRUSTEE.................................................109
      Section 11.1  Duties of Trustee.............................109
      Section 11.2  Certain Matters Affecting the Trustee.........111
      Section 11.3  Trustee Not Liable for Recitals in
                       Certificates...............................113
      Section 11.4  Trustee May Own Certificates..................113
      Section 11.5  The Servicer to Pay Trustee's Fees
                      and Expenses................................113
      Section 11.6  Eligibility Requirements for Trustee..........114
      Section 11.7  Resignation or Removal of Trustee.............115
      Section 11.8  Successor Trustee.............................115
      Section 11.9  Merger or Consolidation of Trustee............116
      Section 11.10 Appointment of Co-Trustee or Separate
                      Trustee.....................................116
      Section 11.11 Tax Returns...................................118
      Section 11.12 Trustee May Enforce Claims without
                      Possession of Certificates................. 119
      Section 11.13 Suits for Enforcement.........................119
      Section 11.14 Rights of Certificateholders to Direct
                      Trustee.....................................119
      Section 11.15 Representations and Warranties of
                      Trustee.....................................120
      Section 11.16 Maintenance of Office or Agency...............120

ARTICLE XII

      TERMINATION.................................................121
      Section 12.1  Termination of Trust..........................121
      Section 12.2  Optional Purchase.............................122
      Section 12.3  Final Payment with Respect to any
                      Series......................................123
      Section 12.4  Termination Rights of Holder of
                      Transferor Certificate......................125
      Section 12.5  Defeasance....................................126

ARTICLE XIII

      MISCELLANEOUS PROVISIONS....................................128
      Section 13.1  Amendment.....................................128
      Section 13.2  Protection of Right, Title and
                      Interest to Trust...........................129
      Section 13.3  Limitation on Rights of
                      Certificateholders..........................131
      Section 13.4  Governing Law.................................132
      Section 13.5  Notices.......................................132
      Section 13.6  Severability of Provisions....................133
      Section 13.7  Assignment....................................133
      Section 13.8  Certificates Non-Assessable and Fully
                      Paid........................................133
      Section 13.9  Further Assurances............................134
      Section 13.10 No Waiver; Cumulative Remedies................134
      Section 13.11 Counterparts..................................134
      Section 13.12 Third-Party Beneficiaries.....................134
      Section 13.13 Actions by Certificateholders.................134
      Section 13.14 Rule 144A Information.........................135
      Section 13.15 Merger and Integration........................135
      Section 13.16 Headings......................................135



            This AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of June 4, 1999 by and between THE FIRST NATIONAL BANK OF ATLANTA, a national banking association (the "Bank") d/b/a/ WACHOVIA BANK CARD SERVICES, as Transferor and Servicer, and THE BANK OF NEW YORK (DELAWARE), a Delaware banking corporation (the "Trustee"), as Trustee.

                        W I T N E S S E T H:

            WHEREAS, the parties hereto intend to amend and restate that certain Pooling and Servicing Agreement, dated as of October 26, 1995 (the "Original Pooling and Servicing Agreement"), between the Bank and the Trustee on the terms and conditions set forth herein;

            NOW, THEREFORE, pursuant to Section 13.1(a) of the Original Pooling and Servicing Agreement, the parties hereto hereby agree that effective on and as of the date hereof, the Original Pooling and Servicing Agreement is hereby amended to read in its entirety as follows: In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders:


                              ARTICLE I

                             DEFINITIONS

            Section 1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

            "Account" shall mean each VISA(R) and MasterCard(R)** credit card account serviced at the New Castle, Delaware or Atlanta, Georgia servicing center of the Transferor, or at such other servicing center of the Transferor as shall be designated by the Transferor or the Servicer pursuant to Section 13.2(c), and established pursuant to a Credit Card Agreement between the Transferor and any Person identified by its customer account number and by the Receivable balance as of the Cut Off Date and as of each Addition Cut Off Date in each computer file or microfiche list delivered to the Trustee by the Transferor pursuant to Section 2.1 or 2.6. The definition of Account shall include each Transferred Account. The term "Account" shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto and to an Automatic Additional Account only from and after the Creation Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.
-----------
** VISA(R) and MasterCard(R) are registered trademarks of VISA U.S.A., Inc. and of MasterCard International Inc., respectively.

            "Account Information" shall have the meaning specified in subsection 2.2(b).

            "Accumulation Period" shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period, which shall be the accumulation or other period in which Collections of Principal Receivables are accumulated in an account for the benefit of the Investor Certificateholders of such Series, or a class within such Series, in each case as defined with respect to such Series in the related Supplement.

            "Addition Cut Off Date" shall mean each date as of which Additional Accounts shall be selected to be included as Accounts pursuant to Section 2.6.

            "Addition Date" shall mean each date as of which Additional Accounts will be included as Accounts pursuant to Section 2.6.

            "Additional Accounts" shall have the meaning specified in subsection 2.6(a).

            "Affiliate" of any Person shall mean any other Person controlling, controlled by or under common control with such Person.

            "Aggregate Investor Interest" shall mean, as of any date of determination, the sum of the Investor Interests of all Series of Certificates issued and outstanding on such date of determination.

            "Aggregate Investor Percentage" with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, as the case may be, shall mean, as of any date of determination, the sum of such Investor Percentages of all Series of Certificates issued and outstanding on such date of determination; provided, however, that the Aggregate Investor Percentage shall not exceed 100%.

            "Agreement" shall mean this Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including any Supplement.

            "Amortization Period" shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period during which principal is distributed to Investor Certificateholders, which shall be the controlled amortization period, the principal amortization period, the rapid amortization period or other amortization period, in each case as defined with respect to such Series in the related Supplement.

            "Applicants" shall have the meaning specified in Section 6.7.

            "Appointment Day" shall have the meaning specified in subsection 9.2(a).

            "Assignment" shall have the meaning specified in subsection 2.6
(c)(ii).

            "Authorized Newspaper" shall mean the Wall Street Journal or a newspaper (or newspapers) of general circulation in the Borough of Manhattan, The City of New York and the City of Atlanta, Georgia printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

            "Automatic Additional Accounts" shall have the meaning specified in subsection 2.6(d).

            "Average Principal Receivables" shall mean, for any period, an amount equal to (a) the sum of the aggregate amount of Principal
Receivables at the end of each day during such period divided by (b) the number of days in such period.

            "Bank Portfolio" shall mean the MasterCard and VISA accounts owned by the Transferor.

            "Bearer Certificates" shall have the meaning specified in
Section 6.1.

            "Bearer Rules" shall mean the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, Proposed or Temporary Regulations.

            "BIF" shall mean the Bank Insurance Fund administered by the FDIC.

            "Book-Entry Certificates" shall mean certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Atlanta, Georgia or New Castle, Delaware (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

            "Cash Advance Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for cash advance fees or similar terms.

            "Cedelbank" shall mean Cedelbank, societe anonyme.

            "Certificate" shall mean any one of the Investor Certificates of any Series or the Transferor Certificate.

            "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register and, if applicable, the holder of any Bearer Certificate or Coupon, as the case may be or such other Person deemed to be a "Certificateholder" or "Holder" in any related Supplement.

            "Certificate Interest" shall mean interest payable in respect of the Investor Certificates of any Series pursuant to Article IV of the Supplement for such Series.

            "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

            "Certificate Principal" shall mean principal payable in respect of the Investor Certificates of any Series pursuant to Article IV of this Agreement.

            "Certificate Rate" shall mean, with respect to any Series of Certificates (or, for any Series with more than one Class, for each Class of such Series), the rate (or formula on the basis of which such rate shall be determined) stated in the related Supplement.

            "Certificate Register" shall mean the register maintained pursuant to Section 6.3, providing for the registration of the Certificates and transfers and exchanges thereof.

            "Class" shall mean, with respect to any Series, any one of the classes of Certificates of that Series as specified in the related Supplement.

            "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

            "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

            "Closing Date" shall mean, with respect to any Series, the date of issuance of such Series of Certificates, as specified in the related Supplement.

            "Collateral Interest" shall have the meaning, with respect to any Series, specified in the related Supplement.

            "Collection Account" shall have the meaning specified in subsection 4.2(a).

            "Collections" shall mean all payments (including Insurance Proceeds) received by the Servicer in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the Credit Card Agreement in effect from time to time on any Receivables. A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account as of the Date of Processing of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess. Collections with respect to any Monthly Period shall include the amount of Interchange (if any) allocable to any Series of Certificates pursuant to any Supplement with respect to such Monthly Period (to the extent received by the Trust and deposited into the Finance Charge Account or any Series Account, as the case may be, on the Transfer Date following such Monthly Period) to be applied as if such amount were Collections of Finance Charge Receivables for all purposes. Collections with respect to any Monthly Period shall also include the amount deposited by the Transferor into the Finance Charge Account (or Series Account if provided in any Supplement) pursuant to
Section 2.8.

            "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Administration.

            "Coupon" shall have the meaning specified in Section 6.1.

            "Creation Date" shall mean the date on which an Automatic Additional Account is originated by the Transferor.

            "Credit Adjustment" shall have the meaning specified in subsection 4.3 (c).

            "Credit Card Agreement" shall mean the agreement and Federal Truth in Lending Statement for MasterCard and VISA credit card accounts between any Obligor and The First National Bank of Atlanta d/b/a Wachovia Bank Card Services, as such agreements may be amended, modified or otherwise changed from time to time.

            "Credit Card Guidelines" shall mean the Transferor's policies and procedures relating to the operation of its credit card business, including, without limitation, the policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

            "Credit Enhancement" shall mean, with respect to any Series, the subordination, the cash collateral guaranty or account, collateral interest, letter of credit, surety bond, insurance policy, spread account, reserve account, cross-support feature or any other contract, agreement or arrangement for the benefit of the Certificateholders of such Series (or Certificateholders of a Class within such Series) as designated in the applicable Supplement.

            "Credit Enhancement Provider" shall mean, with respect to any Series, the Person, if any, designated as such in the related Supplement.

            "Cut Off Date" shall mean September 26, 1995.

            "Date of Processing" shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's computer master file of VISA and MasterCard accounts (without regard to the effective date of such recordation).

            "Default Amount" shall mean, with respect to any Defaulted Account, the amount of Receivables (other than Ineligible Receivables) in such Defaulted Account on the day such Account became a Defaulted Account.

            "Defaulted Account" shall mean each Account with respect to which, in accordance with the Credit Card Guidelines or the Servicer's customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables, the Servicer has charged-off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer's computer master file of VISA and MasterCard accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

            "Definitive Certificate" shall have the meaning specified in
Section 6.10.

            "Depository" shall have the meaning specified in Section 6.10.

            "Depository Agreement" shall mean, with respect to a Series having Book-Entry Certificates, the agreement among the Transferor, the Trustee and the Clearing Agency, or as otherwise provided in the related Supplement.

            "Determination Date" shall mean, unless otherwise specified in the related Series Supplement, the fourth Business Day prior to each Transfer Date.

            "Discounted Percentage" shall have the meaning specified in
Section 2.8.

            "Discount Option Receivables" shall mean Principal Receivables designated by the Transferor that are transferred to the Trust at a specified discount, which discount is applied such that the discounted portion of Collections of such Principal Receivables are treated as Collections of Finance Charge Receivables.

            "Discount Option Receivable Collections" shall have the meaning specified in Section 2.8.

            "Distribution Account" shall have the meaning specified in subsection 4.2(c).

            "Distribution Date" shall mean, with respect to each Series, the dates specified in the related Supplement.

            "Dollars," "$" or "U.S. $" shall mean United States dollars.

            "Eligible Account" shall mean, as of the Cut Off Date (or, with respect to Additional Accounts, as of the relevant Addition Cut Off Date, or with respect to Automatic Additional Accounts, as of the relevant Creation Date), each Account owned by the Transferor:

            (a) which is in existence and maintained with the Transferor and has not been assigned in whole or part to any other Person;

            (b)  which is payable in Dollars;

            (c) the Obligor on which has provided, as its most recent billing address, an address which is located in the United States or its territories or possessions;

            (d) which the Transferor has not classified on its electronic records as counterfeit, cancelled, fraudulent, stolen or lost;

            (e) the Obligor on which has not been identified by the Transferor as having commenced bankruptcy or insolvency proceedings; and

            (f) the Obligor on which has not been identified by the Transferor as being deceased.

            "Eligible Receivable" shall mean each Receivable:

            (a) which has arisen under an Eligible Account;

            (b) which was created in compliance, in all material respects, with all Requirements of Law applicable to the Transferor and pursuant to a Credit Card Agreement which complies, in all material respects, with all Requirements of Law applicable to the Transferor;

            (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the creation of such Receivable or the execution, delivery and performance by the Transferor of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

            (d) as to which, at the time of and at all times after the creation of such Receivable, the Transferor or the Trust had good and marketable title thereto, free and clear of all Liens arising under or through the Transferor or any of its Affiliates (other than Liens permitted pursuant to subsection 2.5(b));

            (e) which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

            (f) which constitutes an "account" under and as defined in
      Article 9 of the UCC as then in effect in the State of Delaware;

            (g) which is not subject to any setoff, right of rescission, counterclaim or other defense, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws; and

            (h) as to which the Transferor has satisfied all obligations to be fulfilled at the time it is transferred to the Trust.

            "Eligible Servicer" shall mean the initial Servicer hereunder, the Trustee, or Affiliate of the Trustee, or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of consumer revolving credit card accounts or other consumer revolving credit accounts,
(b) is legally qualified and has the capacity to service the Accounts, (c) is qualified (or licensed) to use the software that the Servicer is then currently using to service the Accounts or obtains the right to use, or has its own, software which is adequate to perform its duties under this Agreement, (d) has, in the reasonable judgment of the Trustee, demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

            "Enhancement Invested Amount" shall have the meaning, with respect to any Series, specified in the related Supplement.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Euroclear Operator" shall mean Morgan Guaranty
Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

            "Excess Funding Account" shall have the meaning specified in subsection 4.2(d).

            "Excess Funding Amount" shall mean, as of any date of determination, the principal amount on deposit in the Excess Funding Account.

            "Exchange" shall mean either of the procedures described under
Section 6.9.

            "Exchange Date" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.9.

            "Exchange Notice" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.9.

            "Extended Trust Termination Date" shall have the meaning specified in subsection 12.1(a).

            "FDIC" shall mean the Federal Deposit Insurance Corporation.

            "Finance Charge Account" shall have the meaning specified in subsection 4.2(b).

            "Finance Charge Receivables" shall mean Receivables created in respect of the Periodic Finance Charges, Cash Advance Fees, Late Fees and annual fees and similar fees and charges, including Special Fees to the extent such Special Fees are categorized as Finance Charge Receivables, but excluding premiums for credit insurance. Finance Charge Receivables with respect to any Monthly Period shall include the amount of Interchange (if any) and Discount Option Receivables (if any), and net investment earnings on funds on deposit in the Excess Funding Account (if any) and any other amounts allocable to any Series of Certificates pursuant to any Supplement with respect to such Monthly Period that are to be treated as Finance Charge Receivables (to the extent received by the Trust and deposited into the Finance Charge Account or any Series Account, as the case may be, on the Transfer Date following such Monthly Period).

            "Fitch" shall mean Fitch Investors Service, L.P.

            "Floating Principal Allocation" shall have the meaning specified in the related Supplement.

            "Foreign Clearing Agency" shall mean Cedelbank and the Euroclear Operator.

            "Global Certificate" shall have the meaning specified in
Section 6.13.

            "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Group" shall mean, with respect to any Series, the group of Series in which the related Supplement specifies that such Series shall be included.

            "Ineligible Receivable" shall have the meaning specified in subsection 2.4(d)(iii).

            "Initial Closing Date" shall mean October 26, 1995.

            "Initial Investor Interest" shall mean, with respect to any Series of Certificates, the amount stated in the related Supplement.

            "Insolvency Event" shall have the meaning specified in subsection 9.1(a).

            "Insurance Proceeds" shall mean any amounts recovered by the Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

            "Interchange" shall mean interchange fees payable to the Transferor, in its capacity as credit card issuer, through VISA U.S.A., Inc. and MasterCard International Inc.

            "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

            "Investor Account" shall mean each of the Finance Charge Account, the Principal Account, the Excess Funding Account and the Distribution Account.

            "Investor Certificate" shall mean any one of the certificates (including, without limitation, the Bearer Certificates, the Registered Certificates or the Global Certificates) issued by the Trust, executed by the Transferor and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple Classes) of the investor certificate attached to the related Supplement or such other interest in the Trust deemed to be an "Investor Certificate" in any related Supplement.

            "Investor Certificateholder" shall mean the holder of record of an Investor Certificate.

            "Investor Charge-Off" shall have, with respect to each Series, the meaning specified in the applicable Supplement.

            "Investor Default Amount" shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

            "Investor Exchange" shall have the meaning specified in subsection 6.9(b).

            "Investor Interest" shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

            "Investor Percentage" shall have, with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, and any Series of Certificates, the meaning stated in the related Supplement.

            "Investor Servicing Fee" shall have, with respect to each Series, the meaning specified in Section 3.2.

            "Late Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for late fees or similar terms.

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 7.2 or transfer of an interest in the Transferor Certificate in accordance with subsection 6.3(b) shall not be deemed to constitute a Lien.

            "Master File" shall mean the file on the Transferor's computer system that identifies MasterCard and VISA accounts of the Transferor, which file is designated by the Transferor as its "Master File" or any other file or record in replacement thereof.

            "Maximum Addition Amount" shall mean, unless otherwise provided in a Supplement, the number of accounts originated by the Transferor after the Cut Off Date designated as Additional Accounts or Automatic Additional Accounts pursuant to Section 2.6 without prior Rating Agency confirmation of its then existing rating of any Series of Investor Certificates then issued and outstanding which would either (a) with respect to any of three consecutive Monthly Periods commencing on November 1, 1995 be equal to the product of (i) 15% and (ii) the number of Accounts as of the end of the ninth Monthly Period preceding the commencement of such three Monthly Periods (or the Cut Off Date, whichever is later) or (b) with respect to any twelve-month period equal to the product of (i) 20% and (ii) the number of Accounts as of the first day of such twelve-month period; provided, however, that if the aggregate principal balance in the Additional Accounts and Automatic Additional Accounts specified in clause (a) or clause (b) above, as the case may be, shall exceed either (y) the product of (i) 15% and (ii) the aggregate amount of Principal Receivables determined as of the first day of the third preceding Monthly Period (or in the case of any date occurring on or before January 1, 1996, the aggregate amount of Principal Receivables on the Initial Closing Date) minus the aggregate amount of Principal Receivables as of the date each such Additional Account or Automatic Additional Account was added to the Trust in all of the Accounts owned by the Transferor that have been designated as Additional Accounts or Automatic Additional Accounts since the first day of the third preceding Monthly Period or the Initial Closing Date, as the case may be, or (z) the product of (i) 20% and (ii) the aggregate amount of Principal Receivables determined as of the first day of the calendar year in which such date occurs (or in the case of any date occurring on or before October 1, 1996, the aggregate amount of Principal Receivables on the Initial Closing Date) minus the aggregate amount of Principal Receivables as of the date each such Additional Account or Automatic Additional Account was added to the Trust in all of the Accounts owned by the Transferor after the Cut Off Date that have been designated as Additional Accounts or Automatic Additional Accounts since the first day of such calendar year or the Initial Closing Date, as the case may be, the Maximum Addition Amount shall be an amount equal to the lesser of the aggregate amount of Principal Receivables specified in either clause (y) or clause (z) of this proviso.

            "Minimum Aggregate Principal Receivables" shall mean, unless otherwise provided in a Supplement relating to a Series having a Paired Series or a Floating Principal Allocation, as of any date of determination, an amount equal to the sum of the Initial Investor Interests for all outstanding Series on such date.

            "Minimum Transferor Amount" shall mean 5% (or such other percentage as specified in the related Supplement) of the sum of the Average Principal Receivables for the preceding Monthly Period plus the Excess Funding Amount plus the amount on deposit on any Series Accounts or other accounts specified in a Supplement as of the end of such Monthly Period; provided, however, that the Transferor may reduce the Minimum Transferor Amount upon (w) delivery to the Trustee of a Tax Opinion with respect to such reduction, (x) 30 day's prior notice to the Trustee, each Rating Agency and any Credit Enhancement Provider entitled to receive such notice pursuant to the relevant Supplement, (y) written confirmation from the Rating Agency that such reduction will not result in the reduction or withdrawal of the respective ratings of each Rating Agency for any Series outstanding and (z) delivery to the Trustee and each such Credit Enhancement Provider of an Officer's Certificate stating that the Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series; provided further that the Minimum Transferor Amount shall not at any time be less than 2%.

            "Monthly Period" shall mean, unless otherwise defined in any Supplement, the period from and including the first day of a calendar month to and including the last day of a calendar month.

            "Monthly Servicer Report" shall mean, a report substantially in the form attached as Exhibit C to this Agreement, with such changes as the Servicer may determine to be necessary or desirable; provided, however, that no such change shall serve to exclude information required by the Agreement or any Supplement.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Notice Date" shall have the meaning specified in subsection 2.6(c)(i).

            "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

            "Officer's Certificate" shall mean a certificate signed by any Vice President or more senior officer of the Transferor or Servicer and delivered to the Trustee.

            "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee; provided, however, that any Tax Opinion or other opinion relating to federal income tax matters shall be an opinion of nationally recognized tax counsel.

            "Paired Series" shall mean (i) each Series which has been paired with another Series (which Series may be prefunded or partially prefunded), such that the reduction of the Investor Interest of such Series results in the increase of the Investor Interest of such other Series, as described in the related Supplements, and (ii) such other Series.

            "Participations" shall have the meaning specified in subsection 2.6(a)(ii).

            "Pay Out Commencement Date" shall mean, (a) with respect to each Series, the date on which a Trust Pay Out Event is deemed to occur pursuant to Section 9.1 or (b) with respect to any Series, the date on which a Series Pay Out Event is deemed to occur pursuant to the Supplement for such Series.

            "Pay Out Event" shall mean, with respect to each Series, a Trust Pay Out Event or a Series Pay Out Event.

            "Paying Agent" shall mean any paying agent appointed pursuant to Section 6.6 and shall initially be the Trustee.

            "Periodic Finance Charges" shall have the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

            "Permitted Investments" shall mean, unless otherwise provided in the Supplement with respect to any Series, (a) book-entry securities or negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-l+, respectively; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-1 and A- 1+, respectively;
(iv) bankers' acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and (v) repurchase agreements transacted with either (A) an entity subject to the United States Bankruptcy Code or (B) a financial institution insured by the FDIC or a broker-dealer with retail customers that is under the jurisdiction of the Securities Investors Protection Corp., in each case having a short-term unsecured rating of A-1+ by Standard & Poor's and P-1 by Moody's; (b) demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Certificates, provided that such investment will not cause the Trust to be treated as an "investment company" within the meaning of the Investment Company Act.

            "Person" shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

            "Principal Account" shall have the meaning specified in subsection 4.2(b).

            "Principal Receivable" shall mean each Receivable other than
(i) Finance Charge Receivables, and (ii) Receivables in Defaulted Accounts. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables which the Transferor is unable to transfer as provided in subsection 2.5(d) shall not be included in calculating the aggregate amount of Principal Receivables.

            "Principal Shortfalls" shall mean, with respect to a Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are "Series Principal Shortfalls" for such Transfer Date.

            "Principal Terms" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in subsection 6.9(c).

            "Qualified Institution" shall mean (i) a depositary institution, which may include the Trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia, the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt rating of at least A-1+ by Standard & Poor's and P-1 by Moody's or (ii) any other depositary institution, subject to the Rating Agency Condition; provided, however, that an institution which shall have corporate trust powers and which maintains the Collection Account, the Principal Account, the Finance Charge Account, any Series Account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements, and need only at all times have a long-term unsecured debt rating of at least Baa3 by Moody's so long as Moody's is a Rating Agency.

            "Rating Agency" shall mean, with respect to each Series, the rating agency or agencies, if any, selected by the Transferor to rate the Certificates, as specified in the related Supplement.

            "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified the Transferor or the Trustee in writing that such action will not result in a withdrawal or reduction of its rating of any outstanding Series of Certificates with respect to which it is a Rating Agency.

            "Reassignment" shall have the meaning specified in subsection 2.7(b)(ii).

            "Reassignment Date" shall have the meaning specified in subsection 2.4(e).

            "Receivable" shall mean any amount owing by the Obligors under an Account including, without limitation, amounts owing for the payment of goods and services, cash advances, Transfer and Convenience Check Fees, Cash Advance Fees, Periodic Finance Charges, Late Fees and Special Fees, if any.

            "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the preceding Monthly Period.

            "Registered Certificates" shall have the meaning specified in
Section 6.1.

            "Removal Date" shall mean the date on which Receivables in certain designated Removed Accounts will be reassigned by the Trustee to the Transferor.

            "Removal Notice Date" shall have the meaning specified in
Section 2.7(a).

            "Removed Accounts" shall have the meaning specified in subsection 2.7(a).

            "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

            "Responsible Officer" shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee), including any Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and also, with respect to a particular officer to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Revolving Period" shall have, with respect to each Series, the meaning specified in the related Supplement.

            "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Series" shall mean any series of Investor Certificates, which may include within any such Series a Class or Classes of Investor
Certificates subordinate to another such Class or Classes of Investor Certificates.

            "Series Account" shall mean any account or accounts established pursuant to a Supplement for the benefit of such Series.

            "Series Pay Out Event" shall have, with respect to any Series, the meaning specified pursuant to the Supplement for the related Series.

            "Series Servicing Fee Percentage" shall mean, with respect to any Series, the amount specified in the related Supplement.

            "Series Termination Date" shall mean, with respect to any Series of Certificates, the date stated in the related Supplement.

            "Service Transaction Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for any service transaction fees or similar terms.

            "Servicer" shall mean initially The First National Bank of Atlanta d/b/a Wachovia Bank Card Services, and its permitted successors and assigns, and thereafter any Person appointed as successor as herein provided to service the Receivables.

            "Servicer Default" shall have the meaning specified in Section
10.1.

            "Servicing Fee" shall have the meaning specified in Section
3.2.

            "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

            "Shared Excess Finance Charge Collections" shall mean, with respect to any Transfer Date, and for any Group, the aggregate amount for all outstanding Series in such Group that the related Supplements specify are to be treated as "Shared Excess Finance Charge Collections" with respect to such Group for such Transfer Date.

            "Shared Principal Collections" shall mean, with respect to any Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are to be treated as "Shared Principal Collections" for such Transfer Date.

            "Special Fees" shall mean Receivables which are Transfer and Convenience Check Fees, and any other fees which are not now but from time to time may be assessed on the Accounts. On or after the date on which any of such Special Fees begin to be assessed on the Accounts, the Transferor shall designate in an Officer's Certificate whether such Special Fees shall be treated as Principal Receivables or Finance Charge Receivables.

            "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. (by whatever variant appellation it may be known from time to time).

            "Successor Servicer" shall have the meaning specified in subsection 10.2(a).

            "Supplement" or "Series Supplement" shall mean, with respect to any Series, a supplement to this Agreement complying with the terms of
Section 6.9 of this Agreement, executed in conjunction with any issuance of any Series of Certificates (or, in the case of the issuance of Certificates on the Initial Closing Date, the supplement executed in connection with the issuance of such Certificates).

            "Tax Opinion" shall mean with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (b) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder or the Trust.

            "Termination Notice" shall have, with respect to any Series, the meaning specified in subsection 10.1(d).

            "Transfer Agent and Registrar" shall have the meaning specified in Section 6.3 and shall initially be the Trustee's Corporate Trust Office.

            "Transfer and Convenience Check Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for any such fees or similar terms.

            "Transfer Date" shall mean, unless otherwise specified in the related Supplement, with respect to any Series, the Business Day immediately prior to each Distribution Date.

            "Transferor" shall mean The First National Bank of Atlanta, a national banking association, d/b/a Wachovia Bank Card Services and its successors in interest and permitted assigns.

            "Transferor Amount" shall mean, on any date of determination, the sum of the aggregate amount of Principal Receivables, the Excess Funding Amount and the principal amount on deposit in any Principal Funding Account (as defined in any Supplement) plus the amount on deposit in any Series Account specified in a Supplement, at the end of the day immediately prior to such date of determination, minus the Aggregate Investor Interest at the end of such day, minus the aggregate Enhancement Invested Amounts not included in the Aggregate Investor Interest, if any, for each Series outstanding at the end of such day, minus the aggregate Collateral Interests not included in the Aggregate Investor Interest, if any, for each Series outstanding at the end of such day.

            "Transferor Certificate" shall mean the certificate executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit A and exchangeable as provided in Section 6.9; provided, however, that at any time there shall be only one Transferor Certificate.

            "Transferor Exchange" shall have the meaning specified in subsection 6.9(b).

            "Transferor Participation" shall mean any participation interest or other similar interest in the Transferor Certificate that is granted or sold by the Transferor.

            "Transferor Percentage" shall mean, on any date of determination, when used with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, a percentage equal to 100% minus the Aggregate Investor Percentage with respect to such categories of Receivables.

            "Transferor Servicing Fee" shall have the meaning specified in
Section 3.2.

            "Transferred Account" shall mean (a) an Account with respect to which a new customer account number has been issued by the Servicer or the Transferor under circumstances resulting from a lost or stolen credit card or from the transfer from one program to another program and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines or (b) an Eligible Account resulting from the conversion of an Account that was a standard account to a premium account or from a premium account to a standard account, and which in either case can be traced or identified in the Master File as a Transferred Account into which an Account has been transferred by reference to or by way of the computer files or microfiche lists delivered to the Trustee pursuant to Section 2.1 or 2.6.

            "Trust" shall mean the trust created by this Agreement, the corpus of which shall consist of the Receivables now existing or hereafter created and arising in connection with the Accounts, the Participations, if any, all monies due or to become due with respect to the Receivables and the Participations, all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Delaware) of the Receivables and Insurance Proceeds relating to the Receivables, the right to receive certain amounts paid or payable as Interchange (if provided for in any Supplement), such funds as from time to time are deposited in the Collection Account, the Finance Charge Account, the Principal Account, the Distribution Account, the Excess Funding Account and any Series Account and the rights to any Credit Enhancement with respect to any Series.

            "Trust Extension" shall have the meaning specified in subsection 12.1(a).

            "Trust Pay Out Event" shall have, with respect to each Series, the meaning specified in Section 9.1.

            "Trust Termination Date" shall mean the earliest to occur of
(i) unless a Trust Extension shall have occurred, the first Business Day after the Distribution Date on which the Investor Interest, the Collateral Interest, the Enhancement Invested Amount and any other interest issued by the Trust, as applicable, for each Series is zero, (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date, (iii) October 26, 2045 and (iv) the date of any termination pursuant to Section 9.2(b).

            "Trustee" shall mean The Bank of New York (Delaware), a Delaware banking corporation, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

            "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

            "Undivided Interest" shall mean the undivided interest in the Trust evidenced by an Investor Certificate.

            Section 1.2  Other Definitional Provisions.

            (a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partially defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

            (c) The agreements, representations and warranties of The First National Bank of Atlanta d/b/a Wachovia Bank Card Services in this Agreement and in any Supplement in each of its capacities as Transferor and Servicer shall be deemed to be the agreements, representations and warranties of The First National Bank of Atlanta d/b/a Wachovia Bank Card Services solely in each such capacity for so long as The First National Bank of Atlanta d/b/a Wachovia Bank Card Services acts in each such capacity under this Agreement.

            (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of this Agreement or any Supplement; and Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified. The Servicer shall, upon making such determination, deliver to the Trustee and each Rating Agency an Officer's Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer's Certificate to the Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. The Trustee may conclusively rely upon such Officer's Certificate in determining whether the related Exhibit, as changed, conforms to the requirements of this Agreement.

                              [End of Article I]



                                  ARTICLE II

                          CONVEYANCE OF RECEIVABLES;
                           ISSUANCE OF CERTIFICATES

            Section 2.1 Conveyance of Receivables. The Transferor does hereby transfer, assign, set-over, and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse, all of its right, title and interest in and to the Receivables now existing and hereafter created and arising in connection with the Accounts, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables and recoveries on any charged-off Receivables), all proceeds of such Receivables, Insurance Proceeds relating to such Receivables and the proceeds thereof.

            In connection with such transfer, assignment, set-over and conveyance, the Transferor agrees to record and file, at its own expense, a financing statement (including any continuation statements with respect to such financing statement when applicable) with respect to the Receivables now existing and hereafter created for the transfer of accounts (as defined in Section 9-106 of the UCC as in effect in the State of Delaware) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the assignment of the Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or continuation statement or other evidence of such filing (which may, for purposes of this Section 2.1, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of issuance of the Certificates, and in the case of any continuation statements filed pursuant to this Section 2.1, as soon as practicable after receipt thereof by the Transferor. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

            In connection with such transfer, the Transferor agrees, at its own expense, on or prior to the Initial Closing Date (i) to indicate in the Master File maintained in its computer files that Receivables created in connection with the Accounts (other than any Additional Accounts or Automatic Additional Accounts) have been transferred to the Trust pursuant to this Agreement for the benefit of the Certificateholders by identifying such Accounts in the Master File with the designation "2" in the first position of the field "Current Funding Source Code" and (ii) to deliver to the Trustee a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and setting forth the Receivable balance as of the Cut Off Date. Such file or list shall be marked as Schedule 1 to this Agreement, delivered to the Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Transferor further agrees not to alter the file designation referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account. The Transferor further agrees to deliver to the Trustee on a monthly basis at any time when the Transferor shall be designating Automatic Additional Accounts pursuant to subsection 2.6(d), and otherwise as promptly as possible after the Trustee may at any time request, a computer file or microfiche list containing a true and complete list of all Accounts (including any Additional Accounts or Automatic Additional Accounts), each identified by account number, and to deliver to the Trustee as promptly as possible after the Trustee may at any time request tracing information with respect to Transferred Accounts. The Transferor shall hold such information with respect to the Accounts and Transferred Accounts, prior to delivery thereof to the Trustee, in trust for the benefit of the Trustee, on behalf of the Trust.

            The parties intend that if, and to the extent that, the transfer set forth above is not deemed to be a sale, the Transferor shall be deemed hereunder to have granted, and the Transferor does hereby grant, to the Trustee a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Receivables now existing and hereafter created and arising in connection with the Accounts, all moneys due or to become due with respect to such Receivables, all proceeds of such Receivables and all Insurance Proceeds relating to such Receivables and all proceeds thereof to secure the payment of each Series, and that this Agreement shall constitute a security agreement under applicable law.

            Pursuant to the request of the Transferor, the Trustee shall cause Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of the Transferor pursuant to Section 6.2.

            Section 2.2  Acceptance by Trustee.

            (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest to the property now existing and hereafter created, conveyed to the Trust pursuant to Section 2.1, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Trustee the computer file or microfiche list described in the third paragraph of Section 2.1.

            (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Trustee by the Transferor pursuant to Sections 2.1, 2.6 and 2.7 ("Account Information") except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders or to a Successor Servicer appointed pursuant to Section 10.2, as mandated pursuant to any Requirement of Law applicable to the Trustee or as requested by any Person in connection with financing statements filed with the Trust. The Trustee agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Transferor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. In the event that the Trustee is required by law to disclose any Account Information, the Trustee shall provide the Transferor with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Transferor may request a protective order or other appropriate remedy. The Trustee shall make best efforts to provide the Transferor with written notice no later than five days prior to any disclosure pursuant to this subsection 2.2(b).

            (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

            Section 2.3 Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust as of the Initial Closing Date:

            (a) Organization and Good Standing. The Transferor is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and to execute and deliver to the Trustee the Certificates pursuant hereto.

            (b) Due Qualification. The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Transferor required under federal and Delaware law, in each case to the extent required of a national banking association; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable.

            (c) Due Authorization. The execution and delivery of this Agreement and the execution and delivery to the Trustee of the Certificates by the Transferor and the consummation of the transactions provided for in this Agreement have been duly authorized by the Transferor by all necessary corporate action on its part and this Agreement is, at the time of its execution, an official record of the Transferor.

            (d) No Conflict. The execution and delivery of this Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or any of its properties are bound.

            (e) No Violation. The execution and delivery of this Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Transferor.

            (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust.

            (g) Eligibility of Accounts. As of the Cut Off Date, each Account was an Eligible Account and no selection procedures adverse to the Investor Certificateholders have been employed by the Transferor in selecting the Accounts from among the Eligible Accounts in the Bank Portfolio.

            (h) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof have been obtained.

            For the purposes of the representations and warranties contained in this Section 2.3 and made by the Transferor on the Initial Closing Date, "Certificates" shall mean the Certificates issued on the Initial Closing Date. The representations and warranties set forth in this
Section 2.3 shall survive the transfer and assignment of the respective Receivables to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section 10.1. The Transferor hereby represents and warrants to the Trust, with respect to any Series of Certificates, as of its Closing Date, unless otherwise stated in such Supplement, that the representations and warranties of the Transferor set forth in Section 2.3 are true and correct as of such date (for the purposes of such representations and warranties, "Certificates" shall mean the Certificates issued on the related Closing Date). Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

            Section 2.4 Representations and Warranties of the Transferor Relating to the Agreement and the Receivables.

            (a) Binding Obligation; Valid Transfer and Assignment. The Transferor hereby represents and warrants to the Trust that, as of the Initial Closing Date and, with respect to any Automatic Additional Account, as of the applicable Creation Date thereof:

            (i) This Agreement constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

            (ii) This Agreement constitutes either (A) a valid transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created and arising in connection with the Accounts (other than Receivables in Additional Accounts), all proceeds of such Receivables and Insurance Proceeds relating thereto, and such Receivables and all proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Liens permitted under subsection 2.5(b),
      (y) the interest of the Transferor as Holder of the Transferor Certificate and any holder of a Transferor Participation and (z) the Transferor's right, if any, to interest accruing on, and investment earnings, if any, in respect of the Finance Charge Account, the Principal Account or any Series Account, as provided in this Agreement or any related Supplement or (B) a grant of a security interest (as defined in the UCC as in effect in the State of Delaware) in such property to the Trust, which is enforceable with respect to the existing Receivables (other than Receivables in Additional Accounts), the proceeds thereof and Insurance Proceeds relating thereto upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created, the proceeds thereof and Insurance Proceeds relating thereto, upon such creation. If this Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statement described in Section 2.1 and in the case of the Receivables hereafter created and proceeds thereof and Insurance Proceeds relating thereto, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the State of Delaware), except for Liens permitted under subsection 2.5(b). Neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Principal Account, the Finance Charge Account, the Distribution Account or any Series Account, except for the Transferor's rights to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and Principal Account as provided in this Agreement (or, if applicable, any Series Account as provided in any Supplement) and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC as in effect in the State of Delaware.

            (b) Eligibility of Receivables. The Transferor hereby represents and warrants to the Trust as of the Initial Closing Date, as of the Creation Date with respect to an Automatic Additional Account and as of the Addition Cut Off Date with respect to an Additional Account, as the case may be, that:

            (i) Each Receivable is an Eligible Receivable as of the Cut Off Date, the Creation Date or the Addition Cut Off Date, as applicable.

            (ii) Each Receivable then existing has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates (other than Liens permitted under subsection 2.5(b)) and in compliance, in all material respects, with all Requirements of Law applicable to the Transferor.

            (iii) With respect to each Receivable then existing, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.

            (iv) On each day on which any new Receivable is created, the Transferor shall be deemed to represent and warrant to the Trust that
      (A) each Receivable created on such day is an Eligible Receivable,
      (B) each Receivable created on such day has been conveyed to the Trust in compliance, in all material respects, with all Requirements of Law applicable to the Transferor, (C) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect and (D) the representations and warranties set forth in subsection 2.4(a) are true and correct with respect to each Receivable created on such day as if made on such day.

            (v) As of the Initial Closing Date and as of the applicable Creation Date with respect to Automatic Additional Accounts, Schedule 1 to this Agreement, and as of the applicable Addition Date with respect to Additional Accounts, the related computer file or microfiche list referred to in Section 2.6, is an accurate and complete listing in all material respects of all the Accounts as of the Cut Off Date, or with respect to Automatic Additional Accounts, as of the applicable Creation Date, or with respect to Additional Accounts, as of the applicable Addition Cut Off Date, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut Off Date, such applicable Creation Date or such applicable Addition Cut Off Date. As of the Cut Off Date, the aggregate amount of Receivables in all the Accounts was $1,936,840,556, of which $1,917,652,287 were Principal Receivables.

            (c) Notice of Breach. The representations and warranties set forth in this Section 2.4 shall survive the transfer and assignment of the respective Receivables to the Trust. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the other parties mentioned above. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach.

            (d)  Transfer of Ineligible Receivables.

            (i) Automatic Removal. In the event of a breach with respect to a Receivable of any representations and warranties set forth in subsection 2.4(b)(ii), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (d) of the definition of Eligible Receivable, and any of the following three conditions is met: (A) as a result of such breach or event such Receivable is charged off as uncollectible or the Trust's rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien;
      (B) the Lien upon the subject Receivable (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by the Transferor; or
      (C) the unsecured short-term debt rating of the Transferor is not at least P-1 by Moody's and the Lien upon the subject Receivable ranks prior to the Lien created pursuant to this Agreement; then, upon the earlier to occur of the discovery of such breach or event by the Transferor or the Servicer or receipt by the Transferor of written notice of such breach or event given by the Trustee, each such Receivable shall be automatically removed from the Trust on the terms and conditions set forth in subsection 2.4(d)(iii).

            (ii) Removal After Cure Period. In the event of a breach of any of the representations and warranties set forth in subsection 2.4(b) other than a breach or event as set forth in clause (d)(i) above, and as a result of such breach the related Account becomes a Defaulted Account or the Trust's rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by the Trustee in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of any such event by either the Transferor or the Servicer, or receipt by the Transferor of written notice of any such event given by the Trustee, each such Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.4(d)(iii); provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

            (iii) Procedures for Removal. When the provisions of subsection 2.4(d)(i) or (ii) above require removal of a Receivable, the Transferor shall accept reassignment of such Receivable (an "Ineligible Receivable") by directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the Principal Receivables in the Trust and to decrease the Transferor Amount by such amount. On and after the date of such removal, each Ineligible Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Transferor Percentage or the Transferor Amount. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be reduced below zero or would otherwise not be permitted by law, the Transferor shall concurrently make a deposit in the Excess Funding Account in immediately available funds prior to the Transfer Date related to such Monthly Period in which such event occurred in an amount equal to the amount by which the Transferor Amount would be reduced below zero. Upon the reassignment to the Transferor of an Ineligible Receivable, the Trust shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect to such Ineligible Receivable and all proceeds of such Ineligible Receivable and Insurance Proceeds relating to such Ineligible Receivable and Interchange (if any) allocated to such Ineligible Receivable pursuant to any Supplement. Such reassigned Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Transferor to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 2.4(d)(iii). The obligation of the Transferor set forth in this subsection 2.4(d)(iii), or the automatic removal of such Receivable from the Trust, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

            (iv) Proceeds Held by Servicer. For the purposes of subsections 2.4(d)(i) and (ii) above, proceeds of a Receivable shall not be deemed to be impaired hereunder solely because such proceeds are held by the Servicer (if the Servicer is the Transferor) for more than the applicable period under Section 9-306(3) of the UCC as in effect in the State of Delaware.

            (e) Reassignment of Trust Portfolio. In the event of a breach of any of the representations and warranties set forth in subsection 2.4(a), either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Transferor to accept reassignment of the Receivables within 60 days of such notice (or within such longer period as may be specified in such notice), and the Transferor shall be obligated to accept reassignment of such Principal Receivables on a Distribution Date specified by the Transferor (such Distribution Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, the representations and warranties contained in subsection 2.4(a) shall then be true and correct in all material respects. The Transferor shall deposit on the Transfer Date (in New York Clearing House, next day funds) preceding the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the Distribution Account or Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders pursuant to Article XII. The reassignment deposit amount with respect to each Series for such reassignment, unless otherwise stated in the related Supplement, shall be equal to (i) the Investor Interest of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Certificateholders on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs, plus (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates of such Series at the applicable Certificate Rate through the Reassignment Date, less the amount, if any, previously allocated for payment of interest to the Certificateholders of such Series on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs. Payment of the reassignment deposit amount with respect to each Series, and all other amounts in the Distribution Account or the applicable Series Account in respect of the preceding Monthly Period, shall be considered a prepayment in full of the Receivables represented by the Investor Certificates. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Distribution Account or the applicable Series Account, the Receivables and all monies due or to become due with respect to such Receivables and all proceeds of the Receivables and Insurance Proceeds relating to such Receivables and Interchange (if any) allocated to the Receivables pursuant to any Supplement shall be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor, or its designee or assignee, all right, title and interest of the Trust in and to the Receivables, all monies due or to become due with respect to such Receivables and all proceeds of the Receivables and Insurance Proceeds relating to such Receivables and Interchange (if any) allocated to the Receivables pursuant to any Supplement. If the Trustee or the Investor Certificateholders give notice directing the Transferor to accept reassignment as provided above, the obligation of the Transferor to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.4(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection 2.4(a) available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

            Section 2.5 Covenants of the Transferor. The Transferor hereby covenants that:

            (a) Receivables to be Accounts. The Transferor will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the State of Delaware). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder. The Transferor will take no action to cause any Receivable to be anything other than an "account" (as defined in the UCC as in effect in the State of Delaware).

            (b) Security Interests. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor will immediately notify the Trustee of the existence of any Lien on any Receivable; and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided, however, that nothing in this subsection 2.5(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

            (c) Credit Card Agreements and Account Guidelines. The Transferor shall comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of VISA U.S.A., Inc. and MasterCard International Inc., except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Trust or the Certificateholders hereunder or under the Certificates. The Transferor may change the terms and provisions of the Credit Card Agreements or the Credit Card Guidelines in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and the Periodic Finance Charges and other fees to be assessed thereon) only if such change (i) would not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur and
(ii) is made applicable to the comparable segment of the revolving credit card accounts owned and serviced by the Transferor which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Transferor and an unrelated third party or by the terms of the Credit Card Agreements.

            (d)  Account Allocations.

            (i) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.2 or an order by any federal governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event, (A) the Transferor agrees to allocate and pay to the Trust, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables in the Trust on such date); (B) the Transferor agrees to have such amounts applied as Collections in accordance with
      Article IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables (and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust) that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV, and all amounts that would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder. If the Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, the Transferor agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust, or that would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and that Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

            (ii) In the event that, pursuant to subsection 2.4(d), the Transferor accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.4(b) relating to such Receivable, then, in any such event, the Transferor agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Transferor or to the Receivables of such Obligor retained in the Trust, then the Transferor agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables reassigned to the Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

            (e) Delivery of Collections. The Transferor agrees to pay to the Servicer all payments received by the Transferor in respect of the Receivables as soon as practicable after receipt thereof by the Transferor.

            (f) Conveyance of Accounts. The Transferor covenants and agrees that it will not convey, assign, exchange or otherwise transfer the Accounts to any Person prior to the termination of this Agreement pursuant to Article XII; provided, however, that the Transferor shall not be prohibited hereby from conveying, assigning, exchanging or otherwise transferring the Accounts in connection with a transaction complying with the provisions of Section 7.2.

            (g) Official Record. The Transferor shall maintain this Agreement, from the time of its execution, as an official record of the Transferor.

            Section 2.6  Addition of Accounts.

            (a)(i) If, (A) as of the end of any Monthly Period, the Transferor Amount is less than the Minimum Transferor Amount, the Transferor shall designate additional eligible MasterCard or VISA accounts from the Bank Portfolio ("Additional Accounts") to be included as Accounts in a sufficient amount such that the Transferor Amount after giving effect to such addition will be at least equal to the Minimum Transferor Amount, or (B) as of the end of any Monthly Period, the sum of the aggregate amount of Principal Receivables and the Excess Funding Amount is less than the Minimum Aggregate Principal Receivables (as adjusted for any Series having a Paired Series as described in the Supplement for such Series), the Transferor shall designate Additional Accounts to be included as Accounts in a sufficient amount such that the sum of the aggregate amount of Principal Receivables and the Excess Funding Amount will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Additional Accounts shall be transferred to the Trust on or before the tenth Business Day following the end of such Monthly Period.

            (ii) In lieu of, or in addition to, designating Additional Accounts pursuant to clause (i) above, the Transferor may, subject to any applicable conditions specified in paragraph (c) below, convey to the Trust participations representing undivided interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts and collections thereon ("Participations"); provided, however, that each such Participation shall, to the extent then required under the Securities Act, have been (A) previously registered under the Securities Act or held for at least the holding period required by Rule 144(k) promulgated under the Securities Act and (B) acquired in a bona fide secondary market transaction (and not from the Transferor or an Affiliate thereof). The first addition of Participations in the Trust pursuant to this paragraph (a) or paragraph (b) below shall be effected by an amendment hereto, dated on or prior to the applicable Addition Date, pursuant to Section 13.1(a).

            (b) In addition to its obligation under subsection 2.6(a), the Transferor may, but shall not be obligated to, designate from time to time Additional Accounts of the Transferor to be included as Accounts or Participations to be included as property of the Trust, in either case as of the applicable Addition Date.

            (c) The Transferor agrees that any designation pursuant to subsection 2.6(a) or (b) shall satisfy the following conditions (to the extent provided below):

            (i) on or before the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(a) and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(b) (the "Notice Date"), the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred;

            (ii) on or before the Addition Date, the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) in substantially the form of Exhibit B (the "Assignment") and the Transferor shall have indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trust and, within five Business Days thereafter, or as otherwise agreed upon between the Transferor and the Trustee, the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Additional Accounts and identifying each Account by account number and the aggregate amount of the Receivables in such Additional Accounts, as of the Addition Date, which computer file or microfiche list shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement;

            (iii) the Transferor shall represent and warrant that (x) with respect to Additional Accounts, each Additional Account is, as of the Addition Cut Off Date, an Eligible Account, and each Receivable in such Additional Account is, as of the Addition Cut Off Date, an Eligible Receivable, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio, and (z) as of the Addition Date, the Transferor is not insolvent;

            (iv) the Transferor shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created in connection with the Additional Accounts, all proceeds (as defined in the UCC as in effect in the State of Delaware) of such Receivables and Insurance Proceeds relating thereto, and such Receivables and all proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates, except for (i) Liens permitted under subsection 2.5(b), (ii) the interest of the Transferor as Holder of the Transferor Certificate and any holder of a Transferor Participation and (iii) the Transferor's right, if any, to receive interest accruing on, and investment earnings, if any, in respect of the Finance Charge Account, the Principal Account or any Series Account, as provided in this Agreement or any related Supplement or
      (y) a grant of a security interest (as defined in the UCC as in effect in the State of Delaware) in such property to the Trust, which is enforceable with respect to then existing Receivables of the Additional Accounts, the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts conveyed on such Addition Date, the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof and Insurance Proceeds relating thereto, upon such creation; and (z) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement as described in Section 2.1 with respect to such Additional Accounts and in the case of the Receivables thereafter created in such Additional Accounts and the proceeds (as defined in the UCC as in effect in the State of Delaware) thereof and Insurance Proceeds relating thereto, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the State of Delaware), except for Liens permitted under subsection 2.5(b);

            (v) the Transferor shall deliver an Officer's Certificate substantially in the form of Schedule 2 to Exhibit B to the Trustee confirming the items set forth in paragraphs (ii), (iii) and (iv) above and that the Transferor has filed (or will file within the time required by the applicable UCC) any financing statements required under the applicable UCC with respect to the Receivables in the Additional Accounts;

            (vi) the Transferor shall deliver an Opinion of Counsel with respect to the Receivables in the Additional Accounts to the Trustee (with a copy to each Rating Agency) substantially in the form of Exhibit E;

            (vii) with respect to accounts in excess of the Maximum Addition Amount and with respect to Participations, the Transferor shall have received notice from each Rating Agency that the inclusion of such accounts as Additional Accounts pursuant to subsection 2.6(b) or the inclusion of such Participations to be included as property of the Trust pursuant to subsections 2.6(a) and (b), as the case may be, will not result in the reduction or withdrawal of its then existing rating of any Series of Investor Certificates then issued and outstanding;

            (viii)  with respect to Participations, a Tax Opinion; and

            (ix) the Transferor shall provide each Rating Agency 30 days' prior notice of the inclusion of any business cards as Additional Accounts pursuant to subsection 2.6(b) and, if the Obligor with respect to any such business cards is a business entity, the Rating Agency Condition shall be satisfied.

            (d) The Transferor may from time to time, at its sole discretion, subject to and in compliance with the limitations and conditions specified below, designate Eligible Accounts to be included as Accounts as of the applicable Creation Date ("Automatic Additional Accounts").

            (i) The Transferor shall not be permitted to designate Automatic Additional Accounts pursuant to clause (i) above in excess of the Maximum Addition Amount unless the Rating Agency Condition shall have been satisfied;

            (ii) On or before April 30 and October 31 of each calendar year (if the Transferor or Wachovia Corporation shall then be rated A- or higher by Standard & Poor's), on or before January 31, April 30, July 31 and October 31 of each calendar year (if the Transferor or Wachovia Corporation shall be rated BBB- or higher by Standard & Poor's but neither is rated A- or higher by Standard & Poor's), or on or before the last day of each calendar month (if neither the Transferor nor Wachovia is rated BBB- or higher by Standard & Poor's), commencing on April 30, 1996 the Transferor shall deliver to the Trustee and each Rating Agency an Opinion of Counsel (which shall be an outside counsel) with respect to the Receivables in the Automatic Additional Accounts included as Accounts during the preceding six-month period, three-month period or one-month period, as applicable), substantially in the form of Exhibit E. If such Opinion of Counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Transferor to designate Automatic Additional Accounts shall be suspended until such time as each Rating Agency shall otherwise consent in writing; and

            (iii) The Transferor shall record and file financing statements with respect to the Receivables then existing and thereafter created in the Automatic Additional Accounts for the transfer of accounts (as defined in the UCC in effect in the State of Delaware) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the assignment of the Receivables in Automatic Additional Accounts by the Transferor to the Trust.

            Section 2.7  Removal of Accounts.

            (a) Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal ("Removed Accounts") from the Trust. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed Accounts will be reassigned by the Trustee to the Transferor (the "Removal Date"), the Transferor shall give the Trustee and the Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to the Transferor.

            (b) The Transferor shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

            (i) the removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, (a) cause a Pay Out Event to occur, (b) cause the Transferor Amount to be less than the Minimum Transferor Amount on such Removal Date, (c) cause the sum of the aggregate amount of Principal Receivables and the Excess Funding Amount to be less than the Minimum Aggregate Principal Receivables, or (d) result in the failure to make any payment specified in the related Supplement with respect to any Series;

            (ii) on or prior to the Removal Date, the Transferor shall have delivered to the Trustee for execution a written assignment in substantially the form of Exhibit G (the "Reassignment") and, within five Business Days (or as otherwise agreed upon between the Transferor and the Trustee) thereafter, the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

            (iii) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Removed Accounts to be removed from the Trust;

            (iv) on or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed removal of the Receivables of such Accounts and the Transferor shall have received written notice prior to the Removal Date from such Rating Agency that such proposed removal will not result in a downgrade or withdrawal of its then current rating of any outstanding Class or Series of the Investor Certificates;

            (v) on any Removal Notice Date, the amount of the Principal Receivables of the Removed Accounts to be reassigned to the Transferor on the related Removal Date shall not equal or exceed 10% of the aggregate amount of the Principal Receivables on such Removal Date; provided, however, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may approximate the Initial Investor Interest of such Series; and

            (vi) the Transferor shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in clauses (i) through (v) above. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

            Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

            Section 2.8 Discount Option. The Transferor may at any time, upon at least 30 days' prior written notice to the Servicer, the Trustee, each Credit Enhancement Provider and each Rating Agency, designate a percentage, which may be a fixed percentage or a variable percentage based on a formula (the "Discounted Percentage"), of the amount of Principal Receivables to be treated on and after such designation, or for the period specified, as Discount Option Receivables; provided, however, that no such designation shall become effective on the date specified in the written notice unless the following conditions have been satisfied:

            (i) the designation of Discount Option Receivables shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur or cause an event which with notice or the lapse of time or both would constitute a Pay Out Event;

            (ii) on or before the date specified in the written notice, the Transferor shall have received written confirmation from each Rating Agency that such designation will not result in a downgrade or withdrawal of its then current rating of any outstanding Series of Investor Certificates;

            (iii) the Transferor shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in clauses (i) and (ii) above. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

            On and after the date of satisfaction of the above conditions, in processing Collections of Principal Receivables of the Accounts, the Servicer shall deem the product of the Discounted Percentage and Collections of such Principal Receivables as "Discount Option Receivable Collections" and shall treat such Discount Option Receivable Collections for all purposes hereunder as Collections of Finance Charge Receivables.


                              [End of Article II]



                                  ARTICLE III

                         ADMINISTRATION AND SERVICING
                                OF RECEIVABLES

            Section 3.1 Acceptance of Appointment and Other Matters Relating to the Servicer.

            (a) The Transferor agrees to act as the Servicer under this Agreement. The Investor Certificateholders of each Series by their acceptance of the related Certificates consent to the Transferor acting as Servicer.

            (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.1, the Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account as set forth in this Agreement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to
Section 10.1, to instruct the Trustee to make withdrawals and payments, from the Finance Charge Account, the Principal Account, the Excess Funding Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, to give other instructions to the Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (v) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements. Subject to the foregoing, the Trustee agrees that it shall promptly follow the instructions of the Servicer to withdraw funds from the Principal Account, the Finance Charge Account, the Excess Funding Account or any Series Account and to take any action required under any Credit Enhancement at such time as required under this Agreement. The Trustee shall execute at the Servicer's written request such documents prepared by the Transferor and acceptable to the Trustee as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

            (c) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.2 or the order of any federal governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event, (A) the Servicer agrees to allocate, after such date, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the aggregate amount of Principal Receivables in the Trust as of such date) in accordance with subsection 2.5(d); (B) the Servicer agrees to apply such amounts as Collections in accordance with Article IV, and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and
(B) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating the applicable Investor Percentage thereunder. If the Servicer is unable pursuant to any Requirement of Law to allocate payments on the Accounts as described above, the Servicer agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust, or which would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and that Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

            (d) In the event that pursuant to subsection 2.4(d), the Transferor accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.4(b) relating to such Receivable, then, in any such event, the Servicer agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Transferor or to Receivables of such Obligor retained in the Trust, then the Servicer agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables purchased by the Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of
Article IV.

            (e) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

            (f) The Servicer shall maintain or cause to be maintained fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

            Section 3.2 Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") prior to the termination of the Trust pursuant to Section 12.1. The Servicing Fee shall be payable, with respect to each Series, at the times and in the amounts set forth in the related Supplement. The Servicing Fee shall be allocated between the Investor Certificates (the "Investor Servicing Fee") and the Holder of the Transferor Certificate (the "Transferor Servicing Fee") as specified in the related Supplements.

            The Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.5 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, however, that the Servicer shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

            Section 3.3 Representations and Warranties of the Servicer. The First National Bank of Atlanta d/b/a Wachovia Bank Card Services, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make (with appropriate modifications to Section 3.3(a) to reflect the Successor Servicer's organization) the following representations, warranties and covenants on which the Trustee has relied in accepting the Receivables in trust and in authenticating the
Certificates:

            (a) Organization and Good Standing. The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its credit card business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

            (b) Due Qualification. The Servicer is not required to qualify nor register as a foreign corporation in any state in order to service the Receivables as required by this Agreement and has obtained all licenses and approvals necessary (in the case of a national banking association) in order to so service the Receivables as required under federal and Delaware law. If the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so.

            (c) Due Authorization. The execution, delivery, and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement will remain, from the time of its execution, an official record of the Servicer.

            (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations.

            (e) No Violation. The execution and delivery of this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

            (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

            (g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Certificateholders or any Credit Enhancement Provider.

            Section 3.4 Reports and Records for the Trustee.

            (a) Daily Reports. On each Business Day, the Servicer shall, upon reasonable prior notice, and during normal business hours, prepare and make available at the office of the Servicer for inspection by the Trustee a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables as of the close of business on the preceding Business Day.

            (b) Monthly Servicer's Certificate. Unless otherwise stated in the related Supplement with respect to any Series, on each Determination Date the Servicer shall forward, as provided in Section 13.5, to the Trustee, the Paying Agent, any Credit Enhancement Provider and each Rating Agency, a certificate of a Servicing Officer in the form of Exhibit C (which includes the Schedule thereto specified as such in each Supplement) setting forth (i) the aggregate amount of Collections processed during the preceding Monthly Period, (ii) the aggregate amount of the applicable Investor Percentage of Collections of Principal Receivables processed by the Servicer pursuant to Article IV during the preceding Monthly Period with respect to each Series then outstanding, (iii) the aggregate amount of the applicable Investor Percentage of Collections of Finance Charge Receivables processed by the Servicer pursuant to Article IV during the preceding Monthly Period with respect to each Series then outstanding, (iv) the aggregate amount of Receivables processed as of the end of the last day of the preceding Monthly Period, (v) the balance on deposit in the Finance Charge Account, the Principal Account or any Series Account applicable to any Series then outstanding on such Determination Date with respect to Collections processed by the Servicer during the preceding Monthly Period,
(vi) the aggregate amount, if any, of withdrawals, drawings or payments under any Credit Enhancement, if any, for each Series then outstanding required to be made with respect to the previous Monthly Period in the manner provided in the related Supplement, (vii) the sum of all amounts payable to the Investor Certificateholders of each Series (or for a Series of more than one Class, each such Class) on the succeeding Distribution Date in respect of Certificate Principal and Certificate Interest with respect to such preceding Monthly Period and (viii) such other matters as are set forth in Exhibit C.

            Section 3.5 Annual Servicer's Certificate. On or before November 30 of each calendar year, beginning with November 30, 1996, the Servicer will deliver, as provided in Section 13.5, to the Trustee, any Credit Enhancement Provider and the Rating Agency, an officer's Certificate substantially in the form of Exhibit D stating that (a) a review of the activities of the Servicer during the twelve-month period ending on October 31 of such year, or for the initial period, from the Closing Date until October 31, 1996, and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

            Section 3.6 Annual Independent Accountants' Servicing Report.

            (a) On or before November 30 of each calendar year, beginning with November 30, 1996, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as provided in Section 13.5, a report to the Trustee, any Credit Enhancement Provider and the Rating Agency, to the effect that such firm has made a study and evaluation, in accordance with generally accepted auditing standards, of the Servicer's internal accounting controls with respect to the servicing of Accounts under this Agreement, and that, on the basis of such study and evaluation, such firm is of the opinion (assuming the accuracy of any reports generated by the Servicer's third party agents) that the system of internal accounting controls in effect on the date set forth in such report, relating to servicing procedures performed by the Servicer, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the sections of this Agreement during the period covered by such report (which shall be the period from November 1 of the preceding calendar year to and including October 31 of such calendar year, or for the initial period, from the Closing Date to and including October 31, 1996), except for such exceptions, errors or irregularities as such firm shall believe to be immaterial to the financial statements of the Servicer and such other exceptions, errors or irregularities as shall be set forth in such report. Unless otherwise provided with respect to any Series in the related Supplement, a copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

            (b) On or before November 30 of each calendar year, beginning with November 30, 1996, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as provided in Section 13.5, a report, prepared using generally accepted auditing standards, to the Trustee and the Rating Agency to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Servicer pursuant to subsection 3.4(c) during the period covered by such report (which shall be the period from November 1 of the preceding calendar year to and including October 31 of such calendar year, or for the initial period, from the Closing Date to and including October 31, 1996) with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as it believes to be immaterial to the financial statements of the Servicer and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

            Section 3.7 Tax Treatment. The Transferor has structured this Agreement, the Investor Certificates and any Collateral Interest with the intention that the Investor Certificates and any Collateral Interest will qualify under applicable federal, state, local and foreign tax law as indebtedness of the Transferor secured by the Receivables. The Transferor, the Servicer, the Holder of the Transferor Certificate or any interest therein (including any Transferor Participation), each Investor Certificateholder, each Certificate Owner, and each owner of any Collateral Interest or interest therein agree to treat and to take no action inconsistent with the treatment of the Investor Certificates and any Collateral Interest (or beneficial interest therein) as such indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor Certificateholder and the Holder of the Transferor Certificate or any interest therein (including any Transferor Participation), by acceptance of its Certificate or interest therein, each Certificate Owner, by acquisition of a beneficial interest in a Certificate, and any owner of any Collateral Interest or interest therein, by acquisition of such interest therein, agree to be bound by the provisions of this Section 3.7. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it, and each owner of any Collateral Interest or any interest therein agrees that it will cause any Person acquiring any such interest, to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.7. Notwithstanding this Section 3.7, if the treatment of any Collateral Interest or interest therein as indebtedness is challenged by any governmental authority, the Holder of the Transferor Certificate and any owner of such interest do not intend to be foreclosed from adopting as a secondary tax position that such interest constitutes equity in a partnership.

            Section 3.8 Notices to the Transferor. In the event that the Transferor is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 10.2 shall deliver or make available to the Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 and 3.6.

            Section 3.9 Reports to the Commission. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder. The Transferor, if the Transferor is not the Servicer, shall, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.

                             [End of Article III]



                                  ARTICLE IV

                 RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                        AND APPLICATION OF COLLECTIONS

            Section 4.1 Rights of Certificateholders. Each Series of Investor Certificates shall represent Undivided Interests in the Trust, including the benefits of any Credit Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Investor Accounts and any other Series Account (if so specified in the related Supplement) or to be paid to the Investor Certificateholders of such Series; provided, however, that the aggregate interest represented by such Certificates at any time in the Principal Receivables shall not exceed an amount equal to the Investor Interest at such time. The Transferor Certificate shall represent the remaining undivided interest in the Trust not allocated to the Investor Certificates and the other interests issued by the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to the Holder of the Transferor Certificate; provided, however, that the aggregate interest represented by such Transferor Certificate at any time in the Principal Receivables shall not exceed the Transferor Amount at such time and such Certificate shall not represent any interest in the Investor Accounts, except as provided in this Agreement, or the benefits of any Credit Enhancement issued with respect to any Series.

            Section 4.2  Establishment of Accounts.

            (a) The Collection Account. The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, a non-interest bearing segregated account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders, or shall cause such Collection Account to be established and maintained, with an office or branch of (i) the Servicer (so long as the Servicer or Wachovia Corporation shall have and maintain a certificate of deposit or commercial paper rating of P-1 by Moody's and of A-1 by Standard & Poor's) or (ii) a Qualified Institution; provided, however, that upon the insolvency of the Servicer, the Collection Account shall not be permitted to be maintained with the Servicer. Pursuant to authority granted to it pursuant to subsection 3.1(b), the Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder.

            (b) The Finance Charge and Principal Accounts. The Trustee, for the benefit of the Investor Certificateholders, shall establish and maintain with the Trustee, or cause to be established and maintained with a Qualified Institution, in the name of the Trust, two segregated trust accounts (the "Finance Charge Account" and the "Principal Account," respectively), bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account and the Principal Account and in all proceeds thereof. The Finance Charge Account and the Principal Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If, at any time, the institution holding the Principal Account or the Finance Charge Account ceases to be a Qualified Institution, the Trustee shall notify the Rating Agency and within 10 Business Days establish a new Principal Account or Finance Charge Account, as the case may be, meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new Principal Account or Finance Charge Account, as the case may be. From the date such new Principal Account or Finance Charge Account, as the case may be, is established, it shall be the "Principal Account" or "Finance Charge Account." Pursuant to authority granted to it hereunder, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Finance Charge Account and Principal Account for the purpose of carrying out the Servicer's duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in the Principal Account and the Finance Charge Account and that funds held therein shall at all times be held in trust for the benefit of the Investor Certificateholders.

            (c) The Distribution Account. The Trustee, for the benefit of the Investor Certificateholders, shall cause to be established and maintained in the name of the Trust, with an office or branch of a Qualified Institution (other than the Transferor), a non-interest bearing segregated demand deposit account (the "Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Distribution Account and in all proceeds thereof. The Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders.

            (d) The Excess Funding Account. The Trustee, for the benefit of the Investor Certificateholders, shall establish and maintain with the Trustee, or cause to be established and maintained with a Qualified Institution, in the name of the Trust, a segregated trust account (the "Excess Funding Account") bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Excess Funding Account and in all proceeds thereof. The Excess Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If, at any time, the institution holding the Excess Funding Account ceases to be a Qualified Institution, the Trustee shall notify the Rating Agency and within 10 Business Days establish a new Excess Funding Account meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new Excess Funding Account. From the date such new Excess Funding Account is established, it shall be the "Excess Funding Account." Pursuant to authority granted to it hereunder, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Excess Funding Account for the purpose of carrying out the Servicer's duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in the Excess Funding Account and that funds held therein shall at all times be held in trust for the benefit of the Investor Certificateholders.

            (e) Series Accounts. If so provided in the related Supplement, the Trustee, for the benefit of the Investor Certificateholders, shall cause to be established and maintained in the name of the Trust, one or more Series Accounts. Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders of such Series. Each such Series Account will be a trust account, if so provided in the related Supplement and will have the other features and be applied as set forth in the related Supplement.

            (f) Administration of the Finance Charge Account, Principal Account and Excess Funding Account. Funds on deposit in the Principal Account, the Finance Charge Account and the Excess Funding Account shall at all times be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date related to the Monthly Period in which such funds were processed for collection, or if so specified in the related supplement, immediately preceding a Distribution Date. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until the time of sale or maturity; provided, however, that no such investment shall be disposed of prior to its maturity date. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Principal Account, the Finance Charge Account with respect to each Monthly Period shall be deposited by the Trustee in a separate deposit account with a Qualified Institution in the name of the Servicer, or a Person designated in writing by the Servicer, which shall not constitute a part of the Trust, or shall otherwise be turned over by the Trustee to the Servicer not less frequently than monthly, and all interest and earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account with respect to each Monthly Period shall be deposited by the Trustee in the Finance Charge Account on the following Transfer Date for application as Collections of Finance Charge Receivables. Subject to the restrictions set forth above, the Servicer, or a Person designated in writing by the Servicer, of which the Trustee shall have received written notification thereof, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Principal Account, the Finance Charge Account and the Excess Funding Account. For purposes of determining the availability of funds or the balances in the Finance Charge Account, the Principal Account and, except as provided in the second preceding sentence, the Excess Funding Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit.

            Section 4.3  Collections and Allocations.

            (a) Collections. Except as provided below, the Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing. In the event of the insolvency of the Servicer, then, immediately upon the occurrence of such event and thereafter, the Servicer shall deposit all Collections into the Collection Account which shall be established and maintained with a Qualified Institution other than the Servicer in accordance with subsection 4.2(a), and in no such event shall the Servicer deposit any Collections thereafter into any account established, held or maintained with the Servicer.

            The Servicer shall allocate such amounts to each Series of Investor Certificates and to the Holder of the Transferor Certificate in accordance with this Article IV and shall withdraw amounts from the Collection Account in accordance with this Article IV, as modified by any Supplement. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Supplement for any Series of Certificates with respect to such Series.

            Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, the Transferor or an Affiliate thereof shall remain the Servicer hereunder, and (a)(i) the Servicer provides to the Trustee a letter of credit or other credit support that satisfies the Rating Agency Condition or (b) the Servicer or Wachovia Corporation shall have and maintain a certificate of deposit or commercial paper rating of P-1 by Moody's and of A-1 by Standard & Poor's, the Servicer need not deposit Collections into the Collection Account, the Principal Account, the Finance Charge Account, the Excess Funding Account or any Series Account, as provided in any Supplement, or make payments to the Holder of the Transferor Certificate, on a daily basis as provided in Article IV, but may make such deposits, payments and withdrawals on each Transfer Date in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph. If at any time the Servicer shall qualify to make deposits on the Transfer Date as provided in this paragraph (or shall cease to be so qualified) the Servicer shall deliver an Officer's Certificate to the Trustee stating that the criteria set forth in (a) or (b) of this paragraph have been satisfied (or have ceased to be satisfied). The Trustee may rely on such Officer's Certificate without investigation or inquiry.

            Notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make monthly or daily deposits into the Collection Account, the Finance Charge Account, the Principal Account, the Excess Funding Account or any Series Account, as provided in any Supplement, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account, the Principal Account, the Excess Funding Account or any Series Account up to the required amount to be deposited into any such account or, without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Credit Enhancement Provider pursuant to the terms of any Supplement or agreement relating to such Credit Enhancement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

            (b) Allocations for the Transferor Certificate. Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holder of the Transferor Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Transferor Certificate pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Transferor Certificate.

            (c) Adjustments for Miscellaneous Credits and Fraudulent Charges. The Servicer shall be obligated to reduce on a net basis each Monthly Period the aggregate amount of Principal Receivables used to calculate the Transferor Amount as provided in this subsection 4.3(c) (a "Credit Adjustment") with respect to any Principal Receivable (i) which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (ii) which is reduced by the Servicer by any rebate, refund, charge-back or adjustment (including Servicer errors, but excluding any rebates or refunds relating to any reward-type program) or
(iii) which was created as a result of a fraudulent or counterfeit charge.

            In the event that the inclusion of the amount of a Credit Adjustment in the calculation of the Transferor Amount would cause the Transferor Amount to be an amount less than zero, the Transferor shall make a deposit, no later than the Business Day following the Date of Processing of such Credit Adjustment, in the Excess Funding Account in immediately available funds in an amount equal to the amount by which such Credit Adjustment would cause the Transferor Amount to be less than zero on such Date of Processing.

            (d) Operation of Excess Funding Account. On each Determination Date on which one or more Series is in its Amortization Period or Accumulation Period, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each such Series, and the Servicer shall instruct the Trustee to withdraw such amount (up to the Excess Funding Amount) from the Excess Funding Account on the next succeeding Transfer Date and deposit such amount in the Principal Account for allocation among each such Series as Shared Principal Collections as specified in each related Supplement. On any Business Day on which the Transferor Amount exceeds the Minimum Transferor Amount, the Servicer shall instruct the Trustee to withdraw the amount of such excess (up to the Excess Funding Amount) from the Excess Funding Account on such day and pay such amount to the Holder of the Transferor Certificate.


                [THE REMAINDER OF ARTICLE IV IS RESERVED AND
                 SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH
                           RESPECT TO ANY SERIES]

                            [End of Article IV]



                                  ARTICLE V

                       [ARTICLE V IS RESERVED AND SHALL
                        BE SPECIFIED IN ANY SUPPLEMENT
                         WITH RESPECT TO ANY SERIES]


                              [End of Article V]



                                  ARTICLE VI

                               THE CERTIFICATES

            Section 6.1 The Certificates. Subject to Sections 6.10 and 6.13, the Investor Certificates of each Series and any Class thereof may be issued in bearer form (the "Bearer Certificates") with attached interest coupons and a special coupon (collectively, the "Coupons") or in fully registered form (the "Registered Certificates"), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Transferor Certificate shall be substantially in the form of Exhibit A. The Investor Certificates and the Transferor Certificate shall, upon issue pursuant hereto or to Section 6.9 or Section 6.10, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Sections 2.1 and 6.2. Any Investor Certificate shall be issuable in a minimum denomination of $1,000 Undivided Interest and integral multiples thereof, unless otherwise specified in any Supplement. The Transferor Certificate shall be issued as a single certificate. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its President or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. Unless otherwise provided in the related supplement, no Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication except Bearer Certificates which shall be dated the applicable Issuance Date as provided in the related Supplement.

            Section 6.2 Authentication of Certificates. Contemporaneously with the initial assignment and transfer of the Receivables, whether now existing or hereafter created (other than Receivables in Additional Accounts) and the other components to the Trust, the Trustee shall authenticate and deliver the initial Series of Investor Certificates, upon the written order of the Transferor, against payment to the Transferor of the Initial Investor Interest (net of any discount applicable to the purchase thereof). Upon the receipt of such payment and the issuance of the Investor Certificates, such Investor Certificates shall be fully paid and non-assessable. The Trustee shall authenticate and deliver the Transferor Certificate to the Transferor simultaneously with its delivery to the Transferor of the initial Series of Investor Certificates. Upon an Exchange as provided in Section 6.9 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related Supplement), upon the order of the Transferor, to the Persons designated in such Supplement. Upon the order of the Transferor, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of the Transferor, to the Depository against payment of the purchase price therefor. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Transferor, to a Clearing Agency or its nominee as provided in Section 6.10 against payment of the purchase price thereof.

            Section 6.3 Registration of Transfer and Exchange of
Certificates.

            (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar"), in accordance with the provisions of Section 11.16, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided. If any form of Investor Certificate is issued as a Global Certificate, the Trustee may, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Trustee shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Trustee shall appoint a successor Transfer Agent and Registrar.

            Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, the Transferor shall execute, subject to the provisions of subsection 6.3(c), and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Undivided Interests; provided, however, that the provisions of this paragraph shall not apply to Bearer Certificates.

            At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. At the option of any Holder of Registered Certificates, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of a Bearer Certificateholder, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, in the manner specified in the Supplement for such Series, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section 6.3 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupons relating to such Distribution Date.

            Whenever any Investor Certificates of any Series are so surrendered for exchange, the Transferor shall execute, and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in writing.

            The preceding provisions of this Section 6.3 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Investor Certificates of such Series.

            Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy the Global Certificates upon its exchange in full for Definitive Certificates and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in
Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

            The Transferor shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

            (b) Except as provided in Section 6.9 or 7.2 or in any Supplement (and except for the transfer of a Transferor Participation to Wachovia Bank of Georgia, N.A., on the Initial Closing Date and, upon the Exchange and cancellation of a Transferor Certificate and the issuance of a reissued Transferor Certificate, on each Exchange Date), in no event shall the Transferor Certificate or any interest therein be transferred hereunder, in whole or in part, unless the Transferor shall have consented in writing to such transfer and unless the Trustee shall have received (1) confirmation in writing from each Rating Agency that such transfer will not result in a lowering or withdrawal of its then existing rating of any Series of Investor Certificates, and (2) an Opinion of Counsel that such transfer does not adversely affect the conclusions reached in any of the federal income tax opinions dated the applicable Closing Date issued in connection with the original issuance of any Series of Investor Certificates; provided, however, that unless the consent of Holders of Investor Certificates evidencing more than 50% of the Aggregate Investor Interest is obtained for such transfer, the Holder of the Transferor Certificate shall be permitted to transfer the Transferor Certificate only if the Holder of the Transferor Certificate shall have provided the Trustee with an Opinion of Counsel to the effect that the contemplated transfer would be treated as a financing and not as a sale for federal income tax purposes.

            (c) Unless otherwise provided in the related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in such related Supplement are satisfied.

            Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such transfer or authenticating new Registered Certificates, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this subsection 6.3(c).

            (d) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, the City of New York (and subject to this Section 6.3, if specified in the related Supplement for any Series, any other city designated in such Supplement) an office or offices or an agency or agencies where Investor Certificates of such Series may be surrendered for registration of transfer or exchange.

            Section 6.4 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.5 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat a Certificateholder as the owner of the related Certificate for the purpose of receiving distributions pursuant to Article V (as described in any Supplement) and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the holders of Investor Certificates evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded. Investor Certificates so owned that have been pledged in good faith shall not be disregarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

            In the case of a Bearer Certificate, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Article IV and Article XII and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

            Section 6.6  Appointment of Paying Agent.

            (a) The Paying Agent shall make distributions to Investor Certificateholders from the appropriate account or accounts maintained for the benefit of Certificateholders as specified in this Agreement or the related Supplement for any Series pursuant to Articles IV and V hereof. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Servicer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Servicer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Trustee (or the Servicer if the Trustee is the Paying Agent) shall notify Moody's and Standard & Poor's of the removal of any Paying Agent. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be the Trustee. If any form of Investor Certificate is issued as a Global Certificate, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Trustee shall appoint a co-paying agent in Luxembourg or another European city. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The provisions of Sections 11.1, 11.2 and 11.3 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

            If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, the Transferor shall maintain a co-paying agent in New York City (for Registered Certificates only) or any other city designated in such Supplement which, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or the location required by such other stock exchange.

            (b) The Trustee shall cause the Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

            Section 6.7 Access to List of Certificateholders' Names and
Addresses.

            The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Investor Certificateholders as of the most recent Record Date for payment of distributions to Investor Certificateholders. Unless otherwise provided in the related Supplement, holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of the Investor Certificates of any Series (the "Applicants") may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Investor Certificateholders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the Communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee and shall give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request. Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was obtained.

            Section 6.8  Authenticating Agent.

            (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor.

            (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

            (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

            (d) The Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.8, and the Trustee shall be entitled to be reimbursed and the Servicer shall reimburse the Trustee for such reasonable payments actually made, subject to the provisions of section 11.5.

            (e) The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any authenticating agent.

            (f) Pursuant to an appointment made under this Section 6.8, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

            This is one of the certificates described in the Pooling and Servicing Agreement.

                              ________________________________
                              as Authenticating Agent
                                for the Trustee,

                              By: ____________________________
                                 Authorized Officer

            Section 6.9  Tender of Transferor Certificate.

            (a) Upon any Exchange, the Trustee shall issue to the Holder of the Transferor Certificate under Section 6.1, for execution and redelivery to the Trustee for authentication under Section 6.2, one or more new Series of Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs, as selected by the Transferor. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank pari passu and be equally and ratably entitled as provided herein to the benefits hereof (except that the Credit Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

            (b) The Holder of the Transferor Certificate may tender the Transferor Certificate to the Trustee in exchange for (i) one or more newly issued Series of Investor Certificates or in connection with a Paired Series, interests in such Series and (ii) a reissued Transferor Certificate (any such tender, a "Transferor Exchange"). In addition, to the extent permitted for any Series of Investor Certificates as specified in the related Supplement, the Investor Certificateholders of such Series may tender their Investor Certificates and the Holder of the Transferor Certificate may tender the Transferor Certificate to the Trustee pursuant to the terms and conditions set forth in such Supplement in exchange for
(i) one or more newly issued Series of Investor Certificates and (ii) a reissued Transferor Certificate (an "Investor Exchange"). The Transferor Exchange and Investor Exchange are referred to collectively herein as an "Exchange." The Holder of the Transferor Certificate may perform an Exchange by notifying the Trustee, in writing at least three days in advance (an "Exchange Notice") of the date upon which the Exchange is to occur (an "Exchange Date"). Any Exchange Notice shall state the designation of any Series (and Class thereof, if applicable) to be issued on the Exchange Date and, with respect to each such Series: (a) its initial Investor Interest (or the method for calculating such Initial Investor Interest), (b) its Certificate Rate (or the method for allocating interest payments or other cash flows to such Series), if any, and (c) the Credit Enhancement Provider, if any, with respect to such Series. On the Exchange Date, the Trustee shall authenticate and deliver any such Series of Investor Certificates only upon delivery to it of the following: (a) a Supplement satisfying the criteria set forth in subsection 6.9(c) executed by the Transferor and the Servicer and specifying the Principal Terms of such Series, (b) the applicable Credit Enhancement, if any, (c) the agreement, if any, pursuant to which the Credit Enhancement Provider agrees to provide the Credit Enhancement, if any, (d) (i) an Opinion of Counsel to the effect that, unless otherwise stated in the related Supplement, the newly issued Series of Investor Certificates will be treated as debt for federal income tax purposes and (ii) a Tax Opinion with respect to the issuance of such Series, (e) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series as to which it is a Rating Agency, (f) an Officer's Certificate signed by a Vice President (or any more senior officer) of the Transferor, that on the Exchange Date (i) the Transferor, after giving effect to the Exchange, would not be required to designate Additional Accounts pursuant to subsection 2.6(a) and (ii) after giving effect to such Exchange, the Transferor Amount would be at least equal to the Minimum Transferor Amount, and (g) the existing Transferor Certificate or applicable Investor Certificates, as the case may be. Upon satisfaction of such conditions, the Trustee shall cancel the existing Transferor Certificate or applicable Investor Certificates, as the case may be, and issue, as provided above, such Series of Investor Certificates and a new Transferor Certificate, dated the Exchange Date. There is no limit to the number of Exchanges that may be performed under the Agreement.

            (c) In conjunction with an Exchange, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include without limitation: (i) its name or designation, (ii) an Initial Investor Interest or the method of calculating the Initial Investor Interest, (iii) the method of determining any adjusted Investor Interest, if applicable,
(iv) the Certificate Rate (or formula for the determination thereof), (v) the Closing Date, (vi) each rating agency rating such Series, (vii) the name of the Clearing Agency, if any, (viii) the rights of the Holder of the Transferor Certificate that have been transferred to the Holders of such Series pursuant to such Exchange (including any rights to allocations of Collections of Finance Charge Receivables and Principal Receivables), (ix) the interest payment date or dates and the date or dates from which interest shall accrue, (x) the periods during which or dates on which principal will be paid or accrued, (xi) the method of allocating Collections with respect to Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Collections with respect to Finance Charge Receivables and Receivables in Defaulted Accounts, (xii) any other Collections with respect to Receivables or other amounts available to be paid with respect to such Series, (xiii) the names of any accounts to be used by such Series and the terms governing the operation of any such account and use of moneys therein, (xiv) the Series Servicing Fee and the Series Servicing Fee Percentage, (xv) the applicable Minimum Transferor Amount and, the Series Termination Date, (xvi) the terms of any Credit Enhancement with respect to such Series, and the Credit Enhancement Provider, if applicable, (xvii) the Base Rate (as defined in such Supplement) applicable to such Series, (xviii) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors, (xix) any deposit into any account provided for such Series,
(xx) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xxi) whether Interchange or other fees will be included in the funds available to be paid for such Series, (xxii) the priority of any Series with respect to any other Series, (xxiii) the applicable Minimum Aggregate Principal Receivables, (xxiv) whether such Series will be part of a Group, (xxv) whether such Series will or may be a Paired Series and the Series with which it will be paired, if applicable, and (xxvi) any other relevant terms of such Series (including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper) (all such terms, the "Principal Terms" of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. If on the date of the issuance of such Series there is issued and outstanding one or more Series of Investor Certificates and no Series of Investor Certificates is currently rated by a Rating Agency, then as a condition to such Exchange a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer's certificate stating, in substance, that the Exchange will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Certificates then issued and outstanding.

            Section 6.10 Book-Entry Certificates. Unless otherwise provided in any related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the "Depository") which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series. The Investor Certificates of each Series shall, unless otherwise provided in the related Supplement, initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. No Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the related Series of Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates of any Series ("Definitive Certificates") have been issued to Certificate Owners pursuant to Section 6.12:

            (i) the provisions of this Section 6.10 shall be in full force and effect with respect to each such Series;

            (ii) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates of each such Series) as the authorized representatives of the Certificate Owners;

            (iii) to the extent that the provisions of this Section 6.10 conflict with any other provisions of this Agreement, the provisions of this Section 6.10 shall control with respect to each such Series; and

            (iv) the rights of Certificate Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Certificates of such Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

            Section 6.11 Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate owners pursuant to Section 6.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency or Foreign Clearing Agency for distribution to Holders of Investor Certificates.

            Section 6.12 Definitive Certificates. If (i) (A) the Transferor advises the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (B) the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners of a Series representing beneficial interests aggregating not less than 50% of the Investor Interest of such Series advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate owners of such Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, the Trustee shall issue the Definitive Certificates of such Series. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates of such Series as Certificateholders of such Series hereunder.

            Section 6.13 Global Certificate; Euro-Certificate Exchange Date. If specified in the related Supplement for any Series, the Investor Certificates may be initially issued in the form of a single temporary Global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the Initial Investor Interest and substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this
Section 6.13 shall apply to such Global Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged in the manner described in the related Supplement for Registered or Bearer Certificates in definitive form.

            Section 6.14 Meetings of Certificateholders. To the extent provided by the Supplement for any Series issued in whole or in part in Bearer Certificates, the Servicer of the Trustee may at any time call a meeting of the Certificateholders of such Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to Section 13.1 of the Agreement.

                             [End of Article VI]



                                  ARTICLE VII

                            OTHER MATTERS RELATING
                               TO THE TRANSFEROR

            Section 7.1 Liability of the Transferor. The Transferor shall be liable in accordance herewith to the extent of the obligations specifically undertaken by the Transferor.

            Section 7.2 Merger or Consolidation of, or Assumption of the Obligations of, the Transferor.

                      (a) The Transferor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                      (i) the corporation formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a national banking association, state banking corporation or other entity which is not subject to the bankruptcy laws of the United States of America or, subject to the Rating Agency Condition, any other type of entity, and shall assume the performance of every covenant and obligation of the Transferor, as applicable hereunder, and shall benefit from all the rights granted to the Transferor, as applicable hereunder. To the extent that any right, covenant or obligation of the Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 7.2 to a successor entity, Section 9.2 hereof shall be applied by reference to events of involuntary liquidation, receivership or conservatorship applicable to such successor entity as shall be set forth in the officer's certificate described in subsection 7.2(a)(ii);

                      (ii) the Transferor shall have delivered to the Trustee an Officer's Certificate signed by a Vice President (or any more senior officer) of the Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding;

                      (iii) the Transferor shall have delivered notice to each Rating Agency of such consolidation, merger, conveyance or transfer; and

                      (iv) the Transferor shall have delivered to the Trustee a Tax Opinion, dated the date of such merger, conveyance or transfer, with respect thereto.

            (b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

            Section 7.3 Limitation on Liability. The directors, officers, employees or agents of the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the officers, directors, employees, or agents of the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 7.4, the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement; provided, however, that this provision shall not protect the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, officer, employee or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

            Section 7.4 Liabilities. Notwithstanding Section 7.3 (and notwithstanding Sections 3.2, 8.3, 8.4 and 11.11), or any other provision herein, the Transferor by entering into this Agreement, and any holder of an interest in the Transferor Certificate (including any Transferor Participation) by its acceptance thereof, agree to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those that would be incurred by an Investor Certificateholder if the Investor Certificates were notes secured by the Receivables, for example, as a result of the performance of the Receivables, market fluctuations, a shortfall or failure to make payment under any Credit Enhancement or other similar market or investment risks associated with ownership of the Investor Certificates) arising out of or based on the arrangement created by this Agreement (to the extent that, if the Trust assets at the time the claim is made were used to pay in full all outstanding Certificates of all Series, the Trust assets that would remain after the Investor Certificateholders and Credit Enhancement Providers, if any, were paid in full would be insufficient to pay any such losses, claims, damages or liabilities) as though this Agreement created a partnership under the Delaware Uniform Partnership Law in which the Transferor and such holder of an interest in the Transferor Certificate (including any Transferor Participation) were general partners. The rights created by this Section 7.4 shall run directly to and be enforceable by the injured party subject to the limitations hereof. To the extent provided in
Section 8.4, the Servicer will (from its own assets and not from the assets of the Trust) indemnify and hold harmless the Transferor and each holder of an interest in the Transferor Certificate (including any Transferor Participation) against and from certain losses, claims, damages and liabilities of the Transferor as described in this Section arising from the actions or omissions of the Servicer.

                             [End of Article VII]



                                 ARTICLE VIII

                            OTHER MATTERS RELATING
                                TO THE SERVICER

            Section 8.1 Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

            Section 8.2 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                      (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a state or national banking association or other entity which is not subject to the bankruptcy laws of the United States of America or, subject to the Rating Agency Condition, any other type of entity, and, if the Servicer is not the surviving entity, shall assume the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

                      (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section
      8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the Servicer; and

                      (iii) the Servicer shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer.

            Section 8.3 Limitation on Liability of the Servicer and Others. The directors, officers, employees or agents of the Servicer shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.4 with respect to the Trust and the Trustee, its officers, directors, employees and agents, the Servicer shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

            Section 8.4 Servicer Indemnification of the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Trust and the Trustee, its officers, directors, employees and agents, from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Servicer with respect to activities of the Trust or the Trustee pursuant to this Agreement or any Supplement, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trustee if such acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee; provided further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Certificateholders; provided further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners as to any losses claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Accounts or Receivables which are written off as uncollectible; and provided further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the termination of this Agreement and the registration and removal of the Trustee.

            Section 8.5 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause
(i) above by an Opinion of Counsel and as to clause (ii) by an Officer's Certificate, each to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.2 hereof. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder.

            Section 8.6 Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.6 shall derogate from the obligation of the Trustee, the Transferor or the Servicer to observe any applicable law prohibiting disclosure of information regarding the obligors and the failure of the Servicer to provide access as provided in this Section 8.6 as a result of such obligations shall not constitute a breach of this
Section 8.6.

            Section 8.7 Delegation of Duties. It is understood and agreed by the parties hereto that the Servicer may delegate certain of its duties hereunder to Wachovia Operational Services Corporation ("WOSC") and Wachovia Bank Card Services, Inc. ("WBCS"). In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 hereof. If any such delegation is to a party other than WOSC or WBCS, notification thereof shall be given to each Rating Agency.

            Section 8.8 Examination of Records. The Servicer shall clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.6) in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to the Trust pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                             [End of Article VIII)



                                  ARTICLE IX

                                PAY OUT EVENTS

            Section 9.1 Pay Out Events. If any one of the following events (each, a "Trust Pay Out Event") shall occur:

                      (a) the Transferor or any holder of an interest in the Transferor Certificate (including any Transferor Participation) shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or any holder of an interest in the Transferor Certificate (including any Transferor Participation) or all or substantially all of their respective property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor or any holder of an interest in the Transferor Certificate (including any Transferor Participation); or the Transferor or any holder of an interest in the Transferor Certificate (including any Transferor Participation) shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such event, an "Insolvency Event");

                      (b) the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement; or

                      (c) the Trust shall become subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act;

then a Pay Out Event with respect to all Series of Certificates shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event.

            Section 9.2 Additional Rights Upon the Occurrence of Certain
Events.

                      (a) If an Insolvency Event occurs with respect to the Transferor or any holder of an interest in the Transferor Certificate (including any Transferor Participation), the Transferor shall on the day of such Insolvency Event or violation (the "Appointment Day") immediately cease to transfer Principal Receivables, or interests in Principal Receivables represented by any Participations, to the Trust and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables or any Participations, Principal Receivables or any Participations transferred to the Trust prior to the occurrence of such Insolvency Event or violation and Collections in respect of such Principal Receivables and Participations, and Finance Charge Receivables, whenever created, accrued in respect of such Principal Receivables, shall continue to be a part of the Trust, and shall continue to be allocated and paid in accordance with Article IV. Within 15 days of the Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event or violation has occurred, that the Trust has dissolved and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and (ii) send written notice to (w) any Holder of the Transferor Certificate and any holder of an interest in the Transferor Certificate (including any Transferor Participation) with respect to which the Insolvency Event has not occurred, (x) the Investor Certificateholders, (y) each Credit Enhancement Provider, if any, and (z) any other Person entitled thereto pursuant any Supplement describing the provisions of this Section 9.2. Unless within 75 days from the day notice pursuant to clause (i) above is first published the Trustee shall have received written instructions from Holders of Investor Certificates evidencing more than 50% of the Investor Interest of each Series issued and outstanding (or, if any such Series has two or more Classes, each Class) and from each person described in (ii)(w),
(ii)(y) and (ii)(z) to the effect that such Persons disapprove of the liquidation of the Receivables, the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables and Participations in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. In the event that, in accordance with the result of the voting procedures set forth above, the Receivables and Participations are not sold at the time of dissolution, the Trustee shall retain the Receivables and Participations (and no Receivables or Participations shall thereafter be added to the Trust) and apply collections thereon in accordance with the provisions in Article IV. Notwithstanding the foregoing, the Trustee shall cause any remaining Receivables and Participations to be disposed of in a manner so that the Trust is liquidated on or prior to the date that is three (3) years after the Appointment Date. The Trustee may obtain a prior determination from any conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to mutually exclusive.

                      (b) The proceeds from the sale, disposition or liquidation of the Receivables and Participations pursuant to subsection
(a) above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV; provided, however, that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. On the day following the Distribution Date on which the proceeds from any sale, disposition or liquidation of the Receivables and any Participations are distributed to the Investor Certificateholders of each Series pursuant to Article IV, the Trust shall terminate.

                      (c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.

                              [End of Article IX]



                                   ARTICLE X

                               SERVICER DEFAULTS

            Section 10.1 Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

                      (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to Article IV or to instruct the Trustee to make any required drawing, withdrawal, or payment under any Credit Enhancement on or before the date occurring five Business Days after the date such payment, transfer, deposit withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

                      (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, which has a material adverse effect on the Investor Certificateholders of any Series and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.7;

                      (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Investor Certificateholders of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or

                      (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Finance Charge Account, the Principal Account, the Excess Funding Account and any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds and Interchange (if any) applicable to the Trust. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Credit Enhancement with respect to any Series to the Successor Servicer.

            Notwithstanding the foregoing, a delay in or failure of performance referred to under subsection 10.1(a) for a period of 10 Business Days or under subsection 10.1(b) or (c) for a period of 60 Business Days shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Credit Enhancement Provider, the Transferor and the Holders of Investor Certificates with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

            Section 10.2 Trustee to Act; Appointment of Successor.

                      (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall notify each Rating Agency of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Termination Notice, appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. The Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to a Termination Notice, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall notify each Credit Enhancement Provider of the proposed sale of the Receivables, shall provide each such Credit Enhancement Provider an opportunity to bid on the Receivables and shall offer the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee, but in no event less than an amount equal to the Aggregate Investor Interest on the date of such purchase plus all interest accrued but unpaid on all of the outstanding Investor Certificates at the applicable Certificate Rate through the date of such purchase; provided, however, that if the short-term deposits or long-term unsecured debt obligations of the Transferor (or if neither such deposits nor such obligations of the Transferor are rated by Moody's, if Moody's is a Rating Agency with respect to any Series of Certificates outstanding, then of the holding company of the Transferor so long as such holding company shall be Wachovia Corporation) are not rated at the time of such purchase at least P-3 or Baa3, respectively, by Moody's, if Moody's is a Rating Agency with respect to any Series of Certificates outstanding, no such purchase by the Transferor shall occur unless the Transferor shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such purchase would not constitute a fraudulent conveyance of the Transferor. The proceeds of such sale shall be deposited in the Distribution Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of each outstanding Series pursuant to Section 12.3 of the Agreement. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of VISA or MasterCard credit card receivables as the Successor Servicer hereunder.

                      (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Credit Enhancement.

                      (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee permitted to the Servicer pursuant to Section 3.2. The Transferor agrees that if the Servicer is terminated hereunder, it will agree to deposit with the Trustee a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article IV to pay its share of the compensation of the Successor Servicer.

                      (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

            Section 10.3 Notification to Certificateholders. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee, each Rating Agency and any Credit Enhancement Provider, and the Trustee shall give notice to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Investor Certificateholders at their respective addresses appearing in the Certificate Register.

            Section 10.4 Waiver of Past Defaults. The Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each Series adversely affected by any default by the Servicer or Transferor may, on behalf of all Certificateholders of such Series, waive any default by the Servicer or Transferor in the performance of its obligations hereunder and its consequences, except a default relating to the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article IV which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                              [End of Article XI]



                                  ARTICLE XI

                                  THE TRUSTEE

            Section 11.1 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of any Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Responsible Officer has received written notice that a Servicer Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

            (c) Subject to subsection 11.1(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

            (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee in relation to such Series, under this Agreement; and

            (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of Section
      10.1 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of any Series adversely affected thereby.

            (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provision contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

            (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

            (f) Except as provided in this subsection 11.1(f), the Trustee shall have no power to vary the corpus of the Trust including, without limitation, the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.1 or 2.6 hereof,
(ii) add any other investment, obligation or security to the Trust, except for an addition permitted under Section 2.6 or (iii) withdraw from the Trust any Receivables, except for a withdrawal permitted under Sections 2.7, 9.2, 10.2, 12.1 or 12.2 or subsections 2.4(d), 2.4(e) or Article IV.

            (g) Subject to subsection 11.1(d) above, in the event that the Paying Agent or the Transfer Agent and Registrar (if other than the Trustee) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.

            (h) If the Transferor has agreed to transfer any of its credit card receivables (other than the Receivables) to another Person, upon the written request of the Transferor, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in the Transferor's credit card receivables; provided, however, that the Trust shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Certificateholders and, upon the request of the Trustee, the Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

            Section 11.2 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.1:

            (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any assignment of Receivables in Additional Accounts, the initial report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

            (b) the Trustee may consult with counsel of its selection, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Credit Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or any Credit Enhancement Provider, pursuant to the provisions of this Agreement, unless such Certificateholders or Credit Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities, which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement and any Credit Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

            (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any assignment of Receivables in Additional Accounts, the initial report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series;

            (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and

            (g) except as may be required by subsection 11.1(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose.

            Section 11.3 Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained in this Agreement and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in
Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor or to the holder of the Transferor Certificate in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Principal Account or the Finance Charge Account, or any Series Account by the Servicer.

            Section 11.4 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

            Section 11.5 The Servicer to Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.4, the Servicer will pay or reimburse the Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer.

            The obligations of the Servicer under this Section 11.5 shall survive the termination of the Trust and the resignation or removal of the Trustee.

            Section 11.6 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody's and BBB by Standard & Poor's having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

            Section 11.7 Resignation or Removal of Trustee.

            (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section
11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

            Section 11.8 Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 11.7 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

            (b) No successor trustee shall accept appointment as provided in this Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6 hereof and shall be an Eligible Servicer, and, if Standard & Poor's is then a Rating Agency, unless Standard & Poor's shall have consented to such appointment.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall mail notice of such succession hereunder to all Certificateholders at their addresses as shown in the Certificate Register.

            Section 11.9 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of section 11.6 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 11.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8 hereof.

            (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

            (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 11.11 Tax Returns. In the event the Trust shall be required to file tax returns, the Trustee, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall file such returns at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Servicer, upon request, will furnish the Trustee with all such information known to the Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

            Section 11.12 Trustee May Enforce Claims without Possession of Certificates. All rights of action and claims under this Agreement or any Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Certificateholders in respect of which such judgment has been obtained.

            Section 11.13 Suits for Enforcement. If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.1 and 11.14, proceed to protect and enforce its rights and the rights of any Series of Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement cement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Certificateholders.

            Section 11.14 Rights of Certificateholders to Direct Trustee. Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the Aggregate Investor Interest of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

            Section 11.15 Representations and Warranties of Trustee. The Trustee represents and warrants that:

            (i) the Trustee is a banking corporation organized, existing and authorized to engage in the business of banking under the laws of the State of Delaware;

            (ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

            (iii) this Agreement has been duly executed and delivered by the Trustee.

            Section 11.16 Maintenance of Office or Agency. The Trustee will maintain at its expense in the Borough of Manhattan, the City of New York an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints The Bank of New York, 101 Barclay Street, New York, New York 10286, as its office for such purposes in New York. The Trustee will give prompt written notice to the Servicer and to Certificateholders (or in the case of Holders of Bearer Certificates, in the manner provided for in the related Supplement) of any change in the location of the Certificate Register or any such office or agency.

                              [End of Article XI]



                                  ARTICLE XII

                                  TERMINATION

            Section 12.1 Termination of Trust.

            (a) The respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Section 8.4, Section 11.5 and subsections 2.4(c) and 12.3(b), on the Trust Termination Date; provided, however, that the Trust shall not terminate on the date specified in clause (i) of the definition of "Trust Termination Date" if each of the Servicer and the Holder of the Transferor Certificate notify the Trustee in writing, not later than five Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "Trust Extension") shall specify the date on which the Trust shall terminate (such date, the "Extended Trust Termination Date"); provided, however, that the Extended Trust Termination Date shall be not later than October 26, 2045. The Servicer and the Holder of the Transferor Certificate may, on any date following the Trust Extension, so long as no Series of Certificates is outstanding, deliver a notice in writing to the Trustee changing the Extended Trust Termination Date.

            (b) All principal and interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Investor Interest of any Series of Certificates is greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Trustee will sell or cause to be sold, and pay the proceeds first, to all Certificateholders of such Series in accordance with the priority for each Class within such Series as provided in the related Supplement, in final payment of all principal of and accrued interest on such Series of Certificates, and second, as provided in the related Supplement, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the sum of the Investor Interest of such Series plus the Enhancement Invested Amount or the Collateral Interest (if not included in the Investor Interest) of such Series, if any, at the close of business on such date (but not more than an amount of Principal Receivables and the related Finance Charge Receivables equal to the sum of (1) the product of (A) the Transferor Amount divided by the aggregate amount of Principal Receivables, (B) the aggregate amount of Principal Receivables in the Trust and (C) a fraction the numerator of which is the applicable Investor Percentage with respect to Finance Charge Receivables and the denominator of which is the sum of all Investor Percentages with respect to Finance Charge Receivables of all Series and
(2) the Investor Interest of such Series plus the Enhancement Invested Amount or the Collateral Interest (if not included in the Investor Interest) of such Series). The Trustee shall notify each Credit Enhancement Provider of the proposed sale of such Receivables and shall provide each Credit Enhancement Provider an opportunity to bid on such Receivables. The Transferor shall be permitted to purchase such Receivables in such case and shall have a right of first refusal with respect thereto. Any proceeds of such sale in excess of such principal and interest paid and such other amounts paid pursuant to the related Supplement shall be paid to the Holder of the Transferor Certificate. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.3.

            Section 12.2 Optional Purchase. (a) If so provided in any Supplement, the Transferor may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on a Distribution Date specified in such Supplement by depositing into the Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.3, the amount specified in such Supplement; provided, however that if the short-term deposits or long-term unsecured debt obligations of the Transferor (or, if neither such deposits nor such obligations of the Transferor are rated by Moody's, then the short-term deposits or long-term unsecured debt obligations of the holding company of the Transferor so long as such holding company is Wachovia Corporation) are not rated at the time of such purchase of Receivables at least P-3 or Baa3, respectively, by Moody's, no such event shall occur unless the Transferor shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such deposit into the Distribution Account or any Series Account as provided in the related Supplement would not constitute a fraudulent conveyance of the Transferor.

            (b) The amount deposited pursuant to subsection 12.2(a) shall be paid to the Investor Certificateholders of the related Series pursuant to Section 12.3 on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Transferor pursuant to subsection 12.2(a) shall be delivered by the Transferor upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor. The Investor Interest of each Series which is purchased by the Transferor pursuant to subsection 12.2(a) shall, for the purposes of the definition of "Transferor Amount," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Amount shall thereupon be deemed to have been increased by the Investor Interest of such Series.

            Section 12.3 Final Payment with Respect to any Series.

            (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least two Business Days' prior notice from the Servicer to the Trustee) by the Trustee to Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month
(x) in which the deposit is made pursuant to subsection 2.4(e), 9.2(b), 10.2(a), or subsection 12.2(a) of the Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated (which, in the case of Bearer Certificates, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer's Certificate setting forth the information specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

            (b) Notwithstanding the termination of the Trust pursuant to subsection 12.1(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Finance Charge Account, the Principal Account, the Distribution Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Certificateholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Certificateholders of the related Series upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Certificateholders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Distribution Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After such payment to the Transferor, Investor Certificateholders entitled to any of such monies must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

            (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

            Section 12.4 Termination Rights of Holder of Transferor Certificate. Upon the termination of the Trust pursuant to Section 12.1, and after payment of all amounts due hereunder on or prior to such termination and the surrender of the Transferor Certificate, the Trustee shall execute a written reconveyance substantially in the form of Exhibit H pursuant to which it shall reconvey to the Holder of the Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect to such Receivables (including all accrued interest theretofore posted as Finance Charge Receivables) and all proceeds of such Receivables and Insurance Proceeds relating to such Receivables and Interchange (if any) allocable to the Trust pursuant to any Supplement, except for amounts held by the Trustee pursuant to subsection 12.3(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Transferor Certificate to vest in such Holder all right, title and interest which the Trust had in the Receivables.

            Section 12.5 Defeasance.

            Notwithstanding anything to the contrary in this Agreement or any Supplement:

            (a) The Transferor may at its option be discharged from its obligations with respect to all of the Investor Certificates issued by the Trust or any specified Series thereof on the date the applicable conditions set forth in Section 12.5(c) are satisfied ("Defeasance"); provided, however, that the following rights, obligations, powers, duties and immunities shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Investor Certificates of the Trust or any specified Series thereof to receive, solely from the trust fund provided for in Section 12.5(c), payments in respect of principal of and interest on such Investor Certificates when such payments are due; (B) the Transferor's obligations with respect to such Series of Certificates under Sections 6.3, 6.4 and 12.3; (C) the rights, powers, trusts, duties and immunities of the Trustee, the Paying Agent and the Transfer Agent and Registrar hereunder; and (D) this Section 12.5.

            (b) Subject to section 12.5(c), the Transferor at its option may use Collections to purchase Permitted Investments rather than additional Receivables for transfer to the Trust until such time as no Receivables remain in the Trust.

            (c) The following shall be the conditions to Defeasance under
Section 12.5(a): (1) the Transferor irrevocably shall have deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below (A) Dollars in an amount, or (B) Permitted Investments which through the scheduled payment or principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and, which shall be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Trust or any specified Series thereof on the dates scheduled for such payments in this Agreement and the applicable Supplements and all amounts owed to the Credit Enhancement Provider for any Series if so provided in the related Supplements or agreements with such Credit Enhancement Provider; (2) prior to its first exercise of its right to substitute money or Permitted Investments for Receivables, the Transferor shall deliver to the Trustee (x) an Opinion of Counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act and (y) a Tax Opinion with respect to such deposit and termination; and (3) such deposit and termination of obligations will not result in a Pay Out Event for any Series.

                             [End Of Article XII]



                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS

            Section 13.1 Amendment.

            (a) This Agreement or any Supplement may be amended in writing from time to time by the Servicer, the Transferor and the Trustee, including for the purpose of enabling the Trust or a portion thereof to elect to qualify as a financial asset securitization investment trust (or comparable tax entity for the securitization of financial assets) in accordance with the Internal Revenue Code, without the consent of any of Certificateholders; provided, however, that (i) such action shall not, in the reasonable belief of the Transferor, as evidenced by an Officer's Certificate, adversely affect in any material respect the interests of any Investor Certificateholders; (ii) the Transferor shall have delivered a Tax Opinion to the Trustee and (iii) each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing (which writing need only be addressed to any one of the Transferor, the Servicer or the Trustee) that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

            (b) This Agreement or any Supplement may also be amended in writing from time to time by the Servicer, the Transferor and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each outstanding Series adversely affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificates of such Series without the consent of each Investor Certificateholder of such Series, (ii) change the definition of or the manner of calculating the Investor Interest, the Investor Percentage or the Investor Default Amount of such Series without the consent of each Investor Certificateholder of such Series or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of all Series adversely affected. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

            (c) Notwithstanding anything in this Section 13.1 to the contrary, a Supplement with respect to any Series may be amended on the terms in accordance with the procedures provided in such Supplement.

            (d) Promptly after the execution of any such amendment, the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder of each Series affected and to each Rating Agency providing a rating for such Series.

            (e) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            (f) Any Series Supplement executed and delivered pursuant to
Section 6.9 and any amendments regarding the addition to or removal of Receivables or Participations from the Trust as provided in Sections 2.6 and 2.7, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.1(a) and (b).

            (g) In connection with any amendment, the Trustee may request an Opinion of Counsel from the Transferor or Servicer to the effect that the amendment complies with all requirements of this Agreement.

            Section 13.2 Protection of Right, Title and Interest to Trust.

            (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders or the Trustee, as the case may be, hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordings registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.2(a).

            (b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the State of Delaware, the Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

            (c) Each of the Transferor and the Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each of the Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

            (d) The Servicer will deliver to the Trustee on or before November 30 of each year, beginning with November 30, 1996, an Opinion of Counsel, substantially in the form of Exhibit F.

            Section 13.3 Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except with respect to the Investor Certificateholders as provided in Section 13.1 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given written notice to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 13.4 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 13.5 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of the Transferor and the Servicer, to The First National Bank of Atlanta, 77 Read's Way, New Castle Corporate Commons, New Castle, Delaware 19720,
Attention: Center Manager, with a copy to Wachovia Bank of North Carolina, 100 North Main Street, Winston-Salem, North Carolina 27150, Attention:
Legal Department, (b) in the case of the Trustee, to the Corporate Trust Office, with a copy to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Asset Backed Unit, (c) in the case of the Credit Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series and
(d) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement any notice required or permitted to be mailed to a certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Certificates, by publication in the manner provided in the related Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Certificateholders shall be published in an authorized newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 13.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

            Section 13.7 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.2, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the Investor Interest of each Series.

            Section 13.8 Certificates Non-Assessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.1 and 6.2 are and shall be deemed fully paid.

            Section 13.9 Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

            Section 13.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, any Credit Enhancement Provider or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

            Section 13.11 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            Section 13.12 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and, to the extent provided in the related Supplement, to the Credit Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this
Article XIII and Section 7.4 hereof, no other Person will have any right or obligation hereunder.

            Section 13.13 Actions by Certificateholders.

            (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders.

            (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            Section 13.14 Rule 144A Information. For so long as any of the Investor Certificates of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor, the Servicer, the Trustee and the Credit Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of such Investor Certificates designated by such an Investor Certificateholder upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

            Section 13.15 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

            Section 13.16 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                             [End of Article XIII]



            IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                    THE FIRST NATIONAL BANK OF ATLANTA
                                    Transferor and Servicer


                                    By:________________________________
                                       Name:  Suzanne Bachman
                                       Title: Vice President


                                    THE BANK OF NEW YORK (DELAWARE)
                                    Trustee


                                    By:________________________________
                                       Name:
                                       Title:

Acknowledged and, as to
Section 7.4, Agreed to:

WACHOVIA BANK, N.A.


By:________________________
   Name:
   Title:





                                                          Exhibit 4.2




                     THE FIRST NATIONAL BANK OF ATLANTA

                          Transferor and Servicer

                                    and

                      THE BANK OF NEW YORK (DELAWARE)

                                  Trustee

                    on behalf of the Certificateholders



                          SERIES 1999-_ SUPPLEMENT

                             Dated as of , 1999

                                     to

                            AMENDED AND RESTATED

                      POOLING AND SERVICING AGREEMENT

                          Dated as of June 4, 1999



                     WACHOVIA CREDIT CARD MASTER TRUST

                               Series 1999-_





                          TABLE OF CONTENTS
                                                                 Page

SECTION 1.  DESIGNATION.............................................1

SECTION 2.  DEFINITIONS.............................................2

SECTION 3.  SERVICING COMPENSATION AND ASSIGNMENT OF INTERCHANGE...21

SECTION 4.  REASSIGNMENT AND TRANSFER TERMS........................23

SECTION 5.  DELIVERY AND PAYMENT FOR THE INVESTOR CERTIFICATES.....24

SECTION 6.  DEPOSITORY; FORM OF DELIVERY OF INVESTOR CERTIFICATES..24

SECTION 7.  ARTICLE IV OF AGREEMENT................................24
      SECTION 4.4  Rights of Certificateholders....................24
      SECTION 4.5  Allocations.....................................25
      SECTION 4.6  Determination of Monthly Interest...............29
      SECTION 4.7  Determination of Monthly Principal..............30
      SECTION 4.8  Coverage of Required Amount.....................31
      SECTION 4.9  Monthly Payments................................32
      SECTION 4.10  Investor Charge-Offs...........................37
      SECTION 4.11  Excess Spread; Shared Excess Finance Charge
                      Collections..................................39
      SECTION 4.12  Reallocated Principal Collections..............41
      SECTION 4.13  Shared Principal Collections...................42
      SECTION 4.14  Shared Excess Finance Charge Collections.......42
      SECTION 4.15  Principal Funding Account......................43
      SECTION 4.16  Reserve Account................................44
      SECTION 4.17  Determination of LIBOR.........................46
      SECTION 4.18  Transferor's or Servicer's Failure to Make a
                      Deposit or Payment...........................47

SECTION 8.  ARTICLE V OF THE AGREEMENT.............................47
      SECTION 5.1  Distributions...................................47
      SECTION 5.2  Monthly Series 1999-_ Certificateholders'
                     Statement.....................................48

SECTION 9.  SERIES 1999-_ PAY OUT EVENTS...........................51

SECTION 10.  SERIES 1999-_ TERMINATION.............................53

SECTION 11.  TRANSFERS OF INVESTOR CERTIFICATES....................53

SECTION 12.  COUNTERPARTS..........................................54

SECTION 13.  GOVERNING LAW.........................................54

SECTION 14.  NO PETITION...........................................54

SECTION 15.  TAX REPRESENTATION AND COVENANT.......................54

SECTION 16.  RIGHTS UPON INSOLVENCY EVENT..........................55


EXHIBITS

EXHIBIT A-1 Form of Class A Certificate
EXHIBIT A-2 Form of Class B Certificate
EXHIBIT B   Form of Monthly Payment Instructions and Notification to the
            Trustee
EXHIBIT C   Form of Monthly Series 1999-_ Certificateholders' Statement




            SERIES 1999-_ SUPPLEMENT, dated as of       , 1999 (this "Series
Supplement"), between THE FIRST NATIONAL BANK OF ATLANTA, a national banking association, as Transferor and Servicer, and THE BANK OF NEW YORK (DELAWARE), as Trustee under the Amended and Restated Pooling and Servicing Agreement, dated as of June 4, 1999, between The First National Bank of Atlanta and the Trustee (as amended, modified or supplemented from time to time, the "Agreement").

            Section 6.9 of the Agreement provides, among other things, that the Transferor and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the delivery by the Trustee to the Transferor for the execution and redelivery to the Trustee for authentication of one or more Series of Certificates.

            Pursuant to this Series Supplement, the Transferor and the Trust shall create a Series of Investor Certificates and shall specify the Principal Terms thereof.

            SECTION 1. Designation. (i) There is hereby created a Series of Investor Certificates to be issued in two classes pursuant to the Agreement and this Series Supplement and to be known together as the "Series 1999-_ Certificates." The two classes shall be designated the Class A Floating Rate Asset Backed Certificates, Series 1999-_ (the "Class A Certificates") and the Class B Floating Rate Asset Backed Certificates, Series 1999-_ (the "Class B Certificates"). The Class A Certificates and the Class B Certificates shall be substantially in the form of Exhibits A-1 and A-2 hereto, respectively. In addition, there is hereby created a third Class of an uncertificated interest in the Trust which shall be deemed to be an "Investor Certificate" for all purposes under the Agreement and this Series Supplement, except as expressly provided herein, and which shall be known as the Collateral Interest, Series 1999-_ (the "Collateral Interest").

            (ii) Series 1999-_ shall be included in Group One (as defined below). Series 1999-_ shall not be subordinated to any other Series.

            (iii) The Collateral Interest Holder, as holder of an "Investor Certificate" under the Agreement, shall be entitled to the benefits of the Agreement and this Series Supplement upon payment by the Collateral Interest Holder of amounts owing on the Closing Date pursuant to the Loan Agreement. Notwithstanding the foregoing, except as expressly provided herein, the provisions of Article VI and Article XII of the Agreement relating to the registration, authentication, delivery, presentation, cancellation and surrender of Registered Certificates and the Opinion of Counsel described in Section 6.9(b)(d)(i) shall not be applicable to the Collateral Interest.

            SECTION 2.  Definitions.

            In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern. All Article, Section or subsection references herein shall mean Articles, Sections or subsections of the Agreement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are defined in the Agreement. Each capitalized term defined herein shall relate only to the Investor Certificates and no other Series of Certificates issued by the Trust.

            "Accumulation Period Factor" shall mean, for each Monthly Period, a fraction, the numerator of which is equal to the sum of the initial investor interests (or other amounts specified in the applicable Supplement) of all outstanding Series, and the denominator of which is equal to the sum of (a) the Initial Investor Interest, (b) the initial investor interests (or other amounts specified in the applicable Supplement) of all outstanding Series (other than Series 1999-_) which are not expected to be in their revolving periods, and (c) the initial investor interests (or other amounts specified in the applicable Supplement) of all other outstanding Series which are not allocating Shared Principal Collections to other Series and are in their revolving periods.

            "Accumulation Period Length" shall have the meaning assigned such term in subsection 4.9(i).

            "Accumulation Shortfall" shall initially mean zero and shall thereafter mean, with respect to any Monthly Period during the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Monthly Period over the amount deposited into the Principal Funding Account pursuant to subsection 4.9(e)(i) with respect to the Class A Certificates for the previous Monthly Period.

            "Adjusted Investor Interest" shall mean, with respect to any date of determination, an amount equal to the sum of (a) the Class A Adjusted Investor Interest and (b) the Class B Investor Interest and (c) the Collateral Interest.

            "Aggregate Investor Default Amount" shall mean, with respect to any Monthly Period, the sum of the Investor Default Amounts in respect of such Monthly Period.

            "Available Investor Principal Collections" shall mean with respect to any Monthly Period, an amount equal to (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of Reallocated Collateral Principal Collections and Reallocated Class B Principal Collections with respect to such Monthly Period which pursuant to
Section 4.12 are required to fund the Class A Required Amount and the Class B Required Amount, plus (c) the amount of Shared Principal Collections that are allocated to Series 1999-_ in accordance with subsection 4.13(b).

            "Available Reserve Account Amount" shall mean, with respect to any Transfer Date, the lesser of (a) the amount on deposit in the Reserve Account on such date (after taking into account any interest and earnings retained in the Reserve Account pursuant to subsection 4.16(b) on such date, but before giving effect to any deposit made or to be made pursuant to subsection 4.11(i) to the Reserve Account on such date) and (b) the Required Reserve Account Amount.

            "Base Rate" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest, the Collateral Monthly Interest, each for the related Interest Period, and the Investor Servicing Fee with respect to such Monthly Period and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

            "Class A Additional Interest" shall have the meaning specified in Section 4.6(a).

            "Class A Adjusted Investor Interest" shall mean, with respect to any date of determination, an amount equal to the Class A Investor Interest minus the Principal Funding Account Balance on such date of determination.

            "Class A Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of the Collections of Finance Charge Receivables (including net investment earnings on funds on deposit in the Excess Funding Account) allocated to the Investor Certificates and deposited in the Finance Charge Account for such Monthly Period (or to be deposited in the Finance Charge Account on the related Transfer Date with respect to the preceding Monthly Period pursuant to the third paragraph of subsection 4.3(a) of the Agreement and subsection 3(b) of this Series Supplement), excluding the portion of Collections of Finance Charge Receivables attributable to Servicer Interchange, (b) with respect to any Monthly Period during the Controlled Accumulation Period prior to the payment in full of the Class A Investor Interest, the Principal Funding Investment Proceeds arising pursuant to subsection 4.15(b), if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which will be deposited into the Finance Charge Account on the related Transfer Date pursuant to subsections 4.16(b) and 4.16(d).

            "Class A Certificate Rate" shall mean from the Closing Date
through        , 1999, and from          , 1999, through          , 1999 and
with respect to each Interest Period thereafter, a per annum rate equal to
    % per annum in excess of LIBOR, as determined on the related LIBOR Determination Date.

            "Class A Certificateholder" shall mean the Person in whose name a Class A Certificate is registered in the Certificate Register.

            "Class A Certificates" shall mean any of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1 hereto.

            "Class A Deficiency Amount" shall have the meaning specified in subsection 4.6(a).

            "Class A Fixed Allocation" shall mean, with respect to any Monthly Period following the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

            "Class A Floating Allocation" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day; provided, however, that, with respect to the first Monthly Period, the Class A Floating Allocation shall mean the percentage equivalent of a fraction, the numerator of which is the Class A Initial Investor Interest and the denominator of which is the Initial Investor Interest.

            "Class A Initial Investor Interest" shall mean the aggregate initial principal amount of the Class A Certificates, which is $ .

            "Class A Investor Allocation" shall mean, with respect to any Monthly Period, (a) with respect to Default Amounts and Finance Charge Receivables at any time and Principal Receivables during the Revolving Period, the Class A Floating Allocation and (b) with respect to Principal Receivables during the Controlled Accumulation Period or Rapid Amortization Period, the Class A Fixed Allocation.

            "Class A Investor Charge-Offs" shall have the meaning specified in subsection 4.10(a).

            "Class A Investor Default Amount" shall mean, with respect to each Transfer Date, an amount equal to the product of (a) the Aggregate Investor Default Amount for the related Monthly Period and (b) the Class A Floating Allocation applicable for the related Monthly Period.

            "Class A Investor Interest" shall mean, on any date of determination, an amount equal to (a) the Class A Initial Investor Interest, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date and minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs pursuant to subsection 4.10(a) over Class A Investor Charge-Offs reimbursed pursuant to subsection 4.11(b) prior to such date of determination; provided, however, that the Class A Investor Interest may not be reduced below zero.

            "Class A Monthly Interest" shall mean the monthly interest distributable in respect of the Class A Certificates as calculated in accordance with subsection 4.6(a).

            "Class A Monthly Principal" shall mean the monthly principal distributable in respect of the Class A Certificates as calculated in accordance with subsection 4.7(a).

            "Class A Required Amount" shall have the meaning specified in subsection 4.8(a).

            "Class A Scheduled Payment Date" shall mean the Distribution
Date.

            "Class A Servicing Fee" shall have the meaning specified in subsection 3(a) of this Series Supplement.

            "Class B Additional Interest" shall have the meaning specified in subsection 4.6(b).

            "Class B Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of the Collections of Finance Charge Receivables (including net investment earnings on funds on deposit in the Excess Funding Account) allocated to the Investor Certificates and deposited in the Finance Charge Account for such Monthly Period (or to be deposited in the Finance Charge Account on the related Transfer Date with respect to the preceding Monthly Period pursuant to the third paragraph of subsection 4.3(a) of the Agreement and subsection 3(b) of this Series Supplement), excluding the portion of Collections of Finance Charge Receivables attributable to Servicer Interchange.

            "Class B Certificate Rate" shall mean from the Closing Date
through          , 1999, and from            , 1999 through           , 1999
and with respect to each Interest Period thereafter, a per annum rate equal
to     % per annum in excess of LIBOR, as determined on the related LIBOR
Determination Date.

            "Class B Certificateholder" shall mean the Person in whose name a Class B Certificate is registered in the Certificate Register.

            "Class B Certificates" shall mean any of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2 hereto.

            "Class B Deficiency Amount" shall have the meaning specified in subsection 4.6(b).

            "Class B Fixed Allocation" shall mean, with respect to any Monthly Period following the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

            "Class B Floating Allocation" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day; provided, however, that, with respect to the first Monthly Period, the Class B Floating Allocation shall mean the percentage equivalent of a fraction, the numerator of which is the Class B Initial Investor Interest and the denominator of which is the Initial Investor Interest.

            "Class B Initial Investor Interest" shall mean the aggregate
initial principal amount of the Class B Certificates, which is $     .

            "Class B Investor Allocation" shall mean, with respect to any Monthly Period, (a) with respect to Default Amounts and Finance Charge Receivables at any time or Principal Receivables during the Revolving Period, the Class B Floating Allocation and (b) with respect to Principal Receivables during the Controlled Accumulation Period or Rapid Amortization Period, the Class B Fixed Allocation.

            "Class B Investor Charge-Offs" shall have the meaning specified in subsection 4.10(b).

            "Class B Investor Default Amount" shall mean, with respect to each Transfer Date, an amount equal to the product of (a) the Aggregate Investor Default Amount for the related Monthly Period and (b) the Class B Floating Allocation applicable for the related Monthly Period.

            "Class B Investor Interest" shall mean, on any date of determination, an amount equal to (a) the Class B Initial Investor Interest, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates pursuant to subsection 4.10(b), minus (d) the amount of the Reallocated Class B Principal Collections allocated pursuant to subsection 4.12(a) on all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the amount by which the Class B Investor Interest has been reduced on all prior Transfer Dates pursuant to subsection 4.10(a) and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates pursuant to subsection 4.11(d), for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

            "Class B Monthly Interest" shall mean the monthly interest distributable in respect of the Class B Certificates as calculated in accordance with subsection 4.6(b).

            "Class B Monthly Principal" shall mean the monthly principal distributable in respect of the Class B Certificates as calculated in accordance with subsection 4.7(b).

            "Class B Required Amount" shall have the meaning specified in subsection 4.8(b).

            "Class B Scheduled Payment Date" shall mean the Distribution
Date.

            "Class B Servicing Fee" shall have the meaning specified in subsection 3(a) hereof.

            "Closing Date" shall mean         , 1999.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Collateral Allocation" shall mean, with respect to any Monthly Period, (a) with respect to Default Amounts and Finance Charge Receivables at any time or Principal Receivables during the Revolving Period, the Collateral Floating Allocation and (b) with respect to Principal Receivables during the Controlled Accumulation Period or Rapid Amortization Period, the Collateral Fixed Allocation.

            "Collateral Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of the Collections of Finance Charge Receivables (including net investment earnings or funds on deposit in the Excess Funding Account) allocated to the Investor Certificates and deposited in the Finance Charge Account for such Monthly Period (or to be deposited in the Finance Charge Account on the related Transfer Date with respect to the preceding Monthly Period pursuant to the third paragraph of subsection 4.3(a) of the Agreement and subsection 3(b) of this Series Supplement), excluding the portion of Collections of Finance Charge Receivables attributable to Servicer Interchange.

            "Collateral Charge-Offs" shall have the meaning specified in subsection 4.10(c).

            "Collateral Default Amount" shall mean, with respect to any Transfer Date, an amount equal to the product of (a) the Aggregate Investor Default Amount for the related Monthly Period and (b) the Collateral Floating Allocation applicable for the related Monthly Period.

            "Collateral Fixed Allocation" shall mean, with respect to any Monthly Period following the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

            "Collateral Floating Allocation" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day; provided, however, that, with respect to the first Monthly Period, the Collateral Floating Allocation shall mean the percentage equivalent of a fraction, the numerator of which is the Collateral Initial Interest and the denominator of which is the Initial Investor Interest.

            "Collateral Initial Interest" shall mean the aggregate initial principal amount of the Collateral Interest, which is $ .

            "Collateral Interest" shall mean, on any date of determination, an amount equal to (a) the Collateral Initial Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates pursuant to subsection 4.10(c), minus (d) the amount of Reallocated Principal Collections allocated pursuant to subsections 4.12(a) and (b) on all prior Transfer Dates, minus
(e) an amount equal to the amount by which the Collateral Interest has been reduced on all prior Transfer Dates pursuant to subsections 4.10(a) and
(b), and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates pursuant to subsection 4.11(h), for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided further, however, that the Collateral Interest may not be reduced below zero.

            "Collateral Interest Holder" shall mean the entity so designated in the Loan Agreement.

            "Collateral Interest Servicing Fee" shall have the meaning specified in subsection 3(a) hereof.

            "Collateral Monthly Interest" shall mean the monthly interest distributable in respect of the Collateral Interest as calculated in accordance with subsection 4.6(c).

            "Collateral Monthly Principal" shall mean the monthly principal distributable in respect of the Collateral Interest as calculated in accordance with subsection 4.7 (c).

            "Collateral Rate" shall mean, for any Interest Period, the rate specified in the Loan Agreement.

            "Controlled Accumulation Amount" shall mean (a) for any Transfer Date with respect to the Controlled Accumulation Period prior to
the payment in full of the Class A Investor Interest, $       ; provided,
however, that if the Accumulation Period Length is determined to be less than 12 months pursuant to subsection 4.9(i), the Controlled Accumulation Amount for each Transfer Date with respect to the Controlled Accumulation Period prior to the payment in full of the Class A Investor Interest will be equal to (i) the product of (x) the Class A Initial Investor Interest and (y) the Accumulation Period Factor for such Monthly Period divided by
(ii) the Required Accumulation Factor Number, (b) for any Transfer Date with respect to the Controlled Accumulation Period after payment in full of the Class A Investor Interest but prior to the payment in full of the Class B Investor Interest, an amount equal to the Class B Investor Interest as of such Transfer Date and (c) for any Transfer Date with respect to the Controlled Accumulation Period after payment in full of the Class B Investor Interest, an amount equal to the Collateral Interest as of such Transfer Date.

            "Controlled Accumulation Period" shall mean, unless a Pay Out Event shall have occurred prior thereto, the period commencing at the close of business on or such later date as is determined in accordance with subsection 4.9(i) and ending on the first to occur of (a) the commencement of the Rapid Amortization Period and (b) the Series 1999-_ Termination Date.

            "Controlled Deposit Amount" shall mean, with respect to any Transfer Date, the sum of (a) the Controlled Accumulation Amount for such Transfer Date and (b) any existing Accumulation Shortfall.

            "Covered Amount" shall mean an amount, determined as of the Transfer Date with respect to any Interest Period, equal to the product of
(a) (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, times (ii) the Class A Certificate Rate in effect with respect to such Interest Period and
(b) the Principal Funding Account Balance as of the Record Date preceding such Transfer Date.

            "Credit Enhancement" shall mean (a) with respect to the Class A Certificates, the subordination of the Class B Certificates and the Collateral Interest and (b) with respect to the Class B Certificates. the subordination of the Collateral Interest.

            "Credit Enhancement Provider" shall mean the Collateral Interest Holder.

            "Cumulative Finance Charge Shortfall" shall mean the sum of the Finance Charge Shortfalls (as such term is defined in each of the related Series Supplements) for each Series in Group One.

            "Cumulative Series Principal Shortfall" shall mean the sum of the Series Principal Shortfalls (as such term is defined in each of the related Series Supplements) for each Series.

            "Daily Principal Shortfall" shall mean, on any date of determination, the excess of the Monthly Principal Payment for the Monthly Period relating to such date over the month to date amount of Collections processed in respect of Principal Receivables for such Monthly Period allocable to investor certificates of all outstanding Series, not subject to reallocation, which are on deposit or to be deposited in the Principal Account on such date.

            "Deficiency Amount" shall mean, at any time of determination, the sum of the Class A Deficiency Amount and the Class B Deficiency Amount.

            "Distribution Date" shall mean            , 1999 and the
fifteenth day of each calendar month thereafter, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

            "Excess Principal Funding Investment Proceeds" shall mean, with respect to each Transfer Date relating to the Controlled Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds for such Transfer Date exceed the Covered Amount determined on such Transfer Date.

            "Excess Spread" shall mean, with respect to any Transfer Date, the sum of the amounts with respect to such Transfer Date, if any, specified pursuant to subsections 4.9(a)(iv), 4.9(b)(iii) and 4.9(c)(ii).

            "Finance Charge Shortfall" shall mean, with respect to any Transfer Date, the excess, if any, of the amount distributable pursuant to subsections 4.11(a)-(j) over Excess Spread.

            "Fixed Investor Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of (i) the aggregate amount of Principal Receivables in the Trust determined as of the close of business on the last day of the prior Monthly Period and (ii) the Excess Funding Amount as of the close of business on such last day of the prior Monthly Period and (b) the sum of the numerators used to calculate the Investor Percentages (as such term is defined in the Agreement) for allocations with respect to Principal Receivables for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs, the denominator determined pursuant to clause
(a)(i) hereof shall be (A) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (B) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period.

            "Floating Investor Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the prior Monthly Period (or with respect to the first Monthly Period, the Initial Investor Interest) and the denominator of which is the greater of (a) the sum of (i) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables in the Trust as of the opening of business on the Closing Date, and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the last day of the first calendar month in the first Monthly Period) and (ii) the Excess Funding Amount as of the close of business on such last day of the prior Monthly Period and (b) the sum of the numerators used to calculate the Investor Percentages (as such term is defined in the Agreement) for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs, the denominator determined pursuant to clause (a)(i) hereof shall be (A) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (B) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period.

            "Group One" shall mean Series 1999-_ and each other Series specified in the related Supplement to be included in Group One.

            "Initial Investor Interest" shall mean  $          .

            "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the previous Distribution Date through the day preceding such Distribution Date, except that the initial Interest Period shall be the period from and including the Closing Date through the day preceding the initial Distribution Date.

            "Investor Certificateholder" shall mean (a) with respect to the Class A Certificates, the holder of record of a Class A Certificate, (b) with respect to the Class B Certificates, the holder of record of a Class B Certificate and (c) with respect to the Collateral Interest, the Collateral Interest Holder.

            "Investor Certificates" shall mean the Class A Certificates, the Class B Certificates and the Collateral Interest.

            "Investor Default Amount" shall mean, with respect to any Receivable in a Defaulted Account, an amount equal to the product of (a) the Default Amount and (b) the Floating Investor Percentage on the day such Account became a Defaulted Account.

            "Investor Interest" shall mean, on any date of determination, an amount equal to the sum of (a) the Class A Investor Interest, (b) the Class B Investor Interest and (c) the Collateral Interest, each as of such date.

            "Investor Percentage" shall mean for any Monthly Period, (a) with respect to Finance Charge Receivables and Default Amounts at any time and Principal Receivables during the Revolving Period, the Floating Investor Percentage and (b) with respect to Principal Receivables during the Controlled Accumulation Period or the Rapid Amortization Period, the Fixed Investor Percentage.

            "Investor Principal Collections" shall mean, with respect to any Monthly Period, the sum of (a) the aggregate amount deposited into the Principal Account for such Monthly Period pursuant to subsections 4.5(a)(ii), (iii) and (iv), 4.5(b)(ii), (iii) and (iv) or 4.5(c)(ii), in
each case, as applicable to such Monthly Period and (b) the aggregate amount to be treated as Investor Principal Collections pursuant to subsections 4.9(a)(iii) and 4.11(a) (to the extent allocable to the Class A Investor Default Amount), (b), (c) (to the extent allocable to the Class B Investor Default Amount), (d), (g) and (h) for such Monthly Period (other than such amount paid from Reallocated Principal Collections).

            "Investor Servicing Fee shall have the meaning specified in subsection 3(a) hereof.

            "LIBOR" shall mean, for any Interest Period, the London interbank offered rate for one-month United States dollar deposits determined by the Trustee for each Interest Period in accordance with the provisions of Section 4.17.

            "LIBOR Determination Date" shall mean         , 1999 for the
period from the Closing Date through        , 1999,        , 1999 for the
period from       , 1999 through      , 1999, and the second London Business
Day prior to the commencement of the second and each subsequent Interest
Period.

            "Loan Agreement" shall mean the agreement among the Transferor, the Servicer, the Trustee, and the Collateral Interest Holder, dated as of
            , 1999, as amended or modified from time to time.

            "London Business Day" shall mean any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

            "Monthly Period" shall have the meaning specified in the Agreement, except that the first Monthly Period with respect to the Investor Certificates shall begin on and include the Closing Date and shall
end on and include              , 1999.

            "Monthly Principal Payment" shall mean with respect to any Monthly Period, for all Series (including Series 1999-_) which are in an Amortization Period or Accumulation Period (as such terms are defined in the related Supplements for all Series), the sum of (a) the Controlled Distribution Amount for the related Transfer Date for any Series in its Controlled Amortization Period (as such terms are defined in the related Supplements for all Series), (b) the Controlled Deposit Amount for the related Transfer Date for any Series in its Accumulation Period, other than its Rapid Accumulation Period, if applicable (as such terms are defined in the related Supplements for all Series), (c) the Investor Interest as of the end of the prior Monthly Period taking into effect any payments to be made on the following Distribution Date for any Series in its Principal Amortization Period or Rapid Amortization Period (as such terms are defined in the related Supplements for all Series), (d) the Adjusted Investor Interest as of the end of the prior Monthly Period taking into effect any payments or deposits to be made on the following Transfer Date and Distribution Date for any Series in Group One in its Rapid Accumulation Period (as such terms are defined in the related Supplements for all Series), (e) the excess of the Collateral Interest as of the Transfer Date occurring in such Monthly Period over the Required Collateral Interest for the related Transfer Date, assuming no Accumulation Shortfall and (f) such other amounts as may be specified in the related Supplements for all Series.

            "Net Servicing Fee Rate" shall mean (a) so long as the Transferor, an Affiliate thereof, The Bank of New York (Delaware) or an Affiliate thereof is the Servicer, 1% per annum and (b) if the Transferor, an Affiliate thereof, The Bank of New York (Delaware) or an Affiliate thereof is no longer the Servicer, 2% per annum.

            "Pay Out Commencement Date" shall mean the date on which a Trust Pay Out Event is deemed to occur pursuant to Section 9.1 or a Series 1999-_ Pay Out Event is deemed to occur pursuant to Section 9 hereof.

            "Portfolio Adjusted Yield" shall mean, with respect to any Transfer Date, the average of the percentages obtained for each of the three preceding Monthly Periods by subtracting the Base Rate from the Portfolio Yield for such Monthly Period.

            "Portfolio Yield" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of (a) the amount of Collections of Finance Charge Receivables deposited into the Finance Charge Account (including recoveries on charged-off Receivables and net investment earnings on funds on deposit in the Excess Funding Account) and allocable to the Investor Certificates for such Monthly Period, (b) the Principal Funding Investment Proceeds deposited into the Finance Charge Account on the Transfer Date related to such Monthly Period, and (c) the amount of the Reserve Draw Amount (up to the Available Reserve Account Amount) plus any amounts of interest and earnings described in subsection 4.16, each deposited into the Finance Charge Account on the Transfer Date relating to such Monthly Period, such sum to be calculated on a cash basis after subtracting the Aggregate Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

            "Principal Funding Account" shall have the meaning set forth in subsection 4.15(a).

            "Principal Funding Account Balance" shall mean, with respect to any date of determination, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

            "Principal Funding Investment Proceeds" shall mean, with respect to each Transfer Date, the investment earnings on funds in the Principal Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Transfer Date to but excluding such Transfer Date.

            "Principal Funding Investment Shortfall" shall mean, with respect to each Transfer Date relating to the Controlled Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds for such Transfer Date are less than the Covered Amount determined as of such Transfer Date.

            "QIB" shall mean a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

            "Rapid Amortization Period" shall mean the Amortization Period commencing on the Pay Out Commencement Date and ending on the earlier to occur of (a) the Series 1999-_ Termination Date and (b) the termination of the Trust pursuant to Section 12.1.

            "Rating Agency" shall mean Moody's, Standard & Poor's and Fitch.

            "Rating Agency Condition" shall mean the notification in writing by each Rating Agency that an action will not result in any Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or class of a Series with respect to which it is a Rating Agency.

            "Reallocated Class B Principal Collections" shall mean, with respect to any Transfer Date, Collections of Principal Receivables applied in accordance with subsection 4.12(a) in an amount not to exceed the product of (a) the Class B Investor Allocation with respect to the Monthly Period relating to such Transfer Date and (b) the Investor Percentage with respect to the Monthly Period relating to such Transfer Date and (c) the amount of Collections of Principal Receivables with respect to the Monthly Period relating to such Transfer Date; provided however, that such amount shall not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for such Transfer Date.

            "Reallocated Collateral Principal Collections" shall mean, with respect to any Transfer Date, Collections of Principal Receivables applied in accordance with subsections 4.12(a) and (b) in an amount not to exceed the product of (a) the Collateral Allocation with respect to the Monthly Period relating to such Transfer Date and (b) the Investor Percentage with respect to the Monthly Period relating to such Transfer Date and (c) the amount of Collections of Principal Receivables with respect to the Monthly Period relating to such Transfer Date; provided however, that such amount shall not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for such Transfer Date.

            "Reallocated Principal Collections" shall mean the sum of (a) Reallocated Class B Principal Collections and (b) Reallocated Collateral Principal Collections.

            "Reference Banks" shall mean four major banks in the London interbank market selected by the Servicer.

            "Required Accumulation Factor Number" shall be equal to a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the Accounts, expressed as a decimal, for the 12 months preceding the date of such calculation.

            "Required Collateral Interest" shall mean (a) on the Initial
Transfer Date, $     and (b) on any Transfer Date thereafter, an amount equal
to    % of the sum of (x) the Class A Adjusted Investor Interest and the Class
B Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date and (y) the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $ ; provided, however, that (x) if either
(i) there is a reduction in the Collateral Interest pursuant to clause (c),
(d) or (e) of the definition of such term or (ii) a Pay Out Event with respect to the Investor Certificates has occurred, the Required Collateral Interest for any Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding such reduction or Pay Out
Event, (y) in no event shall the Required Collateral Interest exceed the sum of the outstanding principal amounts of (i) the Class A Certificates and (ii) the Class B Certificates, each as of the last day of the Monthly Period preceding such Transfer Date after taking into account the payments to be made on the related Distribution Date and (z) the Required Collateral Interest may be reduced at the Transferor's option at any time to a lesser amount if the Transferor, the Servicer, the Collateral Interest Holder and the Trustee have been provided evidence that the Rating Agency Condition shall have been satisfied.

            "Required Reserve Account Amount" shall mean, with respect to any Transfer Date on or after the Reserve Account Funding Date, an amount equal to (a) 0.5% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Transferor; provided, however, that if such designation is of a lesser amount, the Transferor shall (i) provide the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition shall have been satisfied and (ii) deliver to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1999-_.

            "Reserve Account" shall have the meaning specified in subsection 4.16(a).

            "Reserve Account Funding Date" shall mean the Transfer Date which occurs not later than the earliest of (a) the Transfer Date with respect to the Monthly Period which commences 3 months prior to the commencement of the Controlled Accumulation Period; (b) the first Transfer Date for which the Portfolio Adjusted Yield is less than 2%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences 12 months prior to the commencement of the Controlled Accumulation Period; (c) the first Transfer Date for which the Portfolio Adjusted Yield is less than 3%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences 6 months prior to the commencement of the Controlled Accumulation Period; and (d) the first Transfer Date for which the Portfolio Adjusted Yield is less than 4%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences 4 months prior to the commencement of the Controlled Accumulation Period.

            "Reserve Account Surplus" shall mean, as of any Transfer Date following the Reserve Account Funding Date, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

            "Reserve Draw Amount" shall have the meaning specified in subsection 4.16(c).

            "Revolving Period" shall mean the period from and including the Closing Date to, but not including, the earlier of (a) the day the Controlled Accumulation Period commences and (b) the Pay Out Commencement Date.

            "Series 1999-_" shall mean the Series of the Wachovia Credit Card Master Trust represented by the Investor Certificates.

            "Series 1999-_ Certificateholders" shall mean the holder of record of a Series 1999-_ Certificate.

            "Series 1999-_ Certificates" shall mean the Class A
Certificates and the Class B Certificates.

            "Series 1999-_ Pay Out Event" shall have the meaning specified in Section 9 hereof.

            "Series 1999-_ Termination Date" shall mean the earliest to occur of (a) the Distribution Date on which the Investor Interest is paid in full, (b) the Distribution Date and (c) the Trust Termination Date.

            "Series Principal Shortfall" shall mean with respect to any Transfer Date, the excess, if any, of (a) (i) with respect to any Transfer Date relating to the Controlled Accumulation Period, the sum of (A) the Controlled Deposit Amount for such Transfer Date, and (B) the excess, if any, of the Collateral Interest for such Transfer Date over the Required Collateral Interest for such Transfer Date and (ii) with respect to any Transfer Date during the Rapid Amortization Period, the Adjusted Investor Interest over (b) the Investor Principal Collections minus the Reallocated Principal Collections for such Transfer Date.

            "Series Servicing Fee Percentage" shall mean 2%.

            "Servicer Interchange" shall mean, for any Monthly Period, the portion of Collections of Finance Charge Receivables allocated to the Investor Certificates and deposited in the Finance Charge Account with respect to such Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Adjusted Investor Interest as of the last day of such Monthly Period and (ii) 1%.

            "Shared Excess Finance Charge Collections" shall mean, with respect to any Distribution Date, either (a) the amount described in subsection 4.11(k) allocated to the Investor Certificates but available to cover shortfalls in amounts payable from Collections of Finance Charge Receivables allocated to other Series in Group One, if any, or (b) the aggregate amount of Collections Finance Charge Receivables allocable to other Series in Group One in excess of the amounts necessary to make required payments with respect to such Series, if any, and available to cover shortfalls with respect to the Investor Certificates in accordance with subsection 4.14(b).

            "Shared Principal Collections" shall mean, with respect to any Distribution Date, either (a) the amount allocated to the Investor Certificates which may be applied to the Series Principal Shortfall with respect to other outstanding Series or (b) the sum of the Excess Funding Amount, with respect to any Distribution Date, and amounts allocated to the investor certificates of other Series which the applicable Supplements for such Series specify are to be treated as "Shared Principal Collections" and which may be applied to cover the Series Principal Shortfall with respect to the Investor Certificates.

            "Telerate Page 3750" shall mean the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

            SECTION 3. Servicing Compensation and Assignment of Interchange. (i) The share of the Servicing Fee allocable to Series 1999-_ with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to one-twelfth of the product of (i) the Series Servicing Fee Percentage and (ii) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Investor Servicing Fee shall
be equal to $    . On each Transfer Date for which the Transferor, an
Affiliate thereof, The Bank of New York (Delaware) or an Affiliate thereof is the Servicer, a portion of Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account shall be withdrawn from the Finance Charge Account and paid to the Servicer in payment of a portion of the Investor Servicing Fee with respect to such Monthly Period ("Servicer Interchange"). Should the Servicer Interchange on deposit in the Finance Charge Account on any Transfer Date with respect to the related Monthly Period be less than one-twelfth of 1% of the Adjusted Investor Interest as of the last day of such Monthly Period, the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency of Servicer Interchange on deposit in the Finance Charge Account. The share of the Investor Servicing Fee allocable to the Class A Investor Interest with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of
(i) the Class A Floating Allocation, (ii) the Net Servicing Fee Rate and
(iii) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class A Servicing Fee shall be equal to $ . The share of the Investor Servicing Fee allocable to the Class B Investor Interest with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (i) the Class B Floating Allocation, (ii) the Net Servicing Fee Rate and (iii) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the
Class B Servicing Fee shall be equal to $     . The share of the Investor
Servicing Fee allocable to the Collateral Interest with respect to any Transfer Date (the "Collateral Interest Servicing Fee") shall be equal to one-twelfth of the product of (i) the Collateral Floating Allocation, (ii) the Net Servicing Fee Rate and (iii) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Collateral
Interest Servicing Fee shall be equal to $     . Except as specifically
provided above, the Servicing Fee shall be paid by the cash flows from the Trust allocated to the Transferor or the certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee or the Investor Certificateholders be liable therefor. The Class A Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to subsections 4.9(a)(ii) and 4.11(a). The Class B Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to subsections 4.9(b)(ii) and 4.11(c). The Collateral Interest Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to subsection 4.11(f) or, if applicable, subsection 4.9(c)(i).

            (ii) On or before each Transfer Date, the Transferor shall notify the Servicer of the amount of Interchange to be included as Collections of Finance Charge Receivables and allocable to the Investor Certificateholders with respect to the preceding Monthly Period as determined pursuant to this subsection 3(b). Such amount of Interchange shall be equal to the product of (i) the total amount of Interchange paid or payable to the Transferor with respect to such Monthly Period, (ii) a fraction the numerator of which is the aggregate amount of cardholder charges for goods and services in the Accounts with respect to such Monthly Period and the denominator of which is the aggregate amount of cardholder charges for goods and services in all MasterCard and VISA consumer revolving credit card accounts owned by the Transferor with respect to such Monthly Period and (iii) the Investor Percentage with respect to Finance Charge Receivables with respect to such Monthly Period. On each Transfer Date, the Transferor shall pay to the Servicer, and the Servicer shall deposit into the Finance Charge Account, in immediately available funds, the amount of Interchange to be so included as Collections of Finance Charge Receivables allocable to the Investor Certificates with respect to the preceding Monthly Period. The Transferor hereby assigns, sets-over, conveys, pledges and grants a security interest and lien to the Trustee for the benefit of the Investor Certificateholders in Interchange and the proceeds of Interchange, as set forth in this subsection 3(b). In connection with the foregoing grant of a security interest, this Series Supplement shall constitute a security agreement under applicable law. To the extent that a Supplement for a related Series, other than Series 1999-_, assigns, sets-over, conveys, pledges or grants a security interest in Interchange allocable to the Trust, all investor certificates of any such Series (except as otherwise specified in any such Supplement) and the Investor Certificates shall rank pari passu and be equally and ratably entitled as provided herein to the benefits of such Interchange without preference or priority on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Series Supplement and other related Supplements.

            SECTION 4. Reassignment and Transfer Terms. The Investor Certificates shall be subject to purchase by the Transferor at its option, in accordance with the terms specified in subsection 12.2(a), on any Distribution Date on or after the Distribution Date on which the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest. The deposit required in connection with any such purchase shall include the amount, if any, on deposit in the Principal Funding Account and will be equal to the sum of (a) the Investor Interest and (b) accrued and unpaid interest on the Investor Certificates through the day preceding the Distribution Date on which the repurchase occurs.

            SECTION 5. Delivery and Payment for the Investor Certificates. The Transferor shall execute and deliver the Series 1999-_ Certificates to the Trustee for authentication in accordance with Section 6.1. The Trustee shall deliver such Certificates when authenticated in accordance with
Section 6.2.

            SECTION 6.  Depository; Form of Delivery of Investor
Certificates.

            (i) The Class A Certificates and the Class B Certificates shall be delivered as Book-Entry Certificates as provided in Sections 6.1 and 6.10.

            (ii) The Depository for Series 1999-_ shall be The Depository Trust Company, and the Class A Certificates and Class B Certificates shall be initially registered in the name of Cede & Co., its nominee.

            SECTION 7. Article IV of Agreement. Sections 4.1, 4.2 and 4.3 shall be read in their entirety as provided in the Agreement. Article IV (except for Sections 4.1, 4.2 and 4.3 thereof) shall be read in its entirety as follows and shall be applicable only to the Investor
Certificates:


                             ARTICLE IV

                  RIGHTS OF CERTIFICATEHOLDERS AND
              ALLOCATION AND APPLICATION OF COLLECTIONS

            SECTION 4.4 Rights of Certificateholders. The Investor Certificates shall represent undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to such Investor Certificates at the times and in the amounts specified in this Agreement, (a) the Floating Investor Percentage and Fixed Investor Percentage (as applicable from time to time) of Collections received with respect to the Receivables and (b) funds on deposit in the Collection Account, the Excess Funding Account, the Finance Charge Account, the Principal Account, the Principal Funding Account, the Reserve Account and the Distribution Account. The Collateral Interest shall be subordinate to the Class A Certificates and the Class B Certificates. The Class B Certificates shall be subordinate to the Class A Certificates. The Transferor Certificate shall not represent any interest in the Collection Account, the Excess Funding Account, the Finance Charge Account, the Principal Account, the Principal Funding Account, the Reserve Account or the Distribution Account, except as specifically provided in this
Article IV.

            SECTION 4.5  Allocations.

            (a) Allocations During the Revolving Period. During the Revolving Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Certificateholders or the Holder of the Transferor Certificate and pay or deposit from the Collection Account the following amounts as set forth below:

            (i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.9.

            (ii) Deposit into the Principal Account an amount equal to the product of (A) the Collateral Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing to be applied first in accordance with Section
      4.12 and then in accordance with subsection 4.9(d).

            (iii) Deposit into the Principal Account an amount equal to the product of (A) the Class B Investor Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing to be applied first in accordance with Section
      4.12 and then in accordance with subsection 4.9(d).

            (iv) (A) Deposit into the Principal Account an amount equal to the product of (1) the Class A Investor Allocation on the Date of Processing of such Collections, (2) the Investor Percentage on the Date of Processing of such Collections and (3) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this subsection 4.5(a)(iv)(A) shall not exceed the Daily Principal Shortfall, and (B) pay to the Holder of the Transferor Certificate an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.5(a)(iv)(B) with respect to any Date of Processing shall be paid to the Holder of the Transferor Certificate only if the Transferor Amount on such Date of Processing is greater than the Minimum Transferor Amount (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account.

            (b) Allocations During the Controlled Accumulation Period. During the Controlled Accumulation Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Certificateholders or the Holder of the Transferor Certificate and pay or deposit from the Collection Account the following amounts as set forth below:

            (i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.9.

            (ii) Deposit into the Principal Account an amount equal to the product of (A) the Collateral Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing to be applied first in accordance with Section
      4.12 and then in accordance with subsection 4.9(e).

            (iii) Deposit into the Principal Account an amount equal to the product of (A) the Class B Investor Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing to be applied first in accordance with Section
      4.12 and then in accordance with subsection 4.9(e).

            (iv) (A) Deposit into the Principal Account an amount equal to the product of (1) the Class A Investor Allocation on the Date of Processing of such Collections, (2) the Investor Percentage on the Date of Processing of such Collections and (3) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this subsection 4.5(b)(iv)(A) shall not exceed the Daily Principal Shortfall, and (B) pay to the Holder of the Transferor Certificate an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.5(b)(iv)(B) with respect to any Date of Processing shall be paid to the Holder of the Transferor Certificate only if the Transferor Amount on such Date of Processing is greater than the Minimum Transferor Amount (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account.

            (c) Allocations During the Rapid Amortization Period. During the Rapid Amortization Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Certificateholders and pay or deposit from the Collection Account the following amounts as set forth below:

            (i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (E) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.9.

            (ii) (A) Deposit into the Principal Account an amount equal to the product of (1) the Investor Percentage on the Date of Processing of such Collections and (2) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this subsection 4.5(c)(ii)(A) shall not exceed the sum of the Investor Interest as of the close of business on the last day of the prior Monthly Period (after taking into account any payments to be made on the Distribution Date relating to such prior Monthly Period and deposits and any adjustments to be made to the Investor Interest to be made on the Transfer Date relating to such Monthly Period) and any Reallocated Principal Collections relating to the Monthly Period in which such deposit is made and (B) pay to the Holder of the Transferor Certificate an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.5(c)(ii)(B) with respect to any Date of Processing shall be paid to the Holder of the Transferor Certificate only if the Transferor Amount on such Date of Processing is greater than the Minimum Transferor Amount (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account.

            (d) Limitation on Required Deposits. With respect to the Investor Certificates, and notwithstanding anything in the Agreement or this Series Supplement to the contrary, whether or not the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account pursuant to subsections 4.5(a), 4.5(b) and 4.5(c), with respect to any Monthly Period (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to the Investor Certificateholders and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account. To the extent that, in accordance with this subsection 4.5(d), the Servicer has retained amounts which would otherwise be required to be deposited in the Finance Charge Account or the Principal Account with respect to any Monthly Period, the Servicer shall be required to deposit such amounts in the Finance Charge Account or the Principal Account on the related Transfer Date to the extent necessary to make required distributions to the Investor Certificateholders on the related Distribution Date, including any amounts which are required to be applied as Reallocated Principal Collections.

            For so long as the Servicer shall (i) satisfy the conditions specified in the third paragraph of subsection 4.3(a) of the Agreement and
(ii) be making deposits to the Collection Account, the Principal Account and Finance Charge Account on a monthly basis, all requirements herein to deposit amounts on a daily basis shall be deemed to be satisfied to the extent that the required monthly deposit is made and all references to amounts on deposit in such accounts shall be deemed to include amounts which would otherwise have been deposited therein on a daily basis.

            SECTION 4.6 Determination of Monthly Interest.

            (a) The amount of monthly interest distributable to the Class A Certificates shall be an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class A Certificate Rate in effect with respect to the related Interest Period, and
(ii) the outstanding principal balance of the Class A Certificates determined as of the Record Date preceding the related Transfer Date (the "Class A Monthly Interest"); provided, however, that in addition to Class A Monthly Interest an amount equal to the amount of any unpaid Class A Deficiency Amounts, as defined below, plus an amount equal to the product of (A) (1) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times
(2) the sum of the Class A Certificate Rate in effect with respect to the related Interest Period, plus 2% per annum, and (B) any Class A Deficiency Amount from the prior Transfer Date, as defined below (or the portion thereof which has not theretofore been paid to Class A Certificateholders) (the "Class A Additional Interest") shall also be distributable to the Class A Certificates, and on such Transfer Date the Trustee shall deposit such funds, to the extent available, into the Distribution Account. The "Class A Deficiency Amount" for any Transfer Date shall be equal to the excess, if any, of the aggregate amount accrued pursuant to this subsection 4.6(a) as of the prior Interest Period over the amount actually transferred to the Distribution Account for payment of such amount.

            (b) The amount of monthly interest distributable to the Class B Certificates shall be an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class B Certificate Rate in effect with respect to the related Interest Period, and
(ii) the outstanding principal balance of the Class B Certificates determined as of the Record Date preceding the related Transfer Date (the "Class B Monthly Interest"); provided, however, that in addition to the Class B Monthly Interest an amount equal to the amount of any unpaid Class B Deficiency Amounts, as defined below, plus an amount equal to the product of (A) (1) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times
(2) the sum of the Class B Certificate Rate in effect with respect to the related Interest Period, plus 2% per annum, and (B) any Class B Deficiency Amount from the prior Transfer Date, as defined below (or the portion thereof which has not theretofore been paid to Class B Certificateholders) (the "Class B Additional Interest") shall also be distributable to the Class B Certificates, and on such Transfer Date the Trustee shall deposit such funds, to the extent available, into the Distribution Account. The "Class B Deficiency Amount" for any Transfer Date shall be equal to the excess, if any, of the aggregate amount accrued pursuant to this subsection 4.6(b) as of the prior Interest Period over the amount actually transferred to the Distribution Account for payment of such amount.

            (c) The amount of monthly interest distributable to the Collateral Interest, which shall be an amount equal to the product of
(i)(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Collateral Rate in effect with respect to the related Interest Period, and (ii) the Collateral Interest determined as of the Record Date preceding such Transfer Date (the "Collateral Monthly Interest"); provided, however, that for the purposes of determining Collateral Monthly Interest only, the Collateral Rate shall not exceed a per annum rate of % in excess of LIBOR as determined on the related LIBOR Determination Date.

            SECTION 4.7 Determination of Monthly Principal.

            (a) The amount of monthly principal distributable from the Principal Account with respect to the Class A Certificates on each Transfer Date ("Class A Monthly Principal"), beginning with the Transfer Date in the month following the month in which the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period, begins, shall be equal to the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period prior to the Class A Scheduled Payment Date, the Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest on such Transfer Date prior to any deposit into the Principal Funding Account to be made on such day.

            (b) The amount of monthly principal distributable from the Principal Account with respect to the Class B Certificates on each Transfer Date (the "Class B Monthly Principal"), for the Controlled Accumulation Period, beginning with the Transfer Date following the Monthly Period in which the Class A Investor Interest has been paid in full, and during the Rapid Amortization Period, beginning with the Transfer Date immediately preceding the Distribution Date on which the Class A Investor Interest has been paid in full, shall be an amount equal to the lesser of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Investor Interest (after taking into account any adjustments to be made on such Transfer Date pursuant to Sections 4.10 and 4.12) on such Transfer Date.

            (c) The amount of monthly principal (the "Collateral Monthly Principal") distributable from the Principal Account with respect to the Collateral Interest on each Transfer Date shall be (A) during the Revolving Period following any reduction of the Required Collateral Interest pursuant to clause (z) of the proviso in the definition thereof, at the option of the Transferor, an amount equal to the lesser of (1) the excess, if any, of the Collateral Interest (after taking into account any adjustments to be made on such Transfer Date pursuant to Sections 4.10 and 4.12) over the Required Collateral Interest on such Transfer Date and (2) the Available Investor Principal Collections on such Transfer Date or (B) during the Controlled Accumulation Period or Rapid Amortization Period, an amount equal to the lesser of (1) the excess, if any, of the sum of the Collateral Interest (after taking into account any adjustments to be made on such Transfer Date pursuant to Sections 4.10 and 4.12) over the Required Collateral Interest on such Transfer Date, and (2) the excess, if any, of
(i) the Available Investor Principal Collections on such Transfer Date over
(ii) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

            SECTION 4.8 Coverage of Required Amount. (a) On or before each Transfer Date, the Servicer shall determine the amount (the "Class A Required Amount"), if any, by which the sum of (i) the Class A Monthly Interest for such Transfer Date, plus (ii) the Class A Deficiency Amount, if any, for such Transfer Date, plus (iii) the Class A Additional Interest, if any, for such Transfer Date, plus (iv) the Class A Servicing Fee for the prior Monthly Period plus (v) the Class A Servicing Fee, if any, due but not paid on any prior Transfer Date, plus (vi) the Class A Investor Default Amount, if any, for the prior Monthly Period, exceeds the Class A Available Funds for the related Monthly Period.

            (b) On or before each Transfer Date, the Servicer shall also determine the amount (the "Class B Required Amount"), if any, equal to the sum of (i) the amount, if any, by which the sum of (A) the Class B Monthly Interest for such Transfer Date, plus (B) the Class B Deficiency Amount, if any, for such Transfer Date plus (C) the Class B Additional Interest, if any, for such Transfer Date, plus (D) the Class B Servicing Fee for the prior Monthly Period plus (E) the Class B Servicing Fee, if any, due but not paid on any prior Transfer Date, exceeds the Class B Available Funds for the related Monthly Period plus (ii) the Class B Investor Default Amount, if any, for the prior Monthly Period.

            (c) In the event that the sum of the Class A Required Amount and the Class B Required Amount for such Transfer Date is greater than zero, the Servicer shall give written notice to the Trustee of such positive Class A Required Amount or Class B Required Amount on or before such Transfer Date. In the event that the Class A Required Amount for such Transfer Date is greater than zero, all or a portion of the Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-_ with respect to such Transfer Date in an amount equal to the Class A Required Amount, to the extent available, for such Transfer Date shall be distributed from the Finance Charge Account on such Transfer Date pursuant to subsection 4.11(a). In the event that the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-_ with respect to such Transfer Date, the Collections of Principal Receivables allocable to the Collateral Interest and the Collections of Principal Receivables allocable to the Class B Certificates with respect to the prior Monthly Period shall be applied as specified in Section 4.12. In the event that the Class B Required Amount for such Transfer Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-_ with respect to such Transfer Date and not applied toward the Class A Required Amount, the Collections of Principal Receivables allocable to the Collateral Interest (after application to the Class A Required Amount) shall be applied as specified in Section 4.12; provided, however, that the sum of any payments pursuant to this paragraph shall not exceed the sum of the Class A Required Amount and Class B Required Amount.

            SECTION 4.9 Monthly Payments. On or before each Transfer Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit B hereto) to withdraw and the Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date or the related Distribution Date, as applicable, to the extent of available funds, the amounts required to be withdrawn from the Finance Charge Account, the Principal Account, the Principal Funding Account and the Distribution Account as follows:

            (a) An amount equal to the Class A Available Funds deposited into the Finance Charge Account for the related Monthly Period shall be distributed on each Transfer Date in the following priority:

            (i) an amount equal to Class A Monthly Interest for such Transfer Date, plus the amount of any Class A Deficiency Amount for such Transfer Date, plus the amount of any Class A Additional Interest for such Transfer Date, shall be deposited by the Servicer or the Trustee into the Distribution Account;

            (ii) an amount equal to the Class A Servicing Fee for such Transfer Date plus the amount of any Class A Servicing Fee due but not paid to the Servicer on any prior Transfer Date shall be distributed to the Servicer;

            (iii) an amount equal to the Class A Investor Default Amount, if any, for the preceding Monthly Period shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date; and

            (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.11.

            (b) An amount equal to the Class B Available Funds deposited into the Finance Charge Account for the related Monthly Period shall be distributed on each Transfer Date in the following priority:

            (i) an amount equal to the Class B Monthly Interest for such Transfer Date, plus the amount of any Class B Deficiency Amount for such Transfer Date, plus the amount of any Class B Additional Interest for such Transfer Date, shall be deposited by the Servicer or the Trustee into the Distribution Account;

            (ii) an amount equal to the Class B Servicing Fee for such Transfer Date, plus the amount of any Class B Servicing Fee due but not paid to the Servicer on any prior Transfer Date for such Transfer Date shall be distributed to the Servicer; and

            (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.11.

            (c) An amount equal to the Collateral Available Funds deposited into the Finance Charge Account for the related Monthly Period shall be distributed on each Transfer Date in the following priority:

            (i) if the Transferor, an Affiliate thereof, The Bank of New York (Delaware) or an Affiliate thereof is no longer the Servicer, an amount equal to the Collateral Interest Servicing Fee for such Transfer Date plus the amount of any Collateral Interest Servicing Fee due but not paid to the Servicer on any prior Transfer Date shall be distributed to the Servicer; and

            (ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.11.

            (d) During the Revolving Period, an amount equal to the Available Investor Principal Collections deposited into the Principal Account for the related Monthly Period shall be distributed on each Transfer Date in the following priority:

            (i) an amount equal to the Collateral Monthly Principal for such Transfer Date shall be distributed to the Collateral Interest Holder in accordance with the Loan Agreement;

            (ii) an amount equal to the lesser of (A) the product of (1) a fraction, the numerator of which is equal to the Available Investor Principal Collections remaining after the application specified in subsection 4.9(d)(i) above and the denominator of which is equal to the sum of the Available Investor Principal Collections available for sharing as specified in the related Supplement for each Series and
      (2) the Cumulative Series Principal Shortfall and (B) Available Investor Principal Collections shall remain in the Principal Account to be treated as Shared Principal Collections and applied to other Series; and

            (iii) an amount equal to the excess, if any, of (A) the Available Investor Principal Collections for such Transfer Date over
      (B) the applications specified in subsections 4.9(d)(i) and (ii) above shall be paid to the Holder of the Transferor Certificate; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.9(d)(iii) with respect to such Transfer Date shall be paid to the Holder of the Transferor Certificate only if the Transferor Amount on such Date of Processing is greater than the Minimum Transferor Amount (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Transfer Date and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account.

            (e) During the Controlled Accumulation Period or the Rapid Amortization Period, an amount equal to the Available Investor Principal Collections deposited into the Principal Account for the related Monthly Period shall be distributed on each Transfer Date in the following priority:

            (i) an amount equal to the Class A Monthly Principal for such Transfer Date, shall be (A) during the Controlled Accumulation Period, deposited into the Principal Funding Account, and (B) during the Rapid Amortization Period, deposited into the Distribution Account;

            (ii) after giving effect to the distribution referred to in clause (i) above, an amount equal to the Class B Monthly Principal, shall be deposited into the Distribution Account;

            (iii) for each Transfer Date (other than the Transfer Date immediately preceding the Series 1999-_ Termination Date, in which case on the Series 1999-_ Termination Date) after giving effect to the distribution referred to in clauses (i) and (ii) above, an amount equal to Collateral Monthly Principal shall be distributed to the Collateral Interest Holder in accordance with the Loan Agreement;

            (iv) an amount equal to the lesser of (A) the product of (1) a fraction, the numerator of which is equal to the Available Investor Principal Collections remaining after the application specified in subsections 4.9(e)(i), (ii) and (iii) above and the denominator of which is equal to the sum of the Available Investor Principal Collections available for sharing as specified in the related Supplement for each Series and (2) the Cumulative Series Principal Shortfall and (B) the Available Investor Principal Collections shall remain in the Principal Account to be treated as Shared Principal Collections and applied to other Series; and

            (v) an amount equal to the excess, if any, of (A) the Available Investor Principal Collections over (B) the applications specified in subsections 4.9(e)(i) through (iv) above shall be paid to the Holder of the Transferor Certificate; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.9(e)(v) with respect to such Transfer Date shall be paid to the Holder of the Transferor Certificate only if the Transferor Amount on such Date of Processing is greater than the Minimum Transferor Amount (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Transfer Date and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account.

            (f) on the earlier to occur of (i) the first Transfer Date with respect to the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Principal Funding Account and deposit in the Distribution Account the amount on deposit in the Principal Funding Account.

            (g) On each Distribution Date, the Trustee shall pay in accordance with subsection 5.1(a) to the Class A Certificateholders from the Distribution Account, the amount deposited into the Distribution Account pursuant to subsection 4.9(a)(i) on the preceding Transfer Date and
(b) to the Class B Certificateholders from the Distribution Account, the amount deposited into the Distribution Account pursuant to subsection 4.9(b)(i) on the preceding Transfer Date.

            (h) On the earlier to occur of (i) the first Distribution Date with respect to the Rapid Amortization Period and (ii) the Class A Scheduled Payment Date and on each Distribution Date thereafter, the Trustee, acting in accordance with instructions from the Servicer, shall pay in accordance with Section 5.1 from the Distribution Account the amount so deposited into the Distribution Account pursuant to subsections 4.9(e) and (f) on the related Transfer Date in the following priority:

            (i) an amount equal to the lesser of such amount on deposit in the Distribution Account and the Class A Investor Interest shall be paid to the Class A Certificateholders; and

            (ii) for each Distribution Date with respect to the Rapid Amortization Period and on the Class B Scheduled Payment Date, after giving effect to the distributions referred to in clause (i) above, an amount equal to the lesser of such amount on deposit in the Distribution Account and the Class B Investor Interest shall be paid to the Class B Certificateholders.

            (i) The Controlled Accumulation Period is scheduled to commence
at the close of business on    ; provided, however, that, if the Accumulation
Period Length (determined as described below) is less than 12 months, the date on which the Controlled Accumulation Period actually commences will be delayed to the first Business Day of the month that is a number of whole months prior to the Class A Scheduled Payment Date at least equal to the Accumulation Period Length and, as a result, the number of Monthly Periods in the Controlled Accumulation Period will at least equal the Accumulation Period Length. On the Determination Date immediately preceding the Distribution Date, and each Determination Date thereafter until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length" which will equal the number of whole months such that the sum of the Accumulation Period Factors for each month during such period will be equal to or greater than the Required Accumulation
Factor Number; provided, however, that the Accumulation Period Length will not be determined to be less than one month.

            SECTION 4.10 Investor Charge-Offs.

            (a) On or before each Transfer Date, the Servicer shall calculate the Class A Investor Default Amount. If on any Transfer Date, the Class A Investor Default Amount for the prior Monthly Period exceeds the sum of the amount allocated with respect thereto pursuant to subsection 4.9(a)(iii), subsection 4.11(a) and Section 4.12 with respect to such Monthly Period, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not by more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer
Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not by more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"). If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-_ allocated and available for such purpose pursuant to subsection 4.11(b).

            (b) On or before each Transfer Date, the Servicer shall calculate the Class B Investor Default Amount. If on any Transfer Date, the Class B Investor Default Amount for the prior Monthly Period exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-_ and the Reallocated Collateral Principal Collections which are allocated and available to fund such amount pursuant to subsection 4.11(c) and Section 4.12, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and any adjustments with respect thereto as described in subsection 4.10(a) above) will be reduced by the amount of such excess but not by more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and any adjustments with respect thereto as described in subsection 4.10(a) above) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest shall be reduced to zero and the Class B Investor Interest shall be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not by more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest pursuant to Section 4.12 and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest pursuant to subsection 4.10(a) above. The Class B Investor Interest will thereafter be reimbursed (but not to an amount in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-_ allocated and available for that purpose as described under subsection 4.11(d).

            (c) On or before each Transfer Date, the Servicer shall calculate the Collateral Default Amount. If on any Transfer Date, the Collateral Default Amount for the prior Monthly Period exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-_ which are allocated and available to fund such amount pursuant to subsection 4.11(g), the Collateral Interest will be reduced by the amount of such excess but not by more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections pursuant to Section 4.12 and the amount of any portion of the Collateral Interest allocated to the Class A Certificates or the Class B Certificates to avoid a reduction in the Class A Investor Interest, pursuant to subsection 4.10(a), or the Class B Investor Interest, pursuant to subsection 4.10(b), respectively. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of the Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-_ allocated and available for that purpose as described under subsection 4.11(h).

            SECTION 4.11 Excess Spread; Shared Excess Finance Charge Collections. On or before each Transfer Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit B hereto) to apply, Excess Spread with respect to the related Monthly Period, and to the extent of the Finance Charge Shortfall, any Shared Excess Finance Charge Collections with respect to other Series in Group One allocable to Series 1999-_, to make the following distributions on each Transfer Date in the following priority:

            (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date shall be used to fund the Class A Required Amount and be applied in accordance with, and in the priority set forth in, subsection 4.9(a);

            (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

            (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date shall be used to fund the Class B Required Amount and be applied first in accordance with, and in the priority set forth in, subsection 4.9(b) and then any remaining amount available to pay the Class B Investor Default Amount shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

            (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

            (e) an amount equal to the Collateral Monthly Interest plus the amount of any past due Collateral Monthly Interest for such Transfer Date shall be paid to the Collateral Interest Holder in accordance with the Loan Agreement;

            (f) if the Transferor, an Affiliate thereof, The Bank of New York (Delaware) or an Affiliate thereof is the Servicer, an amount equal to the aggregate amount of accrued but unpaid Collateral Interest Servicing Fees shall be paid to the Servicer;

            (g) an amount equal to the Collateral Default Amount, if any, for the prior Monthly Period shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

            (h) an amount equal to the aggregate amount by which the Collateral Interest has been reduced for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

            (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described in Section 4.16(f), an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

            (j) the aggregate of any other amounts then due to the Collateral Interest Holder pursuant to the Loan Agreement shall be paid to the Collateral Interest Holder for application in accordance with the Loan Agreement; and

            (k) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (j) above shall first be treated as "Shared Excess Finance Charge Collections" with respect to other Series in Group One and then the balance, if any, remaining after such sharing shall be paid to the holder of the Transferor Certificate.

            SECTION 4.12 Reallocated Principal Collections. On or before each Transfer Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit B hereto) to withdraw from the Principal Account and apply Reallocated Principal Collections (applying all Reallocated Collateral Principal Collections in accordance with subsections 4.12(a) and (b) prior to applying any Reallocated Class B Principal Collections in accordance with subsection 4.12(a) for any amounts still owing after the application of Reallocated Collateral Principal Collections) with respect to such Transfer Date, to make the following distributions on each Transfer Date in the following priority:

            (a) an amount equal to the excess, if any, of (i) the Class A Required Amount, if any, with respect to such Transfer Date over (ii) the amount of Excess Spread with respect to the related Monthly Period and the amount of Shared Excess Finance Charge Collections, shall be applied in accordance with, and in the priority set forth in, subsection 4.9(a); and

            (b) an amount equal to the excess, if any, of (i) the Class B Required Amount, if any, with respect to such Transfer Date over (ii) the amount of Excess Spread and the amount of Shared Excess Finance Charge Collections allocated and available to the Class B Certificates pursuant to subsection 4.11(c) on such Transfer Date shall be applied first in accordance with and in the priority set forth in, subsection 4.9(b) and then pursuant to subsection 4.11(c).

            (c) On each Transfer Date, the Collateral Interest shall be reduced by the amount of Reallocated Collateral Principal Collections and by the amount of Reallocated Class B Principal Collections for such Transfer Date. In the event that such reduction would cause the Collateral Interest (after giving effect to any Collateral Charge-Offs for such Transfer Date) to be a negative number, the Collateral Interest (after giving effect to any Collateral Charge-Offs for such Transfer Date) shall be reduced to zero and the Class B Investor Interest shall be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that the reallocation of Reallocated Principal Collections would cause the Class B Investor Interest (after giving effect to any Class B Investor Charge-Offs for such Transfer Date) to be a negative number on any Transfer Date, Reallocated Principal Collections shall be reallocated on such Transfer Date in an aggregate amount not to exceed the amount which would cause the Class B Investor Interest (after giving effect to any Class B Investor Charge-Offs for such Transfer Date) to be reduced to zero.

            SECTION 4.13  Shared Principal Collections.

            (a) The portion of Shared Principal Collections on deposit in the Principal Account equal to the amount of Shared Principal Collections allocable to Series 1999-_ on any Transfer Date shall be applied as an Available Investor Principal Collection pursuant to Section 4.9 and pursuant to such Section 4.9 shall be deposited in the Distribution Account or distributed in accordance with the Loan Agreement.

            (b) Shared Principal Collections allocable to Series 1999-_ with respect to any Transfer Date shall mean an amount equal to the Series Principal Shortfall, if any, with respect to Series 1999-_ for such Transfer Date; provided, however, that if the aggregate amount of Shared Principal Collections for all Series for such Transfer Date (including the Excess Funding Amount) is less than the Cumulative Series Principal Shortfall for such Transfer Date, then Shared Principal Collections allocable to Series 1999-_ on such Transfer Date shall equal the product of
(i) Shared Principal Collections for all Series for such Transfer Date (including the Excess Funding Amount) and (ii) a fraction, the numerator of which is the Series Principal Shortfall with respect to Series 1999-_ for such Transfer Date and the denominator of which is the aggregate amount of Cumulative Series Principal Shortfall for all Series for such Transfer Date.

            SECTION 4.14  Shared Excess Finance Charge Collections.

            (a) The portion of Shared Excess Finance Charge Collections on deposit in the Finance Charge Account equal to the amount of Shared Excess Finance Charge Collections allocable to Series 1999-_ on any Transfer Date shall be applied pursuant to Section 4.11.

            (b) Shared Excess Finance Charge Collections allocable to Series 1999-_ with respect to any Transfer Date shall mean an amount equal to the Finance Charge Shortfall, if any, with respect to Series 1999-_ for such Transfer Date; provided, however, that if the aggregate amount of Shared Excess Finance Charge Collections for all Series in Group One for such Transfer Date is less than the Cumulative Finance Charge Shortfall for such Transfer Date, the Shared Excess Finance Charge Collections allocable to Series 1999-_ on such Transfer Date shall equal the product of (i) Shared Excess Finance Charge Collections for all Series in Group One for such Transfer Date and (ii) a fraction, the numerator of which is the Finance Charge Shortfall with respect to Series 1999-_ for such Transfer Date and the denominator of which is the aggregate amount of the Cumulative Finance Charge Shortfall for all Series on such Transfer Date.

            SECTION 4.15  Principal Funding Account.

            (a) The Trustee shall establish and maintain with a Qualified Institution, which may be the Trustee, in the name of the Trust, on behalf of the Trust, for the benefit of the Investor Certificateholders, a segregated trust account (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If at any time the institution holding the Principal Funding Account ceases to be a Qualified Institution, the Transferor shall notify the Trustee, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Principal Funding Account meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new Principal Funding Account. The Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Principal Funding Account from time to time, in the amounts and for the purposes set forth in this Series Supplement, and (ii) on each Transfer Date (from and after the commencement of the Controlled Accumulation Period) prior to termination of the Principal Funding Account make a deposit into the Principal Funding Account in the amount specified in, and otherwise in accordance with, subsection 4.9(e).

            (b) Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer by the Trustee in Permitted Investments. Funds on deposit in the Principal Funding Account on any Transfer Date, after giving effect to any withdrawals from the Principal Funding Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. No Permitted Investment shall be disposed of prior to its maturity.

            On the Transfer Date occurring in the month following the commencement of the Controlled Accumulation Period and on each Transfer Date thereafter with respect to the Controlled Accumulation Period, the Trustee, acting at the Servicer's direction given on or before such Transfer Date, shall transfer from the Principal Funding Account to the Finance Charge Account the Principal Funding Investment Proceeds on deposit in the Principal Funding Account, but not in excess of the Covered Amount, for application as Class A Available Funds applied pursuant to subsection 4.9(a)(i).

            Any Excess Principal Funding Investment Proceeds shall be paid to the Transferor on each Transfer Date. An amount equal to any Principal Funding Investment Shortfall shall be deposited in the Finance Charge Account on each Transfer Date from the Reserve Account to the extent funds are available pursuant to subsection 4.16(d). Principal Funding Investment Proceeds (including reinvested interest) shall not be considered part of the amounts on deposit in the Principal Funding Account for purposes of this Series Supplement.

            SECTION 4.16 Reserve Account.

            (a) The Trustee shall establish and maintain with a Qualified Institution, which may be the Trustee, in the name of the Trust, on behalf of the Trust, for the benefit of the Investor Certificateholders, a segregated trust account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If at any time the institution holding the Reserve Account ceases to be a Qualified Institution, the Transferor shall notify the Trustee, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Reserve Account meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new Reserve Account. The Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Reserve Account from time to time in an amount up to the Available Reserve Account Amount at such time, for the purposes set forth in this Series Supplement, and (ii) on each Transfer Date (from and after the Reserve Account Funding Date) prior to termination of the Reserve Account make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, subsection 4.11(i).

            (b) Funds on deposit in the Reserve Account shall be invested at the direction of the Servicer by the Trustee in Permitted Investments. Funds on deposit in the Reserve Account on any Transfer Date, after giving effect to any withdrawals from the Reserve Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. No Permitted Investment shall be disposed of prior to its maturity. On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account (to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount) and the balance, if any, shall be deposited into the Finance Charge Account and included in Class A Available Funds for such Transfer Date. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Series Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

            (c) On or before each Transfer Date with respect to the Controlled Accumulation Period prior to the payment in full of the Class A Investor Interest and on or before the first Transfer Date with respect to the Rapid Amortization Period, the Servicer shall calculate the "Reserve Draw Amount" which shall be equal to the Principal Funding Investment Shortfall with respect to each Transfer Date with respect to the Controlled Accumulation Period or the first Transfer Date with respect to the Rapid Amortization Period; provided, however, that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Reserve Account under Section 4.11(i) with respect to such Transfer Date.

            (d) In the event that for any Transfer Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on such Transfer Date by the Trustee (acting in accordance with the instructions of the Servicer), deposited into the Finance Charge Account and included in Class A Available Funds for such Transfer Date.

            (e) In the event that the Reserve Account Surplus on any Transfer Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Transfer Date, is greater than zero, the Trustee, acting in accordance with the instructions of the Servicer, shall withdraw from the Reserve Account, and pay in accordance with the Loan Agreement, an amount equal to such Reserve Account Surplus.

            (f) Upon the earliest to occur of (i) the termination of the Trust pursuant to Article XII of the Agreement, (ii) if the Controlled Accumulation Period has not commenced, the first Transfer Date relating to the Rapid Amortization Period and (iii) if the Controlled Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Rapid Amortization Period and the Transfer Date immediately preceding the Class A Scheduled Payment Date, the Trustee, acting in accordance with the instructions of the Servicer, after the prior payment of all amounts owing to the Series 1999-_ Certificateholders that are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account and pay in accordance with the Loan Agreement, all amounts, if any, on deposit in the Reserve Account and the Reserve Account shall be deemed to have terminated for purposes of this Series Supplement.

            SECTION 4.17 Determination of LIBOR.

            (a) On each LIBOR Determination Date, the Trustee shall determine LIBOR on the basis of the rate for deposits in United States dollars for a period equal to the relevant Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period. The Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period.

            (b) The Class A Certificate Rate and Class B Certificate Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by any Investor Certificateholder by telephoning the Trustee at (800) 254- 2826.

            (c) On each LIBOR Determination Date prior to 12:00 noon New York City time, the Trustee shall send to the Servicer by facsimile notification of LIBOR for the following Interest Period.

            SECTION 4.18 Transferor's or Servicer's Failure to Make a Deposit or Payment.

            If the Servicer or the Transferor fails to make, or give instructions to make, any payment or deposit (other than as required by subsections 2.4(d) and (e) and 12.2(a) or Sections 10.2 and 12.1) required to be made or given by the Servicer or Transferor, respectively, at the time specified in the Agreement (including applicable grace periods), the Trustee shall make such payment or deposit from the applicable Investor Account without instruction from the Servicer or Transferor. The Trustee shall be required to make any such payment, deposit or withdrawal hereunder only to the extent that the Trustee has sufficient information to allow it to determine the amount thereof; provided, however, that the Trustee shall in all cases be deemed to have sufficient information to determine the amount of interest payable to the Series 1999-_ Certificateholders on each Distribution Date. The Servicer shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such payment, deposit or withdrawal. Such funds or the proceeds of such withdrawal shall be applied by the Trustee in the manner in which such payment or deposit should have been made by the Transferor or the Servicer, as the case may be.

            SECTION 8. Article V of the Agreement. Article V of the Agreement shall read in its entirety as follows and shall be applicable only to the Investor Certificateholders:


                                 ARTICLE V

                   DISTRIBUTIONS AND REPORTS TO INVESTOR
                             CERTIFICATEHOLDERS

            SECTION 5.1 Distributions. (a) On each Distribution Date, the Trustee shall distribute (in accordance with the certificate delivered on or before the related Transfer Date by the Servicer to the Trustee pursuant to subsection 3.4(b)) to each Class A Certificateholder of record on the immediately preceding Record Date (other than as provided in subsection 2.4(e) or Section 12.3 respecting a final distribution) such Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Class A Certificates held by such Certificateholder) of amounts on deposit in the Distribution Account as are payable to the Class A Certificateholders pursuant to Section 4.9 by check mailed to each Class A Certificateholder (at such Certificateholder's address as it appears in the Certificate Register), except that with respect to Class A Certificates registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds.

            (b) On each Distribution Date, the Trustee shall distribute (in accordance with the certificate delivered on or before the related Transfer Date by the Servicer to the Trustee pursuant to subsection 3.4(b)) to each Class B Certificateholder of record on the immediately preceding Record Date (other than as provided in subsection 2.4(e) or Section 12.3 respecting a final distribution) such Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Class B Certificates held by such Certificateholder) of amounts on deposit in the Distribution Account as are payable to the Class B Certificateholders pursuant to Section 4.9 by check mailed to each Class B Certificateholder (at such Certificateholder's address as it appears in the Certificate Register), except that with respect to Class B Certificates registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds.

            SECTION 5.2  Monthly Series 1999-_ Certificateholders'
Statement.

            (a) On or before each Distribution Date, the Trustee shall forward to each Series 1999-_ Certificateholder, each Rating Agency and the Collateral Interest Holder a statement substantially in the form of Exhibit C to this Series Supplement prepared by the Servicer, delivered to the Trustee and setting forth, among other things, the following information (which, in the case of subclauses (i) and (ii) below, shall be stated on the basis of an original principal amount of $1,000 per Certificate and, in the case of subclauses (viii) and (ix) shall be stated on an aggregate basis and on the basis of an original principal amount of $1,000 per Certificate, as applicable):

            (i) the amount of the current distribution allocable to Class A Monthly Principal, Class B Monthly Principal and Collateral Monthly Principal, respectively;

            (ii) the amount of the current distribution allocable to Class A Monthly Interest, Class A Deficiency Amounts, Class A Additional Interest, Class B Monthly Interest, Class B Deficiency Amounts, Class B Additional Interest and Collateral Monthly Interest, and any accrued and unpaid Collateral Monthly Interest, respectively;

            (iii) the amount of Collections of Principal Receivables processed during the related Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates and the Collateral Interest, respectively;

            (iv) the amount of Collections of Finance Charge Receivables processed during the related Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates and the Collateral Interest, respectively;

            (v) the aggregate amount of Principal Receivables, the Investor Interest, the Adjusted Investor Interest, the Class A Investor Interest, the Class A Adjusted Investor Interest, the Class B Investor Interest, the Collateral Interest, the Floating Investor Percentage, the Class A Floating Allocation, the Class B Floating Allocation, the Collateral Floating Allocation and the Fixed Investor Percentage, Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation with respect to the Principal Receivables in the Trust as of the end of the day on the Record Date;

            (vi) the aggregate outstanding balance of Accounts which were 30 to 59, 60 to 89 and 90 or more days delinquent as of the end of the day on the Record Date;

            (vii) the Aggregate Investor Default Amount, the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount for the related Monthly Period;

            (viii) the aggregate amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs and Collateral Charge-Offs for the related Monthly Period;

            (ix) the aggregate amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs and Collateral Charge-Offs reimbursed on the Transfer Date immediately preceding such Distribution Date;

            (x) the amount of the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee for the related Monthly Period;

            (xi) the Portfolio Yield for the preceding Monthly Period;

            (xii) the amount of Reallocated Collateral Principal
      Collections and Reallocated Class B Principal Collections with respect to such Distribution Date;

            (xiii) the Class B Investor Interest and the Collateral Interest as of the close of business on such Distribution Date;

            (xiv) LIBOR for the Interest Period ending on such Distribution
      Date;

            (xv) the Principal Funding Account Balance on the Transfer
      Date;

            (xvi)  the Accumulation Shortfall;

            (xvii) the Principal Funding Investment Proceeds transferred to the Finance Charge Account on the related Transfer Date;

            (xviii) the Principal Funding Investment Shortfall on the related Transfer Date;

            (xix) the amount of Class A Available Funds and Class B Available Funds on deposit in the Finance Charge Account on the related Transfer Date;

            (xx) the amount of the Reserve Draw Amount on the related Transfer Date; and

            (xxi) such other items as are set forth in Exhibit C to this Series Supplement.

            (b) Annual Certificateholders' Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 2000, the Trustee shall distribute to each Person who at any time during the preceding calendar year was a Series 1999-_ Certificateholder, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Series 1999-_ Certificateholders, as set forth in subclauses (i) and (ii) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 1999-_ Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Servicer deems necessary or desirable to enable the Series 1999-_ Certificateholders to prepare their tax returns. Such obligations of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

            SECTION 5.03 Rule 144A Information. So long as any of the Class B Certificates are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and during any period in which the Trust is not subject to Section 13 or 15(d) of the Exchange Act, the Transferor agrees to make available to any QIB or beneficial owner of the Class B Certificates in connection with any sale thereof and any prospective purchaser of such Class B Certificates from such QIB or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act.

            SECTION 9. Series 1999-_ Pay Out Events. If any one of the following events shall occur with respect to the Investor Certificates:

            (a) failure on the part of the Transferor (i) to make any payment or deposit required by the terms of (A) the Agreement or (B) this Series Supplement, on or before the date occurring five days after the date such payment or deposit is required to be made herein or (ii) duly to observe or perform in any material respect any covenants or agreements of the Transferor set forth in the Agreement or this Series Supplement, which failure has a material adverse effect on the Series 1999-_ Certificateholders (which determination shall be made without reference to the amount of the Collateral Interest) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of this Series 1999-_, and continues to affect materially and adversely the interests of the Series 1999-_ Certificateholders (which determination shall be made without reference to the amount of the Collateral Interest) for such period;

            (b) any representation or warranty made by the Transferor in the Agreement or this Series Supplement, or any information contained in a computer file or microfiche list required to be delivered by the Transferor pursuant to Section 2.1 or 2.6, (i) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of this Series 1999-_, and (ii) as a result of which the interests of the Series 1999-_ Certificateholders are materially and adversely affected (which determination shall be made without reference to the amount of the Collateral Interest) and continue to be materially and adversely affected for such period; provided, however, that a Series 1999-_ Pay Out Event pursuant to this subsection 9(b) shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

            (c) the average Portfolio Yield for any three consecutive Monthly Periods is reduced to a rate which is less than the average Base Rate for such period;

            (d) the Transferor shall fail to convey Receivables arising under Additional Accounts, or Participations, to the Trust, as required by subsection 2.6(a);

            (e) any Servicer Default shall occur which would have a material adverse effect on the Series 1999-_ Certificateholders; or

            (f) the Class A Investor Interest shall not be paid in full on the Class A Scheduled Payment Date or the Class B Investor Interest shall not be paid in full on the Class B Scheduled Payment Date;

then, in the case of any event described in subsection 9(a), (b) or (e) hereof, after the applicable grace period set forth in such subparagraphs, either the Trustee or Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of this Series 1999-_ by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders) may declare that a pay out event (a "Series 1999-_ Pay Out Event") has occurred as of the date of such notice, and in the case of any event described in subsection 9(c), (d) or (f) hereof, a Series 1999-_ Pay Out Event shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event.

            SECTION 10. Series 1999-_ Termination. The right of the Investor Certificateholders to receive payments from the Trust will terminate on the first Business Day following the Series 1999-_ Termination Date.

            SECTION 11.  Transfers of Investor Certificates.

                  (a)Each Class B Certificate will bear a legend substantially in the following form:

                     EACH PURCHASER REPRESENTS AND WARRANTS
FOR THE BENEFIT OF THE FIRST NATIONAL BANK OF ATLANTA AND THE TRUSTEE THAT SUCH PURCHASER IS NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (III) A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE, (IV) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS (AS DEFINED IN 29 C.F.R. SECTION 2410.3-101 OR OTHERWISE UNDER ERISA) BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY OR (V) A PERSON INVESTING PLAN ASSETS OF ANY SUCH PLAN (INCLUDING WITHOUT LIMITATION, FOR PURPOSES OF CLAUSE (IV) AND THIS CLAUSE (V), ANY INSURANCE COMPANY GENERAL ACCOUNT, BUT EXCLUDING ANY ENTITY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

                     THIS CLASS B CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CLASS B CERTIFICATE, AGREES THAT THIS CLASS B CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE TRANSFEROR OR
(2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A ("QIB") PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A. EACH CERTIFICATE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS CERTIFICATE IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

                  (b) The Collateral Interest shall be subject to the restrictions on transfer set forth in the Loan Agreement, including Section
7.08 thereof.

            SECTION 12. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            SECTION 13.  Governing Law.  THIS SERIES SUPPLEMENT
SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            SECTION 14. No Petition. The Transferor, the Servicer and the Trustee, by entering into this Series Supplement and each Investor Certificateholder, by accepting a Series 1999-_ Certificate hereby covenant and agree that they will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Certificateholders, the Agreement or this Series Supplement.

            SECTION 15.  Tax Representation and Covenant.

            (a) It is the intention of the parties hereto that the Collateral Interest be treated under applicable tax law as indebtedness. In the event that the Collateral Interest is not so treated, it is the intention of the parties that the Collateral Interest be treated under applicable tax law as an interest in a partnership that owns the Receivables. In the event that the Collateral Interest is treated under applicable tax law as an interest in a partnership, it is the intention of the parties that the Collateral Interest be treated as guaranteed payments and, if for any reason it is not so treated, that the holder of the Collateral Interest be specially allocated gross interest income equal to the interest accrued during each Interest Period on the Collateral Interest.

            (b) Any Collateral Interest Holder shall be required to represent and covenant in connection with its acquisition of an interest in the Trust (x) it has neither acquired, nor will it sell, trade or transfer any interest in the Trust or cause any interest in the Trust to be marketed on or through an "established securities market" within the meaning of Code section 7704(b)(1), including without limitation an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise, (y) unless the Transferor consents otherwise, such holder (i) is properly classified as, and will remain classified as, a "corporation" as described in Code section 7701(a)(3) and (ii) is not, and will not become, an S corporation as described in Code section 1361, and (z) it will (i) cause any participant with respect to such interest otherwise permitted hereunder to make similar representations and covenants for the benefit of the Transferor and the Trust and (ii) forward a copy of such representations and covenants to the Trustee. Each such holder shall further agree in connection with its acquisition of such interest that, in the event of any breach of its (or its participant's) representation and covenant that it (or its participant) is and shall remain classified as a corporation other than an S corporation, the Transferor shall have the right to procure a replacement investor to replace such holder (or its participant), and further that such holder shall take all actions necessary to permit such replacement investor to succeed to its rights and obligations as a holder (or to the rights of its participant).

            SECTION 16. Rights Upon Insolvency Event. If an Insolvency Event occurs relating to the Transferor or any holder of an interest in the Transferor Certificate (including any Transferor Participation) while any of the Series 1995-1 Certificates remain outstanding, in accordance with
Section 9.2 of the Agreement, within fifteen (15) days of the Appointment Day, the Trustee will publish a notice of the occurrence of such event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner. Notwithstanding the foregoing and anything to the contrary set forth in this Supplement, the Series Supplement for any other Series or the Agreement, no such sale, disposal or liquidation of Receivables shall occur in connection with an Insolvency Event after the Series 1995-1 Certificates have been paid in full.


            IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series 1999-_ Supplement to be duly executed by their respective officers as of the day and year first above written.


                              THE FIRST NATIONAL BANK
                                OF ATLANTA
                                Transferor and Servicer

                              By:   /s/ Suzanne Bachman
                                   --------------------------------
                                   Name:  Suzanne Bachman
                                   Title: Vice President


                              THE BANK OF NEW YORK
                              (DELAWARE)
                                Trustee


                              By:    /s/ Cheryl Laser
                                    ------------------------------
                                    Name:  Cheryl Laser
                                    Title: Assistant Vice President



                                                                EXHIBIT A-1

                              FORM OF CERTIFICATE

                                    CLASS A

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
            REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE FIRST NATIONAL BANK OF ATLANTA OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No.__                                                             $_______

                                                              CUSIP NO.

                      WACHOVIA CREDIT CARD MASTER TRUST
                            CLASS A FLOATING RATE
                   ASSET BACKED CERTIFICATE, SERIES 1999-_

Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of MasterCard(R) and VISA(R)* credit card receivables generated or acquired by The First National Bank of Atlanta and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

                     (Not an interest in or obligation of
                      The First National Bank of Atlanta
                          or any Affiliate thereof.)

            This certifies that CEDE & CO. (the "Class A
Certificateholder") is the registered owner of an Undivided Interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created and arising in connection with selected MasterCard and VISA credit card accounts (the "Accounts") of The First National Bank of Atlanta, a national banking association, all monies due or to become due in payment of the Receivables (including all Finance Charge Receivables and recoveries on any

-----------
* MasterCard(R) and VISA(R) are federally registered service marks of MasterCard International Inc. and of Visa U.S.A., Inc., respectively.


charged-off Receivables), the right to certain amounts received as Intercharge and the Collateral Interest, all proceeds of the foregoing and the other assets and interests constituting the Trust pursuant to an
Amended and Restated Pooling and Servicing Agreement dated as of June 4,
1999 as supplemented by the Series 1999-_ Supplement dated as of       , 1999
(collectively, as amended from time to time, the "Pooling and Servicing Agreement"), by and between The First National Bank of Atlanta, as
Transferor (the "Transferor") and as Servicer (the "Servicer"), and The
Bank of New York (Delaware), as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned to them in the Pooling and Servicing
Agreement.

            The Series 1999-_ Certificates are issued in two classes, the Class A Certificates (of which this certificate is one) and the Class B Certificates, which are subordinated to the Class A Certificates in certain rights of payment as described herein and in the Pooling and Servicing Agreement.

            The Transferor has structured the Pooling and Servicing Agreement and the Series 1999-_ Certificates with the intention that the Series 1999-_ Certificates will qualify under applicable tax law as indebtedness, and each of the Transferor, the Holder of the Transferor Certificate, the Servicer and each Series 1999-_ Certificateholder (or Series 1999-_ Certificate Owner) by acceptance of its Series 1999-_ Certificate (or in the case of a Series 1999-_ Certificate Owner, by virtue of such Series 1999-_ Certificate Owner's acquisition of a beneficial interest therein), agrees to treat and to take no action inconsistent with the treatment of the Series 1999-_ Certificates (or any beneficial interest therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Series 1999-_ Certificateholder agrees that it will cause any Series 1999-_ Certificate Owner acquiring an interest in a Series 1999-_ Certificate through it to comply with the Pooling and Servicing Agreement as to treatment of the Series 1999-_ Certificates as indebtedness for certain tax purposes.

            This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Class A Certificateholder by virtue of the acceptance hereof assents and by which the Class A Certificateholder is bound. This Class A Certificates is one of a duly authorized Series of Investor Certificates entitled "Wachovia Credit Card Master Trust Class A Floating Rate Asset Backed Certificates, Series 1999-_" (the "Class A Certificates"), each of which represents an Undivided Interest in the Trust, including the right to receive the Collections and other amounts allocated to the Class A Certificates at the times and in the amounts specified in the Pooling and Servicing Agreement and to be deposited in the Investor Accounts, the Principal Funding Account and the Reserve Account or paid to the Class A Certificateholders.

            Also issued under the Pooling and Servicing Agreement are the "Wachovia Credit Card Master Trust Class B Floating Rate Asset Backed Certificates, Series 1999-_" (the "Class B Certificates"), which represent an Undivided Interest in the Trust subordinate to the Class A Certificates, and the "Wachovia Credit Card Master Trust Collateral Interest, Series 1999-_" (the "Collateral Interest" and, collectively with the Class A Certificates and the Class B Certificates, the "Investor Certificates"), which is an undivided interest in the Trust subordinated to the Class A Certificates and Class B Certificates. The subordination of the Class B Certificates and the subordination of the Collateral Interest to the Class A Certificates shall constitute the Credit Enhancement for the Class A Certificates.

            The aggregate interest represented by the Class A Certificates and the Class B Certificates at any time in the Principal Receivables in the Trust shall not exceed an amount equal to the Class A Investor Interest and the Class B Investor Interest, respectively, at such time. As of the
Closing Date, the Class A Initial Investor Interest is $    , the Class B
Initial Investor Interest is $   and the Collateral Initial Interest is $    .
The Class A Investor Interest on any date of determination will be an amount equal to (a) the Class A Initial Investor Interest minus (b) the aggregate amount of payments of principal made to the Class A Certificateholders prior to such date of determination, and minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs pursuant to subsection 4.10(a) of the Pooling and Servicing Agreement over Class A Investor Charge-Offs reimbursed prior to such date of determination pursuant to subsection 4.11(b) of the Pooling and Servicing Agreement; provided, however, that the Class A Investor Interest may not be reduced below zero.

            For the purpose of allocating Collections of Finance Charge Receivables and Receivables in Defaulted Accounts for each Monthly Period during the Controlled Accumulation Period, the Class A Investor Interest will be reduced (such reduced amount, the "Class A Adjusted Investor Interest") by the aggregate principal amount of funds on deposit in the Principal Funding Account. The Class A Investor Interest together with the aggregate interest represented by the Class B Certificates in the Principal Receivables in the Trust (the "Class B Investor Interest") and the aggregate interest represented by the Collateral Interest in the Principal Receivables in the Trust are sometimes collectively referred to herein as the "Investor Interest."

            In addition to the Class A Certificates, the Class B Certificates and the Collateral Interest, a Transferor Certificate representing an undivided interest in the Trust will be issued to the Transferor pursuant to the Pooling and Servicing Agreement. The Transferor Certificate will represent the interest in the Principal Receivables not represented by all of the Series of Investor Certificates issued by the Trust. The Transferor Certificate may be exchanged by the Transferor pursuant to the Pooling and Servicing Agreement for a newly issued Series of Investor Certificates and a reissued Transferor Certificate upon the conditions set forth in the Pooling and Servicing Agreement.

            Interest will accrue on the Class A Certificates from the
Closing Date through     , 1999, from      , 1999 through     , 1999 and
with respect to each Interest Period thereafter, at the rate of LIBOR plus
    % per annum, as more specifically set forth in the Pooling and Servicing
Agreement (the "Class A Certificate Rate"), and will be distributed on      ,
1999 and on the 15th day of each calendar month thereafter, or if such day is not a Business Day, on the next succeeding Business Day (a "Distribution Date"), to the Class A Certificateholders of record as of the last Business Day of the calendar month preceding such Distribution Date (the "Record Date"). During the Rapid Amortization Period, in addition to Class A
Monthly Interest, Class A Monthly Principal will be distributed to the
Class A Certificateholder on each Distribution Date until the Class A Investor Interest has been paid in full. With respect to the Controlled Accumulated Period, in addition to monthly payments of Class A Monthly Interest, the amount on deposit in the Principal Funding Account will be distributed as principal to the Class A Certificateholders on the Distribution Date (the "Class A Scheduled Payment Date"), unless distributed earlier as a result of the occurrence of a Pay Out Event in accordance with the Pooling and Servicing Agreement.

            On or before each Transfer Date, the Servicer shall instruct the Trustee in writing to withdraw and the Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date, from the
Finance Charge Account to the extent of funds on deposit therein (i) Collections of Finance Charge Receivables processed as of the end of the preceding Monthly Period which have been allocated to the Series 1999-_ Certificates, (ii) with respect to the Class A Certificates, from other amounts constituting Class A Available Funds, and (iii) with respect to the Class B Certificates, from other amounts constituting Class B Available
Funds, the following amounts: (x) an amount equal to the product of (i) (A)
a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class A Certificate Rate for such Interest Period and (ii) the Class A Investor Interest as of the close of business on the last day of the preceding Monthly Period ("Class A Monthly Interest"); provided, however, that with respect to the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the Class A Initial Investor Interest at the applicable Class A Certificate Rate for the period from the
Closing Date through      , 1999 and the period from       , 1999 through
       , 1999; and (y) amounts up to the Class B Monthly Interest followed by the Collateral Monthly Interest, in the actual amounts and manner described in the Pooling and Servicing Agreement.

            On each Transfer Date, the Trustee shall apply the Class A Available Funds withdrawn from the Finance Charge Account, as required by the Pooling and Servicing Agreement, in the following order of priority:
(i) an amount equal to the Class A Monthly Interest for such Transfer Date, plus the amount of any Class A Deficiency Amount for such Transfer Date, plus the amount of any Class A Additional Interest for such Transfer Date,
(ii) an amount equal to the Class A Servicing Fee for such Transfer Date plus the amount of any Class A Servicing Fee due but not paid on any prior Transfer Date and (iii) an amount equal to the Class A Investor Default Amount, if any, for the preceding Monthly Period. The Trustee on each Transfer Date shall apply the Class B Available Funds withdrawn from the Finance Charge Account, as required by the Pooling and Servicing Agreement, in the following order of priority: (i) the Class B Monthly Interest for such Transfer Date, plus the amount of any Class B Deficiency Amount for such Transfer Date, plus the amount of any Class B Additional Interest for such Transfer Date, and (ii) the Class B Servicing Fee for such Transfer Date plus the amount of any Class B Servicing Fee due but not paid on any prior Transfer Date. The balance of the amount withdrawn from the Finance Charge Account allocable to the Series 1999-_ Certificates, if any, after giving effect to the applications above (and, in certain circumstances, payments in respect of the Collateral Interest Servicing Fee) shall constitute "Excess Spread."

            On or before the Transfer Date immediately succeeding the Monthly Period in which the Controlled Accumulated Period or the Rapid Amortization Period commences and on or before each Transfer Date thereafter, the Servicer shall instruct the Trustee in writing to withdraw, and the Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date from the Principal Account an amount equal to the Available Investor Principal Collections on deposit in the Principal Account and from such amounts, (A) deposit an amount equal to Class A Monthly Principal (i) during the Controlled Accumulation Period, into the Principal Funding Account, and (ii) during the Rapid Amortization Period, into the Distribution Account, (B) after the Class A Investor Interest has been paid in full, deposit an amount equal to Class B Monthly Principal into the Distribution Account, and (C) any remaining amounts in the Principal Account shall be used for payment of Collateral Monthly Principal.

            On the earlier to occur of the first Transfer Date with respect to the Rapid Amortization Period or the Transfer Date immediately preceding the Class A Scheduled Payment Date, the Servicer shall instruct the Trustee to withdraw, and the Trustee shall withdraw from the Principal Funding Account and deposit in the Distribution Account the amount on deposit in the Principal Funding Account.

            On the Class A Scheduled Payment Date or on each Distribution Date with respect to a Rapid Amortization Period, the Trustee shall pay from amounts on deposit in the Distribution Account an amount equal to the lesser of the Class A Investor Interest and the amount of Available Investor Principal Collections on deposit in the distribution Account with respect to the related Monthly Period, and after the Class A Investor Interest has been paid in full (after taking into account distributions to be made on the related Distribution Date), Available Investor Principal Collections shall be applied to the Class B Certificates and Collateral Interest as specified in the Pooling and Servicing Agreement.

            On each Distribution Date, the Trustee shall pay to the Class A Certificateholders and the Class B Certificateholders the amount deposited on the related Transfer Date into the Distribution Account in respect of Class A Monthly Interest and Class B Monthly Interest, respectively. On each Transfer Date, the Trustee shall pay to the Collateral Interest Holder the Collateral Monthly Interest, to the extent funds are available. Distributions with respect to this Series 1999-_ Certificate will be made by the Trustee by, except as otherwise provided in the Pooling and Servicing Agreement, check mailed to the address of each Series 1999-_ Certificateholder of record appearing in the Certificate Register and except for the final distribution in respect of this Series 1999-_ Certificate, without the presentation or surrender of this Series 1999-_ Certificate or the making of any notation thereon; provided, however, that with respect to Series 1999-_ Certificates registered in the name of the nominee of a Clearing Agency, distributions will be made in the form of immediately available funds.

            This Class A Certificate represents an interest in only the Wachovia Credit Card Master Trust. This Class A Certificate does not represent an obligation of, or an interest in, the Transferor or the Servicer, and neither the Series 1999-_ Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Series 1999-_ Certificate is limited in right of payment to certain collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

            The Transfer of this Class A Certificate shall be registered in the Certificate Register upon surrender of this agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Class A Certificateholder or such Class A Certificateholder's attorney-in-fact duly authorized in writing, and thereupon one or more new Class A Certificates of authorized denominations and for the same aggregate Undivided Interests will be issued to the designated transferee or transferees.

            The Servicer, the Trustee and the Transfer Agent and Registrar, and any agent of any of them, may treat the Person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Servicer, the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them or of any such agent shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

            The Pooling and Servicing Agreement provides that the right of the Series 1999-_ Certificateholders to receive payment from the Trust will terminate on the first Business Day following the Series 1999-_ Termination Date. Upon the termination of the Trust pursuant to Section 12.1 of the Pooling and Servicing Agreement, the Trustee shall assign and convey to the Holder of the Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds of such Receivables and Insurance Proceeds relating to such Receivables. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be prepared by the Servicer reasonably requested by the Holder of the Transferor Certificate to vest in such Holder all right, title and interest which the Trustee had in the Receivables.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Class A Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.


            IN WITNESS WHEREOF, The First National Bank of Atlanta has caused this Class A Certificate to be duly executed by a duly authorized officer.



                                          By: _____________________
                                              Authorized Officer


Date:___________________



                Form of Trustee's Certificate of Authentication

                         CERTIFICATE OF AUTHENTICATION


            This is one of the Class A Certificates referred to in the within-mentioned Pooling and Servicing Agreement.


                                      THE BANK OF NEW YORK (DELAWARE),
                                           Trustee



                                      By: ________________________________
                                              Authorized Signatory



                                                                 EXHIBIT A-2

                              FORM OF CERTIFICATE

                                    CLASS B

                  EACH PURCHASER REPRESENTS AND WARRANTS FOR THE BENEFIT OF
            THE FIRST NATIONAL BANK OF ATLANTA AND THE TRUSTEE THAT SUCH PURCHASER IS NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN
            SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (III) A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE PROVISIONS OF
            SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, (IV) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS (AS DEFINED IN 29 C.F.R. SECTION 2510.3-101 OR OTHERWISE UNDER ERISA) BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY OR (V) A PERSON INVESTING PLAN ASSETS OF ANY SUCH PLAN (INCLUDING WITHOUT LIMITATION, FOR PURPOSES OF CLAUSE (IV) AND THIS CLAUSE (V), ANY INSURANCE COMPANY GENERAL ACCOUNT, BUT EXCLUDING ANY ENTITY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED).

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
            REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE FIRST NATIONAL BANK OF ATLANTA OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No.__                                                             $_______

                                                              CUSIP NO.


                     WACHOVIA CREDIT CARD MASTER TRUST
                           CLASS B FLOATING RATE
                  ASSET BACKED CERTIFICATE, SERIES 1999-_

Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of MasterCard(R) and VISA(R)* credit card receivables generated or acquired by The First National Bank of Atlanta and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

                     (Not an interest in or obligation of
                      The First National Bank of Atlanta
                          or any Affiliate thereof.)



            This certifies that CEDE & CO. (the "Class B
Certificateholder") is the registered owner of an Undivided Interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created and arising in connection with selected MasterCard and VISA credit card accounts (the "Accounts") of The First National Bank of Atlanta, a national banking association, all monies due or to become due in payment of the Receivables (including all Finance Charge Receivables and recoveries on any charged-off Receivables), the right to certain amounts received as Intercharge and the Collateral Interest, all proceeds of the foregoing and the other assets and interests constituting the Trust pursuant to an Amended and Restated Pooling and Servicing Agreement dated as of June 4, 1999 as supplemented by the Series 1999-_ Supplement dated as of , 1999 (collectively, as amended from time to time, the "Pooling and Servicing Agreement"), by and between The First National Bank of Atlanta, as Transferor (the "Transferor") and as Servicer (the "Servicer"), and The Bank of New York (Delaware), as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned to them in the Pooling and Servicing Agreement.

            The Series 1999-_ Certificates are issued in two classes, the Class A Certificates and the Class B Certificates (of which this certificate is one), which are subordinated to the Class A Certificates in certain rights of payment as described herein and in the Pooling and Servicing Agreement.

            The Transferor has structured the Pooling and Servicing Agreement and the Series 1999-_ Certificates with the intention that the Series 1999-_ Certificates will qualify under applicable tax law as indebtedness, and each of the Transferor, the Holder of the Transferor Certificate, the Servicer and each Series 1999-_ Certificateholder (or Series 1999-_ Certificate Owner) by acceptance of its Series 1999-_ Certificate (or in the case of a Series 1999-_ Certificate Owner, by virtue of such Series 1999-_ Certificate Owner's acquisition of a beneficial interest therein), agrees to treat and to take no action inconsistent with the treatment of the Series 1999-_ Certificates (or any beneficial interest therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by


-----------
* MasterCard(R) and VISA(R) are federally registered service marks of MasterCard International Inc. and of Visa U.S.A., Inc., respectively.


income. Each Series 1999-_ Certificateholder agrees that it will cause any Series 1999-_ Certificate Owner acquiring an interest in a Series 1999-_ Certificate through it to comply with the Pooling and Servicing Agreement as to treatment of the Series 1999-_ Certificates as indebtedness for certain tax purposes.

            This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Class B Certificateholder by virtue of the acceptance hereof assents and by which the Class B Certificateholder is bound. This Class B Certificate is one of a duly authorized Series of Investor Certificates entitled "Wachovia Credit Card Master Trust Class B Floating Rate Asset Backed Certificates, Series 1999-_" (the "Class B Certificates"), each of which represents an Undivided Interest in the Trust, including the right to receive the Collections and other amounts allocated to the Class B Certificates at the times and in the amounts specified in the Pooling and Servicing Agreement and to be deposited in the Investor Accounts, the Principal Funding Account and the Reserve Account or paid to the Class B Certificateholders.

            Also issued under the Pooling and Servicing Agreement are the "Wachovia Credit Card Master Trust Class A Floating Rate Asset Backed Certificates, Series 1999-_" (the "Class A Certificates"), which represent an Undivided Interest in the Trust, and the "Wachovia Credit Card Master Trust Collateral Interest, Series 1999-_" (the "Collateral Interest" and, collectively with the Class A Certificates and the Class B Certificates, the "Investor Certificates"), which is an undivided interest in the Trust subordinated to the Class A Certificates and Class B Certificates. The subordination of the Collateral Interest to the Class B Certificates shall constitute the Credit Enhancement for the Class B Certificates. The Class B Certificates are subordinated to the Class A Certificates.

            The aggregate interest represented by the Class A Certificates and the Class B Certificates at any time in the Principal Receivables in the Trust shall not exceed an amount equal to the Class A Investor Interest and the Class B Investor Interest, respectively, at such time. As of the
Closing Date, the Class A Initial Investor Interest is $    , the Class B
Initial Investor Interest is $   and the Collateral Initial Interest is $
     . The Class B Investor Interest on any date of determination will be an amount equal to (a) the Class B Initial Investor Interest minus (b) the aggregate amount of payments of principal made to the Class B Certificateholders prior to such date of determination, minus (c) the aggregate amount of Class B Investor Charge-Offs pursuant to subsection 4.10(b) of the Pooling and Servicing Agreement, minus (d) the amount of Reallocated Class B Principal Collections allocated pursuant to subsection 4.12(a) for which the Collateral Interest has not been reduced, minus (e) an amount equal to the amount by which the Class B Investor Interest has been reduced pursuant to subsection 4.10(a) and plus (f) the aggregate amount of Excess Spread allocated and available pursuant to subsection 4.11(d) for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

            The Class B Investor Interest together with the Class A Investor Interest and the aggregate interest represented by the Collateral Interest in the Principal Receivables in the Trust are sometimes collectively referred to herein as the "Investor Interest."

            In addition to the Class A Certificates, the Class B Certificates and the Collateral Interest, a Transferor Certificate representing an undivided interest in the Trust will be issued to the Transferor pursuant to the Pooling and Servicing Agreement. The Transferor Certificate will represent the interest in the Principal Receivables not represented by all of the Series of Investor Certificates issued by the Trust. The Transferor Certificate may be exchanged by the Transferor pursuant to the Pooling and Servicing Agreement for a newly issued Series of Investor Certificates and a reissued Transferor Certificate upon the conditions set forth in the Pooling and Servicing Agreement.

            Interest will accrue on the Class B Certificates from the Closing Date through , 1999, from , 1999, through , 1999 and with respect to each Interest Period thereafter, at the rate of LIBOR plus % per annum, as more specifically set forth in the Pooling and Servicing Agreement (the "Class B Certificate Rate"), and will be distributed on , 1999 and on the 15th day of each calendar month thereafter, or if such day is not a Business Day, on the next succeeding Business Day (a "Distribution Date"), to the Class B Certificateholders of record as of the last Business Day of the calendar month preceding such Distribution Date (the "Record Date"). During the Rapid Amortization Period, in addition to Class B Monthly Interest, following payment in full of the Class A Investor Interest, Class B Monthly Principal will be distributed to the Class B Certificateholder on each Distribution Date until the Class B Investor Interest has been paid in full. With respect to the Controlled Accumulated Period following payment in full of the Class A Investor Interest, Class B Monthly Principal will be distributed to the Class B Certificateholders on the Distribution Date (the "Class B Scheduled Payment Date"), unless distributed earlier as a result of the occurrence of a Pay Out Event in accordance with the Pooling and Servicing Agreement.

            On or before each Transfer Date, the Servicer shall instruct the Trustee in writing to withdraw and the Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date, from the Finance Charge Account to the extent of funds on deposit therein (i) Collections of Finance Charge Receivables processed as of the end of the preceding Monthly Period which have been allocated to the Series 1999-_ Certificates, (ii) with respect to the Class A Certificates, from other amounts constituting Class A Available Funds, and (iii) with respect to the Class B Certificates, from other amounts constituting Class B Available Funds, the following amounts: (x) amounts up to the Class A Monthly Interest; (y) an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class B Certificate Rate for such Interest Period and (ii) the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period ("Class B Monthly Interest"), provided, however, that with respect to the first Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the Class B Initial Investor Interest at the applicable Class A Certificate Rate for the period from the Closing Date through , 1999 and the period from , 1999 through , 1999; and (z) amounts up to the Collateral Monthly Interest, in the actual amounts and manner described in the Pooling and Servicing Agreement.

            On each Transfer Date, the Trustee shall apply the Class A Available Funds withdrawn from the Finance Charge Account, as required by the Pooling and Servicing Agreement, in the following order of priority:
(i) an amount equal to the Class A Monthly Interest for such Transfer Date, plus the amount of any Class A Deficiency Amount for such Transfer Date, plus the amount of any Class A Additional Interest for such Transfer Date,
(ii) an amount equal to the Class A Servicing Fee for such Transfer Date plus the amount of any Class A Servicing Fee due but not paid on any prior Transfer Date and (iii) an amount equal to the Class A Investor Default Amount, if any, for the preceding Monthly Period. The Trustee on each Transfer Date shall apply the Class B Available Funds withdrawn from the Finance Charge Account, as required by the Pooling and Servicing Agreement, in the following order of priority: (i) the Class B Monthly Interest for such Transfer Date, plus the amount of any Class B Deficiency Amount for such Transfer Date, plus the amount of any Class B Additional Interest for such Transfer Date, and (ii) the Class B Servicing Fee for such Transfer Date plus the amount of any Class B Servicing Fee due but not paid on any prior Transfer Date. The balance of the amount withdrawn from the Finance Charge Account allocable to the Series 1999-_ Certificates, if any, after giving effect to the applications above (and, in certain circumstances, payments in respect of the Collateral Interest Servicing Fee) shall constitute "Excess Spread."

            On or before the Transfer Date immediately succeeding the Monthly Period in which the Controlled Accumulated Period or the Rapid Amortization Period commences and on or before each Transfer Date thereafter, the Servicer shall instruct the Trustee in writing to withdraw, and the Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date from the Principal Account an amount equal to the Available Investor Principal Collections on deposit in the Principal Account and from such amounts, (A) deposit an amount equal to Class A Monthly Principal (i) during the Controlled Accumulation Period, into the Principal Funding Account, and (ii) during the Rapid Amortization Period, into the Distribution Account, (B) after the Class A Investor Interest has been paid in full, deposit an amount equal to Class B Monthly Principal into the Distribution Account, and (C) any remaining amounts in the Principal Account shall be used for payment of Collateral Monthly Principal.

            On the Class B Scheduled Payment Date or on each Distribution Date with respect to a Rapid Amortization Period, the Trustee shall pay from amounts on deposit in the Distribution Account an amount equal to the lesser of the Class B Investor Interest and the amount of Available Investor Principal Collections on deposit in the Distribution Account with respect to the related Monthly Period after payment of any Class A Monthly Principal, and after the Class B Investor Interest has been paid in full (after taking into account distributions to be made on the related Distribution Date), Available Investor Principal Collections shall be applied to the Collateral Interest as specified in the Pooling and Servicing Agreement.

            On each Distribution Date, the Trustee shall pay to the Class A Certificateholders and the Class B Certificateholders the amount deposited on the related Transfer Date into the Distribution Account in respect of Class A Monthly Interest and Class B Monthly Interest, respectively. On each Transfer Date, the Trustee shall pay to the Collateral Interest Holder the Collateral Monthly Interest, to the extent funds are available. Distributions with respect to this Series 1999-_ Certificate will be made by the Trustee by, except as otherwise provided in the Pooling and Servicing Agreement, check mailed to the address of each Series 1999-_ Certificateholder of record appearing in the Certificate Register and except for the final distribution in respect of this Series 1999-_ Certificate, without the presentation or surrender of this Series 1999-_ Certificate or the making of any notation thereon; provided, however, that with respect to Series 1999-_ Certificates registered in the name of the nominee of a Clearing Agency, distributions will be made in the form of immediately available funds.

            This Class B Certificate represents an interest in only the Wachovia Credit Card Master Trust. This Class B Certificate does not represent an obligation of, or an interest in, the Transferor or the Servicer, and neither the Series 1999-_ Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Series 1999-_ Certificate is limited in right of payment to certain collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

            The Transfer of this Class B Certificate shall be registered in the Certificate Register upon surrender of this agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Class B Certificateholder or such Class B Certificateholder's attorney-in-fact duly authorized in writing, and thereupon one or more new Class B Certificates of authorized denominations and for the same aggregate Undivided Interests will be issued to the designated transferee or transferees.

            The Servicer, the Trustee and the Transfer Agent and Registrar, and any agent of any of them, may treat the Person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and neither the Servicer, the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them or of any such agent shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

            The Pooling and Servicing Agreement provides that the right of the Series 1999-_ Certificateholders to receive payment from the Trust will terminate on the first Business Day following the Series 1999-_ Termination Date. Upon the termination of the Trust pursuant to Section 12.1 of the Pooling and Servicing Agreement, the Trustee shall assign and convey to the Holder of the Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds of such Receivables and Insurance Proceeds relating to such Receivables. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be prepared by the Servicer reasonably requested by the Holder of the Transferor Certificate to vest in such Holder all right, title and interest which the Trustee had in the Receivables.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Class B Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.


            IN WITNESS WHEREOF, The First National Bank of Atlanta has caused this Class B Certificate to be duly executed by a duly authorized officer.



                                          By: ____________________________
                                              Authorized Officer

Date:__________________



                Form of Trustee's Certificate of Authentication

                         CERTIFICATE OF AUTHENTICATION


            This is one of the Class B Certificates referred to in the within-mentioned Pooling and Servicing Agreement.


                                      THE BANK OF NEW YORK (Delaware),
                                             Trustee



                                      By:______________________________
                                              Authorized Signatory




                                                                   EXHIBIT B



           FORM OF MONTHLY PAYMENT INSTRUCTIONS AND NOTIFICATION
                               TO THE TRUSTEE
                      THE BANK OF NEW YORK (DELAWARE)
              WACHOVIA CREDIT CARD MASTER TRUST SERIES 1999-_
                 MONTHLY PERIOD ENDING __________ __, ____


Capitalized terms used in this notice have their respective meanings set forth in the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement as supplemented by the Series 1999-_ Supplement. This notice is delivered pursuant to Section 4.9.

      A) The First National Bank of Atlanta is the Servicer under the Pooling and Servicing Agreement.
      B)    The undersigned is a Servicing Officer.
      C) The date of this notice is on or before the related Transfer Date under the Pooling and Servicing Agreement.



I.    INSTRUCTION TO MAKE A WITHDRAWAL

Pursuant to Section 4.9, the Servicer does hereby instruct the Trustee (i) to make withdrawals from the Finance Charge Account, the Principal Account, the Principal Funding Account and the Distribution Account on ___________ __, ____, which date is a Transfer Date under the Pooling and Servicing Agreement, in aggregate amounts set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawals in accordance with accordance with subsection 3(a) of the Series 1999-_ Supplement and
Section 4.9 of the Pooling and Servicing Agreement:

A.    Pursuant to subsection 3(a) of the Series 1999-_ Supplement:

      1.    Servicer Interchange                                $____________

B.    Pursuant to subsection 4.9(a)(i):

      1.    Class A Monthly Interest at the Class A
            Certificate Rate on the Class A Investor Interest   $____________

      2.    Class A Deficiency Amount                           $____________

      3. Class A Additional Interest                            $____________

C.    Pursuant to subsection 4.9(a)(ii):

      1.    Class A Servicing Fee                               $____________

      2.    Accrued and unpaid Class A Servicing Fee            $____________

D.    Pursuant to subsection 4.9(a)(iii):

      1.    Class A Investor Default Amount                     $____________

E.    Pursuant to subsection 4.9(a)(iv):

      1.    Portion of Excess Spread from Class A Available
            Funds to be allocated and distributed as
            provided in Section 4.11                            $____________

F.    Pursuant to subsection 4.9(b)(i):

      1.    Class B Monthly Interest at the Class B
            Certificate Rate on the Class B Investor Interest   $____________

      2.    Class B Deficiency Amount                           $____________

      3.    Class B Additional Interest                         $____________

G.    Pursuant to subsection 4.9(b)(ii):

      1.    Class B Servicing Fee                               $____________

      2.    Accrued and unpaid Class B Servicing Fee            $____________

H.    Pursuant to subsection 4.9(b)(iii):

      1.    Portion of Excess Spread from Class B
            Available Funds to be allocated and
            distributed as provided in Section 4.11             $____________

I.    Pursuant to subsection 4.9(c)(i):

      1.    Collateral Interest Servicing Fee, if applicable    $____________

      2.    Accrued and unpaid Collateral Interest Servicing
            Fee, if applicable                                  $____________

J.    Pursuant to subsection 4.9(c)(ii):

      1.    Portion of Excess Spread from Collateral
            Available Funds to be allocated and distributed
            as provided in Section 4.11                         $____________

            Total                                               $
                                                                 ============

K.    Pursuant to subsection 4.9(d)(i):

      1.    Collateral Monthly Principal, if any, applied in
            accordance with the Loan Agreement                  $____________

L.    Pursuant to subsection 4.9(d)(ii):

      1.    Amount to be treated as Shared Principal
            Collections                                         $____________

M.    Pursuant to subsection 4.9(d)(iii):

      1.    Amount to be paid to the Holder of the Transferor
            Certificate                                         $____________

      2.    Amount to be deposited in the Excess Funding
            Account                                             $____________

N.    Pursuant to subsection 4.9(e)(i):

      1. Class A Monthly Principal                              $____________

O. Pursuant to subsection 4.9(e)(ii):

      1. Class B Monthly Principal                              $____________

P. Pursuant to subsection 4.9(e)(iii):

      1.    Collateral Monthly Principal to be applied in
            accordance with the Loan Agreement                  $____________

Q.    Pursuant to subsection 4.9(e)(iv):

      1.    Amount to be treated as Shared Principal
            Collections                                         $____________

R.    Pursuant to subsection 4.9(e)(v):

      1.    Amount to be paid to the Holder of the Transferor
            Certificate                                         $____________

      2.    Amount to be deposited in the Excess Funding
            Account                                             $____________

            Total                                               $____________

S.    Pursuant to subsection 4.9(f):

      1.    Amount to be withdrawn from the Principal Funding
            Account and deposited into the Distribution
            Account

                                                                $____________


II.   INSTRUCTION TO MAKE CERTAIN PAYMENTS

Pursuant to Section 4.9, the Servicer does hereby instruct the Trustee to pay in accordance with Section 5.1 from the Distribution Account on __________ __, ____, which date is a Distribution Date under the Pooling and Servicing Agreement, amounts so deposited in the Distribution Account pursuant to Section 4.9 as set forth below:

A.    Pursuant to subsection 4.9(g):

      1.    Amount to be distributed to Class A
            Certificateholders                                  $____________

      2.    Amount to be distributed to Class B
            Certificateholders                                  $____________

B.    Pursuant to subsection 4.9(h)(i):

      1.    Amount to be distributed to the Class A
            Certificateholders                                  $_____________

C.    Pursuant to subsection 4.9(h)(ii):

      1.    Amount to be distributed to the Class B
            Certificateholders
                                                                $____________

III.  APPLICATION OF EXCESS SPREAD

Pursuant to Section 4.11, the Servicer does hereby instruct the Trustee to apply the Excess Spread with respect to the related Monthly Period and to make the following distributions in the following priority:

A.    The amount equal to the Class A
      Required Amount, if any, which will be
      used to fund the Class A Required
      Amount and be applied in accordance
      with, and in the priority set forth in,
      subsection 4.9(a)                                         $___________

B.    The amount equal to the aggregate
      amount of Class A Investor Charge-Offs
      which have not been previously
      reimbursed which will be treated as a
      portion of Investor Principal
      Collections and deposited into the
      Principal Account on such Transfer Date                   $____________

C.    The amount equal to the Class B
      Required Amount, if any, which will be
      used to fund the Class B Required
      Amount and be applied first in
      accordance with, and in the priority
      set forth in, subsection 4.9(b) and
      then any amount available to pay the
      Class B Investor Default Amount shall
      be treated as a portion of Investor
      Principal Collections and deposited
      into the Principal Account                                $____________


D.    The amount equal to the aggregate
      amount by which the Class B Investor
      Interest has been reduced below the
      initial Class B Investor Interest for
      reasons other than the payment of
      principal to the Class B
      Certificateholders (but not in excess
      of the aggregate amount of such
      reductions which have not been
      previously reimbursed) which will be
      treated as a portion of Investor
      Principal Collections and deposited
      into the Principal Account                                $___________

E.    The amount equal to the Collateral
      Monthly Interest plus the amount of any
      past due Collateral Monthly Interest
      which will be paid to the Collateral
      Interest Holder for application in
      accordance with the Loan Agreement                        $___________

F.    The amount equal to the aggregate
      amount of accrued but unpaid Collateral
      Interest Servicing Fees which will be
      paid to the Servicer if the Transferor
      an Affiliate thereof, The Bank of New
      York (Delaware) or an Affiliate thereof
      is the Servicer                                           $___________

G.    The amount equal to the Collateral
      Default Amount, if any, for the prior
      Monthly Period which will be treated as
      a portion of Investor Principal
      Collections and deposited into the
      Principal Account                                         $___________

H.    The amount equal to the aggregate
      amount by which the Collateral Interest
      has been reduced below the Required
      Collateral Interest for reasons other
      than the payment of principal to the
      Collateral Interest Holder (but not in
      excess of the aggregate amount of such
      reductions have not been previously
      reimbursed) will be treated as a
      portion of Investor Principal
      Collections and deposited into the
      Principal Account                                         $____________

I.    On each Transfer Date from and after
      the Reserve Account Funding Date, but
      prior to the date on which the Reserve
      Account terminates as described in
      subsection 4.16(f), the amount up to
      the excess, if any, of the Required
      Reserve Account Amount over the
      Available Reserve Account Amount which
      shall be deposited into the Reserve
      Account                                                   $___________

J.    The amount equal to the amounts
      determined to be payable to the
      Collateral Interest Holder for
      application pursuant to the Loan
      Agreement                                                 $___________

K.    The balance, if any, after giving
      effect to the payments made pursuant to
      subparagraphs (a) through (j) above
      which shall constitute "Shared Excess
      Finance Charge Collections" with
      respect to other Series in Group One.
                                                                $___________


IV.   REALLOCATED PRINCIPAL COLLECTIONS

Pursuant to Section 4.12, the Servicer does hereby instruct the Trustee to withdraw from the Principal Account and apply Reallocated Principal Collections pursuant to Section 4.12 with respect to the related Monthly Period in the following amounts:

A.    Reallocated Collateral Principal Collections              $_____________

B.    Reallocated Class B Principal Collections
                                                                $_____________

V.    ACCRUED AND UNPAID AMOUNTS

After giving effect to the withdrawals and transfers to be made in accordance with this notice, the following amounts will be accrued and unpaid with respect to all Monthly Periods preceding the current calendar month

A.    Subsection 4.9(a)(i) and (b)(i):

      1. The aggregate amount of the Class A Deficiency
         Amount                                                 $____________

      2. The aggregate amount of Class B Deficiency Amount      $____________

B.    Subsections 4.9(a)(ii) and (b)(ii):

      The aggregate amount of all accrued and unpaid Investor
      Monthly Servicing Fees                                    $_____________

C.    Section 4.10:

      The aggregate amount of all unreimbursed Investor
      Charge Offs                                               $_____________


            IN WITNESS WHEREOF, the undersigned has duly executed this certificate this ____ day of __________, ____.

                                        THE FIRST NATIONAL BANK OF ATLANTA,
                                        Servicer


                                        By:____________________________
                                           Name:
                                           Title:



                                                               EXHIBIT C




         FORM OF MONTHLY SERIES 1999-_ CERTIFICATEHOLDERS' STATEMENT


                   THE FIRST NATIONAL BANK OF ATLANTA
            ------------------------------------------------

                    WACHOVIA CREDIT CARD MASTER TRUST
            ------------------------------------------------


            The information which is required to be prepared with respect to the distribution date of ___________ __, ____ and with respect to the performance of the Trust during the related Monthly period.

            Capitalized terms used in this Statement have their respective meanings set forth in the Pooling and Servicing Agreement.

D. Information Regarding the Current Monthly Distribution (Stated on the Basis of $1,000 Original Certificate Principal Amount)

      1.    The amount of the current monthly
            distribution in respect of Class A
            Monthly Principal.................................$_________

      2.    The amount of the currently monthly
            distribution in respect of Class B
            Monthly Principal.................................$_________

      3.    The amount of the currently monthly
            distribution in respect of Collateral
            Monthly Principal.................................$_________

      4.    The amount of the currently monthly
            distribution in respect of Class A
            Monthly Interest..................................$_________

      5.    The amount of the currently monthly
            distribution in respect of Class A
            Deficiency Amounts................................$_________

      6.    The amount of the currently monthly
            distribution in respect of Class A
            Additional Interest...............................$_________

      7.    The amount of the currently monthly
            distribution in respect of Class B
            Monthly Interest..................................$_________

      8.    The amount of the currently monthly
            distribution in respect of Class B
            Deficiency Amounts................................$_________

      9.    The amount of the currently monthly
            distribution in respect of Class B
            Additional Interest...............................$_________

      10.   The amount of the currently monthly
            distribution in respect of Collateral
            Monthly Interest..................................$_________

      11.   The amount of the currently monthly
            distribution in respect of any
            accrued and unpaid Collateral
            Monthly Interest..................................$_________


E.    Information Regarding the Performance of the Trust

      1.    Collection of Principal Receivables

            (a) The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period which were allocated in respect of the Class A Certificates.................$_________

            (b) The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period which were allocated in respect of the Class B Certificates.................$_________

            (c) The aggregate amount of Collections of Principal Receivables processed during the related Monthly Period which were allocated in respect of the Collateral Interest..................$_________

      2.    Principal Receivables in the Trust

            (a)   The aggregate amount of
                  Principal Receivables in the
                  Trust as of the end of the
                  day on the last day of the
                  related Monthly Period......................$_________

            (b) The amount of Principal Receivables in the Trust represented by the Investor Interest of Series 1999-_ as of the end of the day on the last day of the related
                  Monthly Period..............................$_________

            (c) The amount of Principal Receivables in the Trust represented by the Series 1999-_ Adjusted Investor Interest as of the end of the day on the last day of the related Monthly Period..................$_________

            (d) The amount of Principal Receivables in the Trust represented by the Class A Investor Interest as of the end of the day on the last day of the related Monthly
                  Period......................................$_________

            (e)   The amount of Principal
                  Receivables in the Trust
                  represented by the Class A
                  Adjusted Investor Interest
                  as of the end of day on the
                  last day of the related Monthly
                  Period......................................$_________

            (f) The amount of Principal Receivables in the Trust represented by the Class B Investor Interest as of the end of the day on the last day of the related Monthly
                  Period......................................$_________

            (g) The amount of Principal Receivables in the Trust represented by the Collateral Interest as of the end of the date on the last day of the related Monthly Period..................$_________

            (h)   The Floating Investor Percentage
                  with respect to the related
                  Monthly Period..............................$_________

            (i)   The Class A Floating Allocation
                  with respect to the related
                  Monthly Period................................._____%

            (j)   The Class B Floating Allocation
                  with respect to the related
                  Monthly Period................................._____%

            (k)   The Collateral Floating Allocation
                  with respect to the related
                  Monthly Period................................._____%

            (l)   The Fixed Investor Percentage
                  with respect to the related
                  Monthly Period................................._____%

            (m)   The Class A Fixed Allocation
                  with  respect to the related
                  Monthly Period................................._____%

            (n)   The Class B Fixed Allocation
                  with respect to the related
                  Monthly Period................................._____%

            (o)   The Collateral Fixed Allocation
                  with respect to the related
                  Monthly Period................................._____%

      3.    Delinquent Balances

            The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Monthly Period:

                                          Aggregate        Percentage
                                           Account          of Total
                                           Balance         Receivables

            (a)  30 - 59 days:          $___________          ____%
            (b)  60 - 89 days:          $___________          ____%
            (c)  90 - or more days:     $___________          ____%
                             Total:     $___________          ____%

      4.    Investor Default Amount

            (a)   The Aggregate Investor Default
                  Amount for the related Monthly
                  Period......................................$_________

            (b)   The Class A Investor Default
                  Amount for the related Monthly
                  Period......................................$_________

            (c)   The Class B Investor Default
                  Amount for the related Monthly
                  Period......................................$_________

            (d)   The Collateral Default Amount
                  for the related Monthly Period..............$_________

      5.    Investor Charge Offs

            (a)   The aggregate amount of
                  Class A Investor Charge-Offs
                  for the related Monthly Period..............$_________

            (b) The aggregate amount of Class A Investor Charge-Offs set forth in 5(a) above per $1,000 of original Certificate principal amount............................$_________

            (c)   The aggregate amount of Class B
                  Investor Charge-Offs for the re-
                  lated Monthly Period........................$_________

            (d) The aggregate amount of Class B Investor Charge-Offs set forth in 5(c) above per $1,000 of original certificate principal amount......................................$_________

            (e)   The aggregate amount of
                  Collateral Charge-Offs for the
                  related Monthly Period......................$_________

            (f) The aggregate amount of Collateral Charge-Offs set forth in 5(e) above per $1,000 of original certificate principal amount......................................$_________

            (g) The aggregate amount of Class A Investor Charge-Offs reimbursed on the Transfer Date immediately preceding this Distribution Date............$_________

            (h) The aggregate amount of Class A Investor Charge-Offs set forth in 5(g) above per $1,000 original certificate principal amount reimbursed on the Transfer Date immediately preceding this
                  Distribution Date...........................$_________

            (i) The aggregate amount of Class B Investor Charge-Offs reimbursed on the Transfer Date immediately preceding this Distribution Date............$_________

            (j) The aggregate amount of Class B Investor Charge-Offs set forth in 5(i) above per $1,000 original certificate principal amount reimbursed on the Transfer Date immediately preceding this
                  Distribution Date...........................$_________

            (k)   The aggregate amount of
                  Collateral Charge-Offs reimbursed
                  on the Transfer Date immediately
                  preceding this Distribution Date............$_________

            (l)   The aggregate amount of Collateral Charge-Offs
                  set forth in 5(k) above per $1,000 original
                  certificate principal amount reimbursed on
                  the Transfer Date immediately preceding
                  Distribution Date...........................$_________

      6.    Investor Servicing Fee

            (a)   The amount of the Class A
                  Servicing Fee payable by the
                  Trust to the Servicer for
                  the related Monthly Period..................$_________

            (b)   The amount of the Class B
                  Servicing Fee payable by the
                  Trust to the Servicer for
                  the related Monthly Period..................$_________

            (c)   The amount of the Collateral
                  Interest Servicing Fee payable
                  by the Trust to the Servicer for
                  the related Monthly Period..................$_________

      7.    Reallocations

            (a)   The amount of Reallocated
                  Collateral Principal
                  Collections with respect to
                  this Distribution Date......................$_________

            (b)   The amount of Reallocated Class B Principal
                  Collections with respect to this Distri-
                  bution Date.................................$_________

            (c)   The Collateral Interest as
                  of the close of business on
                  this Distribution Date......................$_________

            (d)   The Class B Investor Interest
                  as of the close of business
                  on this Distribution Date...................$_________

      8.    Collection of Finance Charge Receivables

            (a) The aggregate amount of Collections of Finance Charge Receivables processed during the related Monthly Period which were allocated in respect of the
                  Class A Certificate.........................$_________

            (b) The aggregate amount of Collections of Finance Charge Receivables processed during the related Monthly Period which were allocated in respect of the Class B Certificates....................$_________

            (c) The aggregate amount of Collections of Finance Charge Receivables processed during the related Monthly Period which were allocated in respect of the Collateral Interest.....................$_________

      9.    Principal Funding Amount

            (a)   The principal amount on
                  deposit in the Principal
                  Funding Accounted on the
                  related Transfer Date.......................$_________

            (b)   The Accumulation Shortfall
                  with respect to the related
                  Monthly Period..............................$_________

            (c)   The Principal Funding In-
                  vestment Proceeds deposited
                  in the Finance Charge Account
                  on the related Transfer Date................$_________

            (d)   The amount of all or the portion
                  of the Reserve Draw Amount deposited
                  in the Finance Charge Account on the
                  related Transfer Date from
                  the Reserve Account.........................$_________

      10.   Reserve Draw Amount...............................$_________

      11.   Available Funds

            (a)   The amount of Class A
                  Available Funds on deposit
                  in the Finance Charge Account
                  on the related Transfer Date................$_________

            (b)   The amount of Class B
                  Available Funds on deposit
                  in the Finance Charge Account
                  on the related Transfer Date................$_________

            (c)   The amount of Collateral
                  Available Funds on deposit in
                  the Finance Charge Account on
                  the related Transfer Date...................$_________

      12.   Portfolio Yield

            (a)   The Portfolio Yield for the
                  related Monthly Period..........................____%

            (b)   The Portfolio Adjusted Yield
                  for the related Monthly Period..................____%

F.    Floating Rate Determinations

      1.    LIBOR for the Interest Period
            ending on this Distribution Date......................____%

                          THE FIRST NATIONAL BANK
                                      OF ATLANTA
                                      Servicer



                                    By: __________________________
                                        Name:
                                        Title:



                                                   SCHEDULE TO EXHIBIT C


               SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                MONTHLY PERIOD ENDING _________ __, ____
                   THE FIRST NATIONAL BANK OF ATLANTA
             WACHOVIA CREDIT CARD MASTER TRUST SERIES 1999-_


1.    The aggregate amount of the Investor
      Percentage of Collections of Principal
      Receivables.............................................$_________

2.    The aggregate amount of the Investor
      Percentage of Collections of Finance
      Charge Receivables (excluding Interchange)..............$_________

3.    The aggregate amount of the Investor
      Percentage of Interchange...............................$_________

4.    The aggregate amount of Servicer
      Interchange.............................................$_________

5.    The aggregate amount of funds on de-
      posit in Finance Charge Account
      allocable to the Series 1999-_
      Certificates............................................$_________

6.    The aggregate amount of funds on
      deposit in the Principal Account
      allocable to the Series 1999-_
      Certificates............................................$_________

7.    The aggregate amount of fund on
      deposit in the Principal Funding
      Account allocable to the Series 1999-_
      Certificates............................................$_________

8.    The aggregate amount to be withdrawn
      from the Finance Charge Account and
      paid in accordance with the Loan
      Agreement pursuant to Section 4.11......................$_________

9.    The excess, if any, of the Required
      Collateral Interest over the sum of the
      Collateral Interest.....................................$_________

10.   The Collateral Interest on the Transfer
      Date of the current calendar month, after
      giving effect to the deposits and withdrawals
      on such Transfer Date is
      equal to................................................$_________

11.   The amount of Monthly Interest,
      Deficiency Amounts and Additional
      Interest payable to the

      (i) Class A Certificateholders..........................$_________

      (ii) Class B Certificateholders.........................$_________

      (iii) Collateral Interest Holder........................$_________

12.   The amount of principal payable to the

      (i) Class A Certificateholders..........................$_________

      (ii) Class B Certificateholders.........................$_________

      (iii) Collateral Interest Holder........................$_________

13.   The sum of all amounts payable to the

      (i) Class A Certificateholders..........................$_________

      (ii) Class B Certificateholders.........................$_________

      (iii) Collateral Interest Holder........................$_________

14. To the knowledge of the undersigned, no Series 1999-_ Pay Out Event or Trust Pay Out Event has occurred except as described below:

            None



            IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this ___th day of ______________, ____.

                          THE FIRST NATIONAL BANK OF ATLANTA
                                      Servicer


                                    By: __________________________
                                        Name:
                                        Title:



                                                             Exhibit 5.1



            [Letterhead of Richards, Layton & Finger, P.A.]



July 12, 1999



The First National Bank of Atlanta d/b/a Wachovia Bank Card Services
77 Read's Way
New Castle Corporate Commons
New Castle, Delaware 19720

            Re:   Wachovia Credit Card Master Trust

Ladies and Gentlemen:

            We have acted as special Delaware counsel for The First National Bank of Atlanta d/b/a Wachovia Bank Card Services, a national banking association (the "Bank"), in connection with the proposed issuance and sale of series certificates (the "Certificates") by the Wachovia Credit Card Master Trust (the "Trust") pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of June 4, 1999 (the "Amended and Restated Pooling and Servicing Agreement"), by and between the Bank, as transferor and servicer, and The Bank of New York (Delaware), a Delaware banking corporation, as trustee, included as Exhibit 4.1 to the Amendment (as defined below), as to be supplemented from time to time by Supplements, a form of which is included as Exhibit 4.2 to the Amendment (as defined below) (a "Supplement") (the Amended and Restated Pooling and Servicing Agreement as to be supplemented by a Supplement is hereinafter referred to as the "Pooling and Servicing Agreement"). At your request, this opinion is being furnished to you.

            For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

            (a)   The Pooling and Servicing Agreement;

            (b) The Registration Statement (No. 333-79453) on Form S-3, as filed by the Bank with the Securities and Exchange Commission (the "SEC") on May 27, 1999 (the "Initial Registration Statement"), including a related preliminary prospectus (the "Prospectus"), as amended by Amendment No. 1 to the Initial Registration Statement, as proposed to be filed by the Bank with the SEC on or about July 12, 1999 (the "Amendment") (the Initial Registration Statement as amended by the Amendment is hereinafter referred to as the "Registration Statement"); and

            (c) A certificate of an officer of the Bank, dated July 12, 1999, certifying as to resolutions (the "Resolutions") adopted by the board of directors of the Bank authorizing the transactions contemplated by the Pooling and Servicing Agreement, including the issuance and sale of the Certificates.

            For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document not listed above that bears upon or is inconsistent with the opinions stated herein. We have conducted no factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

            For purposes of this opinion, we have assumed that, at the time of issuance and sale of the Certificates, (i) all documents examined by us will be duly authorized, executed and delivered by all parties thereto,
(ii) the Trust will be duly formed and validly existing under laws of the State of Delaware, (iii) the Bank will be a national banking association duly formed and validly existing in good standing under the laws of the United States of America, (iv) the Bank will have all necessary corporate power and authority to cause the issuance and sale of the Certificates, (v) the Bank will have taken all necessary corporate action to cause the issuance and sale of the Certificates, (vi) the issuance and sale of the Certificates, as the case may be, will not be contrary to any applicable law, rule, regulation or order, and (vii) in connection with the documents of which we have reviewed a form, all blanks contained in such documents will be properly and appropriately completed, and optional provisions included in such documents will be properly and appropriately selected, and as executed, such documents will conform with the forms of the documents reviewed by us.

            This opinion is limited to the laws of the State of Delaware and United States of America federal law, and we have not considered and express no opinion on the laws of any other jurisdiction. Our opinions are rendered only with respect to Delaware and United States of America federal laws and rules, regulations and orders thereunder which are currently in effect.

            Based upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that when issued and sold in accordance with the terms of the Pooling and Servicing Agreement, including when duly executed and authenticated by the trustee of the Trust in accordance with the terms of the Pooling and Servicing Agreement and issued and delivered against payment therefor, and assuming that authorized representatives of the Bank have taken all actions necessary to be taken by them under the Resolutions, the Certificates will be legally issued, fully paid and nonassessable and entitled to the benefits of the Pooling and Servicing Agreement.

            We understand that you will file this opinion with the SEC as an exhibit to the Registration Statement in connection with the filing by the Bank of the Registration Statement under the Securities Act of 1933, as amended. We hereby consent to the filing of this opinion with the SEC. This opinion is rendered solely for your benefit in connection with the foregoing. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder. Except as stated above, without our prior consent, this opinion may not be furnished or quoted to, relied upon by, any other person or entity for any purpose.

                                          Very truly yours,



MIL/JRS



                                                          Exhibit 8.1


      [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]





                                    July 12, 1999


The First National Bank of Atlanta
77 Read's Way
New Castle Corporate Commons
New Castle, Delaware  19720

            Re:   Amendment No. 1 to the Registration
                  Statement on Form S-3 of The First
                  National Bank of Atlanta relating to
                  Wachovia Credit Card Master Trust

Ladies and Gentlemen:

            In connection with the filing with the Securities and Exchange Commission contemporaneously herewith of Amendment No. 1 to the registration statement on Form S-3 (No. 333-79453) of The First National Bank of Atlanta relating to Wachovia Credit Card Master Trust (together with all amendments thereto, the "Registration Statement") to be established pursuant to a Pooling and Servicing Agreement and various Supplements thereto (each, a "Supplement") to be entered into from time to time (collectively, the "Agreement")(*) between The First National Bank of Atlanta, as transferor (in such capacity, the "Transferor"), and The Bank of New York (Delaware), as trustee (the "Trustee"), you have requested our opinion regarding certain descriptions of tax consequences contained in the form of prospectus (the "Prospectus") included in the Registration Statement.

--------
(*) All capitalized terms used below that are not otherwise defined have the same meaning as set forth in the Agreement.

            Our opinion is based on an examination of the form of the prospectus (the "Prospectus") included in the Registration Statement; the form of Agreement included in the Registration Statement; the agreement dated April 1, 1992 between the Transferor and Wachovia Bank of Georgia,
N.A., as amended; and such other documents as we have deemed material to the opinions set forth herein. Our opinion is also based upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations and interpretations on which our opinion is based are subject to changes, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the Internal Revenue Service.

            Based on the foregoing, we hereby confirm that the statements in the Prospectus under the headings "Certain U.S. Federal Income Tax Consequences," and "State and Local Taxation," subject to the qualifications set forth therein, accurately describe the material federal and Delaware income tax consequences to holders of the offered Certificates, under existing law and the assumptions stated therein.

      We also note that the Prospectus and the Agreement do not relate to a specific transaction. Accordingly, the above-referenced description of Federal and Delaware income tax consequences may require modification in the context of an actual transaction.

            We express no opinion with respect to the matters addressed in this letter other than as set forth above.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus.

                                    Very truly yours,